UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CUBIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
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(1)
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(2)
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March 26, 2021
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders of Cubic Corporation, a Delaware corporation (the “Company”), to be held on April 27, 2021 at 1:00 p.m. Eastern time. Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and other participants at the special meeting, the special meeting will be a virtual meeting of stockholders. You will be able to attend the virtual meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CUB2021SM. To participate in the meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the special meeting in person. For purposes of attendance at the special meeting, all references in the accompanying proxy statement to “present in person” or “in person” will mean virtually present at the special meeting.
The purpose of the meeting is to consider and vote on proposals relating to the proposed acquisition of the Company by Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), for $70.00 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement. Regardless of whether you plan to virtually attend the special meeting, we encourage you to vote your shares by mail, by telephone or through the Internet by following the procedures outlined below.
On February 7, 2021, the Company, Parent and Atlas Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), entered into an Agreement and Plan of Merger (as may be amended from time to time, the “merger agreement”). The merger agreement provides for, subject to the satisfaction or waiver of specified closing conditions, the acquisition of the Company by Parent at a price of $70.00 per share in cash, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement. Subject to the terms and conditions of the merger agreement, Sub will be merged with and into the Company (the “merger”), with the Company continuing as the surviving corporation in the merger. As a result of the merger, the Company will become a wholly owned subsidiary of Parent. At the special meeting, the Company will ask you to adopt the merger agreement.
At the effective time of the merger (the “effective time”), each share of common stock, no par value per share, of the Company (“Company common stock”) issued and outstanding immediately prior to the effective time (other than shares of Company common stock (i) that are held in the treasury of the Company, (ii) owned of record by the Company, (iii) owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party), (iv) that are beneficially held or owned of record by any subsidiary of the Company and (v) held by stockholders who have not voted in favor of, or consented to the adoption of, the merger agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to request appraisal of their shares) will be cancelled and automatically converted into the right to receive $70.00 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement.
The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.
The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of the Company and its stockholders, (ii) approved and declared fair and advisable the execution, delivery and performance of the merger agreement and related transaction documents and, subject to receiving the Company stockholder approval, the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, (iii) directed that the merger agreement be submitted to a vote of the stockholders of the Company to be adopted and (iv) resolved to recommend that the stockholders of the Company approve and adopt the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement and the other proposals set forth in the accompanying proxy statement.
On March 19, 2021, the Company received a proposal from Singapore Technologies Engineering, a Singapore-based company (“ST Engineering”), to acquire all of Cubic’s outstanding stock for $76.00 per share in cash (the “Current STE Proposal”), with ST Engineering’s sale of the Company’s mission and performance solutions segment (the “CMPS Business”) to affiliates of The Blackstone Group Inc. (“Blackstone”) immediately following the acquisition of the Company by ST Engineering. The Current STE Proposal is and remains subject to a number of factors and qualifications, including the completion of due diligence review of the Company by ST Engineering and Blackstone and the negotiation of definitive terms and transaction agreements for the acquisition of the Company and sale by ST Engineering of the CMPS Business. There is no guaranty or assurance that the Current STE Proposal will lead to a definitive agreement or that the transactions contemplated thereby would be successfully completed.
Following receipt of the Current STE Proposal, the Board determined that the Current STE Proposal is or would reasonably be expected to lead to a “superior proposal,” as that term is defined under the merger agreement, and to engage in discussions with ST Engineering to further evaluate the merits and risks of the transactions contemplated by the Current STE Proposal relative to the pending transaction with Parent and Sub. As of the date of this proxy statement, the Board is continuing to evaluate the Current STE Proposal and engage in discussions with ST Engineering.
Irrespective of the above, the Board (i) continues to unanimously recommend that the stockholders of the Company vote “FOR” the proposal to adopt the merger agreement with Parent and Sub and the other proposals set forth in the accompanying proxy statement and (ii) has not withheld, withdrawn, modified, amended, qualified or changed its recommendation that stockholders of the Company vote “FOR” the proposal to adopt the merger agreement, or agreed or announced an intention to do so.
In the event that, due to any material development with respect to the Current STE Proposal or the merger agreement, the Company determines this proxy statement requires amendment or supplement, then the Company will communicate the necessary information to the stockholders of the Company in a manner consistent with the Board’s fiduciary duties under applicable law and with the rules and regulations of the Securities Exchange Act of 1934, as amended. The means of such communication may include issuing a press release, filing additional soliciting materials with the SEC and/or distributing amended or supplemental proxy materials.
Your vote is important. Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement and other proposals set forth in the accompanying proxy statement is important, and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is adopted by stockholders holding at least a majority of the outstanding shares of Company common stock entitled to vote on such matter. The failure to vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
After reading the accompanying proxy statement, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from such bank, broker, trust or other nominee to vote your shares.
Thank you in advance for your continued support and your consideration of this matter.
Sincerely,
Bradley H. Feldmann
Chairman, President and Chief Executive Officer
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated March 26, 2021 and is being mailed to Company stockholders on or about March 26, 2021.

Cubic Corporation
9233 Balboa Avenue
San Diego, California 92123
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on April 27, 2021
To the Stockholders of Cubic Corporation:
A special meeting of the stockholders of Cubic Corporation, a Delaware corporation (which we refer to as the “Company”), will be held on April 27, 2021 at 1:00 p.m. Eastern time, for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 7, 2021 (as may be amended from time to time, the “merger agreement”), by and among the Company, Atlas CC Acquisition Corp., a Delaware corporation (which we refer to as “Parent”), and Atlas Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Sub”);

2.
To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers and that is based on, or otherwise relates to, the merger of Sub with and into the Company, as contemplated by the merger agreement (which we refer to as the “merger”); and

3.
To consider and vote on a proposal to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Stockholders of record at the close of business on March 18, 2021 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.
Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and other participants at the special meeting, the special meeting will be a virtual meeting of stockholders. You will be able to attend the virtual meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CUB2021SM. In order to participate in the meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the special meeting in person. For purposes of attendance at the special meeting, all references in the accompanying proxy statement to “present in person” or “in person” will mean virtually present at the special meeting.
For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.
The board of directors of the Company (which we refer to as the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of the Company and its stockholders, (ii) approved and declared fair and advisable the execution, delivery and performance of the merger agreement and related transaction documents, and, subject to receiving the Company stockholder approval, the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, (iii) directed that the merger agreement be submitted to a vote of the stockholders of the Company to be adopted and (iv) resolved to recommend that the stockholders of the Company approve and adopt the merger agreement.

The Board unanimously recommends that at the special meeting you vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to the Company’s named executive officers and that is based on, or otherwise relates to, the merger and “FOR” the proposal to adjourn the special meeting from time to time if necessary or appropriate, including to solicit additional proxies.
To assure that your shares are represented at the special meeting, regardless of whether you plan to attend the special meeting, please fill in your vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or through the Internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are voting by telephone or through the Internet, then your voting instructions must be received by 11:59 p.m. Eastern time on the day before the special meeting. If your shares are held in “street name” through a bank, broker, trust or other nominee, please instruct your bank, broker, trust or other nominee on how to vote your shares using the voting instructions furnished by your bank, broker, trust or other nominee as soon as possible. Your proxy is being solicited by the Board.
If you have any questions about the merger or how to submit your proxy, or if you need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Morrow Sodali LLC (which we refer to as “Morrow Sodali”), in writing at 509 Madison Avenue, Suite 1206, New York, New York 10022, by toll-free telephone at (800) 662-5200, or by email at CUB@investor.morrowsodali.com.
If you fail to return your proxy, vote by telephone or through the Internet or attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
By order of the Board,
Hilary L. Hageman
Senior Vice President, General Counsel and Corporate Secretary
San Diego, California
March 26, 2021
Please Vote — Your Vote is Important

Page
SUMMARY TERM SHEET	1
The Parties	1
The Merger	1
The Special Meeting	2
Stockholders Entitled to Vote; Vote Required for Approval	2
How to Vote	2
Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement	3
Opinion of J.P. Morgan	3
Opinion of Raymond James	4
Market Price and Dividend Data	4
Voting Agreement	4
Current STE Proposal and Related Board Determination that the Current STE Proposal Is or Would Reasonably Be Expected to Lead to a “Superior Proposal,” as That Term Is Defined Under the Merger Agreement	4
Certain Effects of the Merger	5
Consequences if the Merger is Not Completed	5
Treatment of Outstanding Equity Awards and Equity Plans	6
Interests of Directors and Executive Officers in the Merger	6
Conditions to the Merger	6
Regulatory Approvals	7
Financing of the Merger	7
Limited Guarantees	8
Restriction on Solicitation of Competing Proposals	8
Termination of the Merger Agreement	9
Termination Fees	10
Appraisal Rights	10
U.S. Federal Income Tax Consequences of the Merger	11
Where You Can Find More Information	11
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	12
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	20
PARTIES TO THE MERGER	22
Cubic Corporation	22
Atlas CC Acquisition Corp.	22
Atlas Merger Sub Inc.	22
THE SPECIAL MEETING	23
Date, Time and Place of the Special Meeting	23
Purpose of the Special Meeting	23
Recommendation of the Board	23
Record Date and Quorum	23
Vote Required for Approval	24
Effect of Abstentions and Broker Non-Votes	24

i

ii

iii

SUMMARY TERM SHEET
This summary term sheet highlights certain information in this proxy statement, but may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Cubic Corporation. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 130. Unless the context otherwise indicates, we refer to Cubic Corporation as “Cubic,” the “Company,” “we,” “us” or “our.”
The Parties
Cubic Corporation, a Delaware corporation, is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense command, control, communication, computers, intelligence, surveillance and reconnaissance, and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. The Company’s teams innovate to make a positive difference in people’s lives, simplify their daily journeys, and promote mission success and safety for those who serve their nation. The Company’s executive offices are located at 9233 Balboa Avenue, San Diego, California 92123, and its telephone number is (858) 277-6780.
Atlas CC Acquisition Corp., a Delaware corporation ( which we refer to as “Parent”), is an affiliate of The Veritas Capital Fund VII, L.P. (which we refer to as the “Veritas Sponsor”), formed on January 28, 2021, solely for the purpose of serving as the holding company for the Company upon completion of the merger (as defined below) and engaging in the transactions contemplated by the merger agreement (as defined below). Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation, activities undertaken in connection with Parent’s proposed acquisition of the Company and other transactions contemplated by the merger agreement. Parent’s principal executive offices are located at c/o Veritas Capital Fund Management, L.L.C., 9 West 57th Street, 32nd Floor, New York, New York 10019, and its telephone number is (212) 415-6700.
Atlas Merger Sub Inc., a Delaware corporation (which we refer to as “Sub”), is a wholly owned subsidiary of Parent, formed on January 28, 2021, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation, activities undertaken in connection with Parent’s proposed acquisition of the Company and other transactions contemplated by the merger agreement. Upon completion of the merger, Sub will have been merged with and into the Company, and Sub will cease to exist. Sub’s principal executive offices are located at c/o Veritas Capital Fund Management, L.L.C., 9 West 57th Street, 32nd Floor, New York, New York 10019, and its telephone number is (212) 415-6700.
The Merger
On February 7, 2021, the Company, Parent and Sub entered into an Agreement and Plan of Merger (as may be amended from time to time, the “merger agreement”).
Under the terms of the merger agreement, subject to the satisfaction or waiver of specified closing conditions, Sub will merge with and into the Company (which we refer to as the “merger”), whereupon the separate existence of Sub will cease and the Company will continue as the surviving corporation (which we refer to as the “surviving corporation”). Upon completion of the merger, the Company would become a wholly owned subsidiary of Parent.
At the effective time of the merger (which we refer to as the “effective time”), each share of common stock, no par value per share, of the Company (which we refer to as “Company common stock”) issued and outstanding immediately prior to the effective time (other than shares of Company common stock (i) that are held in the treasury of the Company, (ii) owned of record by the Company, (iii) owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party), (iv) that are beneficially held or owned of record by any subsidiary of the Company and (v) held by stockholders who have not voted in favor of, or consented to the adoption of, the merger agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law (which we refer to as the “DGCL”) concerning the right of holders of shares to request appraisal of their shares) will be cancelled and automatically converted into the right to receive $70.00 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement. The consideration to be paid by Parent in connection with the merger as described in this paragraph is referred to herein as the “merger consideration.” See the section entitled “The Agreement and Plan of Merger — Merger Consideration,” beginning on page 93, for additional information about the merger consideration.
Following the completion of the merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent.
The Special Meeting
The special meeting will be held virtually on April 27, 2021 at 1:00 p.m. Eastern time. At the special meeting, you will be asked to, among other things, vote for the proposal to adopt the merger agreement. See the section entitled “The Special Meeting,” beginning on page 23, for additional information on the special meeting, including how to vote your shares of Company common stock.
Stockholders Entitled to Vote; Vote Required for Approval
You may vote at the special meeting if you were a holder of record of shares of Company common stock as of the close of business on March 18, 2021, which is the record date for the special meeting (which we refer to as the “record date”). You will be entitled to one vote for each share of Company common stock that you owned on the record date. As of the record date, there were 31,752,933 shares of Company common stock issued and outstanding and entitled to vote at the special meeting. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on such matter in accordance with the DGCL (which we refer to as the “Company stockholder approval”).
How to Vote
Stockholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern time on the day before the special meeting.
If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Company common stock, your bank, broker, trust or other nominee will not be able to vote your shares on any of the proposals.
If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from such bank, broker or other holder of record authorizing you to vote at the special meeting.
YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Company common stock (which we refer to as a “stock certificate”) will be mailed to stockholders if the merger is approved.
For additional information regarding the procedure for delivering your proxy, see the sections entitled “The Special Meeting — How to Vote,” beginning on page 25, and “The Special Meeting — Solicitation of Proxies,” beginning on page 26. If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Morrow Sodali LLC (which we refer to as “Morrow Sodali”), in writing at 509 Madison Avenue, Suite 1206, New York, New York 10022, by toll-free telephone at (800) 662-5200, or by email at CUB@investor.morrowsodali.com.
Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement
After careful consideration, the Board unanimously declared the merger agreement and the transactions contemplated thereby, including the merger, to be fair to, advisable and in the best interests of the Company and its stockholders. Accordingly, the Board unanimously recommends that at the special meeting you vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, by a non-binding advisory vote, of compensation that may be paid or become payable to the Company’s named executive officers and that is based on, or otherwise relates to, the merger and “FOR” the proposal to adjourn the special meeting from time to time if necessary or appropriate, including to solicit additional proxies.
For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Merger — Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page 51. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that members of the Board and our executive officers have certain interests in the merger that may be in addition to, or different from, the interests of Company stockholders generally. See the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 74.
See the section entitled “Current STE Proposal and Related Board Determination that the Current STE Proposal Is or Would Reasonably Be Expected to Lead to a ‘Superior Proposal,’ as That Term Is Defined Under the Merger Agreement,” beginning on page 4, and “The Merger — Background of the Merger,” beginning on page 31, for more information on the pending proposal to acquire the Company by Singapore Technologies Engineering Ltd that was received by the Company and considered by the Board subsequent to the date the Company entered into the merger agreement.
Opinion of J.P. Morgan
Pursuant to an engagement letter, the Company retained J.P. Morgan Securities LLC (which we refer to as “J.P. Morgan”) as its financial advisor in connection with the proposed merger.
At a meeting of the Board on February 7, 2021, J.P. Morgan rendered its oral opinion (subsequently confirmed by delivery of its written opinion) to the Board (in its capacity as such) that, as of such date, and based upon and subject to the factors and assumptions set forth in its written opinion, the merger consideration to be paid to the holders of the Company common stock in the proposed merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan, dated February 7, 2021, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the written opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the consideration to be paid to the holders of the Company common stock in the proposed merger and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of the Company, or as to the underlying decision by the Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any Company stockholder as to how to vote with respect to the proposed merger or any other matter.
For more information, see the section entitled “The Merger — Opinion of J.P. Morgan,” beginning on page 57, and Annex B to this proxy statement.

Opinion of Raymond James
At the February 7, 2021 meeting of the Board, representatives of Raymond James & Associates, Inc. (which we refer to as “Raymond James”) rendered Raymond James’s oral opinion (which was subsequently confirmed in writing), as to the fairness, based upon market, economic, financial and other circumstances and conditions existing and disclosed to Raymond James as of February 5, 2021, from a financial point of view, to the holders of Company common stock (other than holders of Excluded Shares as defined in the Raymond James opinion) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the qualifications, assumptions, limitations, and other matters considered in connection with the preparation of its opinion.
The full text of the written opinion of Raymond James, dated February 7, 2021, which sets forth, among other things, the various qualifications, assumptions and limitations on the scope of the review undertaken, is attached as Annex C to this proxy statement. Raymond James provided its opinion for the information and assistance of the Board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger and its opinion only addresses whether the merger consideration to be received by the holders of Company common stock (other than holders of Excluded Shares as defined in the Raymond James opinion) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Raymond James did not address any other term or aspect of the merger agreement or the merger. The Raymond James opinion does not constitute a recommendation to the Board or any Company stockholder as to how the Board, such stockholder or any other person should vote or otherwise act with respect to the merger or any other matter.
For more information, see the section entitled “The Merger — Opinion of Raymond James,” beginning on page 64, and Annex C to this proxy statement.
Market Price and Dividend Data
Company common stock is traded on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “CUB.” On September 18, 2020, the last full trading day prior to the Company’s disclosure of third-party interest in potentially acquiring the Company, the closing price for Company common stock was $44.37. On February 5, 2021, the last full trading day prior to the public announcement of the entry into the merger agreement, the closing price for Company common stock was $63.29 per share. On March 25, 2021, the last full trading day prior to the date of this proxy statement, the closing price for Company common stock was $74.65 per share.
Voting Agreement
Elliott Associates, L.P. (which we refer to as “Elliott Associates”) and Elliott International, L.P. (which we refer to as “Elliott International” and, together with Elliott Associates, the “Elliott Sponsors” or the “specified stockholders”) have entered into a voting agreement with the Company (which we refer to as the “voting agreement”). Subject to its terms, the voting agreement obligates the specified stockholders to, among other things, vote shares subject to the voting agreement and owned by the specified stockholders in favor of the approval of the merger agreement and the merger and, subject to certain exceptions, not transfer any shares of Company common stock prior to the termination of the voting agreement. The voting agreement will terminate upon the earliest to occur of (i) the effective time, (ii) the termination of the merger agreement in accordance with its terms or (iii) the termination of the voting agreement by the mutual written consent of the parties thereto. As of the close of business on the record date, the specified stockholders in the aggregate beneficially owned approximately 1,500,000 shares, representing approximately 4.7% of the outstanding shares entitled to vote at the special meeting. See the section entitled “The Voting Agreement,” beginning on page 128, for further discussion of the terms of the voting agreement.
Current STE Proposal and Related Board Determination that the Current STE Proposal Is or Would Reasonably Be Expected to Lead to a “Superior Proposal,” as That Term Is Defined Under the Merger Agreement
On March 19, 2021, the Company received a proposal from Singapore Technologies Engineering Ltd, a Singapore-based company (“ST Engineering”), to acquire all of Cubic’s outstanding stock for $76.00 per share in cash (the “Current STE Proposal”), which is subject to certain qualifications, including as described below. The Current STE Proposal states that ST Engineering’s primary focus is on the Company’s transportation systems segment and that ST Engineering has partnered with affiliates of The Blackstone Group Inc. (“Blackstone”), who will acquire the Company’s mission performance and solutions segment (the “CMPS Business”) immediately following the acquisition of the Company by ST Engineering. The Current STE Proposal is and remains subject to a number of factors and qualifications, including the completion of due diligence review of the Company by ST Engineering and Blackstone, the negotiation of definitive terms and transaction agreements for the acquisition of the Company and sale by ST Engineering of the CMPS Business and the Board’s evaluation of the merits and risks of the Current STE Proposal, including if definitive documentation with respect to the Current STE Proposal is finalized, the merits and risks of the Current STE Proposal relative to the merger. In addition, the Current STE Proposal identified certain regulatory approvals in a number of jurisdictions that would have to be obtained in connection with both the acquisition of the outstanding Company common stock and the sale of the CMPS Business, including approval by the Committee on Foreign Investment in the United States (“CFIUS”). There is no guaranty or assurance that the Current STE Proposal will lead to a definitive agreement or that the transactions contemplated thereby would be successfully completed.
Following receipt of the Current STE Proposal, the Board determined that the Current STE Proposal is or would reasonably be expected to lead to a “superior proposal,” as that term is defined under the merger agreement. Under the merger agreement, if the Board makes such a determination in accordance with the applicable provisions therein (see “The Agreement and Plan of Merger — Restriction on Solicitation of Competing Proposals,” beginning on page 103), the Company is permitted to take certain actions, including engaging in discussions and negotiations regarding a “competing proposal,” as that term is defined under the merger agreement. The Board determined to engage in discussions with ST Engineering to permit ST Engineering and Blackstone to complete due diligence on the Company and the CMPS Business, respectively, to have the ability to negotiate terms and transaction agreements with ST Engineering and Blackstone and, if definitive documentation with respect to the Current STE Proposal is finalized, to further evaluate the merits and risks of the transactions contemplated by the Current STE Proposal relative to the merger, including the value offered to the Company’s stockholders, the expected completion timing of each transaction, and the regulatory and closing risks associated with each transaction. The Board is not making any recommendation with respect to the Current STE Proposal at this time.
The existence and receipt of the Current STE Proposal does not affect the Board’s recommendation regarding the transaction with Parent and Sub, and the Board (i) continues to unanimously recommend that the stockholders of the Company vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to the Company’s named executive officers and that is based on, or otherwise relates to, the merger and “FOR” the proposal to adjourn the special meeting from time to time if necessary or appropriate, including to solicit additional proxies, and (ii) has not withheld, withdrawn, modified, amended, qualified or changed its recommendation that stockholders of the Company vote “FOR” the proposal to adopt the merger agreement, or agreed or announced an intention to do so.
Certain Effects of the Merger
Upon completion of the merger, Sub will be merged with and into the Company upon the terms set forth in the merger agreement, whereby the separate corporate existence of Sub will thereupon cease and the Company will continue as the surviving corporation of the merger. The Company will continue to exist following the merger as a wholly owned subsidiary of Parent.
Following the completion of the merger, shares of Company common stock will no longer be traded on the NYSE or any other public market. In addition, the registration of shares of Company common stock under the Securities Exchange Act of 1934 (as amended, we refer to as the “Exchange Act”) will be terminated.
Consequences if the Merger is Not Completed
If the proposal to adopt the merger agreement does not receive the required approval from Company stockholders, or if the merger is not completed for any other reason, you will not receive any payment or consideration from Parent or Sub for your shares of Company common stock. Instead, the Company will remain a public company and Company common stock will continue to be listed and traded on the NYSE.
In addition, if the merger agreement is terminated under specified circumstances, the Company is required to pay Parent a termination fee of $45,454,304 (which we refer to as the “Company termination fee”). Upon termination of the merger agreement under certain specified circumstances, Parent is obligated to pay the Company a termination fee of $113,635,760 (which we refer to as the “Parent termination fee”). For additional information regarding the Company termination fee and the Parent termination fee, see the section entitled “The Agreement and Plan of Merger — Expenses; Termination Fees,” beginning on page 117.
Treatment of Outstanding Equity Awards and Equity Plans
Pursuant to the terms of the merger agreement:
•
Immediately prior to the effective time, each outstanding award of restricted stock units (which we refer to as “RSUs”) with respect to Company common stock (each such award, we refer to as an “RSU award”), including each award of performance-based RSUs, will be fully vested and cancelled, and each holder of a cancelled RSU award will be entitled to receive a payment in cash, without interest, equal to the product of (i) the number of RSUs subject to such RSU award multiplied by (ii) the merger consideration (which we refer to as the “RSU payments”), less any required tax withholding in accordance with the terms of the merger agreement. For purposes of calculating the RSU payments with respect an RSU award that is subject to performance-based vesting conditions, the number of RSUs deemed to have been earned will be equal to the target number of RSUs subject to such RSU award multiplied by the greater of (x) 100% and (y) the total stockholder return multiplier applicable to such RSU award (up to a maximum of 125% of the target number of RSUs), calculated as of the closing date of the merger (which we refer to as the “closing date”) and using the closing date as the applicable measurement date, in each case in accordance with the applicable terms of such RSU award in effect immediately prior to the effective time.

•
Immediately prior to the effective time, each issued and outstanding share of Company common stock that has been issued as restricted stock (each such share, we refer to as a “restricted share”) will be fully vested and cancelled, and each holder of a cancelled restricted share will be entitled to receive a payment in cash, without interest, equal to the merger consideration, less any required tax withholding in accordance with the terms of the merger agreement.

The merger agreement provides that (i) as of the effective time, the Company’s Amended and Restated 2015 Incentive Award Plan (which we refer to as the “equity incentive plan”) will be terminated and (ii) immediately prior to and effective as of the effective time, the Company’s Employee Stock Purchase Plan (which we refer to as the “ESPP”) will be terminated.
Interests of Directors and Executive Officers in the Merger
Members of the Board and the Company’s executive officers have various interests in the merger that may be in addition to, or different from, the interests of the Company stockholders generally. You should keep this in mind when considering the recommendation of the Board that you vote “FOR” the proposal to adopt the merger agreement. The members of the Board were aware of these interests and considered them at the time they approved the merger agreement and in making their recommendation that the Company stockholders vote “FOR” the proposal to adopt the merger agreement. See the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 74.
Conditions to the Merger
The Company’s, Parent’s and Sub’s respective obligations to complete the merger are subject to the satisfaction (or mutual waiver by each of Parent and the Company where permitted under applicable law) of the following conditions:
•
receipt of the affirmative vote of the Company stockholder approval;

•
any applicable waiting period (or any extensions thereof) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, we refer to as the “HSR Act”) having expired or terminated (which waiting period expired on March 15, 2021) and certain regulatory consents, filings or approvals having been obtained or made, or the applicable waiting periods having expired or been terminated, with respect to certain foreign competition and investment screening laws; and

•
no governmental entity of competent jurisdiction having issued, enacted, promulgated, adopted or entered any order or law that prohibits, makes illegal, void, enjoins or otherwise prevents the consummation of the merger.

The obligations of Parent and Sub to effect the merger are also subject to the satisfaction, or to the extent permitted by applicable law, waiver by Parent prior to the closing of the merger (which we refer to as the “closing”), of the following additional conditions:
•
subject to materiality qualifiers in certain instances, the accuracy of the representations and warranties of the Company contained in the merger agreement;

•
the Company having performed or complied with, in all material respects, all obligations and covenants as required by the merger agreement to be performed or complied with by the Company at or prior to the closing;

•
the absence of any effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company material adverse effect (as described in the section entitled “The Agreement and Plan of Merger — Representations and Warranties — Representations and Warranties of the Company,” beginning on page 97); and

•
Parent having received a certificate signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions described above.

The obligations of the Company to effect the merger are also subject to the satisfaction, or to the extent permitted by applicable law, waiver by the Company at or prior to the closing, of the following additional conditions:
•
subject to materiality qualifiers in certain instances, the accuracy of the representations and warranties of Parent and Sub contained in the merger agreement;

•
each of Parent and Sub having performed or complied with, in all material respects, all obligations and covenants as required by the merger agreement to be performed or complied with by Parent or Sub at or prior to the closing; and

•
the Company having received a certificate signed on behalf of Parent and Sub by an executive officer of each of Parent and Sub as to the satisfaction of the conditions described above.

Regulatory Approvals
Under the merger agreement, the respective obligations of the Company, Parent and Sub to complete the merger are subject to, among other things, (i) the expiration or termination of any applicable waiting period (and any extension thereof) applicable to the completion of the merger under the HSR Act, (ii) approval by the German Federal Cartel Office (Bundeskartellamt, which we refer to as the “FCO”), (iii) the receipt of certain consents or approvals under applicable investment screening laws and (iv) the absence of any order or law prohibiting, making illegal, voiding, enjoining or otherwise preventing the consummation of the merger. On March 11, 2021, the FCO provided antitrust clearance for the merger. On March 15, 2021, the applicable waiting period under the HSR Act expired. For a description of the Company’s and Parent’s respective obligations under the merger agreement with respect to regulatory approvals, see the section entitled “The Agreement and Plan of Merger — Efforts to Complete the Merger,” beginning on page 107.
Financing of the Merger
We anticipate that the total funds needed to complete the merger, including the funds needed to pay Company stockholders and holders of other equity-based awards the amounts due to them under the merger agreement, will be approximately $2.273 billion based upon the number of shares of Company common stock (and our other equity-based interests) outstanding as of March 5, 2021, and will be funded through a portion of the proceeds from up to $2,500 million of debt financing, provided by a syndicate of lenders, a portion of the proceeds from up to $250 million of preferred equity financing, provided by preferred equity investors, and a portion of the proceeds from up to $1,133 million of equity financing, provided by the Veritas Sponsor and the Elliott Sponsors. See the section entitled “The Merger — Financing of the Merger,” beginning on page 84.
Limited Guarantees
Concurrently with the execution of the merger agreement, each of the Veritas Sponsor and the Elliott Sponsors (which, collectively, we refer to as the “Sponsors”) delivered to the Company limited guarantees in favor of the Company (which we refer to as the “limited guarantees”). Pursuant to the limited guarantees, each Sponsor has guaranteed, based on its respective portion of the obligations set forth in each limited guarantee, the due and punctual payment to the Company of the Parent termination fee, any interest on the Parent termination fee and the reasonable costs and expenses incurred by the Company in any proceeding for collecting the Parent termination fee, and certain reimbursement and indemnification obligations specified in the merger agreement that may be owed by Parent pursuant to the merger agreement. For more information, see the section entitled “The Agreement and Plan of Merger — Limited Guarantees,” beginning on page 113.
Restriction on Solicitation of Competing Proposals
Until the earlier of the effective time and termination of the merger agreement (if any), the Company has agreed that it will not, and will cause its subsidiaries and the Company’s directors, officers and employees not to, and will use reasonable best efforts to cause the Company’s managers, agents, professional advisors (including investment bankers, accountants and legal counsel) and other advisors and representatives (which, together with any directors, officers and employees, we refer to as “representatives”) not to, directly or indirectly:
•
initiate, solicit, knowingly encourage or knowingly facilitate the submission of any competing proposal (as described in the section entitled “The Agreement and Plan of Merger — Restriction on Solicitation of Competing Proposals,” beginning on page 103);

•
furnish any non-public information regarding the Company or any subsidiary of the Company, or afford to any person access to the non-public business, properties, assets, books or records of the Company or any subsidiary of the Company, to any third party that the Company knows is seeking to make, or has made, a competing proposal in connection with such competing proposal;

•
enter into, engage in, continue or participate in any discussions or negotiations with any third party with respect to any competing proposal made by such third party, or otherwise knowingly cooperate with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any third party that the Company knows is seeking to make, or has made, a competing proposal in connection with such competing proposal;

•
approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into, any alternative acquisition agreement (as described in the section entitled “The Agreement and Plan of Merger — Restriction on Solicitation of Competing Proposals,” beginning on page 103); or

•
agree, propose or resolve to take, or take, any of the actions described above.

Notwithstanding the non-solicitation provisions described above, under certain limited circumstances and prior to the earlier of the receipt of the Company stockholder approval or the termination of the merger agreement, if the Company receives a competing proposal that did not result from a breach of the non-solicitation provisions described above (other than an immaterial and unintentional breach) and the Board determines in good faith that such proposal is or would be reasonably likely to lead to a superior proposal (as described in the section entitled “The Agreement and Plan of Merger — Restriction on Solicitation of Competing Proposals,” beginning on page 103) and the failure to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, then the Company can engage in discussions and negotiations with a person with respect to such competing proposal (as described in the section entitled “The Agreement and Plan of Merger — Restriction on Solicitation of Competing Proposals,” beginning on page 103).
The Board is required to recommend that the Company stockholders adopt the merger agreement and not change its recommendation or recommend other transactions (which, such recommendation, we refer to as the “Board recommendation”). However, at any time prior to the receipt of the Company stockholder approval, the Board or any committee thereof may change its recommendation in favor of the merger if a competing proposal that did not result from a breach of the non-solicitation provisions described above (other than an immaterial and unintentional breach) is made to the Company by a third party and the Board or any committee thereof determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, that such competing proposal constitutes or would reasonably be expected to lead to a superior proposal (as described in the section entitled “The Agreement and Plan of Merger — Restriction on Solicitation of Competing Proposals,” beginning on page 103) and that failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Board under applicable law. The Company is required to notify Parent of such determination, and Parent has three business days to match such superior proposal. If Parent does not match, prior to the stockholder meeting (as described in the section entitled “The Agreement and Plan of Merger — Obligations with Respect to this Proxy Statement and the Special Meeting,” beginning on page 109), the Company can terminate the merger agreement to accept the superior proposal and pay Parent the Company termination fee. Note that if the party making the competing proposal makes any material amendment to its proposal, Parent has another two business days to match the revised proposal.
The Board may also change its recommendation in response to certain other limited intervening events, as described in the section entitled “The Agreement and Plan of Merger — Obligations of the Board with Respect to Its Recommendation,” beginning on page 106.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time, whether before or after receipt of the Company stockholder approval, by either the Company or Parent:
•
by mutual written consent of Parent and the Company;

•
if the merger is not consummated on or before November 7, 2021 (which we refer to as the “outside date”), provided, however, that this right to terminate the merger agreement shall not be available to any party whose material breach of any of its representations, warranties, covenants or obligations under the merger agreement has been the proximate cause of, or primarily resulted in, the failure to consummate the merger by the outside date;

•
if the Company did not obtain the Company stockholder approval upon a vote taken at the stockholder meeting (as described in the section entitled “The Agreement and Plan of Merger — Obligations with Respect to this Proxy Statement and the Special Meeting,” beginning on page 109), including any adjournments or postponements thereof; or

•
if any governmental entity of competent jurisdiction issues, enacts, promulgates, adopts or enters any order or law that permanently enjoins, restrains, makes illegal or otherwise permanently prohibits the consummation of the merger, and such law or order becomes final and non-appealable, if applicable; provided that Parent or the Company, as the case may be, shall not be permitted to terminate the merger agreement if either Parent or Sub (in the case of termination by Parent) or the Company (in the case of termination by the Company) has failed in any material respect to comply with those provisions of the merger agreement described under “The Agreement and Plan of Merger — Efforts to Complete the Merger” or has breached its representations, warranties, covenants or obligations contained in the merger agreement and such failure or breach has been the proximate cause of, or primarily resulted in, such law or order.

In addition to the termination rights set forth above, the Company may also terminate the merger agreement:

•
if, at any time prior to the receipt of the Company stockholder approval, the Board or any committee thereof effects a Board recommendation change (as described in “The Agreement and Plan of Merger — Obligations of the Board with Respect to Its Recommendation,” beginning on page 106) in accordance with the terms of the merger agreement in order to accept a superior proposal and enter into an alternative acquisition agreement with respect thereto; but only if the Company has complied with its obligations under the merger agreement (other than any non-compliance that was both immaterial and unintentional), pays Parent the Company termination fee, and substantially concurrently with such termination enters into a definitive agreement to consummate such superior proposal;

•
if (i) Parent or Sub breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case such that an applicable condition to the merger described above would not be satisfied, (ii) the Company has delivered to Parent written notice of such breach or failure to perform, and (iii) either such breach or failure to perform is not capable of cure or, if curable, such breach or failure is not cured prior to the earlier of (A) 30 days following the date of delivery of such written notice to Parent and (B) the date that is three business days prior to the outside date; provided, however, that such right to terminate the merger agreement is not available if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case such that an applicable condition to the merger described above would not be satisfied; and

•
if (i) all of the applicable conditions to the merger described above (other than those conditions that by their nature are only capable of being satisfied at the closing date, provided, that such conditions would have been satisfied if the closing were to occur on such date) have been and continue to be satisfied or, to the extent permitted by applicable law, waived: (ii) if Parent and Sub have failed to close the merger on the date on which the closing is required to have occurred pursuant to the merger agreement and, thereafter, the Company has notified Parent in writing that the Company is ready, willing and able to consummate the closing on the date of such notice and throughout the immediately subsequent three-business day period; and (iii) Parent and Sub have failed to consummate the closing within three business days following the receipt of such written notice.

In addition to the termination rights set forth above, Parent may also terminate the merger agreement:
•
if, at any time prior to the Company’s receipt of the Company stockholder approval, the Company or the Board or any committee thereof effects a Board recommendation change; and

•
if (i) the Company breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case such that an applicable condition to the merger described above would not be satisfied, (ii) Parent has delivered to the Company written notice of such breach or failure to perform, and (iii) either such breach or failure to perform is not capable of cure or, if curable, such breach or failure is not cured prior to the earlier of (A) 30 days following the date of delivery of such written notice to the Company and (B) the date that is three business days prior to the outside date; provided, however, that such right to terminate the merger agreement is not available if Parent or Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case such that an applicable condition to the merger described above would not be satisfied.

Termination Fees
Upon termination of the merger agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $45,454,304. Upon termination of the merger agreement under certain specified circumstances, Parent will be obligated to pay the Company a termination fee of $113,635,760. For more information, see the section entitled “The Agreement and Plan of Merger —  Expenses; Termination Fees,” beginning on page 117.
Appraisal Rights
Under Delaware law, holders of shares of Company common stock are entitled to appraisal rights in connection with the merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL. A holder of Company common stock who properly seeks appraisal and complies with the applicable requirements under Delaware law, and does not thereafter lose his, her or its right to, or properly withdraw his, her or its demand for, appraisal rights (which we refer to as a “dissenting stockholder”) will forego the merger consideration and instead receive a cash payment equal to the fair value of his, her or its shares of Company common stock in connection with the merger. Fair value will be determined by the Court of Chancery of the State of Delaware (which we refer to as the “Court of Chancery”) following an appraisal proceeding. Dissenting stockholders will not know the appraised fair value at the time such holders must elect whether to seek appraisal. The ultimate amount dissenting stockholders receive in an appraisal proceeding may be more or less than, or the same as, the amount such holders would have received under the merger agreement. A detailed description of the appraisal rights available to holders of Company common stock and procedures required to exercise statutory appraisal rights is included in the section entitled “Appraisal Rights,” beginning on page 120.
To seek appraisal, a Company stockholder of record must deliver a written demand for appraisal to the Company before the vote on the merger agreement at the special meeting, not vote in favor of the proposal to adopt the merger agreement, continuously hold the shares of Company common stock through the effective time and otherwise comply with the procedures set forth in Section 262 of the DGCL. Failure to follow exactly the procedures specified under Delaware law may result in the loss of appraisal rights. Pursuant to Section 262 of the DGCL, assuming that immediately prior to the merger shares of Company common stock continue to be listed on the NYSE, the Court of Chancery will dismiss the appraisal proceedings as to all holders of shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal rights exceeds 1% of the outstanding shares of Company common stock eligible for appraisal, or (ii) the value of the merger consideration provided in the merger for such total number of shares exceeds $1,000,000.
U.S. Federal Income Tax Consequences of the Merger
The receipt of cash in exchange for shares of Company common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder (as described in the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger,” beginning on page 86) who receives cash in exchange for shares of Company common stock in the merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of Company common stock (that is, shares acquired for the same cost in a single transaction). You should refer to the discussion in the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger,” beginning on page 86, and consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the merger.
Where You Can Find More Information
You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of stockholders and the merger. These questions and answers do not address all questions that may be important to you as a Company stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement for additional information.
Q:
Why am I receiving this proxy statement?

A:
On February 7, 2021, the Company, Parent and Sub entered into the merger agreement. You are receiving this proxy statement in connection with the solicitation of proxies by the Company in favor of the proposal to adopt the merger agreement and the other proposals described in this proxy statement.

Q:
As a stockholder, what will I receive in the merger?

A:
At the effective time, except as described below, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares of Company common stock (i) that are held in the treasury of the Company, (ii) owned of record by the Company, (iii) owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party), (iv) that are beneficially held or owned of record by any subsidiary of the Company and (v) held by stockholders who have not voted in favor of, or consented to the adoption of, the merger agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the DGCL concerning the right of holders of shares to request appraisal of their shares) will be cancelled and cease to exist and will be automatically converted into the right to receive $70.00 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement.

The receipt of cash in exchange for shares of Company common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Please see the discussion in the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger,” beginning on page 86, for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.
Q:
What will happen to outstanding Company equity awards and the Company’s equity plans in the merger?

A:
For information regarding the treatment of outstanding Company equity awards and the Company’s equity plans, see the section entitled “The Agreement and Plan of Merger — Treatment of Outstanding Equity Awards and Equity Plans,” beginning on page 94.

Q:
When and where will the special meeting of stockholders be held?

A:
The special meeting of Company stockholders will be held on April 27, 2021, at 1:00 p.m. Eastern time. Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and other participants at the special meeting, the special meeting will be a virtual meeting of stockholders held via a live webcast. The virtual meeting will provide the same rights of a physical meeting. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/CUB2021SM, providing our stockholders with the opportunity for meaningful engagement with the Company. You will not be able to attend the special meeting in person.

Q:
How do I participate in the special meeting?

A:
To participate in the special meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the special meeting by visiting www.virtualshareholdermeeting.com/CUB2021SM. You will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. If you encounter any difficulties accessing the special meeting during the check-in or meeting time, please call the technical support number that will be posted on the special meeting log-in page.

Q:
Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a live meeting?

A:
The virtual meeting format for the special meeting will enable full and equal participation by all of our stockholders from any place in the world. We believe that holding the special meeting online will help support the health and well-being of our stockholders and other participants at the special meeting as we navigate the public health impact of COVID-19.

We designed the format of the virtual meeting to ensure that our stockholders who attend our special meeting will be afforded the same rights to participate as they would at a meeting attended physically and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:
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providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one question per stockholder unless time otherwise permits; and

•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or service issues, are not pertinent to meeting matters and therefore will not be answered at the special meeting.
Q:
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:
If you encounter any difficulties accessing the special meeting during the check-in time or during the meeting, please call the technical support number that will be posted on the special meeting log-in page. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

Q:
Who is entitled to vote at the special meeting?

A:
Only holders of record of Company common stock as of the close of business on March 18, 2021, the record date for the special meeting, are entitled to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of Company common stock that you held on the record date.

Q:
What proposals will be considered at the special meeting?

A:
At the special meeting, you will be asked to consider and vote on:

•
a proposal to adopt the merger agreement;

•
a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 75; and

•
a proposal to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:
What vote is required to approve each of the proposals?

A:
The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on such matter. Abstentions and failures to vote, including the failure of any stockholder that holds its shares in “street name” to instruct its bank, broker or other nominee how to vote its shares, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the shares having voting power, present in person or represented by proxy at the special meeting. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on the Company or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by Company stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved. The abstention from voting will have the same effect as a vote “AGAINST” the proposal. Any shares not present or represented by proxy (including due to the failure of a stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the proposal.
The approval of the proposal to adjourn the special meeting from time to time if necessary or appropriate requires the affirmative vote of a majority of the shares having voting power, present in person or represented by proxy at the special meeting. In addition, even if a quorum is not present at the special meeting, the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting may adjourn the meeting to another place, date or time. In each case, the abstention from voting will have the same effect as a vote “AGAINST” the proposal. Any shares not present or represented by proxy (including due to the failure of a stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the proposal.
Q:
How does the Board recommend that I vote on the proposals?

A:
Upon careful consideration, the Board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of the Company and its stockholders, and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the non-binding advisory merger-related compensation proposal and “FOR” the proposal to adjourn the special meeting from time to time if necessary or appropriate.

For a discussion of the factors the Board considered in determining to recommend the adoption of the merger agreement, please see the section entitled “The Merger — Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page 51. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that members of the Board and our executive officers have various interests in the merger that may be in addition to, or different from, the interests of Company stockholders generally. See the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 75.
Q:
Do I need to attend the special meeting?

A:
No. It is not necessary for you to attend the special meeting in order to vote your shares. You may vote by mail, by telephone or through the Internet, as described in more detail in the section entitled “The Special Meeting — How to Vote,” beginning on page 25.

Q:
Are there any requirements if I plan on attending the special meeting?

A:
If you wish to attend the special meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. Please note that if your shares of Company common stock are held in the name of a bank, broker, trust or other nominee, you are considered the “beneficial holder” of such shares held for you in what we refer to as “street name.” If you hold your shares in “street name,” you should instruct your bank, broker, trust or other nominee how to vote your shares on each proposal in accordance with your voting instruction card. Your bank, broker, trust or other nominee cannot vote on any of the proposals without your instructions.

Q:
How many shares need to be represented at the special meeting to constitute a quorum?

A:
The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals. As of the close of business on the record date, there were 31,752,933 shares of Company common stock outstanding. If you are a Company stockholder of record (i.e., your shares of Company common stock are registered in your name with the Company’s transfer agent) as of the close of business on the record date and you vote by mail, by telephone, through the Internet or in person at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of Company common stock (i.e., you hold your shares in the name of a bank, broker, trust or other nominee and these proxy materials are being forwarded to you by that entity) and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted as present in determining the presence of a quorum.

All shares of Company common stock held by stockholders that are present in person, or represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.
Q:
Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to the Company’s named executive officers and that is based on, or otherwise relates to, the merger?

A:
In accordance with the rules promulgated under Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger. Stockholder approval of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger is not required to consummate the merger. For additional information, see the section entitled “Proposal 2: Non-Binding Advisory Merger-Related Compensation Proposal,” beginning on page 29.

Q:
What will happen if Company stockholders do not approve the non-binding advisory merger-related compensation proposal?

A:
The vote to approve the non-binding advisory merger-related compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Approval of the non-binding advisory merger-related compensation proposal is not a condition to completion of the merger, and it is advisory in nature only, meaning that it will not be binding on the Company or Parent or any of their respective subsidiaries. Accordingly, if the merger agreement is adopted by the Company stockholders and the merger is completed, the compensation subject to the non-binding merger-related compensation proposal will be paid to our named executive officers even if the proposal is not approved.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your shares of Company common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of Company common stock that you owned on the record date.

Q:
How do I vote if I am a stockholder of record?

A:
You may vote by:

•
submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•
submitting your proxy by using the telephone number printed on each proxy card you receive;

•
submitting your proxy through the Internet voting instructions printed on each proxy card you receive; or

•
by attending the special meeting via the live webcast and voting electronically at the special meeting.

If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m. Eastern time on the day before the special meeting.
Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting to ensure that your shares of Company common stock are represented at the special meeting. If you vote in person at the special meeting, such vote will automatically revoke any proxy you previously submitted.
If you return your signed and dated proxy card, but do not mark the boxes showing how you wish to vote, your shares of Company common stock will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the approval of the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the special meeting from time to time if necessary or appropriate.
Q:
What if my shares of Company common stock are held for me in “street name” by a bank, broker, trust or other nominee; will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals without my direction?

A:
No. If your shares of Company common stock are held in “street name,” you are not the “stockholder of record” of such shares. If this is the case, this proxy statement has been forwarded to you by your bank, broker, trust or other nominee. You, as the beneficial holder, generally have the right to direct your bank, broker, trust or other nominee as to how to vote your shares of Company common stock. Your bank, broker, trust or other nominee will NOT have the power to vote your shares of Company common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Q:
What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:
Your bank, broker, trust or other nominee will NOT be able to vote your shares of Company common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers, trusts and other nominees have the discretion to vote your shares of Company common stock on routine matters if you fail to instruct your bank, broker, trust or other nominee on how to vote your shares of Company common stock with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers, trusts and other nominees therefore cannot vote on these proposals without your instructions. It is important that you instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options. You are invited to attend the special meeting even if you are not a stockholder of record; however, if you are not a stockholder of record, you may not vote your shares in person at the special meeting unless you obtain a legal proxy, executed in your favor, from such bank, broker or other holder of record authorizing you to vote at the special meeting.

Q:
May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:
Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to our Corporate Secretary at Cubic Corporation, 9233 Balboa Avenue, San Diego, California 92123. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the

Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of Company common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke or change your proxy.
“Street name” holders of shares of Company common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies. If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.
All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.
Q:
What does it mean if I receive more than one proxy card?

A:
If you receive more than one proxy card, it means that you hold shares of Company common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares of Company common stock are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or by telephone or through the Internet by using the different voter control numbers on each proxy card.

Q:
What happens if I sell or otherwise transfer my shares of Company common stock after the record date but before the special meeting? What happens if I sell or otherwise transfer my shares of Company common stock after the special meeting but before the effective time?

A:
The record date for the special meeting is earlier than the date of the special meeting and earlier than the expected date of the merger. If you own shares of Company common stock as of the close of business on the record date, but transfer your shares prior to the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares as of immediately prior to the effective time of the merger. If you sell or transfer your shares of Company common stock after the special meeting but before the effective time, the right to receive the merger consideration will pass to the person who holds your shares as of immediately prior to the effective time. In order to receive the merger consideration, you must hold your shares of Company common stock through the completion of the merger.

Even if you sell or otherwise transfer your shares of Company common stock after the record date, we encourage you to sign, date and return the enclosed proxy or submit your proxy to vote via the Internet or by telephone, or, if your shares are held in “street name” through a bank, broker, trust or other nominee, instruct your bank, broker, trust or other nominee on how to vote your shares using the instructions provided by your bank, broker, trust or other nominee.
Q:
May I exercise dissenters’ rights or rights of appraisal in connection with the merger?

A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, holders of record of Company common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Court of Chancery of the State of Delaware if the merger is completed. Appraisal rights will only be available to holders of shares of Company common stock who properly deliver, and do not properly withdraw, a written demand for an appraisal to the Company prior to the vote on the proposal to adopt the merger agreement at the special meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. For additional information, see the section entitled “Appraisal Rights,” beginning on page 120.
Q:
If I hold my shares in certificated form, should I send in my stock certificates now?

A:
No. Shortly after the merger is completed, stockholders holding certificated shares of Company common stock will be sent a letter of transmittal that includes detailed written instructions on how to return such stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:
Should I do anything with respect to my restricted share or RSU awards now?

A:
No. There is no need for you to do anything with respect to your Company restricted share or RSU awards at this time. Shortly after the merger is completed, your restricted share or RSU awards will either be automatically exchanged for the applicable consideration and paid through the Company’s payroll system, or you will receive further instructions regarding such exchange.

Q:
When is the merger expected to be completed?

A:
We and Parent are working toward completing the merger as quickly as possible. We currently anticipate that the merger will be completed during the second calendar quarter of 2021, subject to the receipt of required regulatory and governmental approvals and the satisfaction of other closing conditions, but we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived). For additional information, see the section entitled “The Agreement and Plan of Merger — Conditions to the Merger,” beginning on page 114.

Q:
What happens if the merger is not completed?

A:
If the proposal to adopt the merger agreement is not approved by the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter or if the merger is not completed for any other reason, you will not receive any consideration from Parent or Sub for your shares of Company common stock. Instead, the Company will remain a public company, and Company common stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. We expect that holders of shares of Company common stock would continue to be subject to the same risks to which they are currently subject with respect to their ownership of Company common stock. Under certain circumstances, if the merger is not completed, we may be obligated to pay Parent the Company termination fee. For additional information, see the section entitled “The Merger — Consequences if the Merger is Not Completed,” on page 81.

Q:
Who will count the votes?

A:
The votes will be counted by the inspector of elections appointed for the special meeting.

Q:
Where can I find the voting results of the special meeting?

A:
The Company intends to announce preliminary results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that the Company files with the SEC are publicly available when filed. See “Where You Can Find More Information,” beginning on page 133.

Q:
Where can I find more information about the Company?

A:
The Company files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page 133.

Q:
Who can help answer my questions?

A:
For additional questions about the merger, the special meeting, assistance in submitting proxies or voting shares of Company common stock, or additional copies of the proxy statement or the enclosed proxy card(s), please contact Morrow Sodali, our proxy solicitor:

509 Madison Avenue
Suite 1206
New York, NY 10022
Stockholders Call Toll Free: (800) 662-5200
Email: CUB@investor.morrowsodali.com
If your shares of Company common stock are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based upon management’s current expectations and speak only as of the date of this proxy statement. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation:
•
the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the receipt of stockholder and regulatory consents or approvals;

•
unanticipated difficulties or expenditures relating to the proposed merger;

•
legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors, executive officers and others following the announcement of the proposed merger;

•
disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

•
potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

•
the response of customers (including governmental entities), distributors, suppliers, business partners and regulators to the announcement of the proposed merger or the Current STE Proposal;

•
the impact of the COVID-19 outbreak or future epidemics on the Company’s business, including the potential for facility closures or work stoppages; supply chain disruptions; program delays; the Company’s ability to recover its costs under contracts; changing government funding and acquisition priorities and payment policies and regulations; and potential impacts to the fair value of the Company’s assets;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including in circumstances (such as terminating the merger agreement to accept a “superior proposal,” as that term is defined under the merger agreement) which would require the Company to pay a termination fee or other expenses;

•
risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed merger;

•
the effect of limitations that the merger agreement places on the Company’s ability to operate its business, return capital to stockholders or engage in alternative transactions;

•
the possibility that competing offers will be made by other third parties;

•
risks that the Company’s stock price may decline significantly if the proposed merger is not completed or is materially delayed;

•
the fact that, if the proposed merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of the Company’s current strategy as an independent public company;

•
risks related to obtaining the requisite consents to the proposed merger, including the timing and receipt of regulatory approvals from various governmental entities, as the case may be, including any conditions, limitations or restrictions placed on these approvals, and the risk that one or more governmental entities may deny approval or impose an order or injunction prohibiting the consummation of the merger; and

•
other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which was filed with the SEC on November 18, 2020, Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2020, which was filed with the SEC on January 28, 2021, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2020, which was filed with the SEC on February 8, 2021, and the Company’s Current Reports on Form 8-K filed with the SEC (see the section entitled “Where You Can Find More Information,” beginning on page 133).

Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on its behalf, you should not place undue reliance on any forward-looking statements.
Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for the Company to predict which factors will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PARTIES TO THE MERGER
Cubic Corporation
Cubic Corporation, a Delaware corporation, is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense command, control, communication, computers, intelligence, surveillance and reconnaissance, and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. The Company’s teams innovate to make a positive difference in people’s lives, simplify their daily journeys, and promote mission success and safety for those who serve their nation.
The Company became a publicly traded company in 1959. Shares of the Company common stock are listed on the NYSE and trade under the symbol “CUB.”
The Company’s executive offices are located at 9233 Balboa Avenue, San Diego, California 92123, and its telephone number is (858) 277-6780. The Company’s website address is www.cubic.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website in this proxy statement.
Additional information about the Company is contained in its public filings, which are incorporated by reference in this proxy statement. See the section entitled “Where You Can Find More Information,” beginning on page 133, for more information.
Atlas CC Acquisition Corp.
Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), is an affiliate of Veritas Sponsor, formed on January 28, 2021, solely for the purpose of serving as the holding company for the Company upon completion of the merger and engaging in the transactions contemplated by the merger agreement. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation, activities undertaken in connection with Parent’s proposed acquisition of the Company and other transactions contemplated by the merger agreement. Parent’s principal executive offices are located at c/o Veritas Capital Fund Management, L.L.C., 9 West 57th Street, 32nd Floor, New York, New York 10019, and its telephone number is (212) 415-6700.
Atlas Merger Sub Inc.
Atlas Merger Sub Inc., a Delaware corporation (“Sub”), is a wholly owned subsidiary of Parent, formed on January 28, 2021, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation, activities undertaken in connection with Parent’s proposed acquisition of the Company and other transactions contemplated by the merger agreement. Upon completion of the merger, Sub will have been merged with and into the Company, and Sub will cease to exist. Sub’s principal executive offices are located at c/o Veritas Capital Fund Management, L.L.C., 9 West 57th Street, 32nd Floor, New York, New York 10019, and its telephone number is (212) 415-6700.

THE SPECIAL MEETING
We are furnishing this proxy statement as part of the solicitation of proxies by the Company for use at the special meeting of the Company stockholders, any postponement thereof, and at any properly reconvened meeting following an adjournment of the special meeting.
Date, Time and Place of the Special Meeting
The special meeting is scheduled to be held on April 27, 2021 at 1:00 p.m. Eastern time. Due to the public health impact of the COVID-19 outbreak and to support the health and well-being of our stockholders and other participants at the special meeting, the special meeting will be a virtual meeting of stockholders. You will be able to attend the special meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CUB2021SM. In order to participate in the meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the special meeting in person.
Purpose of the Special Meeting
At the special meeting, Company stockholders of record will be asked to consider and vote on:
•
a proposal to adopt the merger agreement, pursuant to which, subject to the satisfaction or waiver of certain specified conditions, Sub will merge with and into the Company, with the Company continuing as the surviving corporation;

•
a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 75; and

•
a proposal to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Recommendation of the Board
The Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) determined that the Company’s entry into the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, are in the best interests of the Company and its stockholders, (ii) approved and declared fair and advisable the merger and the execution, delivery, and performance by the Company of the merger agreement and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, (iii) directed that the merger agreement be submitted to a vote of the stockholders of the Company to be adopted and (iv) subject to the conditions in the merger agreement, including receiving the Company stockholder approval, recommended the approval and adoption of the merger agreement by the stockholders of the Company. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement.
The Board also unanimously recommends a vote “FOR” the non-binding advisory merger-related compensation proposal and “FOR” the approval of the proposal to adjourn the special meeting from time to time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
Record Date and Quorum
Each holder of record of shares of Company common stock as of the close of business on March 18, 2021, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of Company common stock that you owned on the record date. If you sell or transfer your shares of Company common stock after the record date but before the special meeting, you will transfer the right to receive merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of Company common stock, but you will retain your right to vote those shares at the special meeting. As of the record date, there were 31,752,933 shares of Company common stock issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, via participation in the live webcast or by proxy, of the holders of 15,876,467 shares of Company common stock (a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting) constitutes a quorum for the special meeting.
If you are a Company stockholder of record and you vote by mail, by telephone or through the Internet or via participation in the live webcast of the special meeting, then your shares of Company common stock will be counted as part of the quorum. If you are a “street name” holder of shares of Company common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted as present in determining the presence of a quorum.
All shares of Company common stock held by stockholders of record that are present via participation in the live webcast or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.
Vote Required for Approval
The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on such matter.
The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the shares having voting power present at the live webcast or represented by proxy at the special meeting. The vote is advisory only and, therefore, is not binding on the Company or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by Company stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.
The approval of the proposal to adjourn the special meeting from time to time if necessary or appropriate requires the affirmative vote of a majority of the shares having voting power present at the live webcast or represented by proxy at the special meeting. In addition, even if a quorum is not present at the special meeting, the affirmative vote of a majority of the shares having voting power present at the live webcast or represented by proxy at the special meeting may adjourn the meeting to another place, date or time.
Effect of Abstentions and Broker Non-Votes
The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on such matter. Therefore, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the shares having voting power present at the live webcast or represented by proxy at the special meeting. Consequently, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.
The proposal to adjourn the special meeting from time to time if necessary or appropriate requires the affirmative vote of a majority of the shares having voting power present at the live webcast or represented by proxy at the special meeting. Consequently, the abstention from voting will have the same effect as a vote “AGAINST” the proposal. In addition, even if a quorum is not present at the special meeting, the affirmative vote of a majority of the shares having voting power present at the live webcast or represented by proxy at the special meeting may adjourn the meeting to another place, date or time. In each case, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.

Under applicable stock exchange rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal, but has discretionary voting power on other proposals at such meeting. Accordingly, if your shares are held in “street name,” your bank, broker, trust or other nominee will NOT be able to vote your shares of Company common stock on any of the proposals, and your shares will not be counted as present in determining the presence of a quorum, unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to adopt the merger agreement requires the affirmative vote of a majority of the outstanding shares of Company common stock, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Because the approval of each of (i) the non-binding compensation advisory proposal and (ii) the proposal to adjourn the special meeting from time to time if necessary or appropriate requires the affirmative vote of a majority of the shares having voting power present at the live webcast or represented by proxy at the special meeting, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of each such proposal.
How to Vote
Stockholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern time on the day before the special meeting. If your shares are held in “street name,” please refer to the information forwarded by your bank, broker, trust or other nominee to see which voting options are available to you.
If you submit your proxy by mail, by telephone or through the Internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares of Company common stock will be voted in favor of that proposal. If you indicate “ABSTAIN” on a proposal to be voted, it will have the same effect as a vote “AGAINST” that proposal. If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Company common stock, your bank, broker, trust or other nominee will NOT be able to vote your shares on any of the proposals.
If you wish to vote via participation in the live webcast of the special meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting.
If you do not submit a proxy or otherwise vote your shares of Company common stock in any of the ways described above, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on approval of the non-binding compensation advisory proposal or the approval of the proposal to adjourn the special meeting from time to time if necessary or appropriate.
If you have any questions about how to vote or direct a vote in respect of your shares of Company common stock, you may contact our proxy solicitor, Morrow Sodali, toll-free at (800) 662-5200 or via email at CUB@investor.morrowsodali.com.
YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of stock certificates will be mailed to those stockholders who hold certificated shares if the merger is completed.

Revocation of Proxies
Any proxy given by a Company stockholder of record may be revoked at any time before it is voted at the special meeting by doing any of the following:
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by submitting another proxy by telephone or through the Internet, in accordance with the instructions on the proxy card;

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by delivering a signed written notice of revocation bearing a date later than the date of the proxy to the Company’s Corporate Secretary at Cubic Corporation, 9233 Balboa Avenue, San Diego, California 92123, stating that the proxy is revoked;

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by submitting a later-dated proxy card relating to the same shares of Company common stock; or

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by attending the special meeting and voting via participation in the live webcast (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote via participation in the live webcast of the special meeting).

“Street name” holders of shares of Company common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.
Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed from time to time to a later day or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement. Your shares will be voted on any adjournment proposal submitted to stockholders in accordance with the instructions indicated in your proxy or, if no instructions were provided, “FOR” the proposal.
If a quorum is present at the special meeting, the special meeting may be adjourned if there is an affirmative vote of shares representing a majority of the voting power of the shares present at the live webcast or represented by proxy at the special meeting entitled to vote on such matter. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting power of the shares present at the live webcast or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting, unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are insufficient votes at the time of the special meeting to adopt the merger agreement, then the Company may seek to adjourn the special meeting from time to time. In addition, the Board may, after consultation with Parent, postpone the special meeting upon public announcement made prior to the date previously scheduled for the special meeting for the purpose of soliciting additional proxies or as otherwise permitted under the merger agreement.
Solicitation of Proxies
The Company is soliciting the enclosed proxy card on behalf of the Board, and the Company will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, the Company and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.
The Company has retained Morrow Sodali to assist in the solicitation process. The Company will pay Morrow Sodali a fee of approximately $45,000 plus reimbursement of certain specified out-of-pocket expenses. The Company also has agreed to indemnify Morrow Sodali against various liabilities and expenses that relate to, or arise out of, its solicitation of proxies (subject to certain exceptions).
The Company will ask banks, brokers, trusts and other nominees to forward the Company’s proxy solicitation materials to the beneficial owners of shares of Company common stock held of record by such banks, brokers, trusts or other nominees. The Company will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.
Stockholder List
A list of Company stockholders entitled to vote at the special meeting will be available for examination by any Company stockholder in the materials included on the website for the special meeting. At least ten days prior to the date of the special meeting, this stockholder list will be available for inspection by Company stockholders, subject to compliance with applicable provisions of Delaware law, in accordance with Delaware law and the Company’s amended and restated bylaws.
Questions and Additional Information
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Morrow Sodali, toll-free at (800) 662-5200 or via email at CUB@investor.morrowsodali.com.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
As discussed elsewhere in this proxy statement, Company stockholders will consider and vote on a proposal to adopt the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled “The Merger,” beginning on page 31, and “The Agreement and Plan of Merger,” beginning on page 92.
The Board unanimously recommends that Company stockholders vote “FOR” the proposal to adopt the merger agreement.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company common stock represented by such proxy card will be voted “FOR” the proposal to adopt the merger agreement.
The approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on such proposal.

PROPOSAL 2: NON-BINDING ADVISORY MERGER-RELATED COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger, as disclosed in the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger — Golden Parachute Compensation,” beginning on page 79, including the table entitled “Golden Parachute Compensation” and accompanying footnotes. Accordingly, Company stockholders are being provided with the opportunity to cast a non-binding advisory vote on such payments.
As an advisory vote, this proposal is not binding upon the Company or the Board, approval of this proposal is not a condition to completion of the merger, and the amounts payable to the named executive officers in connection with the merger will not be affected by the outcome of this non-binding advisory vote. However, the Company seeks your support and believes that your support is appropriate because the Company has a comprehensive executive compensation program designed to link the compensation of the Company’s executive officers with the Company’s performance and the interests of Company stockholders. Accordingly, we ask that you vote on the following resolution:
“RESOLVED, that the stockholders of Cubic Corporation approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cubic Corporation that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger — Interests of Directors and Executive Officers in the Merger — Golden Parachute Compensation,” beginning on page 79 of its proxy statement (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”
The Board unanimously recommends that Company stockholders vote “FOR” the non-binding advisory merger-related compensation proposal.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company common stock represented by such proxy card will be voted “FOR” the non-binding advisory merger-related compensation proposal.
The approval of the non-binding advisory merger-related compensation proposal requires the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting. The approval of the non-binding advisory merger-related compensation proposal is a vote separate and apart from the vote to approve the proposal to adopt the merger agreement, and does not affect whether the proposal to adopt the merger agreement is approved. The vote is advisory only and, therefore, is not binding on the Company or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by Company stockholders and the merger is completed, the compensation subject to this non-binding advisory vote will be payable, subject to the terms of the underlying agreements and plans, to the Company’s named executive officers even if this proposal is not approved.

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING
The Company may seek to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
The Board unanimously recommends that stockholders vote “FOR” the proposal to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company common stock represented by such proxy card will be voted “FOR” the proposal to adjourn the special meeting from time to time to a later date or time if necessary or appropriate.
The approval of the proposal to adjourn the special meeting from time to time if necessary or appropriate requires the affirmative vote of a majority of the shares having voting power present at the live webcast or represented by proxy at the special meeting. In addition, even if a quorum is not present at the special meeting, the affirmative vote of a majority of the shares having voting power present at the live webcast or represented by proxy at the special meeting may adjourn the meeting to another place, date or time.

THE MERGER
Overview
The Company is seeking the adoption by Company stockholders of the merger agreement. Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Sub will be merged with and into the Company. The Company will continue as the surviving corporation and will succeed to and assume all the rights and obligations of Sub and the Company in accordance with the DGCL, and will continue in existence as a wholly owned subsidiary of Parent. The Board has unanimously approved the merger agreement and unanimously recommends that Company stockholders vote “FOR” the proposal to adopt the merger agreement.
At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares of Company common stock (i) that are held in the treasury of the Company, (ii) owned of record by the Company, (iii) owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party), (iv) that are beneficially held or owned of record by any subsidiary of the Company and (v) held by stockholders who have not voted in favor of, or consented to the adoption of, the merger agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the DGCL concerning the right of holders of shares to request appraisal of their shares) will be cancelled and cease to exist and will be automatically converted into the right to receive $70.00 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement.
Following the completion of the merger, the Company will cease to be a publicly traded company.
Background of the Merger
The Board, together with senior management, regularly reviews and assesses the Company’s strategic direction, financial performance and business plans and operations with a view towards strengthening the Company’s businesses and identifying opportunities to increase stockholder value, taking into account certain financial, industry-specific, competitive and other considerations. As part of this process, from time to time, the Board and senior management have reviewed potential strategic alternatives, including strategic acquisitions and divestitures.
During June 2020, management of the Company engaged in discussions with representatives of J.P. Morgan, a long-standing financial advisor to the Company, regarding ordinary course shareholder activism preparedness. In connection with these communications, on June 9, 2020, the Board held a meeting via videoconference, attended by members of senior management as well as representatives of J.P. Morgan and Faegre Drinker Biddle & Reath LLP, primary outside counsel to the Company (“Faegre”). At the meeting, representatives of J.P. Morgan and Faegre discussed with the Board potential structural responses available to the Board in the event of activist engagement, including the adoption of a shareholder rights plan. To enable the Board to respond promptly to potential coercive or disruptive actions by activist investors, the Board directed senior management and Faegre to prepare an updated shareholder rights plan that would be kept “on the shelf” unless formally adopted by the Board.
As part of its ongoing strategic planning process, during August 2020, the Board reviewed with members of senior management and the Company’s advisors various strategic initiatives to enhance the Company’s performance, implement cost savings, and improve the Company’s return on invested capital, as well as strategic alternatives the Company could evaluate, including combining its then-separate mission solutions and global defense systems business, transforming its transportation and defense businesses through various growth and operational enhancements, selling its defense business and acquiring a business in a related industry. On August 24, 2020, the Board held a meeting via videoconference, attended by members of senior management and representatives of certain of the Company’s advisors. At the meeting, the Board discussed, among other things, a review of certain strategic initiatives and potential strategic alternatives that may be available to the Company, including operational enhancements to the Company’s existing business, a combination of the Company’s existing defense business, the sale of the Company’s defense business, and a strategic acquisition in a related industry. The Board asked questions and discussed various initiatives members of senior management and the Company’s advisors. Following this discussion, senior management presented its “NextCubic” strategic plan, which was adopted by the Board.
On September 1, 2020, a representative of Elliott Investment Management L.P. contacted Bradley Feldmann, the Chief Executive Officer, President and Chairman of the Company (“Mr. Feldmann”), to inform the Company that certain of its affiliated investment funds (which we refer to, collectively, as “Elliott”) had acquired direct ownership and derivative positions, including cash-settled swaps, which provided Elliott with an aggregate economic exposure comparable to an interest in approximately 13% of the Company common stock. The representative communicated Elliott’s interest in acquiring the Company together with an affiliate of Veritas Capital Fund Management, L.L.C. (which we refer to as “Veritas”) and indicating that Elliott preferred to have a private dialogue with the Company. Elliott also requested a follow-on meeting to discuss its potential interest in acquiring the Company. Mr. Feldmann indicated that he would share Elliott’s request with the Board. The closing price of the Company’s common stock on the NYSE on this date was $48.24 per share.
On September 4, 2020, the Board held a meeting via videoconference, attended by members of senior management and, among others, representatives of J.P. Morgan, Faegre and Spotlight Advisors, special situations advisor to the Company (“Spotlight Advisors”). At the meeting, representatives of Faegre reviewed with the Board its fiduciary duties. The Board discussed, among other things, Elliott’s outreach to Mr. Feldmann and stated economic interest in the Company. Representatives of J.P. Morgan, Spotlight Advisors and Faegre discussed with the Board an overview of Elliott’s recent investments and potential responses by the Company in connection with Elliott’s acquisition of economic exposure comparable to an interest in approximately 13% of the Company common stock, including considerations regarding the implementation of a limited-duration shareholder rights plan. Following these discussions, in light of J.P. Morgan’s qualifications, expertise, reputation and knowledge of the Company’s business and financial profile, as well as its prior discussions with the Board regarding potential responses to investors, the Board determined to engage J.P. Morgan as the Company’s financial advisor to assist the Board in evaluating strategic responses to Elliott.
On September 10, 2020, representatives from Elliott contacted Mr. Feldmann, again reiterating the desire of Elliott and Veritas to meet with representatives of the Company to discuss next steps.
On September 11, 2020, the Board held a meeting via videoconference (the “September 11 Meeting”), at which members of senior management were present for all or portions of the meeting. At the September 11 Meeting, the Board and senior management discussed the continuing preparation and development of the Company’s business plan and projections of forecasted performance used by the Company in the ordinary course of operating its business and measuring performance. Following such discussions, the Board, members of senior management and representatives from J.P. Morgan, Faegre and Spotlight Advisors discussed developments regarding Elliott’s outreach to the Company, including Elliott’s September 10 communication. After these discussions, the Board recommended that Mr. Feldmann meet with representatives from Elliott and Veritas on September 17, 2020.
On September 14, 2020, the Company publicly announced its “NextCubic” strategy including, among other things, various initiatives intended to enhance cost savings and focus on margin improvement.
On September 15, 2020, the Company engaged Sidley Austin LLP (“Sidley”) as counsel to the Company to assist in its response to Elliott’s outreach. On September 16, 2020, the Company formally engaged J.P. Morgan.
On September 17, 2020, Mr. Feldmann, Mr. Aga, Chief Financial Officer, Ms. Nielsen, Vice President of Investor Relations (“Ms. Nielsen”) and Mr. Bishop, Vice President of Corporate Development, joined a videoconference call with representatives from Veritas and Elliott (the “September 17 Meeting”), during which Veritas and Elliott reaffirmed their desire to acquire the Company, and Elliott informed the Company that it had increased its aggregate economic exposure comparable to an interest in approximately 15% of the Company’s common stock. Representatives from Veritas and Elliott asked that Mr. Feldmann express to the Board their desire for the Company to enter into non-disclosure agreements to facilitate discussion regarding a possible acquisition of the Company. Mr. Feldmann indicated that he would discuss these requests with the Board. The closing price of the Company’s common stock on the NYSE on this date was $45.71 per share.

On September 20, 2020, the Board held a meeting via videoconference, attended by members of senior management of the Company and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane & Co, public relations firm to the Company (“Sloane”). At the meeting, senior management of the Company presented to the Board the standalone business plan for fiscal years 2021-2025, including the NextCubic strategy initiatives (the “Business Plan”), and the five-year management projections for the Company’s forecasted performance (the “financial projections”) (such financial projections are summarized under “The Merger — Forward-Looking Financial Information”). The Board discussed with management and its advisors the process by which the projections had been prepared, the key assumptions underlying the Business Plan and financial projections, as well as potential downside risks and upside opportunities not included in the Business Plan or financial projections. Following these discussions, the Board approved the Business Plan and the financial projections. Additionally, the Board discussed various matters related to Elliott and Veritas, including the September 17 Meeting. Representatives of J.P. Morgan discussed with the Board the Company’s financial position and operations, and, at the request of the Board, preliminary financial analysis regarding the Company. Representatives from J.P. Morgan, Spotlight Advisors and Sidley reviewed and discussed with the Board potential responses to Elliott, including with respect to its non-public acquisition of an aggregate economic exposure comparable to an interest in approximately 15% of the Company common stock. In connection with its evaluation of whether to adopt a limited-duration shareholder rights plan, the Board discussed certain considerations regarding Elliott’s increased economic position, and various consequences to the Company and its stockholders if Elliott continued to increase its economic exposure with respect to the Company. Representatives of Sidley and Faegre reviewed with the Board their fiduciary duties, and representatives from J.P. Morgan and Sidley discussed with the Board the request by Elliott and Veritas to enter into a non-disclosure agreement to facilitate discussions regarding a possible acquisition of the Company. Following discussions with the Company’s advisors, the Board determined that it would not at that time enter into a non-disclosure agreement with Elliott or Veritas and approved and adopted a limited-duration shareholder rights plan, in addition to certain bylaw amendments, to provide the Board with time to make an informed evaluation of the consequences of Elliott’s recent acquisition of an aggregate economic exposure comparable to an approximately 15% interest in the Company common stock and deter Elliott and any third party from obtaining control of the Company at a price not in the best interest of the Company’s stockholders. The limited-duration shareholder rights plan (the “rights agreement”) is summarized in the section entitled “The Merger — Rights Plan Amendment,” beginning on page 90.
Prior to the opening of trading on the New York Stock Exchange on Monday, September 21, 2020, the Company announced that the Board had, in response to Elliott informing the Company privately that Elliott had acquired a direct ownership and derivatives position that provided an economic exposure comparable to an interest in approximately 15% of the Company common stock, adopted the rights agreement and declared a distribution of one right for each outstanding share of common stock. The Board also announced that it had not initiated a process to sell the Company and that, in its view, the Company’s standalone prospects would create significant value for the Company’s stockholders. Further, however, the Board stated that, consistent with its duties, the Board had and would review any proposal to significantly increase stockholder value. The per-share closing price of the Company’s common stock on the NYSE on Friday, September 18, 2020, preceding this announcement, was $44.37.
Later on September 21, 2020, Elliott confirmed in a public statement that it had acquired an approximately 15% economic interest in the Company’s shares and had partnered with an unnamed private equity firm to pursue an acquisition of the Company (the “September 21 Elliott Press Release”). The closing price of the Company’s common stock on the NYSE on this date was $59.56 per share.
Following the September 21 Elliott Press Release, on September 21, 2020, representatives of a strategic party, referred to as “Strategic Party A,” contacted J.P. Morgan regarding Strategic Party A’s interest in exploring a potential strategic transaction involving the Company. Mr. Feldmann informed the Board of the outreach from Strategic Party A and suggested that the Board discuss at a meeting of the Board to be scheduled later that week.
On September 22, 2020, Veritas delivered a non-binding indication of interest to the Company to acquire the Company for $60.00 per share in cash, subject to the completion of confirmatory due diligence and negotiation of definitive documentation (the “Veritas Initial Proposal”). The Veritas Initial Proposal indicated that any acquisition of the Company would be financed through a combination of equity and debt financing, with equity financing to be provided by both Veritas and Elliott. Management promptly forwarded the Veritas Initial Proposal to the Board. The per-share closing price of the Company’s common stock on the NYSE on this date was $54.73.
Later on September 22, 2020, multiple media outlets issued reports speculating that Veritas was Elliott’s unnamed equity partner referenced in the September 21 Elliott Press Release, and that Veritas and Elliott had made a joint bid to acquire the Company. The Company declined to comment on these articles or subsequent market speculation, consistent with its corporate policy not to comment on market speculation or rumors.
On September 25, 2020, as directed by the Company, J.P. Morgan engaged in discussions with representatives of Strategic Party A to further discuss Strategic Party A’s interest in exploring a potential transaction involving the Company. Representatives of Strategic Party A indicated they were primarily interested in the Company’s defense business. Over the course of late September through early November, 2020, representatives of Strategic Party A communicated from time to time with representatives of the Company to indicate that Strategic Party A was continuing to evaluate its interest in a potential strategic transaction with the Company.
On September 27, 2020, the Board held a meeting via videoconference (the “September 27 Meeting”), attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight and Sloane. At the September 27 Meeting, the Board discussed, among other things, the Veritas Initial Proposal to acquire the Company for $60.00 per share. Representatives of Sidley and Faegre discussed with the members of the Board their fiduciary duties in connection with considering the Veritas Initial Proposal and other strategic alternatives. Representatives of J.P. Morgan discussed with the Board the Company’s financial position and operations, an analysis of the Veritas Initial Proposal, and, at the request of the Board, a preliminary financial analysis of the Company on a standalone basis. Further, J.P. Morgan reviewed and discussed with the Board a range of potential strategic alternatives the Company could explore. Sidley discussed the expected terms and obligations of the parties that may be included in a negotiated non-disclosure agreement with Veritas and Elliott. Following discussion, the Board determined that, based on the Company’s prospects and financial performance, the Company’s current stock price, the Board’s confidence in the Business Plan, including the NextCubic strategy initiatives, and the recommendations of senior management and the Company’s advisors, it was in the best interests of the Company and its stockholders not to pursue the Veritas Initial Proposal. The Board directed J.P. Morgan to verbally communicate to Veritas that the $60.00 per-share offer in the Veritas Initial Proposal was below a price at which the Board would further engage in discussions with Veritas or Elliott in connection with a potential acquisition of the Company, but that the Board would consider providing due diligence materials if Veritas substantially increased its offer price from that in the Veritas Initial Proposal. The Board also directed J.P. Morgan to prepare and present at a meeting of the Board scheduled for September 30, 2020 additional financial analyses and further analysis of potential strategic alternatives that the Company could evaluate.
On September 28, 2020, the Chief Executive Officer of a strategic party (“Strategic Party B”) reached out to representatives of J.P. Morgan to discuss its interest in exploring a potential partnership or combination of the Company’s transportation assets. Further substantive discussions with Strategic Party B failed to materialize.
Also on September 28, 2020, as directed by the Company, representatives of J.P. Morgan and Veritas discussed the Board’s determination that, in light of the Business Plan and the Company’s prospects and financial performance, the $60.00 per-share offer in the Veritas Initial Proposal was substantially below a price at which the Board would further engage with Veritas. On September 29, 2020, representatives of Veritas orally indicated to J.P. Morgan that Veritas was willing to increase its offer to a range of $65.00 to $67.50 per share and would soon follow up with a written proposal reflecting that range.
On September 29, 2020, Veritas sent to the Company a revised non-binding indication of interest to acquire the Company at a price ranging from $65.00-$67.50 per share in cash, subject to the satisfaction of confirmatory due diligence and negotiation of definitive documentation (the “Veritas First Revised Proposal”). Management promptly forwarded the Veritas First Revised Proposal to the Board and suggested that the Board discuss its contents during a meeting of the Board scheduled for the following day. The closing price of the Company’s common stock on the NYSE on this date was $59.39 per share.
On September 30, 2020, the Board held a meeting via videoconference (the “September 30 Meeting”), attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre,

Spotlight Advisors and Sloane. In response to the Board’s direction at the September 27 Meeting, J.P. Morgan and the Company’s advisors reviewed and discussed with the Board certain strategic alternatives, including remaining as a standalone Company and executing the Company’s Business Plan, engaging in a sale of the Company, partitioning the Company into two publicly traded entities, pursuing a sale of one of the Company’s business units, and partnering with a private equity firm to consummate a previously contemplated acquisition in a related industry. In each case, the Board discussed with senior management and the Company’s advisors the potential benefits, financial perspectives, and key considerations with respect to such alternatives. The Board asked various questions with respect to such strategic alternatives, including upside potential with respect to the strategic alternatives and execution and other risks related to their implementation. Representatives of J.P. Morgan and members of senior management also discussed with the Board a summary of potential counterparties for a business combination, sale of the Company or sale of a business unit, and the potential process for soliciting interest with respect to such alternatives. Following these discussions, Mr. Feldmann and the Company’s advisors discussed with the Board the Veritas First Revised Proposal offering a range of $65.00-$67.50 per share. The Board determined that, although the range in the Veritas First Revised Proposal did not include a price at which the Board was willing to transact, the meaningful increase in per-share consideration set forth in the Veritas First Revised Proposal was sufficient to justify providing Veritas with due diligence materials in an effort to further improve on its proposal. To facilitate those efforts, the Board authorized management to negotiate a customary non-disclosure agreement with Veritas and a related standstill agreement with Elliott given Elliott’s anticipated significant equity participation in a potential acquisition of the Company by Veritas and Elliott. In addition, the Board requested that J.P. Morgan keep the Board informed of communications with parties expressing a potential interest in a strategic transaction with the Company. At the direction of the Company, J.P. Morgan began a targeted, confidential outreach to selected parties viewed as potentially interested in a strategic transaction with the Company.
On October 1, 2020, as directed by the Company, representatives of J.P. Morgan notified Veritas that the Board was willing to provide customary due diligence materials to Veritas to facilitate an improvement in the Veritas First Revised Proposal, subject to the execution of a mutually agreeable non-disclosure agreement.
On October 2, 2020, as directed by the Company, J.P. Morgan provided to Veritas a non-disclosure agreement prepared by Sidley, and also provided to Elliott a joinder to the standstill obligations of such non-disclosure agreement.
Also on October 2, 2020, as directed by the Company, representatives from J.P. Morgan reached out to Singapore Technologies Engineering Ltd, a Singapore-based company (“ST Engineering”) to discuss ST Engineering’s interest in exploring potential strategic partnership opportunities with the Company. Throughout October and early November, 2020, representatives from ST Engineering had periodic conversations with senior management and representatives from J.P. Morgan, indicating that ST Engineering was in the process of reviewing internally its interest in a potential transaction with the Company, and was continuing to evaluate potential advisors to assist with its review.
On October 4, 2020, representatives of Gibson, Dunn & Crutcher LLP (“Gibson”), counsel to Elliott, spoke on the phone with representatives of Sidley, indicating Elliott’s desire to enter into a standalone non-disclosure agreement that would permit Elliott to receive due diligence materials in parallel with Veritas, given Elliott’s anticipated significant equity participation in any potential acquisition of the Company by Veritas.
On October 8, 2020, the Board held a meeting via videoconference, attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors, Sloane and the Company’s outside compensation consultant. At the meeting, the Company’s advisors provided an update to the Board of Sidley’s engagement with both Veritas and Elliott regarding the status of non-disclosure agreement negotiations, indicating that a mutually agreeable non-disclosure agreement with Veritas, including a standstill, was substantially final. Sidley also discussed Elliott’s request for access to the same confidential information received by Veritas and Elliott’s position that it would not accept any standstill provision that would preclude it from exercising its right to nominate directors at the Company’s 2021 annual meeting of stockholders. The Company’s advisors reviewed with the Board potential responses to Elliott’s position, including offering to increase the size of the Board to include an independent director mutually agreeable to both the Company and Elliott in exchange for the one-year standstill on director nominations. Following such discussions, the Board delegated to management the authority to finalize and execute the non-disclosure agreement with Veritas and directed Sidley to share a non-disclosure agreement with Elliott that was substantially similar to the non-disclosure agreement mutually agreed with Veritas, including a one-year standstill on director nominations. The Board also directed J.P. Morgan to communicate to Elliott that, in exchange for such one-year standstill, the Board would be willing to add an additional, independent director. The independent directors of the Board then met with certain members of senior management and the Company’s advisors to review proposed revisions to the Company’s Transition Protection Plan and certain equity award agreements to align the provisions therein with current market practice, after which the Board noted the advisability of adopting the recommended changes and referred the matter to the Executive Compensation Committee of the Board for further consideration and final action. The Executive Compensation Committee adopted the recommended changes to the Company’s Transition Protection Plan and certain equity award agreements on October 10, 2020.
Following the meeting, Sidley shared with Elliott a non-disclosure agreement substantially similar to the non-disclosure agreement negotiated with Veritas, including a one-year standstill on director nominations and J.P. Morgan communicated to Elliott the Board’s proposal regarding the addition of an independent director in exchange for a one-year standstill. Representatives from Elliott declined the Board’s proposal.
Also on October 8, 2020, representatives of Elliott wrote to Mr. Feldmann, General David F. Melcher (“Gen. Melcher”), the Lead Independent Director of the Board, and the other members of the Board (the “October 8 Letter”) to reaffirm that Elliott and Veritas remained interested in pursuing a transaction with the Company and express Elliott’s desire to execute a non-disclosure agreement with a standstill that would not preclude Elliott from exercising its right to nominate directors at the Company’s 2021 annual meeting of stockholders and begin diligence on the Company. After discussing over the phone with various members of the Board, consistent with the direction received in such conversations, Mr. Feldmann communicated to representatives of Elliott that Gen. Melcher and certain other members of the Board and senior management would meet with Elliott via videoconference the following morning.
During the evening of October 8, 2020, the Company and Veritas executed a non-disclosure agreement with a one-year standstill, including customary “sunset” carveouts permitting the submission of private proposals to acquire the Company should the Company enter into any agreement to consummate a change of control transaction with any other counterparty.
On October 9, 2020, Gen. Melcher, Mr. Steven Norris (“Mr. Norris”) and Ms. Nielsen discussed with Elliott the contents of Elliott’s October 8 Letter. Elliott reaffirmed its desire to enter into a non-disclosure agreement with the Company in order to facilitate a potential improvement in the Veritas First Revised Proposal and stated that, although Elliott did not intend to propose a change to the composition of the Board or otherwise nominate directors at the 2021 annual meeting of stockholders, Elliott would require the ability to nominate directors at the 2021 annual meeting of stockholders in its capacity as a substantial stockholder of the Company. Elliott further suggested that access to due diligence materials in parallel with Veritas may be a means to improve Veritas’s proposal. Following the conclusion of discussions, Gen. Melcher and Mr. Norris indicated that they would discuss Elliott’s requests with the full Board.
Later that day, the Board held a meeting via videoconference attended by members of senior management and certain of the Company’s advisors for all or portions of the meeting. Gen. Melcher and Mr. Norris discussed with the Board the call earlier in the day with Elliott, and the Company’s advisors reviewed and discussed with the Board various alternatives to permit Elliott to engage in due diligence, a step viewed by the Board as critical to Veritas submitting an improved proposal. The Board determined that, in order to permit Veritas and Elliott to conduct concurrent due diligence, it was in the best interests of the Company to enter into a non-disclosure agreement with Elliott that would contain a limited-duration standstill that would preserve Elliott’s right to nominate directors at the Company’s 2021 annual meeting of stockholders.
On October 10, 2020, the Company executed a non-disclosure agreement with Elliott with such a limited-duration standstill (the “Elliott NDA”), including customary “sunset” carveouts permitting the submission of private proposals to acquire the Company should the Company enter into any agreement to consummate a change of control transaction with any other counterparty.
On October 16, 2020, the Company made available customary business, financial and legal due diligence materials to Veritas and Elliott and their respective advisors in a virtual data room.

Over the course of September 30, 2020 to October 19, 2020, as directed by the Company, representatives of J.P. Morgan had conversations with additional parties to determine whether such parties were interested in exploring a strategic transaction involving the Company. Including inbound communications following the September 21 Elliott Press Release, J.P. Morgan had conversations with 25 parties on behalf of the Company, consisting of 16 industry participants or other operating companies and nine private equity firms (including Veritas and Elliott). Other than Veritas and Elliott, Strategic Party A and ST Engineering, the parties in communication with J.P. Morgan had indicated they were not interested in pursuing a strategic transaction with the Company or were only potentially interested in a certain portion of the Company’s business.
On October 19, the Board held a meeting via videoconference (the "October 19 Meeting"), attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. Mr. Feldmann provided an update to members of the Board regarding discussions with parties potentially interested in a strategic transaction involving the Company, emphasizing that senior management and representatives of J.P. Morgan were continuing to evaluate potential strategic alternatives in addition to a transaction with Veritas and Elliott. J.P. Morgan provided a further update to the Board regarding the status of its outreach efforts to the 25 third parties in connection with a potential strategic transaction, including the status of due diligence completed by Veritas, Strategic Party A and ST Engineering, that 13 parties indicated they were not interested in pursuing a strategic transaction to acquire the Company, that five parties indicated they were only interested in certain of the Company’s businesses, and that four parties were either unresponsive or had not engaged in substantive discussions with J.P. Morgan. The Board determined that J.P. Morgan should seek a revised proposal, including improved consideration, from Veritas in early November, following the substantive completion of Veritas’s and Elliott’s due diligence efforts on the Company. The Board then reviewed disclosure provided by J.P. Morgan as to certain material investment banking relationships with each of the potential counterparties discussed with the Board to date, including certain material investment banking relationships with Veritas. Following discussion, the Board concluded that none of the disclosures caused the Board to believe that J.P. Morgan would not be able to provide independent advice to the Company. The Board authorized management to engage J.P. Morgan to serve as its lead financial advisor in connection with further exploring strategic alternatives, including the potential sale of the Company. The Board selected J.P. Morgan as its financial advisor in connection with potential sale of the Company because of, among other things, J.P. Morgan’s reputation, experience and familiarity with the Company and its business. The Board also considered that it could be useful in light of a potential business combination involving Elliott and Veritas to receive a second fairness opinion and requested that management propose potential financial advisors to undertake a second fairness analysis in the event any transaction involving a sale of the Company should move forward.
On October 20, 2020, the Company held a management presentation with representatives from Veritas and Elliott, during which members of senior management of the Company and the leaders of the Company’s transportation systems segment (the “Transportation Business”) and CMPS Business discussed the Company, its businesses, and prospects.
On October 22, 2020, affiliates of The Blackstone Group Inc. (“Blackstone”) contacted J.P. Morgan to indicate its potential interest in a strategic transaction with the Company and requested access to various due diligence materials following the execution of a customary non-disclosure agreement. Later that day, at the direction of senior management and in accordance with previous guidance received from the Board regarding the scope and contents of key provisions to be included in non-disclosure agreements, J.P. Morgan provided a non-disclosure agreement prepared by Sidley to Blackstone, containing terms similar to the non-disclosure agreement executed with Veritas, including customary “sunset” carveouts permitting the submission of private proposals to acquire the Company should the Company enter into any agreement to consummate a change of control transaction with any other counterparty. On October 24, 2020, the Company executed a non-disclosure agreement with Blackstone and began providing Blackstone with diligence materials. On October 29, 2020, the Company held a management presentation with representatives from Blackstone.
During early November, the Company provided additional due diligence materials to Veritas, Elliott and Blackstone in response to their respective diligence requests. Additionally, management of the Company and various functional area experts of the Company participated in numerous videoconferences with representatives from Veritas and Elliott and their outside advisors.

On November 12, 2020, representatives of ST Engineering delivered to the Company a non-binding indication of interest to acquire the Company for $63.00 per share in cash, subject to the completion of confirmatory due diligence and negotiation of definitive documentation (the “ST Engineering Initial Proposal”). The ST Engineering Initial Proposal stated that any transaction would be subject to the receipt of CFIUS regulatory approval and that ST Engineering was primarily focused on the Transportation Business and would require a partner to concurrently acquire the CMPS Business. The ST Engineering Initial Proposal indicated that ST Engineering was in discussions with potential partners interested in potentially acquiring the CMPS Business, but did not provide any details as to the identity of those partners or the status of those discussions. Mr. Feldmann promptly provided the ST Engineering Initial Proposal to the Board and indicated that he would schedule a special meeting of the Board to discuss its contents. The closing price of the Company’s common stock on the NYSE on this date was $64.44 per share.
On November 12, 2020, Blackstone notified J.P. Morgan that it would no longer proceed with exploring the potential acquisition of the whole Company, indicating that it was unable to reach a valuation in excess of the Company’s current trading price. However, representatives from Blackstone later discussed with representatives from J.P. Morgan that Blackstone may be interested in a transaction involving the Company’s CMPS Business if there was a situation where a buyer for the whole Company was seeking a partner for the CMPS Business.
On November 15, 2020, the Board held a meeting via videoconference, attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. At the meeting, the Company’s advisors provided an update on the discussions with parties potentially interested in a strategic transaction involving the Company, including the status of Veritas’s due diligence efforts and anticipated timing regarding Veritas’s delivery of a revised indication of interest. Representatives of J.P. Morgan provided feedback received from other potentially interested parties, and discussed with the Board that, based on the responses received to date, aside from Veritas and Elliott and ST Engineering, no other parties had expressed a credible interest in acquiring the whole Company. At the request of the Board, J.P. Morgan provided an overview of the ST Engineering Initial Proposal received from ST Engineering, including the requirement that ST Engineering partner with a third party to concurrently acquire the Company’s CMPS Business, and the fact that both Blackstone and Strategic Party A had communicated to J.P. Morgan a potential interest in partnering with a third party such that they would only acquire the CMPS Business. The Board, management and the Company’s advisors discussed the regulatory approvals that may be required in connection with a transaction involving ST Engineering and the prospects of these approvals being obtained. The Board discussed with the Company’s advisors various approaches to responding to the ST Engineering Initial Proposal. Finally, representatives from Spotlight Advisors and Sidley discussed with the Board potential responses in the event Elliott were to nominate competing directors in connection with the 2021 annual meeting of stockholders. Following these discussions, the Board directed its advisors to provide ST Engineering with access to customary diligence materials, subject to the satisfactory execution of a non-disclosure agreement, in an effort to encourage ST Engineering to improve on the ST Engineering Initial Proposal.
During the morning of November 16, 2020, as directed by the Company, J.P. Morgan provided to representatives of ST Engineering a non-disclosure agreement prepared by Sidley, including customary “sunset” carveouts permitting the submission of private proposals to acquire the Company should the Company enter into any agreement to consummate a change of control transaction with any other counterparty.
Later that day, representatives of Strategic Party A communicated with senior management of the Company to reaffirm its interest in a potential transaction involving the Company’s CMPS Business and requested access to certain diligence materials of the Company. Aware that ST Engineering was seeking a potential partner for the CMPS Business, at the direction of senior management, J.P. Morgan provided to representatives of Strategic Party A a non-disclosure agreement prepared by Sidley later that evening, including customary “sunset” carveouts permitting the submission of private proposals to acquire the Company should the Company enter into any agreement to consummate a change of control transaction with any other counterparty.
On November 17, 2020, the Board held a regularly scheduled meeting via videoconference attended by members of senior management and, among others, representatives from J.P. Morgan, Faegre, Sidley and

Spotlight Advisors for all or portions of the meeting. Representatives from J.P. Morgan reviewed with the Board the status of due diligence completed by Veritas, Strategic Party A and ST Engineering, and noted that 21 parties had indicated they were no longer interested in acquiring the Company or were only potentially interested in acquiring certain portions of the Company and one party had been unresponsive. Representatives from Sidley reviewed with the Board the terms of a draft merger agreement, not yet shared with potential counterparties, and discussed the potential inclusion of a “go shop” provision that would enable the Company and its advisors to affirmatively solicit proposals from potential counterparties following the execution of the merger agreement. Following such discussions, members of senior management presented the terms of a negotiated engagement letter with J.P. Morgan with respect to the exploration of strategic alternatives of the Company and the Board authorized senior management of the Company to enter into such engagement letter with J.P. Morgan, which was executed later that day. In addition, as was previously discussed on the October 19 Meeting, the Board also considered that it could be useful in light of a potential business combination involving Elliott and Veritas to obtain a second fairness opinion should the Company engage in a strategic transaction, and discussed with management the potential financial advisory firms that the Company could contact regarding providing such an opinion. Following discussion, the Board authorized senior management to negotiate an engagement letter with Raymond James in connection with a second fairness opinion. The Board selected Raymond James as its financial advisor because of, among other things, Raymond James’s reputation, experience and familiarity with the industries in which the Company operates.
On November 18, 2020, the Company publicly announced its results for the fiscal year ended September 30, 2020 and held its fiscal year-end earnings call.
On November 21, 2020, the Company executed a non-disclosure agreement with ST Engineering, including customary “sunset” carveouts permitting the submission of private proposals to acquire the Company should the Company enter into any agreement to consummate a change of control transaction with any other counterparty (“ST Engineering NDA”), and began providing ST Engineering with access to various due diligence materials. On November 22, 2020, the Company held a management presentation with representatives from ST Engineering, during which members of senior management of the Company discussed the Company’s businesses and prospects. On November 23, 2020, as directed by the Company, J.P. Morgan delivered to ST Engineering a process letter requesting, among other things, a revised indication of interest from ST Engineering that would improve upon its per-share offer price contained in the ST Engineering Initial Proposal and the clarification of key items in the ST Engineering Initial Proposal, including ST Engineering’s proposed transaction structure and path to obtaining regulatory clearances. Further, the process letter requested that ST Engineering provide a detailed timeline to execute a definitive agreement to acquire the Company and a comprehensive list of priority diligence items.
On November 24, 2020, as directed by the Company, J.P. Morgan made available to ST Engineering certain due diligence items in respect of the Company. To facilitate the delivery of certain potentially sensitive information, on December 1, 2020, the Company and ST Engineering executed a customary “clean team” agreement, and J.P. Morgan began providing additional due diligence materials at the request of senior management of the Company.
On December 1, 2020, in accordance with the terms of the ST Engineering NDA, representatives of ST Engineering notified both Sidley and J.P. Morgan of potential partners to concurrently acquire the CMPS Business, including Blackstone and a strategic party (“Strategic Party D”), but did not request that any potential partners execute non-disclosure agreements with the Company to facilitate a partnership with ST Engineering. None of the potential partners identified had expressed a current interest in acquiring the whole Company.
Later in the evening on December 1, 2020, the Company executed a non-disclosure agreement with Strategic Party A, including customary “sunset” carveouts permitting the submission of private proposals to acquire the Company should the Company enter into any agreement to consummate a change of control transaction with any other counterparty, and as directed by the Company, J.P. Morgan began providing certain due diligence materials in respect of the Company to representatives of Strategic Party A.
On December 7, 2020, the Company held a management presentation regarding its CMPS Business with representatives from Strategic Party A, during which members of senior management of the Company discussed the various aspects of the CMPS Business’s operations and prospects.

On December 9, 2020, representatives of ST Engineering delivered to J.P. Morgan a revised non-binding indication of interest to acquire the Company at a range of $64.00-$68.00 per share, subject to certain conditions and qualifications (the “ST Engineering Revised Proposal”). Representatives of ST Engineering communicated to J.P. Morgan that, for purposes of the ST Engineering Revised Proposal, ST Engineering was contemplating that a potential partner interested in acquiring the CMPS Business would value the CMPS Business in the range of $900 million to $1.1 billion. J.P. Morgan delivered the ST Engineering Revised Proposal to members of senior management, and Mr. Feldmann promptly provided a copy of the ST Engineering Revised Proposal to the Board. The closing price of the Company’s common stock on the NYSE on this date was $62.56 per share.
On December 11, 2020, following certain phone conversations between J.P. Morgan and representatives of ST Engineering, ST Engineering identified Strategic Party D as its preferred partner to acquire the CMPS Business among the four parties previously identified by ST Engineering on December 1, 2020. Strategic Party D had not expressed an interest in potentially acquiring the whole Company. ST Engineering requested that Strategic Party D be granted access to diligence materials and otherwise be permitted to engage in discussions to be a partner with ST Engineering regarding its proposal to acquire the Company. At the direction of senior management of the Company, J.P. Morgan provided Strategic Party D with a non-disclosure agreement and related “clean team” agreement prepared by Sidley.
On December 14, 2020, representatives of Blackstone indicated to J.P. Morgan, based on its limited due diligence review, a preliminary oral indication of interest to acquire the CMPS Business, in a potential partnership with a party seeking to acquire the whole Company, for $850 million, subject to continued due diligence, further analysis and internal approvals.
During the evening of December 14, 2020, representatives from Veritas called J.P. Morgan to orally suggest a revised offer price of $65.25 per share. Based on prior discussions with the Board and senior management, J.P. Morgan indicated that a per-share price of $65.25 was not within a range the Board would find compelling. Representatives of Veritas indicated they would revisit their proposal with their investment committee and that a revised written proposal would be forthcoming. J.P. Morgan relayed this conversation to members of senior management and the Company’s advisors, and Mr. Feldmann provided a summary of this communication to the Board shortly thereafter.
On December 15, 2020, representatives of Veritas provided a revised non-binding indication of interest to the Company, offering to acquire the Company for $67.50 per share, subject to the completion of confirmatory due diligence and negotiation of definitive documentation (the “Veritas Second Revised Proposal”). Mr. Feldmann promptly provided a copy of the Veritas Second Revised Proposal to the Board. The closing price of the Company’s common stock on the NYSE on this date was $63.49 per share.
Also on December 15, 2020, the Company executed a non-disclosure agreement with Strategic Party D, including customary “sunset” carveouts permitting the submission of private proposals to acquire the Company should the Company enter into any agreement to consummate a change of control transaction with any other counterparty, contemplating that Strategic Party D would be provided due diligence materials and other confidential information in connection with a potential partnership with ST Engineering to acquire the Company. As directed by the Company, J.P. Morgan began providing Strategic Party D with certain due diligence materials.
On Wednesday, December 16, 2020, the Board held a meeting via videoconference (the “December 16 Meeting”), attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. At the meeting, the Board reviewed and discussed with the Company’s advisors the ST Engineering Revised Proposal and the Veritas Second Revised Proposal. Representatives of J.P. Morgan also reviewed the Company’s current stock performance, recent multiples and certain operating metrics, Wall Street analysts’ perspectives on the Company’s November 2020 earnings announcement and other financial information, including preliminary financial analyses of the Company on a standalone basis. J.P. Morgan also discussed potential strategic alternatives currently available to the Company, including the potential transaction with Veritas and Elliott and the potential transaction with ST Engineering involving a sale of the whole Company, and the interest of Blackstone, Strategic Party A and Strategic Party D in potentially acquiring the CMPS Business in partnership with a party seeking to acquire the whole Company. J.P. Morgan noted that proposals from Strategic Party A and Strategic Party D were expected to be delivered within the next week. Following these discussions, members of the Board noted that, although the $67.50 per-share offer in the Veritas Second Revised Proposal was at the high end of Veritas’s previously provided range, the Board had previously communicated to Veritas through J.P. Morgan that it did not view such amount as value maximizing to the Company’s stockholders. Following such discussions, members of senior management and representatives from Sidley and Spotlight Advisors discussed with the Board certain considerations with respect to the Company’s 2021 annual meeting of stockholders, including various scenarios if the Company declined or was unable to execute a transaction with Veritas and Elliott. Members of senior management and the Board discussed and expressed concern regarding the ongoing distraction of management from operating the Company and concerns regarding the attrition of key employees in light of Veritas’s and Elliott’s due diligence process and uncertainty among the Company’s stakeholders caused by media reports following the September 21 Elliott Press Release. The Board then directed J.P. Morgan to communicate to Veritas that it would need to further improve upon the Veritas Second Revised Proposal if it desired to be successful in potentially acquiring the Company.
Following the December 16 Meeting, as directed by the Board, representatives of J.P. Morgan indicated to Veritas that the Board did not view the $67.50 per-share price in the Veritas Second Revised Proposal as value maximizing to the Company’s stockholders, and that Veritas’s per-share price was meaningfully below the Company common stock’s 52-week intra-day trading high.
Later on December 16, 2020, the Company held a management presentation with representatives from Strategic Party D, during which members of senior management of the Company discussed the Company’s business and prospects. The following day, various due diligence materials were provided to Strategic Party D.
On December 19, 2020, in response to the Board’s request that Veritas further improve its $67.50 per-share offer price in the Veritas Second Revised Proposal, representatives of Veritas sent a letter to the Company containing a further revised non-binding indication of interest, offering to acquire the Company for $70.00 per share (the “Veritas Third Revised Proposal”). Mr. Feldmann provided a copy of the Veritas Third Revised Proposal to the Board and engaged in various discussions with members of the Board regarding Veritas’s improved proposal. Mr. Feldmann provided feedback to Veritas and Elliott that the Board was interested in their revised proposal but that they would need to complete due diligence in an expeditious manner. The closing price of the Company’s common stock on the NYSE on Friday, December 18, 2020, the last trading day prior to the Veritas Third Revised Proposal, was $59.91 per share.
On December 20, 2020, following further discussions between Mr. Feldmann and various members of the Board and the Company’s advisors, consistent with the direction provided by such Board members, Mr. Feldmann directed Sidley to share a draft merger agreement, consistent with the merger agreement reviewed with the Board, with Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), counsel to Veritas. Among other terms, the proposed agreement included a 60-day “go-shop” period, a “two-tiered” Company termination fee with a lower Company termination fee payable for terminations during the “go-shop” period (as well as after the “go-shop” period for an exempted person) and customary matching rights for Parent in response to alternative superior proposals. The proposed merger agreement also contemplated that Parent would be required to take any and all actions to obtain antitrust and other regulatory approvals (a so-called “hell or high water” regulatory approvals provision), customary cooperation covenants in connection with Parent’s third-party financing and that Parent would be obligated to pay a reverse termination fee of 10% of the Company’s enterprise value if the transaction were terminated due to Parent’s breach or a failure of Parent’s financing.
On December 21, 2020, representatives of Strategic Party A indicated to J.P. Morgan that it was no longer interested in a strategic transaction involving the Company or the CMPS Business. Also on December 21, 2020, representatives from the Company engaged in a financial due diligence call with representatives from Strategic Party D.
Later on December 21, 2020, representatives of J.P. Morgan and Veritas discussed the process and timeline that would be necessary to implement an expeditious signing, assuming the satisfactory negotiation of the merger agreement and approval by the Board. Veritas indicated that a number of agendas for substantive discussion with the Company’s functional area teams would be coming prior to the December 25th holiday, and that Veritas would provide draft financing commitment letters by the end of the month.

On December 29, 2020, representatives of Strategic Party D indicated to J.P. Morgan, based on its limited due diligence review, a preliminary oral indication of interest to acquire the CMPS Business, in partnership with ST Engineering, for a range of approximately $850 million to $950 million, subject to continued due diligence, further analysis and internal approvals.
Over the remaining course of late December 2020 through early January 2021, representatives from the Company, J.P. Morgan and Veritas engaged in a number of due diligence calls, and the Company provided additional diligence information to Veritas and its advisors. Additionally, representatives of Sidley and Skadden negotiated various terms and provisions of the merger agreement, including the “go-shop” provision, termination fees payable by both the Company and Veritas, and various ancillary documents related to the merger agreement. On January 4, 2021, Veritas provided drafts of Parent’s debt commitment letter.
On January 11, 2021, the Board held a meeting via videoconference (the “January 11 Meeting”), attended by members of senior management and representatives of J.P. Morgan, Sidley and Faegre. At the meeting, J.P. Morgan provided an update on discussions with the parties that had continued to express an interest in acquiring the Company, and discussed with the Board Blackstone's preliminary oral indication of interest to acquire the CMPS Business for approximately $850 million and Strategic Party D’s preliminary oral indication of interest to acquire the CMPS Business for a range of approximately $850 million to $950 million, in each case subject to various conditions including the completion of satisfactory due diligence and receipt of appropriate internal approvals. J.P. Morgan also observed the lengthy period since Elliott publicly expressed its interest in acquiring the Company in the September 21 Elliott Press Release and the fact that, notwithstanding substantial outreach from J.P. Morgan and meaningful engagement by the Company with potential counterparties, no other potential acquirer had made an acquisition proposal viewed as attractive by the Board. J.P. Morgan also provided an overview of Veritas’s debt commitment letter. The Board discussed the current workstreams of Veritas, ST Engineering, Blackstone and Strategic Party D, including the fact that Veritas had substantially completed its diligence efforts and had provided debt financing commitments, suggesting it was far ahead of other parties in its ability to execute a transaction. Representatives of Sidley reviewed with the Board the current draft of the merger agreement being negotiated with Veritas and key unresolved issues, including the ability of the Company to pay regular dividends during the pendency of the merger, Veritas’s desire to remove the “go-shop” in favor of a lower Company termination fee should the Company accept a superior proposal, various triggering events with respect to both the Company’s and Veritas’s payment of their respective termination fees, and provisions viewed by Sidley as introducing execution risk. The Board asked Sidley questions regarding the open legal issues and provided direction with respect to certain negotiating matters. Following these discussions, the Board discussed, among other things, their desire to continue advancing discussion with Veritas while encouraging ST Engineering to submit an improved proposal. The Board also discussed Veritas’s opposition to the “go-shop” provision. In such discussion, the Board considered the fact that there had been a public announcement on September 21, 2020 regarding Elliott’s interest in acquiring the Company, the industry participants and financial buyers that J.P. Morgan had contacted regarding their interest in pursuing a strategic transaction with the Company and that only two of those parties continued to engage in discussions with the Company regarding an acquisition of the entire Company, and only two parties continued to engage in discussions with the Company regarding a potential acquisition of the CMPS Business. Finally, the Board discussed that generating a superior proposal during the “go-shop” period appeared unlikely given the limited number of counterparties having expressed an interest in acquiring the whole Company over the lengthy period since the September 21 Elliott Press Release.
Over the course of January 11, 2021 to January 17, 2021, representatives of Sidley and Skadden continued to negotiate the merger agreement and various ancillary agreements, but were unable to resolve a number of material issues in the merger agreement discussed with the Board.
On January 12, 2021, representatives of Strategic Party D indicated to J.P. Morgan that they were no longer interested in pursuing a strategic transaction with the Company, including in partnership with ST Engineering.
On January 17, 2021, at the request of Veritas, senior management of the Company, representatives of Veritas, and representatives from Sidley and Skadden discussed certain diligence matters concerning the Company.
On January 18, 2021, Mr. Feldmann communicated to Veritas the Board’s view that Veritas must make meaningful progress as soon as possible to avoid disruption of the Company’s senior management team and minimize the risk of attrition of key employees.

On January 20, 2021, representatives of ST Engineering contacted senior management of the Company to, among other things, reconfirm its interest exploring a strategic transaction with the Company, suggest that it would be able to materially improve upon its previous per-share range of $64.00-$68.00 set forth in the ST Engineering Revised Proposal, and indicated that it was willing to dedicate resources to move at a more rapid pace that it had been previously. Senior management of the Company expressed to ST Engineering that it would need to complete due diligence efforts on an expedited basis, particularly given its access to diligence materials since November 24, 2020, and requested a detailed timeline to present the Board with an executable transaction.
On January 21, 2021, representatives of ST Engineering provided to the Company and J.P. Morgan a revised non-binding indication of interest to acquire the Company, with a per-share price ranging from $72.00 to $75.00 per share in cash, subject to the completion of confirmatory due diligence and negotiation of definitive documentation and satisfaction of other conditions (the “ST Engineering Second Revised Proposal”). In response to prior concerns raised by senior management and the Company’s advisors regarding ST Engineering’s indication that it would require a partner to acquire the CMPS Business, the ST Engineering Second Revised Proposal indicated that ST Engineering would be the sole counterparty to any definitive documentation to acquire the Company and would not make the consummation of any acquisition conditional upon engaging a partner to acquire the CMPS Business. However, the ST Engineering Second Revised Proposal did not provide a clear path for the parties to seek and obtain regulatory approvals in the absence of a partner, or a timeline to complete ST Engineering’s diligence efforts and related workstreams. Management promptly provided the ST Engineering Second Revised Proposal to the Board. The closing price of the Company’s common stock on the NYSE on this date was $65.74 per share.
Later in the morning of January 21, 2021, the Board held a previously scheduled meeting via videoconference (the “January 21 Meeting”), attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. At the meeting, Mr. Feldmann provided a status update of his various conversations with representatives of Veritas and Elliott. Mr. Feldmann also discussed with the Board his recent exchanges with the Senior Executive of ST Engineering regarding ST Engineering’s interest in acquiring the Company. The Board discussed with senior management and the Company’s advisors the ST Engineering Second Revised Proposal from ST Engineering, including the increased range of $72.00 to $75.00 per share, inquiring as to whether ST Engineering had materially advanced efforts to align with a partner to acquire the CMPS Business, notwithstanding the fact that ST Engineering had indicated it would be the sole counterparty to a transaction with the Company. Following such discussions, J.P. Morgan provided an update to the Board regarding the status of Veritas’s recent efforts to finalize its process and present the Board with an executable transaction. The Board considered J.P. Morgan’s view that, based on its discussions with Veritas and its analysis of Parent’s financing structure, including the pro forma leverage ratios and free cash flows that would be available to Veritas following a closing, Veritas was unlikely to increase its price above $70.00 per share. Representatives of Sidley then discussed with the Board the remaining key issues in the merger agreement. Following these discussions, the Board directed senior management to advise Veritas and Elliott that they must conclude their remaining workstreams promptly and present the Board with an executable transaction in the immediate near term in order to avoid disruption of the Company’s senior management team and minimize the risk of attrition of key employees. The Board also requested that Sidley communicate to Skadden the Board’s positions with respect to key legal issues. Finally, the Board directed Mr. Feldmann and J.P. Morgan to contact ST Engineering and its representatives to clarify certain items in the ST Engineering Second Revised Proposal to better evaluate its contents.
Following the January 21 Meeting, Mr. Feldmann contacted representatives of Veritas and Elliott, stating that senior management and the Company’s advisors had provided an update to the Board regarding the status of Veritas’s engagement that morning and reemphasizing the Board’s desire for Veritas to complete its workstreams in the immediate near term. Mr. Feldmann also relayed the Board’s positions with respect to the remaining items in the merger agreement, including (i) that the Company should be permitted to pay its ordinary course dividends in the period between sign to close, (ii) that Veritas was introducing execution risk by requiring certain third-party consents and license transfers as various closing conditions and (iii) that Veritas was introducing potential regulatory risks by seeking the ability to engage in certain transactions in the Company’s industry during the pendency of the merger.
Later on January 21, 2021, Mr. Feldmann corresponded with the Senior Executive of ST Engineering requesting clarification regarding the range set forth in such proposal, in addition to further information regarding ST Engineering’s transaction structure and analysis of certain regulatory considerations. Given concerns regarding the delayed process and ST Engineering’s diligence efforts to date, Mr. Feldmann also requested a detailed workplan showing the ability of ST Engineering to deliver and executable transaction by January 31, 2021.
On January 22, 2021, Skadden provided to Sidley a revised draft of the merger agreement. The mark-up contemplated that, among other things (i) the Company would not be entitled to a “go-shop” provision and a two-tier Company termination fee, but instead would be subject to customary window-shop provisions with a 2% Company termination fee in the event of termination of the merger agreement by the Company to enter into a superior proposal, (ii) a reverse termination fee of 5.0% of the equity value of the Company if the merger agreement were terminated due to Parent’s breach or a failure of Parent’s financing, (iii) the inclusion of third-party consents and license transfers as a condition to the consummation of the merger and (iv) the Company would not be permitted to pay dividends (including ordinary course dividends) during the pendency of the transaction without Parent’s consent. In response to Skadden’s revised draft of the Merger Agreement, Sidley indicated that it would report Veritas’s positions to the Board at a previously scheduled meeting on January 24, 2021. Later that evening, Skadden responded that Veritas would accept the Board’s ability to pay its ordinarily scheduled dividends during the pendency of the merger, but that Veritas’s positions otherwise remained unchanged.
Later on January 22, 2021, the Senior Executive of ST Engineering corresponded with Mr. Feldmann, providing preliminary responses to the questions initially raised by Mr. Feldmann the day before. The Senior Executive of ST Engineering explained that, without further diligence efforts, ST Engineering would be unable to narrow its per-share range provided in the ST Engineering Second Revised Proposal. In response to Mr. Feldmann’s questions regarding transaction structure and regulatory considerations, the Senior Executive of ST Engineering indicated that they would not be able to provide a comprehensive analysis of those matters until they determined the appropriate partner to acquire the Company’s CMPS Business and requested permission from the Company to engage in discussions with Blackstone regarding a potential partnership. Mr. Feldmann shared and discussed the responses with the Company’s advisors.
On the morning of January 23, 2021, Skadden provided to Sidley incremental updates to the merger agreement mark-up circulated the day before, largely clarifying Veritas’s positions with respect to certain matters previously discussed between Skadden and Sidley.
On January 23, 2021, Mr. Feldmann replied to the Senior Executive of ST Engineering, seeking further clarification of ST Engineering’s view regarding regulatory considerations and requested a detailed workplan and timeline. Further, given that Blackstone had indicated a preliminary valuation of the CMPS Business at approximately $850 million and Strategic Party D had indicated a preliminary valuation of the CMPS Business ranging from approximately $850 million to $950 million, Mr. Feldmann also inquired as to whether an $850 million valuation of the CMPS Business would impact the ST Engineering Second Revised Proposal of $72.00 to $75.00 per share.
On the evening of January 23, 2021, Mr. Feldmann, with input from certain of the Company’s advisors, provided an update to the Board on recent discussions with Veritas and ST Engineering in anticipation of a meeting of the Board to be held the following day. Mr. Feldmann also noted that, although Veritas had accepted the Company’s ability to pay ordinary course dividends during the pendency of the merger subject to a specified cap, certain key issues in the merger agreement remained open, including Veritas’s requirement for certain conditions to closing. Finally, Mr. Feldmann provided an update of communications with ST Engineering since the ST Engineering Second Revised Proposal, and provided the Board with copies of written responses from ST Engineering to the questions posed by Mr. Feldmann.
On the morning of January 24, 2021, representatives of ST Engineering provided to Mr. Feldmann and J.P. Morgan an indicative process timeline, suggesting a minimum of four weeks of workstreams, including due diligence efforts for both ST Engineering and its partner, structuring and documentation discussions with a potential partner for the CMPS Business, and contract negotiations with the Company. ST Engineering did not provide a response as to how an $850 million valuation of the CMPS Business would impact the ST Engineering Second Revised Proposal, instead requesting permission from the Company to engage in discussions with Blackstone regarding a possible partnership. Mr. Feldmann shared the indicative process timeline with the Board and suggested they discuss at a meeting scheduled for later that day.

Later on January 24, 2021, the Board held a meeting via videoconference (the “January 24 Meeting”), attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. At the meeting, Sidley reviewed and discussed with the Board their fiduciary duties in considering and evaluating a possible transaction. Representatives of J.P. Morgan then provided the Board with a comprehensive update of the status of Veritas’s process, including that Veritas had substantially finalized its due diligence efforts, had arranged for financing commitments and had completed investment committee approval. The Board considered and discussed with senior management and the Company’s advisors the view of J.P. Morgan that, given the financing structure proposed by Veritas and in light of the pro forma leverage ratios and free cash flows that would be available following a closing, it would be unlikely that Veritas would be in a position to offer per-share consideration in excess of $70.00. Representatives of J.P. Morgan then reviewed and discussed with the Board an updated overview of the ST Engineering Second Revised Proposal, including the indicative process timeline submitted earlier that morning suggesting a minimum of four weeks of due diligence efforts with parallel contract negotiations.
The Board then discussed with senior management and the Company’s advisors certain concerns regarding the ST Engineering Second Revised Proposal, including (a) the fact that, notwithstanding ST Engineering’s confirmation that it would not require a partner to acquire the CMPS Business, ST Engineering had not provided a clear path to achieve regulatory approvals absent such partner, (b) the Board’s view that ST Engineering had not substantially completed diligence and would require meaningful time to do so, (c) the fact that the timeline provided by ST Engineering indicated it would need to engage in material structuring discussions with a potential partner and (d) continued employee retention challenges in the event the Company’s evaluation of strategic alternatives was not publicly concluded in the near term. The Board also discussed and considered J.P. Morgan’s view that, in light of the concerns previously discussed by the Board, it was uncertain that ST Engineering would be able to deliver an executable transaction in the near term and that delaying a possible transaction with Veritas to advance ST Engineering’s various workstreams may cause Veritas to withdraw its proposal.
Sidley then discussed with the Board the latest draft of the merger agreement received from Skadden, including the material provisions still to be negotiated. Sidley noted, among other things, that Veritas would now permit the Company to pay ordinary course dividends during the pendency of the merger and that, although Veritas continued to resist the inclusion of a “go-shop” provision, Veritas had proposed a Company termination fee of 2% in the event the Company entered into an alternative superior proposal following execution of the merger agreement. The Board discussed Veritas’s insistence on certain closing conditions and the status of certain regulatory covenants, including those with respect to Veritas’s ability to make acquisitions or material investments following the execution of the merger agreement. Following these discussions, the Board directed Sidley to continue negotiations with Skadden in an effort to enhance closing certainty in the merger agreement and determined that, given the low Company termination fee, the publicity surrounding a potential transaction in light of the September 21, 2020 public disclosures, and the lack of attractive proposals notwithstanding meaningful outreach by J.P. Morgan to third parties, the Board would accept forgoing a “go-shop” provision if the parties could otherwise reach agreement to minimize execution and closing risk. In furtherance thereof, the Board further directed Sidley to indicate to Skadden that, if certain closing conditions were dropped, the Board may be open to permitting Veritas to engage in certain transactions within similar industries during the pendency of the merger. Additionally, the Board directed Sidley to further engage with ST Engineering’s counsel to discuss the indicative process timeline, gain a clearer understanding of ST Engineering’s view of its proposed transaction structure both with the Company and its potential partner, and evaluate ST Engineering’s approach to certain regulatory considerations in respect of an acquisition of the Company.
Following those discussions, Spotlight Advisors and Sidley reviewed with the Board its obligations under the Elliott NDA with respect to providing Elliott notice of the 2021 annual meeting of stockholders for purposes of opening Elliott’s director-nomination window. The Board then determined that senior management and the Company’s advisors should proceed as previously discussed at the meeting and directed Mr. Feldmann to cause the Company’s advisors to work expeditiously with ST Engineering to improve its proposal.
Following the January 24 Meeting, Mr. Feldmann communicated with the Senior Executive of ST Engineering, acknowledging that Sidley would provide amendments to the non-disclosure agreements executed by both ST Engineering and Blackstone to permit them to discuss a potential partnership with respect to acquiring the Company. Mr. Feldmann also requested agendas for key functional diligence calls and asked ST Engineering to prioritize diligence efforts that would enable ST Engineering to refine its valuation range and deliver a per-share offer price.
Later on January 24, 2021, at the request of senior management and consistent with the direction of the Board, Sidley also delivered to ST Engineering’s counsel a draft merger agreement, substantially similar to the draft originally provided to Skadden on December 20, 2020.
During the week of January 25, 2021, senior management and other representatives of the Company met with representatives of ST Engineering in 12 management sessions to, among other things, respond to ST Engineering’s due diligence inquiries and discuss various aspects of the Company’s business and operations. Additionally, representatives of the Company provided additional diligence materials and written responses to ST Engineering’s due diligence inquiries and, at the request of ST Engineering, provided additional personnel with access to a virtual data room containing the Company’s diligence materials.
On January 25, 2021, each of ST Engineering and Blackstone executed amendments to their respective non-disclosure agreement with the Company to permit them to discuss a potential partnership in connection with acquiring the Company. Mr. Feldmann and the Senior Executive of ST Engineering also corresponded regarding various due diligence matters and the provision of due diligence materials to key employees identified by ST Engineering.
Later on January 25, 2021, Sidley corresponded with Skadden, explaining that, if Veritas were to concede and agree to the deletion of certain closing conditions, the Board would consider various approaches to the regulatory covenants and reverse termination fee triggers requested by Veritas. Sidley and Skadden later discussed the Board’s position over the phone.
Over the course of January 25, 2021 through January 27, 2021, each of Sidley and ST Engineering’s counsel discussed on various phone calls key considerations with respect to ST Engineering’s proposal to acquire the Company, including ST Engineering’s view regarding a path to obtain regulatory approvals and mitigate execution risk. In the course of these discussions, when asked about the absence of a partner to acquire the CMPS Business, counsel to ST Engineering indicated that ST Engineering was still discussing various structuring considerations, including a concurrent signing with a partner to acquire the CMPS Business. Representatives of Sidley asked ST Engineering’s counsel whether a definitive agreement with the Company would contain certain reverse termination fees and a “hell or high water” regulatory approvals provision, but ST Engineering’s counsel indicated that ST Engineering was still evaluating those provisions. Sidley also encouraged ST Engineering’s counsel to provide a mark-up to the draft merger agreement.
On January 26, 2021, Skadden provided Sidley with drafts of the equity commitment letter and limited guarantee to be entered into by Parent and certain affiliates of Veritas.
On January 27, 2021, Veritas provided to J.P. Morgan a list of the Company’s key customers it would like to brief regarding its potential acquisition of the Company. At the direction of senior management, Sidley called Skadden to indicate that the Company would not permit Veritas to engage in calls with key customers unless and until the merger agreement and key documentation, including Veritas’s equity commitment letters and other ancillary documentation, were substantially final.
Later in the evening of January 27, 2021, following a series of phone conversations between Sidley and Skadden, Sidley provided a revised draft of the merger agreement to Skadden, removing the “go-shop” provision and the third-party consents and certain license transfers as conditions to closing and requiring Parent to pay a reverse termination fee of 7% of equity value if certain regulatory approvals were not received by the Outside Date and the merger agreement were terminated in accordance with certain specified terms.
Over the course of the evening of January 27, 2021 and January 28, 2021, Sidley and Skadden negotiated various provisions of the merger agreement, the limited guarantees, and equity commitment letters and other ancillary agreements.
On January 29, 2021, Skadden provided to Sidley a revised mark-up of the merger agreement, proposing a reverse termination fee of 5% of equity value if certain regulatory approvals were not received by the Outside Date and the merger agreement was terminated in accordance with its terms, but containing triggering mechanics for such payment that materially differed from those included in Sidley’s mark-up provided on January 27, 2021. The mark-up also accepted the deletion of certain conditions to close.
Throughout the course of the day on January 30, 2021, Sidley and Skadden, with input from senior management of the Company and Veritas, respectively, discussed and resolved the majority of open issues remaining in the merger agreement. Sidley and Skadden acknowledged that the amount of the reverse termination fee remained open and would be a topic for discussion and consideration by the Board. Later that evening, Sidley sent a revised draft of the merger agreement to Skadden, reflecting the day’s discussions, and Sidley and Skadden scheduled a call to finalize remaining items in the merger agreement and ancillary agreements the following morning in advance of a meeting scheduled for January 31, 2021.
In the evening of January 30, 2021, Sidley spoke with ST Engineering’s counsel, discussing ST Engineering’s transaction structure and whether the Company would be open to a covenant to assist ST Engineering in selling the Company’s CMPS business to its partner. Sidley again encouraged ST Engineering’s counsel to provide a mark-up to the draft merger agreement.
Also in the evening of January 30, 2021, the Senior Executive of ST Engineering indicated to management of the Company that ST Engineering would not be able to provide an executable transaction in advance of the Company’s previously requested date of January 31, 2021.
Early in the morning on Sunday, January 31, 2021, Sidley and Skadden resumed their discussions regarding the merger agreement, resolving open points, such that the merger agreement, other than the amount of the reverse termination fee, was viewed as substantially final and actionable for the Board.
Later in the morning of January 31, 2021, shortly in advance of the meeting of the Board, Mr. Feldmann received a call from a representative of Veritas. The representative indicated, among other things, that although Veritas believed the negotiations regarding the merger agreement were nearly complete, Veritas was no longer prepared to pay the $70.00 per share set forth in the Veritas Third Revised Proposal and would only pay $65.00 per share due to certain discoveries impacting Veritas’s valuation of the Company during Veritas’s diligence process. Mr. Feldmann stated that he would share Veritas’s decrease in per-share consideration with the Board at the scheduled meeting later that morning. Following the call with the representative from Veritas, Mr. Feldmann received a call from a representative of Elliott, explaining that Elliott was supportive of the revised $65.00 offer. Mr. Feldmann responded that he would discuss with and take direction from the Board in light of these new events, but doubted that the Board would approve a sale of the Company at anything less than the $70.00 offer price that had been previously communicated to the Board. In his conversations with both representatives from Veritas and Elliott, Mr. Feldmann for the first time indicated there were other parties interested in strategic transactions with the Company. Following this communication with Elliott, a representative from Veritas called back and suggested that they would add a go-shop provision to their $65.00 per-share offer. The closing price of the Company’s common stock on the NYSE on Friday, January 29, 2021, was $61.18 per share.
Midday on January 31, 2021, the Board held a meeting via videoconference (the “January 31 Meeting”), attended by members of senior management and representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. Among other discussions, Mr. Feldmann provided an overview of recent events in connection with the parties potentially interested in a strategic transaction involving the Company, stating that the Senior Executive of ST Engineering had indicated that ST Engineering and Blackstone would need an undetermined amount of additional time to complete their due diligence efforts and begin negotiation of a merger agreement. Mr. Feldmann also discussed the revised valuation proposal conveyed by representatives from Veritas and Elliott earlier that day. Sidley then discussed with the Board the status of the merger agreement negotiations with Veritas. The Board asked questions of senior management and the Company’s advisors regarding these developments, ultimately determining that it would not proceed with a transaction at $65.00 per share, but that Veritas should retain access to the virtual data room in an effort to cause it to reconsider its prior $70.00 per-share offer price. Further, the Board also determined that the Company should continue facilitating ST Engineering’s due diligence efforts to allow ST Engineering an opportunity to provide the Board with greater clarity regarding the ST Engineering Second Revised Proposal.
Following the January 31 Meeting, Mr. Feldmann and the Senior Executive of ST Engineering spoke over the phone to discuss ST Engineering’s due diligence efforts and expected timeline to refine the ST Engineering Second Revised Proposal, including a mutually stated desire to present the Board with an actionable proposal within two weeks.

Later on January 31, 2021, Elliott again contacted Mr. Feldmann and Gen. Melcher, encouraging the Board to accept Veritas’s revised offer at $65.00 per share.
During the evening on January 31, 2021, the Company provided notice to Elliott regarding the date of the Company’s 2021 annual meeting of stockholders as required by the Elliott NDA, opening Elliott’s 10-day window to nominate director candidates for the 2021 annual meeting of stockholders.
On February 1, 2021, in response to Elliott’s communications from the day before, Mr. Feldmann returned a call from a representative of Elliott. In the conversation that followed, Elliott inquired what it would take for the Board to approve a transaction. Mr. Feldmann reiterated a number of times that the Board had been interested in evaluating a transaction at the $70.00 per-share price previously communicated on December 19, 2020.
Over the course of February 2, 2021, J.P. Morgan and members of management provided additional diligence items to ST Engineering in response to due diligence requests and clarifications sought by ST Engineering and its advisors. Further, Sidley engaged in various discussions with ST Engineering’s counsel regarding legal considerations with respect to the Company’s operations. ST Engineering’s counsel also provided on behalf of ST Engineering a timeline to present the Board with an actionable transaction within two weeks.
During the evening of February 2, 2021, a representative from Veritas called Mr. Feldmann to discuss Veritas’s continued interest in acquiring the Company. The representative indicated that, despite the revised $65.00 per-share price disclosed in advance of the January 31 Meeting, Veritas was willing, upon further consideration, to acquire the Company for $70.00 per share. Mr. Feldmann informed the Board that Veritas had changed its offer price to $70.00 per-share. The closing price of the Company’s common stock on the NYSE on this date was $62.51 per share.
On February 3, 2021, a representative from Elliott contacted Mr. Feldmann, expressing his support of Veritas’s revised $70.00 per-share offer. Elliott then followed with an email to Mr. Feldmann, Gen. Melcher and Ms. Hageman, requesting an extension of the director nomination deadline applicable to Elliott pursuant to the Elliott NDA and expressing a desire for the Board to execute a transaction that week or otherwise face a genuine possibility of a transaction with Veritas falling away. Mr. Feldmann shared Elliott’s email with the Board.
On February 3, 2021, members of the Board met via videoconference, also attended by Ms. Hageman. Senior management updated the directors on the status of ST Engineering’s recent diligence efforts and summarized his communications with Veritas and Elliott over the prior two days. Mr. Feldmann indicated that both representatives from Veritas and Elliott had suggested that Veritas was committed to resolving all outstanding issues in the merger agreement in an expedited manner. Members of the Board asked Mr. Feldmann various questions with respect to each of Veritas and ST Engineering. After further discussion and given uncertainty regarding ST Engineering’s proposal, including the fact that (a) ST Engineering had yet to partner with a party to acquire the CMPS Business, provide a detailed commitment of the actions it would take to obtain regulatory approvals in the absence of a partner, or otherwise describe contractual protections in favor of the Company to mitigate execution risk, (b) ST Engineering had not yet provided a mark-up of or otherwise meaningfully engaged on the merger agreement, (c) ST Engineering had not refined its offer of $72.00 to $75.00 per share, and (d) further delay to accommodate ST Engineering may risk Veritas withdrawing its proposal, the Board determined that management and the Company’s advisors should reengage with Veritas at a $70.00 per-share price and proceed to finalize the various transaction documentation. In light of these considerations and previous discussions with J.P. Morgan regarding its view that Veritas may withdraw its proposal if the process was further delayed, the Board asked that senior management and the Company’s advisors encourage ST Engineering to further expedite its process. The Board acknowledged that, should ST Engineering strengthen its proposal and minimize execution risk in advance of the two-week schedule previously delivered by ST Engineering, the Board would continue to evaluate ST Engineering as a potential acquiror if it appeared to be in the best interest of the Company’s stockholders.
On February 3, 2021, following the Board meeting, senior management communicated with representatives of ST Engineering, indicating that ST Engineering would need to submit an actionable proposal to the Board in advance of February 7, 2021 if it desired to be successful in potentially acquiring the Company.

Over the next three days, the Company and Veritas worked to finalize the merger agreement, voting agreement, debt and equity commitment letters and the limited guarantees, except for the amount of the reverse termination fee in the merger agreement.
On February 6, 2021, the Senior Executive of ST Engineering contacted Mr. Feldmann to indicate that ST Engineering would not be able to submit a revised proposal or mark-up of the merger agreement prior to February 7, 2021.
On Sunday, February 7, 2021, the Board held a meeting via videoconference (the “February 7 Meeting”), attended by members of senior management and representatives of J.P. Morgan, Raymond James, Sidley, Faegre, Spotlight Advisors and Sloane. At the outset of the meeting, members of the Board and Ms. Hageman met in executive session to, among other things, review with the members of the Board their fiduciary duties in considering a potential transaction with Veritas and certain relationship disclosures provided by J.P. Morgan and Raymond James as to certain material investment banking relationships with each of the parties potentially interested in a strategic transaction with the Company, including Veritas, Elliott, ST Engineering, and Blackstone. Following the discussion, the Board concluded that none of the disclosures caused the Board to believe that J.P. Morgan or Raymond James would not be able to provide independent advice to the Company. Senior management and representatives of J.P. Morgan then reviewed with the Board the status of ST Engineering’s workstreams. Sidley reviewed with the Board the changes from the last version of the Veritas transaction documents that the Board had reviewed and discussed and summarized the resolution of the remaining open issues, including Veritas’s request for a reverse termination fee equal to 5% of the Company’s equity value. Also at this meeting, representatives of J.P. Morgan reviewed J.P Morgan’s financial analysis of the merger consideration with the Board and rendered J.P. Morgan’s oral opinion (subsequently confirmed by delivery of its written opinion) to the Board (in its capacity as such) on February 7, 2021 that, as of such date, and based upon and subject to the factors and assumptions set forth in its written opinion, the merger consideration to be paid to the holders of the Company common stock in the merger was fair, from a financial point of view, to such holders. Raymond James then presented its financial analysis of the merger consideration with the Board and rendered an oral opinion, confirmed by delivery of a written opinion dated February 7, 2021, to the Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in the opinion, the merger consideration to be received by holders of Company common stock (other than holders of Excluded Shares as defined in the Raymond James opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Senior management also discussed with the Board a summary of additional factors to assist the Board in its assessment of the transaction, including certain risks that could materially affect the Company’s actual future performance.
After discussing potential factors in favor of and against the proposed transaction with Veritas, including various factors that the Board had considered and weighed throughout the process, and the likelihood of ST Engineering making a firm and compelling offer with limited near-term and long-term execution risk, the Board then determined that the merger agreement and related merger with Parent were fair to, advisable, and in the best interests of the Company and its stockholders and unanimously adopted resolutions approving the merger agreement, related ancillary agreements, and the transactions contemplated thereby, and recommended that the Company’s stockholders vote to approve the merger agreement.
Shortly following the February 7 Meeting, the parties exchanged executed copies of the merger agreement and other related ancillary agreements, including the voting agreement, debt commitment letter, equity commitment letters and limited guarantees.
On the morning of Monday, February 8, 2021 and prior to the opening of trading on the NYSE, the parties announced the execution of the merger agreement.
Also on February 8, 2021, the Company requested, in accordance with the terms of the merger agreement executed with Parent, that ST Engineering and Blackstone return or destroy all non-public information that was previously furnished or made available to them and their representatives, and terminated all data room access previously granted to them.
On March 19, 2021, ST Engineering submitted the Current STE Proposal to the Company proposing to acquire all of the issued and outstanding Company common stock for $76.00 per share in cash (the “STE

Transaction”), which is subject to qualifications, including as described below. The Current STE Proposal also stated that ST Engineering had partnered with Blackstone, who will acquire the CMPS Business immediately following the acquisition of the Company by ST Engineering (the “CMPS Transaction”). The Current STE Proposal contemplates that, while completion of the CMPS Transaction would not be a contractual condition to closing ST Engineering’s acquisition of the Company, if the CMPS Transaction would not close substantially concurrently, the Company could not obtain specific performance to cause ST Engineering to acquire the Company but would be entitled to terminate the agreement with ST Engineering and receive from ST Engineering a termination fee of approximately $113 million (among other things, ST Engineering will use the proceeds of the CMPS Transaction to finance a portion of the merger consideration that would be payable to the Company’s stockholders). The Current STE Proposal stated that it was subject to limited, confirmatory due diligence and the negotiation and execution of definitive documentation. In the Current STE Proposal, ST Engineering stated that it and Blackstone had completed separation planning of the CMPS Business from the Transportation Business and had negotiated forms of relevant definitive documentation, including a separation and on-sale agreement pursuant to which Blackstone would effectuate the CMPS Transaction. ST Engineering also provided an agreed form of voting agreement obligating Temasek Holdings (Private) Limited, ST Engineering’s majority shareholder, to vote in favor of both the STE Transaction and the CMPS Transaction, providing the requisite approval from ST Engineering’s shareholders for both transactions. The Current STE Proposal indicated that consummation of the STE Transaction would be subject to certain merger control and other regulatory approvals, including CFIUS regulatory approval and approvals in certain jurisdictions outside of the United States. The Current STE Proposal also indicated that ST Engineering and Blackstone would agree to a “hell or highwater” provision similar to the provision in the existing merger agreement executed with Parent to take any and all actions necessary to obtain the required regulatory approvals. STE Engineering also proposed that if CFIUS approval is not obtained within nine months or Blackstone breaches its regulatory obligations to ST Engineering, the above-referenced fee would be payable). Included with the Current STE Proposal was a letter from Blackstone confirming (i) its support of the transactions contemplated by the Current STE Proposal, including its interest in acquiring the CMPS Business, and (ii) that forms of definitive documentation between ST Engineering and Blackstone, including the separation and on-sale agreement and equity commitment letter, had been negotiated. The closing price of the Company’s common stock on the NYSE on this date was $69.70 per share.
On the evening of March 19, 2021, representatives of the Sidley provided a copy of the Current STE Proposal to representatives of Veritas and Skadden, redacted in accordance with the terms of an existing non-disclosure agreement between the Company and ST Engineering.
On March 21, 2021, the Board held a meeting via videoconference, attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. At the meeting, representatives of Faegre reviewed with the Board its fiduciary duties, including with respect to the Current STE Proposal. Representatives of Sidley discussed with the Board the Company’s obligations under the merger agreement executed with Parent. The Company’s advisors then discussed with the Board various aspects of the Current STE Proposal, including the $76.00 per share merger consideration, certain regulatory considerations and approvals necessary to close the STE Transaction and the CMPS Transaction, the anticipated timeline to reach a closing of both the STE Transaction and the CMPS Transaction, and contractual protections afforded to the Company in the mark-up of the merger agreement with respect to the receipt of regulatory approvals. Among other things, the Board, senior management and the Company’s advisors discussed the statements in the Current STE Proposal with respect to ST Engineering’s partnership with Blackstone and the inclusion of the “hell or highwater” provision to take any and all actions necessary to obtain the required regulatory approvals and the termination fees payable by ST Engineering under certain circumstances (including if CFIUS approval is not obtained within nine months or Blackstone breaches its regulatory obligations to ST Engineering). After engaging in further discussion and asking questions of the Company’s advisors, the Board determined that the Current STE Proposal is or would reasonably be expected to lead to a “superior proposal” as defined in the merger agreement and that the failure to engage in discussions with, or provide information to, ST Engineering would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law. The Board then authorized senior management and the Company’s advisors to engage in discussions with ST Engineering and its advisors in accordance with the terms of the merger agreement.

On March 22, 2021, the Company issued a press release announcing that the Board had determined that the Current STE Proposal is or would reasonably be expected to lead to a “superior proposal,” as that term is defined under the merger agreement, and that the Board would engage in discussions with STE Engineering.
Beginning on March 22, 2021, the Company and its representatives began providing due diligence information to ST Engineering and its representatives and Blackstone and its representatives and discussing the terms of the Current STE Proposal. Representatives of ST Engineering’s outside counsel stated that they would send to Sidley drafts of the separation and on-sale agreement and related agreements with Blackstone, and indicated that, because ST Engineering and Blackstone did not have access to the data room since the morning of February 8, 2021, portions of the separation and on-sale agreement remained subject to the completion of due diligence.
On March 23, 2021, ST Engineering provided draft transaction agreements relating to the CMPS Transaction to Sidley, which were not in final form as certain provisions were subject to the completion of due diligence. Following receipt, Sidley shared such draft transaction agreements with Skadden.
On March 24, 2021, Sidley provided to counsel for ST Engineering a mark-up of the draft merger agreement with ST Engineering. Sidley then delivered to Skadden a copy of their mark-up of the draft merger agreement with ST Engineering.
On March 25, 2021, Sidley provided to counsel for ST Engineering a mark-up of the draft separation and on-sale agreement to effect the CMPS Transaction. Sidley then delivered to Skadden a copy of their mark-up of the draft separation and on-sale agreement.
As of the date of this proxy statement, the Board is continuing to evaluate the Current STE Proposal and engage in discussions with ST Engineering. In the event that, due to any material development with respect to the Current STE Proposal or the merger agreement, the Company determines this proxy statement requires amendment or supplement, then the Company will communicate the necessary information to the stockholders of the Company in a manner consistent with the Board’s fiduciary duties under applicable law and with the rules and regulations of the Exchange Act. The means of such communication may include issuing a press release, filing additional soliciting materials with the SEC and/or distributing amended or supplemental proxy materials.
Recommendation of the Board
At the special meeting of the Board on February 7, 2021, after careful consideration, and for the reasons summarized in the section entitled “— Reasons for Recommending the Adoption of the Merger Agreement” below, the Board unanimously:
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approved and declared fair and advisable the merger and the execution, delivery, and performance by the Company of the merger agreement and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger;

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determined that the Company’s entry into the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, are in the best interests of the Company and its stockholders;

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directed that the merger agreement be submitted to a vote of the stockholders of the Company to be adopted; and

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subject to the conditions in the merger agreement, including receiving the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon to adopt the merger agreement, recommended the approval and adoption of the merger agreement by the stockholders of the Company.

Reasons for Recommending the Adoption of the Merger Agreement
In evaluating the merger agreement and the transactions contemplated thereby, the Board consulted with the Company’s senior management team and outside legal, financial and strategic advisors and, in determining that the proposed merger and other transactions contemplated by the merger agreement are fair to, advisable, and in the best interests of the Company and its stockholders, considered and evaluated numerous factors over the course of approximately 16 meetings of the Board beginning in September 2020, including the following material factors, each of which the Board believes supports its unanimous determinations:
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Per-Share Merger Consideration.   The Board evaluated the attractiveness of the per-share merger consideration and the financial terms of the merger agreement. In particular, the Board considered the following:

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The per-share merger consideration represented:

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A 57.8% premium over the closing price of the Company common stock on September 18, 2020, the last trading day prior to the Company’s announcement of third-party interest in potentially acquiring the Company;

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A 39.1% premium over the 52-week volume weighted average trading price as of February 5, 2021, the last trading day prior to the Board’s approval of the merger agreement;

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A 10.6% premium over the closing price of the Company common stock on February 5, 2021; and

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An implied enterprise value of $2.825 billion, which represents a multiple of 17.8x fiscal year 2020 EBITDA and 15.7x fiscal year 2021 projected EBITDA.

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The Board also considered that the cash consideration represents immediate and certain value and liquidity upon the closing in comparison to the risks and uncertainty that would be inherent in remaining a stand-alone company or pursuing a transaction in which all or a portion of the consideration is payable in stock.

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Historical Performance, Stand-Alone Prospects and Strategic Alternatives.

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The Board considered the Company’s recent and historical financial condition, results of operations and business, including the Company’s first quarter fiscal year 2021 performance, the drivers of that performance and expectations as to the likelihood of sustainability of that performance.

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The Board considered the Company’s competitive position in the industries in which it operates, the Company’s recent and historical performance relative to other companies in the industries in which it operates, and trends in the industries in which it operates.

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The Board considered management’s stand-alone Business Plan, including the “NextCubic” strategic initiatives intended to enhance growth and drive cost savings and margin improvement, and the financial projections, as well as the risks and uncertainties associated with the Company’s ability to achieve the results contemplated by the Business Plan and meet such financial projections if the Company were to continue to operate as a stand-alone company. The Board also considered potential downside risks and upside opportunities not included in the Business Plan or financial projections and the Company’s historic performance relative to prior management forecasts.

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The Board also took into account the current state of the U.S. and global economies and general industry and market trends and conditions, the impact of, and uncertainties underlying, projected macroeconomic conditions in the near term and long term on the performance of the Company as a stand-alone company, including the impacts of government elections and election cycles on defense spending, the impacts of fiscal stimuli and responses to COVID-19 on future government spending with respect to transportation infrastructure and defense, and the near-term and long-term impacts of COVID-19 on city and metropolitan transportation budgets and ridership trends.

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The Board considered potential strategic alternatives the Company could pursue, including (i) remaining as a stand-alone company and executing the Company’s Business Plan, including the “NextCubic” strategy initiatives, (ii) partitioning the Company into two publicly traded entities, (iii) pursuing a sale of one of the Company’s business units, and (iv) partnering with a private equity firm to consummate a previously contemplated acquisition in a related industry, the potential stockholder value that might result from such alternatives, and the Board’s view that none of these alternatives was reasonably likely to present superior opportunities for the Company to create greater value for stockholders, taking into account risks of execution as well as business, competitive, financial, industry, market and regulatory risks.
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The Board considered the Company’s near-term and longer-term prospects as a stand-alone company and considered the possibility that, if the Company did not enter into a merger agreement with Parent, the value of Company common stock could be significantly lower than the value of the per-share merger consideration.

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The relationship of the per-share merger consideration to the likely trading price of Company common stock if Elliott had not reported its investment in the Company or if Elliott had subsequently reported a sale of its position in the Company. In addition, the Board considered certain publicly available analyst research share price targets for Company common stock prior to the disclosure of third-party interest in potentially acquiring the Company, and following the disclosure of the "NextCubic" strategic initiatives, noting that these share price targets ranged from $48.00 to $62.00 per share of Company common stock compared to the per share merger consideration of $70.00 in cash.

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Potentially Interested Parties; Course of Negotiations.

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The Board considered that, over the course of more than five months, the Company and J.P. Morgan conducted direct outreach to (or otherwise had discussions with) potential financial and strategic parties, including 16 strategic parties and nine financial sponsors, that the Company and its advisors believed were likely to be most interested in pursuing a potential strategic transaction with the Company at an attractive valuation.

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The Board also considered that, given the publicity surrounding the Company’s announcement of the rights agreement, the September 21 Elliott Press Release and the numerous reports in the media speculating that Elliott had partnered with Veritas to acquire the Company in the months leading up to the date on which the merger agreement was signed, any potentially interested counterparties who were not contacted by the J.P. Morgan or senior management had an opportunity to inquire about a potential sale of the Company or other strategic alternatives.

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The Board also considered that (a) only Veritas and ST Engineering had submitted formal, written indications of interest to acquire the Company, (b) only Veritas was in a position to sign a definitive agreement to acquire the Company at the time the Board approved the merger agreement and (c) only two other parties made oral indications of interest to acquire the CMPS Business in potential partnership with ST Engineering through communications to the Company’s financial advisor, one of which was ultimately withdrawn.

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The Board considered that ST Engineering ultimately informed the Company it would not be in a position to sign a definitive agreement on the timeline proposed by the Board. In addition, the Board considered the uncertainty regarding whether ST Engineering would be in a position to sign a definitive agreement in the near term, or at all, and, after consulting with J.P. Morgan, the concern that if the Board were to delay further to accommodate ST Engineering in the hope that ST Engineering would submit an actionable proposal, Veritas may withdraw its proposal. As a result, given the uncertainty and concerns, the Board determined it was in the best interest of the Company’s stockholders not to delay the execution of the merger agreement with Veritas. As part of its deliberation, the Board considered that (a) ST Engineering had yet to partner with a party to acquire the CMPS Business, provide a detailed commitment of the actions it would take to obtain regulatory approvals in the absence of a partner, or otherwise describe contractual protections in favor of the Company to mitigate execution risk and (b) ST Engineering had not yet provided a mark-up of or otherwise meaningfully engaged on the merger agreement.

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The Board also took note of the terms of the merger agreement, including that if an interested party were to submit a proposal that the Board determined was a superior proposal (as described in the section entitled “The Agreement and Plan of Merger — Restriction on Solicitation of Competing Proposals,” beginning on page 103) the Board could, prior to the stockholders adopting the merger agreement and subject to complying with the terms and conditions of the merger agreement, including paying the termination fee of $45.45 million, terminate the merger agreement and cause the Company to enter into a definitive agreement for such superior proposal if the Board determined in its good faith judgment, after consultation with its outside financial advisors and outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. The Board considered its view that the terms of the merger agreement were unlikely to deter any interested parties from making a proposal to the Company.
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Course of Negotiations.   The Board considered the course of negotiations with Veritas, including the increase in the Veritas Initial Proposal from $60.00 per share to $65.00-$67.50 per share, the further refinement of Veritas’s range from $65.00-$67.50 to $67.50 per share, and the final increase to $70.00 per share in the Veritas Third Revised Proposal, and in addition, after consulting with J.P. Morgan, that Veritas would be unlikely to further increase its $70.00 per-share proposal given the financing structure proposed by Veritas and in light of the pro forma leverage ratios and free cash flows that would be available following a closing. In light of the foregoing, the Board believed that Veritas’s $70.00 per-share offer was the highest price that Veritas was willing to pay for the Company.

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Opinions of the Company’s Financial Advisors.   The Board considered the separate financial analyses and separate oral opinions of J.P. Morgan and Raymond James (subsequently confirmed by delivery of their respective separate written opinions) to the Board (in its capacity as such) on February 7, 2021 that, as of such date, and based upon and subject to the factors and assumptions set forth in each respective separate written opinion, the merger consideration to be paid to the holders of the Company common stock in the merger was fair, from a financial point of view, to such holders, as more fully described in the section entitled “The Merger — Opinion of J.P. Morgan,” beginning on page 57, and Annex B to this proxy statement and the section entitled “The Merger — Opinion of Raymond James,” beginning on page 64, and Annex C to this proxy statement.

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The Merger Agreement.   The Board considered the general terms and conditions of the merger agreement and the course of extensive negotiations of the key provisions thereof with Veritas, including the Company’s and Parent’s respective representations, warranties and covenants, the conditions to their respective obligations to consummate the merger and their ability to terminate the merger agreement (as described in the section entitled “The Agreement and Plan of Merger — Conditions to the Merger,” beginning on page 114). In particular, the Board considered the following:

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Conditions to Closing the Merger; Likelihood of Closing.   The Board considered that the proposed merger was likely to be consummated, including that the merger agreement is subject to limited closing conditions that are customary in nature, Parent’s obligations to use reasonable best efforts to consummate the merger and its obligation to take all actions necessary to obtain all consents or approvals in connection with certain competition or antitrust laws and investment screening laws, the expectation that the proposed merger will be approved by the Company’s stockholders and that no non-governmental third-party consents are conditions to the consummation of the proposed merger.

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Specific Performance.   The Board considered the Company’s right, pursuant and subject to the merger agreement, to seek specific performance to cause the closing to occur if the debt financing is available.

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No Financing Condition; Ability to Finance.   The Board considered that the proposed merger is not subject to a financing condition and, in particular, that Parent has obtained committed debt financing for the transaction from reputable financial institutions and committed equity financing, the limited number and nature of the conditions to the debt and equity financing and the obligation of Parent to use reasonable best efforts to consummate the debt and equity financing, and the Company’s ability to cause the equity financing sources to fund their contributions as contemplated by the merger agreement and the equity commitment letters, provided that the debt financing has been funded or will fund if the equity funds and all the conditions to closing are satisfied. The Board also considered the requirement that, if the debt financing is not obtained, Parent has an obligation to use reasonable best efforts to obtain alternative financing. The Board considered that the terms of the debt commitment letters made it reasonably likely the debt financing would be consummated.

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Parent Termination Fees.   The Board also considered the requirement that, if the Company terminates the merger agreement for Parent’s failure to close when required or for Parent’s material breach, or if either of the parties terminate the merger agreement for failure to obtain certain antitrust approvals at the outside date, Parent will pay the Company a termination fee of $113.64 million. The Board also considered that both the Veritas Sponsor and the Elliott Sponsors have delivered executed limited guarantees to the Company guaranteeing the due and punctual payment to the Company of the Parent termination fee based on their respective pro forma ownership percentages of Parent, certain reimbursement and indemnification obligations related to the debt financing and certain payment and reimbursement obligations specified in the merger agreement that may be owed by Parent pursuant to the merger agreement.

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Ability of the Board to Engage in Passive Discussions Involving Competing Proposals.   The Board considered the provisions of the merger agreement that provide for the Company’s ability, under certain circumstances and subject to the terms and conditions of the merger agreement, to furnish information to and conduct negotiations with a third party, if the Board determines in good faith that such third party has made a competing proposal that is or would reasonably be expected to lead to a superior proposal (as described in the section entitled “The Agreement and Plan of Merger — Restriction on Solicitation of Competing Proposals,” beginning on page 103) if the failure to do so would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law.

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Ability of the Board to Change Board Recommendation; Ability to Terminate the Merger Agreement.   The Board considered the provisions of the merger agreement that provide:

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that, in certain circumstances and subject to the terms and conditions of the merger agreement, the Board is permitted to change the Board recommendation and is permitted to terminate the merger agreement to enter into an agreement with respect to a superior proposal if the Board concludes that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, subject to complying with Parent’s “match rights” and payment to Parent of the Company termination fee of $45.45 million, as further described in the section entitled “The Agreement and Plan of Merger — Expenses; Termination Fees,” beginning on page 117; and

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that, in certain other circumstances not related to a superior proposal and subject to the terms and conditions of the merger agreement, the Board is permitted to change the Board recommendation in response to an intervening event (as described in the section entitled “The Agreement and Plan of Merger — Obligations of the Board with Respect to Its Recommendation,” beginning on page 106) if the Board concludes that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, which would result in Parent having the right to terminate the merger agreement at which time the Company would be required to pay Parent the Company termination fee of $45.45 million, as further described in the section entitled “The Agreement and Plan of Merger — Expenses; Termination Fees,” beginning on page 117.

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Appraisal Rights.   The Board considered that the merger agreement must be approved by the Company’s stockholders and that the Company’s stockholders have the right to exercise appraisal rights under Section 262 of the DGCL rather than accept the merger consideration, which Section 262 provides such stockholders who have complied with the requirements of the DGCL with an opportunity to have the Court of Chancery determine the fair value of their shares of Company common stock, which may be more than, less than or the same as the amount such stockholders would have received under the merger agreement.

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The Board also considered its belief that the terms of the merger agreement were reasonable and would not discourage other potential acquirers from making an alternative proposal to acquire the Company.

In the course of its deliberations, the Board also considered certain risks and other potentially negative factors concerning the transactions contemplated by the merger agreement, including:

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No Direct Ongoing Participation in the Surviving Corporation’s Potential Upside.   Following the merger, the Company will no longer exist as an independent public company and existing stockholders of the Company would not have the opportunity to continue participating in the surviving corporation’s upside as a stand-alone company, including future earnings or growth of the surviving corporation or synergies that may result from the consummation of transactions including acquisitions or other business combinations.

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Taxable Consideration.   For U.S. federal income tax purposes, the merger consideration will be taxable to the Company’s stockholders who are entitled to receive such consideration.

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No Solicitation of Alternative Proposals.   The fact that the merger agreement precludes the Company from actively soliciting alternative proposals.

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Specific Performance; Cap on Damages.   The Company is limited to seeking specific performance or the Parent termination fee in the event that Parent does not close when required, and the Company is not able to seek other monetary damages.

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Interim Restrictions on Business.   The merger agreement generally requires the Company to use commercially reasonable efforts to conduct operations in all material respects in the ordinary course of business, maintain and preserve intact in all material respects (to the extent within its control) its business organization, and to maintain current relationships with significant customers, suppliers, distributors and other persons with whom it has material business relations pending consummation of the proposed merger, and restricts the Company, without Parent’s consent, from taking certain specified actions until the proposed merger is completed, which restrictions may affect the Company’s ability to execute its business strategies, respond effectively to competitive pressures and industry developments, pursue alternative business opportunities, make appropriate changes to its business and attain its financial and other goals, all of which may impact the Company’s financial condition and results of operations.

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Potential Failure to Consummate the Merger.   The proposed merger may not be consummated in a timely manner or at all, due to a failure of certain closing conditions, many of which are not within the Company’s control, to be satisfied or (if permissible under applicable law) waived, including certain regulatory approvals. The Board weighed against this consideration the fact that the conditions are limited in nature as well as its views that required consents or approvals under applicable competition or antitrust laws and investment screening laws are likely to be obtained and the remedies available to the Company if Parent does not consummate the merger when the closing conditions are satisfied.

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Transaction Expenses.   The significant costs involved in connection with entering into the merger agreement and completing the merger (many of which are payable whether or not the merger is consummated) and the substantial time and effort of the Company’s management required to complete the merger, which may disrupt the Company’s business operations.

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Ongoing Relationships.   The fact that the announcement of the merger agreement and pendency of the merger, or the failure to consummate the merger, may cause harm to the Company’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers and may divert employees’ attention away from the Company’s day-to-day business operations.

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Interests of Officers and Directors.   The Company’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of the Company’s stockholders (such as change-in-control or termination payments).

The Board concluded that the potentially negative factors associated with the proposed merger were outweighed by the potential benefits that it expected the Company’s stockholders would receive as a result of the proposed merger, including the belief that the proposed merger would maximize the value received by the Company’s stockholders and eliminate the risks and uncertainties affecting the future prospects of the Company as a stand-alone company.
The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the proposed merger and the complexity of this matter, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and the Board recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether, or to what extent, any factor or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based the Board recommendation on its consideration of the totality of the information presented to it, including the factors described above.
In considering the Board recommendation, the Company’s stockholders should be aware that the executive officers and directors of the Company have certain interests, including financial interests, in the proposed merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby, and in making the Board recommendation. For additional information, see the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 74.
As of the date of this proxy statement, the Board is continuing to evaluate the Current STE Proposal and engage in discussions with ST Engineering. In reaching its determination to direct the Company to mail this proxy statement, the Board considered the fact that the Current STE Proposal is non-binding and remains subject to a number of conditions and qualifications, including regulatory review of the transaction, the completion of due diligence review of the Company by ST Engineering and Blackstone and the negotiation of definitive terms and transaction agreements for the acquisition of the Company and sale by ST Engineering of the CMPS Business. The Board also considered the rights of the Company under the merger agreement to continue to engage in negotiations relating to the Current STE Proposal and the Company’s rights with respect to any competing proposal that the Board determines is a “superior proposal,” as that term is defined under the merger agreement. The Board also considered the Company’s obligations under the merger agreement.
Opinion of J.P. Morgan
Pursuant to an engagement letter, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger.
At a meeting of the Board on February 7, 2021, J.P. Morgan rendered its oral opinion (subsequently confirmed by delivery of its written opinion) to the Board (in its capacity as such) that, as of such date, and based upon and subject to the factors and assumptions set forth in its written opinion, the per share merger consideration to be paid to the holders of the Company common stock in the proposed merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan, dated February 7, 2021, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the written opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the consideration to be paid to the holders of the Company common stock in the proposed merger and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of the Company, or as to the underlying decision by the Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed merger or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:
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reviewed the merger agreement;

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reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

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compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

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compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company common stock and certain publicly traded securities of such other companies;

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reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business (which is referred to in this section as the “Management Forecasts” and which are summarized in the sections entitled “The Merger — Forward-Looking Financial Information” and “The Merger — Financial Projections”); and

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performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent, under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided, by or on behalf of the Company, to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement would be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by the Company and Parent in the merger agreement and the related agreements were and would be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and it relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger would be obtained without any adverse effect on the Company or on the contemplated benefits of the proposed merger.
The projections furnished to J.P. Morgan were prepared by the Company’s management. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “The Merger — Forward-Looking Financial Information,” beginning on page 71 of this proxy statement, and “The Merger — Financial Projections,” beginning on page 73 of this proxy statement.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion. J.P. Morgan’s opinion was limited to the fairness, from a financial point of view, of the per share merger consideration to be paid to the holders of the Company common stock in the proposed merger and J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the per share merger consideration to be paid to the holders of the Company common stock in the proposed merger or with respect to the fairness of any such compensation.
The terms of the merger agreement were determined through arm’s length negotiations between the Company and Parent, and its affiliates, and the Company’s decision to enter into the merger agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the proposed merger or the per share merger consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Board (in its capacity as such) on February 7, 2021 and in the presentation delivered to the Board (in its capacity as such) on such date connection with the rendering of such opinion. The summary below does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and, in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Public Trading Multiples Analysis
Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous in certain respects to the Company or aspects thereof based on J.P. Morgan’s experience and its familiarity with the industries in which the Company operates. The companies selected by J.P. Morgan were as follows:
Defense Systems:
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Lockheed Martin Corporation,

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Northrop Grumman Corporation,

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General Dynamics Corporations,

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L3Harris Technologies, Inc.,

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Mercury Systems, Inc.,

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Kratos Defense & Security Solutions, Inc., and

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Ultra Electronics Holdings plc

Transportation:
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Itron, Inc., and

•
Init Innovation in traffic systems SE

None of the selected companies reviewed is identical or directly comparable to the Company and certain of these companies may have characteristics that are materially different from those of the Company. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered sufficiently similar in certain respects to those of the Company. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect the Company.
With respect to the selected companies, the information J.P. Morgan presented included the multiple of firm value (calculated as equity value plus or minus, as applicable, net debt or net cash, plus preferred stock and non-controlling interest) to Wall Street research analyst consensus estimates of earnings before interest, taxes, depreciation and amortization (which is referred to in this section as “EBITDA”) of the applicable selected company for calendar year 2022 (which multiple is referred to in this section as “FV/2022E EBITDA”). Financial data for the selected companies was from the selected companies’ filings with the SEC and publicly available Wall Street research analyst consensus estimates for calendar year 2022 that J.P. Morgan obtained from FactSet Research Systems. J.P. Morgan also calculated FV/2022E EBITDA multiples for the Company based on the closing prices per the Company’s common stock as of February 4, 2021, the last trading day prior to the Company’s announcement of the proposed merger (which is referred to in this section as “Pre-Announcement Price”), and as of September 18, 2020, the last trading day prior to the Company’s announcement of third-party interest in potentially acquiring the Company (which is referred to in this section as the “Unaffected Price”), and publicly available analyst consensus estimates of the Company’s EBITDA, burdened for stock based compensation (which is referred to in this Section as the Company’s “Adjusted EBITDA”) for fiscal year 2022. Results of this analysis were presented for the selected companies and for the Company, as indicated in the following table:
FV/2022E EBITDA
Defense Systems
Median	11.2x
Mean	14.9x
Transportation
Median	14.3x
Mean	14.3x
Overall
Median	11.2x
Mean	14.8x
Based on the above analysis and other factors that J.P. Morgan considered appropriate in its professional judgment, J.P. Morgan selected an FV/2022E EBITDA multiple reference range for the Company of 10.0x to 17.0x. J.P. Morgan then applied that range to the estimate of the Company’s Adjusted EBITDA for 2022 included in the Management Forecasts (referred to as “Adjusted EBITDA — Management Projections”). To calculate an estimated equity value per share of Company common stock, J.P. Morgan then adjusted the implied firm value for the Company’s net debt as of September 30, 2020 (calculated as debt (excluding non-recourse debt of Boston AFC 2.0 Holdco LLC, a variable interest entity of the Company (which is referred to in this section as the “VIE”)), and minority interest less cash (excluding restricted cash of the Company and cash and restricted cash of the VIE)) as provided by the Company’s management, and divided the result by the fully diluted number of shares of Company common stock outstanding, calculated using information provided by the Company’s management.
This analysis indicated the following ranges of implied equity values per share of Company common stock (rounded to the nearest $0.25), which J.P. Morgan compared to the per share merger consideration, the Pre-Announcement Price and the Unaffected Price, as follows:
Implied Equity Value Per Company Common Stock Reference Range	Per Share Merger Consideration	Pre- Announcement Price	Unaffected Price
2022E Adjusted EBITDA
$48.50 – $94.50	$70.00	$63.24	$44.37
Discounted Cash Flow Analysis
J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining a range of fully diluted equity value per share of the Company’s common stock.

A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset, and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. “Present value” refers to the current value of the future cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macroeconomic assumptions and estimates of risk, the cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows estimated to be generated by the asset for periods beyond the projections period.
For purposes of its discounted cash flow analysis, J.P. Morgan used the unlevered free cash flows that the Company is expected to generate from December 31, 2020 through September 30, 2025 as reflected in the Management Forecasts. J.P. Morgan calculated a range of terminal values for the Company at the end of this period by applying perpetuity growth rates ranging from 2.50% to 3.50% to the unlevered free cash flow that the Company is expected to generate in the terminal year as reflected in the Management Forecasts. The unlevered free cash flows and the range of terminal values were then discounted to present values, as of December 31, 2020, using a range of discount rates from 9.50% to 10.50%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. These present values, when added together, resulted in a range of implied firm values for the Company. To calculate a range of implied equity values per share of Company common stock, J.P. Morgan then deducted from the range of implied firm values the Company’s net debt as of September 30, 2020 (calculated as debt (excluding non-recourse debt of the VIE) and minority interest less cash (excluding restricted cash of the Company and cash and restricted cash of the VIE)) as provided by the Company’s management, added the value of the benefits expected by the Company’s management to be derived by the Company from its utilization of estimated net operating loss carryforwards of the Company as provided by the Company’s management, and divided the result by the fully diluted number of shares of Company common stock, calculated using information provided by the Company’s management.
This analysis indicated a range of implied equity values per Company common stock (rounded to the nearest $0.25), which J.P. Morgan compared to the per share merger consideration, the Pre-Announcement Price and the Unaffected Price, as follows:
Implied Equity Value Per Company Common Stock Reference Range	Per Share Merger Consideration	Pre-Announcement Price	Unaffected Price
$60.75 – $84.75	$70.00	$63.24	$44.37
Selected Transaction Analysis
Using publicly available information, J.P. Morgan examined selected transactions with respect to businesses which J.P. Morgan judged to be analogous to the Company’s business or aspects thereof based on J.P. Morgan’s experience and familiarity with the industries in which the Company operates. The transactions indicated in the following table were selected by J.P. Morgan as relevant in evaluating the proposed merger.
Date Announced	Acquirer	Target
Defense
12/07/20	Mercury Systems, Inc.	Physical Optics Corporation
10/29/20	Parsons Corporation	Braxton Science & Technology Group, LLC
1/20/20	BAE Systems PLC	UTX (Collins) GPS
12/17/19	Leidos Holdings, Inc.	Dynetics, Inc.
7/25/19	Advent International Inc.	Cobham PLC
7/22/19	Parsons Corporation	QRC, LLC
12/12/18	Cerberus Capital Management, L.P.	Sparton Corporation
12/21/17	Mercury System Inc.	Themis Computer, Inc.
12/03/17	TTM Technologies, Inc.	Anaren, Inc.

Date Announced	Acquirer	Target
11/23/15	Comtech Telecommunications Corp.	TeleCommunication Systems, Inc.
6/1/15	Ultra Electronics Holdings PLC	Kratos Defense & Security Solutions, Inc.
2/6/15	Harris Corporation	Exelis Inc.
5/20/14	Cobham PLC	Aeroflex Holding Corp.
11/4/13	Veritas Capital Fund Management, L.L.C.	Anaren, Inc.
10/9/13	CACI International Inc.	Six3 Systems, Inc.
Transportation / Payment Processing / Infrastructure
8/2/18	Jacobs Engineering Group Inc.	CH2M Hill Companies, Ltd.
6/21/18	Gores Holdings II, Inc.	Verra Mobility Corporation
12/17/17	Thales S.A.	Gemalto N.V.
4/20/17	SNC-Lavalin Group Inc.	WSAtkins plc
1/26/16	Total System Services, Inc.	TransFirst Holdings Corp.
9/3/14	WSP Global Inc.	Parsons Brinckerhoff Group Inc.
10/6/04	Roper Industries, Inc.	TransCore Holdings, Inc.
Using publicly available information, J.P. Morgan calculated, for each selected transaction, among other things, the multiples of the target company’s firm value (calculated as described above) implied in the relevant transaction to the target company’s (i) EBITDA for the twelve months prior to announcement of the applicable transaction (which multiple is referred to in this section as “FV/LTM EBITDA”) and (ii) estimated EBITDA for the twelve months following announcement of each applicable transaction (which multiple is referred to in this section as “FV/NTM EBITDA”). Financial data for the target companies was from press releases, FactSet Research Systems and the target company’s filings with the SEC, including filings made in connection with the applicable selected transaction. Results of this analysis were as indicated in the following table:
	FV/LTM EBITDA	FV/NTM EBITDA
Defense Companies
Median	12.2x	12.3x
Mean	12.1x	12.3x
Transportation/ Payment Processing/ Infrastructure Companies
Median	11.1x	12.7x
Mean	10.8x	12.7x
Overall
Median	11.8x	12.3x
Mean	11.6x	12.4x
None of the selected transactions reviewed was identical to the proposed merger. Certain of these transactions may have characteristics that are materially different from those of the proposed merger. However, the transactions selected were chosen because the participants in and certain other aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the participants in and aspects of the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the merger.
Based on the above analysis and other factors that J.P. Morgan considered appropriate in its professional judgment, J.P. Morgan selected an FV/LTM EBITDA multiple reference range for the Company of 10.5x to 17.5x and an FV/NTM EBITDA multiple reference range for the Company of 10.0x to 15.0x. J.P. Morgan then applied the FV/LTM EBITDA multiple reference range to the Company’s Adjusted EBITDA for fiscal year 2020 as provided by the Company’s management, and the FV/NTM EBITDA multiple reference range to the Company’s estimated Adjusted EBITDA — Management Projections for fiscal year 2021 reflected in the

Management Forecasts to derive a range of implied firm values for the Company. To calculate a range of implied equity values per share of Company common stock, J.P. Morgan then deducted from the range of implied firm values the Company’s net debt as of September 30, 2020 (calculated as debt (excluding non-recourse debt of the VIE) and minority interest less cash (excluding restricted cash of the Company and cash and restricted cash of the VIE)) as provided by the Company’s management, and divided the result by the fully diluted number of shares of Company common stock, calculated using information provided by the Company’s management.
This analysis indicated the following ranges of implied equity values per Company common stock (rounded to the nearest $0.25), which J.P. Morgan compared to the per share merger consideration of $70.00 in cash, the Pre-Announcement Price and the Unaffected Price, as follows:
Implied Equity Value Per Company Common Stock Reference Range	Per Share Merger Consideration	Pre-Announcement Price	Unaffected Price
2020A Adjusted EBITDA
$34.25 – $68.25	$70.00	$63.24	$44.37
2021E Adjusted EBITDA
$38.50 – $66.25	$70.00	$63.24	$44.37
Other Information
Historical Trading Range for the Company.   For reference purposes only and not as a component of its fairness analysis, J.P. Morgan reviewed the historical prices of the Company common stock during the 52-week period prior to February 4, 2021, noting that the low and high closing prices during such period were $30.86 and $68.76, respectively, compared to the per share merger consideration of $70.00 in cash, the Pre-Announcement Price of $63.24 and the Unaffected Price of $44.37.
Analyst Price Targets for the Company.   For reference purposes only and not as a component of its fairness analysis, J.P. Morgan reviewed certain publicly available equity research analyst share price targets for the Company common stock, noting that these share price targets ranged from $64.00 to $75.00 per Company common stock compared to the per share merger consideration of $70.00 in cash, the Pre-Announcement Price of $63.24 and the Unaffected Price of $44.37.
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the proposed merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company or aspects thereof. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the proposed merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the proposed merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.
For financial advisory services rendered in connection with the merger, the Company has agreed to pay J.P. Morgan a fee estimated based on information available as of the signing of the merger agreement to be approximately $40 million, $3.5 million of which became payable upon delivery by J.P. Morgan of its opinion, and the remainder of which is contingent on and will become due upon the closing of the proposed merger. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had, and continue to have, commercial or investment banking relationships with the Company and certain portfolio companies of Veritas Capital Fund Management, L.L.C. for which J.P. Morgan and such affiliates have received, or will receive, customary compensation. Such services during such period have included acting as joint lead bookrunner and joint lead arranger on the Company’s revolving credit facility and term loan in March 2020 and an amendment thereto to July 2020. In addition, J.P. Morgan’s banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company and certain portfolio companies of Veritas, for which it has received customary compensation or other financial benefits. During the two years preceding the date of its opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with Elliott Management Corporation. During the two year period preceding the delivery of its opinion, the aggregate fees received by J.P. Morgan from the Company were approximately $1.6 million, and from Veritas and its affiliates were approximately $114 million. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding shares of Company common stock. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Veritas or Elliott Management Corporation for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Opinion of Raymond James
The full text of the written opinion of Raymond James is attached as Annex C to this proxy statement. The summary of the opinion of Raymond James set forth in this proxy statement is qualified in its entirety by reference to the full text of such written opinion. Company stockholders are urged to read this opinion in its entirety. The opinion of Raymond James speaks only as of the date of the opinion and does not reflect any developments that may occur or may have occurred after the date of such opinion and prior to the consummation of the merger.
The Company retained Raymond James to deliver to the Board an opinion as to the fairness, from a financial point of view, to the holders of Company common stock of the merger consideration to be received by such holders pursuant to the merger agreement. Raymond James did not serve as financial adviser to the Company with respect to the merger.
At the February 7, 2021 meeting of the Board, representatives of Raymond James rendered its oral opinion, as to the fairness, based upon market, economic, financial and other circumstances and conditions existing and disclosed to Raymond James by the Company as of February 5, 2020, from a financial point of view, to the holders of Company common stock, other than holders of Excluded Shares as defined in the Raymond

James opinion, of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the qualifications, assumptions, limitations and other matters considered in connection with the preparation of its opinion. Subsequently, and on the same day, Raymond James confirmed its oral opinion by delivering to the Board its written opinion (which is referred to in this section as the “opinion”) dated February 7, 2021, which is attached as Annex C to this proxy statement and is incorporated herein by reference.
Raymond James provided its opinion for the information of the Board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger, and Raymond James’s opinion only addresses whether the merger consideration to be received by the holders of Company common stock (other than holders of Excluded Shares as defined in the Raymond James opinion) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Raymond James does not address any other term or aspect of the merger agreement or the merger. The Raymond James opinion does not address the relative merits of the merger as compared to another business or financial strategy which may be or may have been available to the Company nor does it constitute a recommendation to the Board, to any Company stockholder or any holder of other Company securities including rights to acquire Company securities as to how the Board, such Company stockholder or other securities holder or any other person should vote or otherwise act with respect to the merger or any other matter.
In connection with its review of the proposed merger and the preparation of its opinion, Raymond James, among other things:
•
reviewed the financial terms and conditions as stated in the draft, dated February 4, 2021, of the Agreement and Plan of Merger among Parent, Sub and the Company (which is referred to in this section as the “draft agreement”);

•
reviewed certain information related to the historical condition and prospects of the Company, as made available to Raymond James by or on behalf of the Company, including, but not limited to, financial projections prepared by the management of the Company and approved for Raymond James’s use in rendering Raymond James’s opinion, including quarterly and annual projections (the “Projections”), as summarized under “The Merger — Financial Projections” beginning on page 73 of this proxy statement;

•
reviewed certain information provided by management relative to the recent historical and projected near term financial performance of the Company;

•
reviewed the Company’s audited and unaudited financial statements on file with the U.S. Securities and Exchange Commission for the Company fiscal years ended September 30, 2019 and 2020;

•
reviewed certain other disclosure set forth in the Company’s recent public filings and certain other publicly available information regarding the Company;

•
reviewed the financial and operating performance of the Company and those of other selected public companies, including their respective trading multiples, that Raymond James deemed to be relevant;

•
considered the publicly available financial terms of certain transactions in the Company’s industries and others which Raymond James deemed to be relevant including their relevant relative valuation multiples;

•
reviewed the current and historical market prices and trading activities for the Company common stock, and the current market prices and trading activities of the publicly traded securities of certain other companies that Raymond James deemed to be relevant;

•
reviewed a certificate dated February 5, 2021 addressed to Raymond James from a member of senior management of the Company certifying that the financial data and Projections provided by the Company were the best available as of the date of such certificate;

•
discussed with members of the senior management of the Company certain information relating to the aforementioned including, without limitation, senior management’s assessment of the Company’s past and current financial condition and operations, and its future prospects, and any other matters which Raymond James has deemed relevant to its inquiry; and

•
conducted such other financial studies, analyses and inquiries and considered such other information and factors as Raymond James deemed appropriate.

With the Company’s consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company, or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with the Company’s consent, assumed that the Projections and such other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company as to the expected future results and condition of the Company, and Raymond James relied upon the Company to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to the Projections or the assumptions on which they were based. Raymond James relied upon and assumed, without independent verification, that the final form of and the terms and conditions of the merger agreement would be the same in all material respects as contained in the draft agreement reviewed by Raymond James, including in all respects material to its analysis, and that the merger would be consummated in accordance with the terms of the merger agreement without waiver of or amendment to any of the conditions thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement without being waived. Raymond James also relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the merger or the Company that would be material to its analysis or opinion.
Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger, or the availability or advisability of any alternatives to the merger. The Raymond James opinion is limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Company common stock. Raymond James expressed no opinion with respect to any other reasons (legal, business, or otherwise) that may support the decision of the Board to approve or consummate the merger. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Raymond James relied, with the consent of the Company, on the fact that the Company was assisted by legal, accounting and tax advisors, and, with the consent of the Company relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors, as to all legal, accounting and tax matters with respect to the Company and the merger.
In formulating its opinion, Raymond James considered only the merger consideration to be received by the holders of Company common stock, and Raymond James did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or such class of persons, in connection with the merger whether relative to the merger consideration or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the merger amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due.

Material Financial Analyses
The following summarizes the material financial analyses reviewed by Raymond James with the Board at its meeting on February 7, 2021, which material was considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to the Company or the contemplated merger. This summary does not purport to be a complete description of the analyses or data presented to Raymond James.
The following summary includes financial analysis summaries presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Raymond James, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Raymond James’s analyses.
Selected Companies Analysis
Raymond James analyzed the relative valuation multiples of eleven publicly traded companies that it deemed relevant, including:
Enterprise Value / EBITDA
Company Name	CY2020E	CY2021E
AeroVironment, Inc.	N.M.	N.M.
CAE Inc.	19.4x	14.7x
Curtiss-Wright Corporation	10.5x	9.8x
Conduent, Inc.	5.0x	5.3x
Init Innovation in Traffic Systems SE	15.1x	14.0x
Kratos Defense & Security Solutions, Inc.	N.M.	N.M.
Mercury Systems, Inc.	23.0x	18.5x
Parsons Corporation	11.0x	9.9x
Thales S.A.	9.6x	8.1x
Ultra Electronics Holdings plc	10.0x	9.5x
Verra Mobility Corporation	17.8x	15.2x
Note: Items noted as “N.M.” are considered not meaningful to the analysis if the multiple falls outside of two (2) standard deviations from the mean.
Raymond James calculated various financial multiples for each company, including enterprise value (market value plus debt, plus preferred stock, plus minority interests, less cash and equivalents) compared to EBITDA, using publicly available consensus research EBITDA estimates for the selected companies for calendar years ending December 31, 2020 and 2021, referred to as CY2020E and CY2021E. The estimates published by research analysts were not prepared in connection with the merger or at the request of Raymond James and may or may not prove to be accurate. Raymond James reviewed the mean, median, reference low and reference high relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for the Company implied by the merger consideration. The results of the selected public companies analysis are summarized below:
Enterprise Value / EBITDA
	CY2020E	CY2021E
Mean	13.5x	11.7x
Median	11.0x	9.9x
Reference Low	8.3x	7.4x
Reference High	16.9x	14.6x

Enterprise Value / EBITDA
	CY2020E	CY2021E
Merger Consideration	16.0x	16.5x
Note: Reference High (Low) Values are calculated as +/- 25.0% from the higher (lower) of the mean or median for the Selected Companies Analysis
Furthermore, Raymond James applied the mean, median, reference low and reference high relative valuation multiples for each of the metrics to the Company’s actual and projected financial results and determined the implied equity price per share of Company common stock and then compared those implied equity values per share to the merger consideration of $70.00 per share. The results of this are summarized below:
	Enterprise Value / EBITDA
	CY2020E	CY2021E
Mean	$56.09	$44.28
Median	$42.73	$34.96
Reference Low	$27.72	$21.89
Reference High	$74.44	$59.67
Merger Consideration	$70.00	$70.00
Raymond James selected these eleven companies because Raymond James believed that, on balance, these companies, relative to other companies whose securities are listed on U.S. national securities exchanges, most closely approached the business conducted by the Company and were deemed sufficiently similar for purposes of Raymond James’s analysis. Raymond James’s selected company analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies compared and other factors that could affect the selected companies differently than they would affect the Company.
Selected Transaction Analysis
Raymond James analyzed publicly available information relating to twelve selected acquisitions of companies, with transaction enterprise values above $250 million that closed or are pending from January 1, 2016 to February 5, 2021 and prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions used in the analysis were:
Company Name	Enterprise Value / TTM EBITDA	Enterprise Value / NTM EBITDA
Pending acquisition of FLIR Systems, Inc. by Teledyne Technologies, Inc. (Pending; Announced Jan-2021)	18.3x	17.1x
Acquisition of Physical Optics Corporation, Inc. by Mercury Systems, Inc. (Dec-2020)	N.D.	13.0x
Acquisition of Braxton Science & Technology Group, LLC by Parsons Corp. (Nov-2020)	N.D.	12.8x
Acquisition of Military Global Positioning Business of Collins Aerospace by BAE Systems (Jul-2020)	N.D.	15.2x
Acquisition of Dynetics, Inc. by Leidos, Inc. (Jan-2020)	N.D.	15.0x
Acquisition of Cobham plc by Advent International (Jan-2020)	13.1x	13.2x
Acquisition of The KeyW Corporation by Jacobs Engineering Group, Inc. (Jun-2019)	22.6x	17.6x
Acquisition of Gemalto N.V. by Thales S.A. (Apr-2019)	11.5x	11.2x
Acquisition of Sparton Corporation by Cerberus Capital Management, L.P. (Mar-2019)	7.2x	9.8x
Acquisition of Verra Mobility Corporation by Gores Holdings II, Inc. (Oct-2018)	12.5x	10.8x

Company Name	Enterprise Value / TTM EBITDA	Enterprise Value / NTM EBITDA
Acquisition of Anaren, Inc. by TTM Technologies, Inc. (Apr-2018)	14.0x	N.D.
Acquisition of TeleCommunicationSystems, Inc. by Comtech Telecommunications Corp. (Feb-2016)	10.7x	N.D.
Note: Items noted as “N.D.” are not publicly available / determinable.
Raymond James examined valuation multiples of transaction enterprise value compared to the target companies’ EBITDA, in each case for twelve months ended prior to closing of the transaction and for the twelve months projected after the closing or announcement of the transaction, where such information was publicly available. Raymond James reviewed the mean, median, reference low and reference high relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for the Company implied by the merger consideration. Furthermore, Raymond James applied the mean, median, reference low and reference high relative valuation multiples to the Company’s actual TTM EBITDA and projected NTM EBITDA to determine the implied equity price per share and then compared those implied equity values per share to the merger consideration of $70.00 per share. The results of the selected transactions analysis are summarized below:
	Enterprise Value / Trailing Twelve Months (TTM) EBITDA	Implied Per Share Equity Price
Mean	13.7x	$57.40
Median	12.8x	$52.32
Reference Low	9.6x	$34.92
Reference High	17.2x	$76.07
Merger Consideration	16.0x	$70.00
Note: Reference High (Low) Values are calculated as +/- 25.0% from the higher (lower) of the mean or median for the Selected Transactions
	Enterprise Value / Next Twelve Months (NTM) EBITDA	Implied Per Share Equity Price
Mean	13.6x	$54.27
Median	13.1x	$51.72
Reference Low	9.8x	$34.47
Reference High	17.0x	$72.16
Merger Consideration	16.5x	$70.00
Note: Reference High (Low) Values are calculated as +/- 25.0% from the higher (lower) of the mean or median for the Selected Transactions
None of the selected transactions reviewed was identical to the merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of Raymond James’s analysis, may be considered sufficiently similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transaction differently than they would affect the merger.
Discounted Cash Flow Analysis
Raymond James analyzed the discounted present value of the Company’s projected free cash flows from December 31, 2020 through September 30, 2025 on a standalone basis using the Projections. Raymond James calculated unlevered free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.

The discounted cash flow analysis was based on the Projections. Consistent with the periods included in the Projections, Raymond James used fiscal year 2025 as the final year for the analysis and applied multiples ranging from 11.0x to 13.0x, selected by Raymond James upon the application of its professional judgment and expertise, to fiscal year 2025 EBITDA in order to derive a range of terminal values for the Company in 2025.
The projected unlevered free cash flows and terminal values were discounted using rates ranging from 9.5% to 11.5%, which range was selected, upon the application of Raymond James’s professional judgment and expertise, to reflect the weighted average after-tax cost of debt and equity capital associated with executing the Company’s business plan. This range was selected based on Raymond James’s experience and judgment and an estimate of the Company’s weighted average cost of capital. The resulting range of present enterprise values was adjusted by the Company’s net debt (the face amount of total debt and book value of non-controlling interests less the amount of cash and cash equivalents, as reflected as of December 31, 2020 based on the information provided by management to Raymond James), as well as management’s estimate for the value of its Net Operating Losses, and divided by the number of diluted shares outstanding in order to arrive at a range of present values per share of Company common stock. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for Company common stock implied by the merger consideration. The results of the discounted cash flow analysis are summarized below:
Equity Value / Per Share
Terminal Value EBITDA Multiple Method
Minimum	$65.78
Maximum	$85.52
Merger Consideration	$70.00
Additional Considerations
The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, or applying undue weight to one valuation methodology over another, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to the significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of the Company nor an opinion as to the price at which the Company’s common stock should trade or will trade in the future.
In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Board (solely in its capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, to the Company stockholders of the merger consideration to be received by such stockholders in connection with the proposed merger pursuant to the merger agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty.
Neither Raymond James’s opinion nor the analyses described above should be viewed as determinative of the views of the Board or its management with respect to the Company, Veritas, Elliott and their respective affiliates, or the merger. Raymond James did not recommend any specific amount of consideration to the Board or that any specific merger consideration constituted the only appropriate consideration for the merger. The Company placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

The terms of the merger agreement, including the merger consideration, were determined through arm’s length negotiations among the parties to the merger agreement, and the Board’s decision to approve the merger agreement was solely that of the Board. Raymond James’s opinion was only one of many factors considered by the Board in its evaluation of the proposed merger, and Raymond James’s opinion should not be viewed as determinative of the views of the Board or its management with respect to the proposed merger or the merger consideration.
The Raymond James opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on February 5, 2021, and any material change in such circumstances and conditions may affect the opinion of Raymond James. Raymond James has no obligation to update, revise or reaffirm its opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect. As the Company was aware, there was significant uncertainty as to the potential direct and indirect business, financial, legal, economic and market implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, governments, regulatory agencies, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (which, collectively, is referred to in this section as the “Pandemic Effects”). Raymond James expressed no opinion as to the potential impact of the Pandemic Effects on the analyses of Raymond James, its opinion, the merger or the Company.
During the two years preceding the date of Raymond James’s written opinion, Raymond James has not been engaged by, performed services for or received any compensation from the Company except as set forth in Raymond James’s written opinion the full text of which is attached as Annex C. During the two years preceding the date of Raymond James’s opinion, Raymond James has not been engaged by, performed services for or received any compensation from Veritas, Elliott, or their respective affiliates except as set forth in Raymond James’s written opinion, the full text of which is attached as Annex C. In connection with performing such services for the Company, Veritas, Elliott or their respective affiliates, Raymond James and/or its affiliates received compensation of approximately $4.70 million in the aggregate from the Company and its affiliates, approximately $40,000 in the aggregate from Veritas and its affiliates and no compensation from Elliott and its affiliates.
For services rendered in connection with the delivery of its opinion, the Company paid Raymond James a customary retainer of $100,000 and a fee of $1,500,000 upon delivery of its opinion. The Company also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.
The Company retained Raymond James to provide a fairness opinion in connection with the proposed merger based on Raymond James’s experience and reputation. Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of the Company and those of Veritas, Elliott and those of their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to the Company, Veritas, Elliott and their respective affiliates, or other participants in the merger in the future, for which Raymond James may receive compensation.
Forward-Looking Financial Information
The Company’s senior management prepares projections of the Company’s expected financial performance as part of its ongoing management of the business and measurement of the Company’s performance. In connection with these objectives, on September 20, 2020, senior management of the Company presented to the Board the five-year financial projections underlying the Company’s standalone Business Plan, which financial projections were approved by the Board. Other than fiscal year guidance in connection with its regularly scheduled earnings releases and limited forward-looking margins and other projected financial metrics disclosed in connection with the Company’s “NextCubic” strategy initiatives, as a general matter, the Company does not publicly disclose projections of the Company’s forecasted performance due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections. However, the Company is including a summary of the financial projections in this proxy statement in order to provide stockholders with access to a summary of certain nonpublic, unaudited prospective financial information that was made available to Parent, as well as to other potential counterparties who executed confidentiality agreements in connection with evaluating a potential strategic transaction with the Company, and were also made available to the Company’s financial advisors, J.P. Morgan and Raymond James, and approved by the Company for their use in connection with their financial analyses and opinions as described in the section entitled “The Merger — The Merger — Opinion of J.P. Morgan,” beginning on page 57, and the section entitled “The Merger — The Merger — Opinion of Raymond James,” beginning on page 64. None of the financial projections were intended for public disclosure. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation of the Company that the financial projections or the information contained therein is material.
The financial projections are unaudited and were not prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles as applied in the U.S. (which we refer to as “GAAP”) or the published guidelines of the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) regarding projections and the use of non-GAAP financial measures. Neither the Company’s independent registered public accounting firm nor any other independent accountant has compiled, examined or performed any procedures with respect to the financial projections or expressed any opinion or any other form of assurance on the financial projections or their achievability. The Company’s independent registered public accounting firm assumes no responsibility for, and disclaims any association with, the financial projections.
In the view of the Company’s management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding the Company’s future financial performance at the time of their preparation. The financial projections are not facts and should not be relied upon as necessarily predictive of actual future results. You are cautioned not to place undue reliance upon the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of the Company, Parent or any of their respective affiliates, advisors or other representatives makes any representation to any Company stockholder regarding the validity, reasonableness, accuracy or completeness of the financial projections or the ultimate performance of the Company relative to the financial projections. Except as required by applicable law, neither the Company nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the financial projections if any or all of them have changed or change or otherwise have become, are or become inappropriate (even in the short term). These considerations should be taken into account if evaluating the financial projections, which were prepared as of an earlier date.
The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in the Company’s businesses or their prospects or any other transactions or events that have occurred or that may occur and that were not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or necessarily predictive of future performance, which may be significantly more favorable or less favorable than as set forth therein and should not be regarded as a representation that the financial projections, projected results or other estimates and assumptions therein will be achieved.
Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple fiscal years, and such information by its nature becomes less predictive with each succeeding fiscal year. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results, including, without limitation, the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which was filed with the SEC on November 18, 2020, and in the Company’s other public filings with the SEC. For additional information on factors that may cause the Company’s future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. No representation is made by the Company or any of its affiliates, advisors or other representatives or any other person to any Company stockholder or any other person regarding the actual performance of the Company compared to the results included in the financial projections or otherwise.
The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” on page 130. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the effect of the merger and related matters. Further, the financial projections do not take into account the effect of any failure of the merger to be consummated and should not be viewed in any manner in that context.
Although presented with numerical specificity, the financial projections are forward-looking statements and reflect various estimates, assumptions and methodologies of the Company, all of which are difficult to predict and many of which are beyond the Company’s control, including, among others, assumptions with respect to industry performance, governmental defense spending, tax rates, interest rates, city and metropolitan transportation budgets, ridership trends in light of and following the impacts from COVID-19 and general business, economic, regulatory, litigation, market and financial conditions and matters specific to the Company’s businesses.
In addition, certain of the financial projections are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from or as a substitute for financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled financial measures used by other companies. Financial measures included in projections provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the financial projections, are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore such projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of the financial measures included in the financial projections to the relevant GAAP financial measures.
Financial Projections
The following table summarizes the financial projections (table may not foot due to rounding):
	For 12-Month Period Ended September 30,
$ in millions (except per share amounts)	2021E	2022E	2023E	2024E	2025E
Sales	$1,580	$1,715	$1,862	$2,000	$2,176
Net Income	33	78	112	151	183
Adjusted EBITDA(1)	180	213	245	287	326

(1)
For purposes of this section, Adjusted EBITDA is defined as GAAP net income from continuing operations attributable to the Company before interest expense, loss on extinguishment of debt, income taxes, depreciation and amortization, other non-operating expense, acquisition-related expenses, strategic and information technology (“IT”) system resource planning expenses, restructuring costs, and gains or losses on the disposal of fixed assets. Adjusted EBITDA is also burdened by stock-based compensation. From Adjusted EBITDA, J.P. Morgan arithmetically derived, based on the Company’s financial projections provided to J.P. Morgan and approved for its use by the Company’s management, Unlevered Free Cash Flow for the Company as follows:
	For 12-Month Period Ended September 30,
$ in millions	2021E(A)	2022E	2023E	2024E	2025E
Adjusted EBITDA	180	213	245	287	326
Less: Depreciation and Amortization	(98)	(87)	(82)	(73)	(71)
Adjusted EBIT(B)	82	126	163	214	255
Less: Taxes(C)	(21)	(31)	(41)	(53)	(64)
Adjusted Net Operating Profit After Taxes(D)	$62	$94	$123	$160	$192
Plus: Depreciation and Amortization	98	87	82	73	71
Less: Capital Expenditures	(49)	(45)	(33)	(30)	(30)
Less: Change in Net Working Capital	(80)	43	(34)	(40)	(51)
Unlevered Free Cash Flow(E)	$30	$180	$137	$163	$182

(A)
The Company had obtained actual financial results for the first fiscal quarter ended December 31, 2020 at the time J.P. Morgan and Raymond James performed their respective fairness analyses and delivered their opinions. As a result, the financial analyses conducted by J.P. Morgan and Raymond James used Q2-Q4’21E financial projections in place of the full 2021E financial projections, which arithmetically removed the Company’s actual first quarter results of the operations.

(B)
For purposes of this section, Adjusted EBIT is Adjusted EBITDA less depreciation and amortization.

(C)
For purposes of this section, Taxes are calculated at an assumed rate of 25% of Adjusted EBIT.

(D)
For purposes of this section, Adjusted Net Operating Profit After Tax is Adjusted EBIT less Taxes calculated in accordance with Note C.

(E)
J.P. Morgan arithmetically derived, based on the Company’s financial projections provided to J.P. Morgan and approved for its use by the Company’s management, Unlevered Free Cash Flow of $23 for Q2-Q4’21E by removing actual performance for the first fiscal quarter ended December 31, 2020 from the financial projections. Raymond James arithmetically derived Unlevered Free Cash Flows of $23.4, $179.7, $137.1, $163.0 and $182.1 for fiscal years Q2-Q4’21E, 2022, 2023, 2024 and 2025, respectively based on the Company’s financial projections provided to Raymond James and approved for its use by the Company’s management.

For purposes of their fairness opinions, J.P. Morgan and Raymond James used, among other metrics, the following financial metrics provided by the Company: (1) $40 for the estimated value of the Company’s Net Operating Loss carryforwards, (2) Net Debt as of September 30, 2020 of $524, which excludes restricted cash of $25, VIE cash and restricted cash of $2.9 and VIE non-recourse debt of $163, (3) Net Debt as of December 31, 2020 of $534.1, which excludes restricted cash, VIE cash and restricted Cash and VIE non-recourse debt, (4) minority interests as of September 30, 2020 of $27, (5) minority interests as of December 31, 2020 of $27 and (6) fully diluted shares of 32,467,000.
For purposes of its fairness opinion, Raymond James used Company Adjusted EBITDA for the twelve-month period ended December 31, 2020 of $176.6 and projected Adjusted EBITDA for the twelve-month period ending December 31, 2021 of $171.3.
NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES INTENDS TO, AND EACH OF THEM DISCLAIMS ANY OBLIGATION TO, UPDATE, CORRECT OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING OR EVENTS OCCURRING AFTER THE DATE WHEN THE FINANCIAL PROJECTIONS WERE PREPARED OR TO REFLECT THE EXISTENCE OF FUTURE CIRCUMSTANCES OR THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE OR BECOME NO LONGER APPROPRIATE.

Interests of Directors and Executive Officers in the Merger
Members of the Board and the Company’s executive officers have various interests in the merger described in this section that may be in addition to, or different from, the interests of the Company stockholders generally. You should keep this in mind when considering the recommendation of the Board “FOR” the adoption of the merger agreement. The members of the Board were aware of these interests and considered them at the time they approved the merger agreement and in making their recommendation that Company stockholders adopt the merger agreement. These interests are described below.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section entitled “— Golden Parachute Compensation” below were used:
•
the relevant price per share of Company common stock is $70.00 per share, which is the fixed price per share to be received by our stockholders in respect of their shares of Company common stock in connection with the merger;

•
the effective time is March 1, 2021, which is the assumed date of the effective time of the merger solely for purposes of the disclosure in this section (which we refer to as the “assumed effective time”); and

•
the employment of each executive officer of the Company is terminated in an “involuntary termination without cause” or due to the executive officer’s resignation for “good reason” (as each such term is defined in the applicable plan), in each case, immediately following the assumed effective time.

Treatment of Outstanding Equity Awards and Equity Plans
Under the merger agreement, Parent did not agree to assume or continue the outstanding equity awards as contemplated by the equity incentive plan and related award agreements. Accordingly, with respect to all outstanding RSU awards and restricted shares held by the Company’s executive officers and directors, the merger agreement provides that as a result of the merger, immediately prior to the effective time:
•
each outstanding RSU award, including each award of performance-based RSUs, will be fully vested and cancelled and each holder of any such cancelled RSU award will be entitled to receive a payment in cash of an amount equal to the product of (A) the number of RSUs subject to such RSU award, multiplied by (B) the merger consideration, without interest, less any required tax withholding in accordance with the terms of the merger agreement. The merger agreement provides that, in the case of an RSU award that is subject to performance-based vesting conditions, the number of RSUs deemed to have been earned will be equal to the target number of RSUs subject to such RSU award multiplied by the greater of (x) 100% and (y) the total stockholder return multiplier applicable to such RSU award (up to a maximum of 125% of the target number of RSUs), calculated as of the closing date and using the closing date as the applicable measurement date, in each case in accordance with the applicable terms of such RSU award immediately prior to the effective time; and

•
each restricted share will be fully vested and cancelled and each holder of any such cancelled restricted share will be entitled to receive a payment in cash of an amount equal to the merger consideration, without interest, less any required tax withholding in accordance with the terms of the merger agreement.

In addition to their outstanding equity awards, which are described in more detail below, directors and executive officers of the Company may beneficially own shares of Company common stock. Details regarding the beneficial ownership of the Company’s directors and executive officers of Company common stock are set out in the section entitled “Security Ownership of Certain Beneficial Owners and Management,” beginning on page 126.
Treatment of Outstanding Equity Awards — Summary Tables
Non-Employee Directors
The following table sets forth the outstanding RSU awards held by each of the Company’s non-employee directors as of the assumed effective time and the estimated value of such awards, based on the merger consideration. Depending on when the actual effective time occurs, certain of these RSU awards may vest and/or be cancelled, in each case, prior to the actual effective time in accordance with their terms and independent of the occurrence of the merger. All share numbers have been rounded to the nearest whole number.
Non-Employee Director Equity Summary Table
Non-Employee Directors	Number of Restricted Stock Units (#)(1)	Value of Restricted Stock Units ($)(1)
Prithviraj Banerjee	2,212	154,840
Bruce G. Blakley	2,212	154,840
Maureen Breakiron-Evans	2,212	154,840
Denise L. Devine	2,212	154,840
Carolyn A. Flowers	2,212	154,840
Janice M. Hamby	2,212	154,840
David F. Melcher	2,212	154,840
Steven J. Norris	2,212	154,840

(1)
Under the merger agreement, each outstanding RSU award held by the Company’s non-employee directors will be fully vested and cancelled, and each holder of a cancelled RSU award will receive a payment in cash, without interest, equal to the product of (i) the number of RSUs subject to the cancelled RSU award and (ii) the merger consideration, less any required tax withholding in accordance with the terms of the merger agreement. The value of the RSU awards was calculated using the merger consideration.

Executive Officers
The following table sets forth the unvested RSUs held by each executive officer as of the assumed effective time (assuming no additional grants are made prior to the effective time) and the estimated value of such awards based on the merger consideration. Depending on when the effective time occurs, certain of these RSUs may vest and/or be cancelled, in each case, prior to the actual effective time in accordance with their terms and independent of the occurrence of the merger. All share numbers and values have been rounded to the nearest whole number.
Executive Officer Unvested Restricted Stock Unit Awards Summary Table
Executive Officers	Number of Restricted Stock Units (#)(1)	Value of Restricted Stock Units ($)(2)
Bradley H. Feldmann*	126,106	8,856,325
Anshooman Aga	35,193	2,471,247
Hilary L. Hageman	8,673	607,904
Mark Harrison	17,862	1,255,049
Michael Knowles	20,555	1,443,462
Grace G. Lee	16,329	1,146,722
Jeffrey Lowinger	7,372	516,040
Rhys Williams	3,101	217,699
Michael R. Twyman(3)	13,207	928,999

*
Also a director of the Company.

(1)
Under the merger agreement, each outstanding RSU award held by an executive officer will be fully vested and cancelled, and each holder of a cancelled RSU award will receive a payment in cash, without interest, equal to the product of (i) the number of RSUs subject to the cancelled RSU award and (ii) the merger consideration, less any required tax withholding in accordance with the terms of the merger agreement. In the case of an RSU award subject to performance-based vesting conditions, the number of RSUs deemed to have been earned shall be equal to the target number of RSUs subject to such RSU award multiplied by the greater of (x) 100% and (y) the total stockholder return multiplier applicable to such RSU award (up to a maximum of 125% of the target number of RSUs), calculated as of the closing date and using the closing date as the applicable measurement date, in each case accordance with the applicable terms of such RSU award in effect immediately prior to the effective time.

(2)
RSU awards held by the executive officers are as follows: Mr. Feldman: 12,557 RSU awards subject to time-based vesting and 113,549 RSU awards subject to performance-based vesting; Mr. Aga: 35,193 RSU awards subject to performance-based vesting; Ms. Hageman: 8,673 RSU awards subject to performance-based vesting; Mr. Harrison: 9,327 RSU awards subject to time-based vesting and 8,535 RSU awards subject to performance-based vesting; Mr. Knowles: 20,555 RSU awards subject to performance-based vesting; Ms: Lee: 16,329 RSU awards subject to performance-based vesting; Mr. Lowinger: 7,372 RSU awards subject to performance-based vesting; Mr. Williams: 3,101 RSU awards subject to performance-based vesting; and Mr. Twyman: 6,220 RSU awards subject to time-based vesting and 6,987 RSU awards subject to performance-based vesting. The value of the unvested RSU awards is calculated using the merger consideration, and RSU awards subject to performance-based vesting conditions are valued assuming that the units are deemed earned at 100%. The value also includes the estimated value of dividend equivalents accrued prior to March 1, 2021. If all RSU awards subject to performance-based vesting conditions are deemed earned at 125%, the total value of the RSU awards subject to performance-based vesting for each executive officer will be as follows: Mr. Feldmann: $9,971,669; Mr. Aga: $3,089,059; Ms. Hageman: $759,880; Mr. Harrison: $749,647; Mr. Knowles: $1,804,328; Ms. Lee: $1,433,403; Mr. Lowinger: $645,050; Mr. Williams: $272,124; and Mr. Twyman: $614,900.

(3)
As part of a negotiated agreement, on August 27, 2020, Mr. Twyman departed from the Company. In exchange for a customary release of claims, Mr. Twyman received certain severance benefits and the right to continued vesting in certain RSUs, which will vest as a result of the merger as reflected in the table above.

The following table sets forth the unvested restricted shares held by each executive officer as of the assumed effective time and the estimated value of such restricted shares. Depending on when the effective time occurs, certain of these restricted shares may vest and/or be cancelled, in each case, prior to the actual effective time in accordance with their terms and independent of the occurrence of the merger. All share numbers have been rounded to the nearest whole number.
Executive Officer Unvested Restricted Shares Summary Table(1)
Executive Officers	Number of Restricted Shares (#)(2)	Value of Restricted Shares ($)(2)
Bradley H. Feldmann*	35,614	2,513,978
Anshooman Aga	21,520	1,511,681
Hilary L. Hageman	5,353	375,239
Michael Knowles	8,841	621,775
Grace G. Lee	13,190	929,853
Jeffrey Lowinger	11,832	830,281
Rhys Williams	3,503	245,948

*
Also a director of the Company.

(1)
To mitigate the potential impact of the Section 280G excise tax (as described in more detail below) on the

Company’s executive officers, the Executive Compensation Committee of Board approved the conversion of certain outstanding RSU awards into restricted shares in December, 2020. The executive officers who received such converted restricted shares were then given an opportunity to elect to take the value of such restricted shares into income for tax purposes in calendar year 2020. Because of the way in which the Section 280G excise tax is calculated, providing the executive officers with the ability to take the restricted shares into income in the calendar year before the merger is expected to close could result in a decrease in their potential exposure to the Section 280G excise tax. If the merger does not close and the restricted shares are forfeited prior to vesting, any executive officers who elected to be taxed on the restricted shares in 2020 would not be able to reverse their tax elections.
(2)
Under the merger agreement, each outstanding restricted share will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled restricted share shall be entitled to receive a payment in cash of an amount equal to the merger consideration, without interest and less any required tax withholding in accordance with the terms of the merger agreement. The value of the unvested restricted shares is calculated based on the merger consideration and the estimated value of dividends accrued on the converted RSUs prior to March 1, 2021. The number of unvested restricted shares shown in the table represents the net number of restricted shares retained by the executive officers after electing to have shares withheld to cover taxes in December 2020 and therefore the amounts shown are not subject to further income tax at the time of the merger.

Change in Control Severance Benefits for Executive Officers
Transition Protection Plan
None of the Company’s executive officers are party to individual employment or severance agreements with the Company.
The Company maintains the Transition Protection Plan (which we refer to as the “Protection Plan”) to provide severance payments and benefits in the event that a participant’s employment is terminated in specified circumstances in connection with a change in control, as described more fully in this section. The Executive Compensation Committee has approved participation in the Protection Plan by each of the Company’s executive officers.
Under the Protection Plan, if there is a change in control of the Company (as defined below) and within 3 months before or 18 months after such change in control, a participant’s employment is involuntarily terminated without cause (as defined below), or the participant resigns for good reason (as defined below), then the Company would be obligated to:
•
pay the participant an amount equal to 24 months of the participant’s current salary, two times the participant’s annual incentive plan at target, and a pro-rated portion of the participant’s annual incentive plan at target for the year of termination, which amount shall be paid in equal installments over 24 months; and

•
continue for 18 months the participant’s participation in the medical and dental plans of the Company in which such participant participated at the time of termination.

Miscellaneous additional benefits, including outplacement service of up to $6,000, may also be provided. In unusual cases, moving of household goods may also be reimbursed by the Company under the Protection Plan.
A “change in control” occurs when a “person” acquires sufficient shares of the Company’s voting stock to elect a majority of the Company’s board of directors, assuming 90% of outstanding shares vote; a merger resulting in a substantial change in the directors; and certain other events. The merger will constitute a “change in control” within the meaning of the Protection Plan.
An “involuntary termination without cause” occurs when there is any involuntary termination of employment without (1) a willful and continued failure of the employee to perform substantially his or her duties, (2) his or her gross negligence or breach of fiduciary duty involving personal profit (etc.) or (3) his or her conviction or plea of no contest or guilty to state or federal felony criminal laws.

A resignation “for good reason” (referred to in the Protection Plan as a “constructive termination”) occurs when (1) the authority, duties, function or responsibilities of the employee are materially reduced, (2) his or her base salary is reduced, (3) following a change in control, (a) there is an elimination of the employee’s opportunity to achieve bonuses on a basis comparable to that provided prior to the change in control, or (b) if the employee participates in the Company’s annual incentive plan or 3-year incentive plan, then an amendment to either such plan reduces the percentage of average annual salary used to determine the employee’s bonus under such plan or plans either: (x) by more than 50% or (y) by an amendment that is not generally applicable to the Company’s other similarly-situated employees; (4) an employee’s job location is substantially changed, (5) the Company materially breaches the Protection Plan or (6) there is any failure by the Company to obtain the assumption of the Protection Plan by any successor or assign of the Company.
Following termination, to receive monthly payments the participant must execute a general release and must not breach the Company’s proprietary information policy and must not interfere with the employees, customers or suppliers of the Company.
The Protection Plan does not provide for, and none of the executive officers are otherwise entitled to receive from the Company or any of its affiliates, any tax gross-ups or reimbursements for the excise tax imposed by Section 4999 of the Code on so-called “parachute payments” under Section 280G of the Code (referred to as the 280G excise tax). The Protection Plan includes a ‘net best’ pay provision pursuant to which a participant’s payments and benefits under the Protection Plan will be reduced if and to the extent such a reduction would maximize the participant’s net after-tax proceeds.
If the closing occurred at the assumed effective time and each of the executive officers experienced an involuntarily termination of employment without cause as of such time, the aggregate cash payments due to the executive officers (excluding the named executive officers, whose payments are described more fully below) under the Protection Plan would total $3,851,886.
The section below titled “— Golden Parachute Compensation” sets forth an estimate of the amounts that would become payable to each of the Company’s named executive officers under the Protection Plan.
Non-Qualified Deferred Compensation Plan
The Company maintains a nonqualified deferred compensation plan that provides participants with the opportunity to make pre-tax deferrals. The deferred compensation plan is deemed unfunded and participants are unsecured general creditors of the Company. Participants in the deferred compensation plan are vested in their deferred amounts at all times. In connection with the merger, the Board may authorize the termination of the deferred compensation plan, in which case, the executive officers that participate in the deferred compensation plan will be paid out their vested, accrued balances.
Golden Parachute Compensation
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of compensation that each named executive officer of the Company could receive that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to the Company’s named executive officers. For additional details regarding the terms of the payments and benefits described below, see the discussion above. This merger-related compensation is subject to a non-binding advisory vote of the Company stockholders, as set forth in Proposal 2 to this proxy statement. See the section entitled “Proposal 2: Non-Binding Advisory Merger-Related Compensation Proposal,” beginning on page 29.
The amounts set forth below are estimates of amounts that would be payable to the named executive officers using the assumptions described above under “— Certain Assumptions.” These estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. All dollar amounts set forth below have been rounded. Some of the assumptions are based on information not currently available, and as a result the actual amounts, if any, to be received by a named executive officer may differ in material respects.

Golden Parachute Payments(1)
Name	Cash(2)	Equity(3)	Pension/ NQDC(4)	Perquisites/ Benefits(5)	Tax Reimbursements(6)	Other(7)	Total
Bradley H. Feldmann Chairman, President and Chief Executive Officer	4,541,876	11,370,303	—	52,047	—	—	15,964,226
Anshooman Aga Executive Vice President and Chief Financial Officer	2,017,957	3,982,928	—	52,047	—	—	6,052,932
Michael Knowles Senior Vice President, Cubic Corporation and President, Cubic Mission and Performance Solutions	1,845,833	2,065,237	—	52,047	—	—	3,963,117
Grace G. Lee Senior Vice President, Chief Human Resources and Diversity Officer	1,384,313	2,076,575	—	52,047	—	—	3,512,935
Jeffrey B. Lowinger Senior Vice President, Cubic Corporation and President, Cubic Transportation Systems	2,030,417	1,346,321	—	52,047	—	—	3,428,785
Michael R. Twyman(8)	—	928,999	—	—	—	—	928,999

(1)
The amounts reported in the “Cash” and “Perquisites/Benefits” columns are attributable to double-trigger arrangements (i.e., the amounts are triggered by the change in control that will occur upon completion of the merger and payment is conditioned upon the named executive officer’s qualifying termination of employment within three months before or eighteen months following the change in control). The amounts reported in the equity column are attributable to single-trigger arrangements, because the outstanding equity awards are not being assumed in the merger and so will be cashed-out as of the closing based on the merger consideration, as described more fully above.

(2)
Amounts disclosed reflect the cash severance that would be payable to each named executive officer under the Protection Plan, assuming that such named executive officer experienced an involuntary termination without cause or terminated employment for good reason as of the assumed effective time, determined as follows: (i) two times the named executive’s base salary (Mr. Feldmann: $1,950,000; Mr. Aga: $1,026,080; Mr. Knowles: $1,000,000; Ms. Lee: $802,500; and Mr. Lowinger: $1,100,000), plus (ii) two times the named executive’s target annual bonus (Mr. Feldmann: $2,145,000; Mr. Aga: $820,864; Mr. Knowles: $700,000; Ms. Lee: $481,500; and Mr, Lowinger: $770,000), plus (iii) a pro rata portion of the target annual bonus for the year in which the termination of occurs (Mr. Feldmann: $446,876; Mr. Aga: $171,013; Mr. Knowles: $145,833; Ms. Lee: $100,313 and Mr. Lowinger: $160,417).

(3)
Amounts reflect the acceleration value of the unvested RSU awards and the restricted shares held by each named executive officer, as described in more detail above in the section entitled “The Agreement and Plan of Merger — Treatment of Outstanding Equity Awards and Equity Plans.” Pursuant to the merger agreement, each outstanding unvested RSU award will be fully vested and cancelled, and each holder of a cancelled RSU award will be entitled to receive a payment in cash, without interest, equal to the product of (i) the number of RSUs subject to such RSU award, multiplied by (ii) the merger consideration, less any required tax withholding in accordance with the terms of the merger agreement. In the case of an RSU award subject to performance-based vesting conditions, the number of RSUs deemed to have been earned shall be equal to the target number of RSUs subject to such RSU award multiplied by the greater of (x) 100% and (y) the total stockholder return multiplier applicable to such RSU award (up to a maximum of 125% of the target number of RSUs), calculated as of the closing date and using the closing date as the applicable measurement date, in each case accordance with the applicable terms of such RSU award in effect immediately prior to the effective time. Each outstanding restricted share will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled restricted share shall be entitled to receive a payment in cash of an amount equal to the merger consideration, without interest and less any required tax withholding in accordance with the terms of the merger agreement. The values also include the estimated value of dividend equivalents accrued prior to March 1, 2021.
Amounts shown in the table above assume that the outstanding RSU awards subject to performance-based vesting held by each named executive officer will be deemed to have been earned at 100%. If, instead, these RSU awards were deemed to have been earned at 125%, the value of the equity awards disclosed in the table would increase by the following amounts for each named executive officer: Mr. Feldmann: $1,994,334; Mr. Aga: $617,812; Mr. Knowles: $360,865; Ms. Lee: $286,681; Mr. Lowinger: $129,010; and Mr. Twyman: $122,980.
(4)
As of the assumed effective time, two of the Company’s named executive officers (Messrs. Feldmann and Lowinger) participate in or have account balances in a non-qualified deferred compensation plan sponsored or maintained by the Company. Balances under the nonqualified deferred compensation plan are fully vested. If the Board authorizes the termination of the nonqualified deferred compensation plan in connection with the merger, the vested, accrued balances will be paid out in connection with the merger.

In addition, Mr. Feldmann participates in the Company’s defined benefit pension plan, which was frozen as of December 31, 2006; no additional benefits accrued after that date. Mr. Feldmann will not be entitled to any enhanced or accelerated payments or benefits under the defined benefit pension plan as a result of the merger.
(5)
Amounts reflect payments, as provided for under the Protection Plan, in respect of the monthly cost of maintaining continued health and dental benefits for the named executive officer (and his or her spouse and dependents) under the Company’s group health plan, based on the insurance premiums in effect as of the assumed effective time, for a period of 18 months following termination of employment. The Company has estimated the cost of continued health and dental benefits at $46,047 for each named executive officer. Amount also reflects payment of $6,000 in outplacement costs for each named executive officer. In unusual cases, moving of household goods may also be reimbursed by the Company under the Protection Plan. Such amounts cannot be determined at this time.

(6)
None of the named executive officers are eligible to receive a tax reimbursement based on or otherwise related to the merger. The Protection Plan provides that the change in control benefits payable to the named executive officers are subject to reduction to avoid the imposition of excise taxes under Section 4999 of the Code in the event such reduction would result in a better after-tax result for the named executive officer. The amounts above do not reflect any possible reductions under that provision.

(7)
There are no other payments or benefits other than as disclosed in the other columns to the table.

(8)
As part of a negotiated agreement, on August 27, 2020, Mr. Twyman departed from the Company as a result of the combination of the two defense segments. In exchange for a customary release of claims, Mr. Twyman received a cash severance payment equal to six months of base pay and cash payment equal to an annual incentive plan payment for fiscal 2020 based on actual results, 12 months of COBRA coverage, and accelerated or continued vesting in certain RSUs, which will vest as a result of the merger. Accordingly, Mr. Twyman is not entitled to any cash severance payments or benefits under the Protection Plan or otherwise in connection with the merger, however, Mr. Twyman will be entitled to payment of his equity awards that vest as a result of the merger, as reflected in the table.

New Employment Arrangements
As of the date of this proxy statement, none of the members of the Board or our executive officers has entered into any agreement, arrangement or understanding with the Veritas Sponsor, Elliott Sponsors, Parent or any of its or their respective executive officers, directors or affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent, the surviving corporation or any of their affiliates. Although no such agreement, arrangement or understanding exists as of the date of this proxy statement, certain of our executive officers may, prior to the completion of the merger, enter into new arrangements with Parent or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or certain of its affiliates, including the surviving corporation.

Director and Officer Indemnification and Insurance Information
Pursuant to the merger agreement, from and after the effective time, the surviving corporation shall (and Parent is obligated to cause the surviving corporation to), to the fullest extent permitted by applicable law and the Company’s governing documents, indemnify, defend and hold harmless each current or former director, officer or employee of the Company or any of the Company’s subsidiaries (which we refer to as a “Company employee”) and each fiduciary under benefit plans of the Company or any of its subsidiaries and each person who performed services at the request of the Company or any of its subsidiaries (we refer to each as an “indemnified party”), against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time (and whether asserted or claimed prior to, at or after the effective time) to the extent that they are based on or arise out of the fact that such person is or was a director, officer, employee or fiduciary under benefit plans or performed services at the request of the Company or any of its subsidiaries (which we refer to as “indemnified liabilities”), and (ii) all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement, whether asserted or claimed prior to, at or after the effective time, and including any reasonable and documented expenses incurred in enforcing such person’s rights. In the event of any such indemnified liability (whether or not asserted before the effective time), the surviving corporation will pay the reasonable and documented fees and expenses of counsel selected by the indemnified parties promptly after statements therefor are received, and otherwise advance to such indemnified party upon request, to the fullest extent permitted under applicable law, reimbursement of documented expenses reasonably incurred (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable law).
Also, the Company will be permitted to, prior to the effective time (and, if the Company fails to do so, Parent will cause the surviving corporation to), obtain and fully pay the premium for a “tail” insurance and indemnification policy that provides coverage for a period of six years from and after the effective time for events occurring prior to the effective time (which we refer to as the “D&O insurance”) that (i) is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy existing on the date of the merger agreement and (ii) expressly covers Parent and the surviving corporation as a successor in interest; provided, however, the Company shall not be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance. If the Company and the surviving corporation for any reason fail to obtain such “tail” insurance policy as of the effective time, the surviving corporation will, and Parent will cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the effective time the D&O insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the merger agreement, or the surviving corporation will, and Parent will cause the surviving corporation to, purchase comparable D&O insurance for such six year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the merger agreement. However, the Company shall not expend, and Parent and the surviving corporation shall not be required to expend for such policies, an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance. Additionally, if the premium for such insurance coverage exceeds such amount, the surviving corporation shall obtain a policy with the greatest coverage reasonably available for a cost not exceeding such amount.
In addition, for not less than six years following the effective time, Parent shall cause the surviving corporation to maintain provisions in the organizational documents of the surviving corporation and its subsidiaries with respect to exculpation, indemnification and advancement of expenses that are no less favorable than the analogous provisions contained in the organizational documents of the Company and its subsidiaries in effect immediately prior to the effective time. The contractual indemnification rights of the directors and officers of the Company will be assumed by the surviving corporation and will continue in full force and effect in accordance with their terms following the effective time.

Certain Effects of the Merger
If the proposal to adopt the merger agreement is approved by the holders of shares of Company common stock representing a majority of the outstanding shares of Company common stock entitled to vote on such matter and the other conditions to the closing are either satisfied or (to the extent permitted by applicable law) waived, Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.
Following the completion of the merger, all of the Company’s equity interests will be beneficially owned by Parent, and, by virtue of the merger, none of the Company’s current stockholders will have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent. As a result, the Company’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Company common stock. Following the merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.
At the effective time, except as described below, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares of Company common stock (i) that are held in the treasury of the Company, (ii) owned of record by the Company, (iii) owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party), (iv) that are beneficially held or owned of record by any subsidiary of the Company and (v) held by stockholders who have not voted in favor of, or consented to the adoption of, the merger agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the DGCL concerning the right of holders of shares to request appraisal of their shares) will be cancelled and cease to exist and will be automatically converted into the right to receive $70.00 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement.
For information regarding the effects of the merger on the Company’s outstanding equity awards and the Company’s equity plans, please see the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 74, and the section entitled “The Agreement and Plan of Merger — Treatment of Outstanding Equity Awards and Equity Plans,” beginning on page 94.
Company common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “CUB.” Following the completion of the merger, shares of Company common stock will no longer be traded on the NYSE or any other public market. In addition, the registration of shares of Company common stock under the Exchange Act will be terminated, and the Company will no longer be required to file periodic and other reports with the SEC with respect to Company common stock. Termination of registration of Company common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company, to the extent that such provisions apply solely as a result of the registration of Company common stock under the Exchange Act.
Consequences if the Merger is Not Completed
If the proposal to adopt the merger agreement is not approved by the holders of shares representing a majority of the outstanding shares of Company common stock entitled to vote on such matter or if the merger is not completed for any other reason, holders of shares of Company common stock will not receive any consideration from Parent or Sub for such holder’s shares of Company common stock. Instead, the Company will remain a public company, and Company common stock will continue to be listed and traded on the NYSE. We expect that holders of shares of Company common stock would continue to be subject to the same risks to which they are currently subject with respect to their ownership of Company common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of Company common stock, including the risk that the market price of Company common stock may decline to the extent that the current market price of Company common stock reflects a market assumption that the merger will be completed. If the proposal to adopt the merger agreement is not approved by the holders of shares representing a majority of the outstanding shares of Company common stock entitled to vote on such matter, or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that the Company’s business, prospects or results of operations will not be adversely impacted.
In addition, if the merger agreement is terminated under specified circumstances, the Company is required to pay Parent a termination fee of $45,454,304. Upon termination of the merger agreement under certain circumstances, Parent will be obligated to pay the Company a termination fee of $113,635,760. See the section entitled “The Agreement and Plan of Merger — Expenses; Termination Fees,” beginning on page 117.
Financing of the Merger
The Company anticipates that the total funds needed to complete the merger, including the funds needed to pay Company stockholders and holders of other equity-based awards the amounts due to them under the merger agreement, which will be approximately $2.273 billion based upon the number of shares of Company common stock (and the Company’s other equity-based interests) outstanding as of March 5, 2021, and will be funded through a combination of up to $2,500 million of debt financing, up to $250 million of preferred equity financing and up to $1,133 million of equity financing.
Equity Financing
In connection with the equity financing and as contemplated by the merger agreement, Parent has entered into an equity financing commitment letter, dated as of February 7, 2021, by and among the Veritas Sponsor, Parent and Atlas CC Holding Corp. (which we refer to as “Holdings”) (which we refer to as the “Veritas equity financing commitment letter”) and an equity financing commitment letter, dated as of February 7, 2021, by and among the Elliott Sponsors, Parent and Holdings (which we refer to as the “Elliott equity financing commitment letter” and, together with the Veritas equity financing commitment letter, the “equity financing commitment letters”).
The Veritas equity financing commitment letter obligates the Veritas Sponsor to provide financing to Parent by purchasing, or causing the purchase of, certain equity securities of Holdings with an aggregate purchase price up to $635 million, for the benefit of and to be contributed to Parent, and to cause Holdings to immediately contribute such funds to Parent, solely for the purpose of enabling Parent to fund a portion of the financing required to be paid by Parent or Sub under the merger agreement at the closing, including the fees and expenses related thereto.
The Elliott equity financing commitment letter obligates the Elliott Sponsors to provide financing to Parent by purchasing, or causing the purchase of, certain equity securities of Holdings with an aggregate purchase price of up to $149.4 million, in the case of Elliott Associates, and $348.6 million, in the case of Elliott International, for the benefit of and to be contributed to Parent, solely for the purpose of enabling Parent to fund a portion of the financing required to be paid by Parent or Sub under the merger agreement at the closing, including the fees and expenses related thereto. In addition, the Elliott equity financing commitment letter obligates the Elliott Sponsors to contribute certain shares of Company common stock owned by the Elliott Sponsors in exchange for additional equity securities in a rollover transaction.
The Company is an express third-party beneficiary of each of the Veritas equity financing commitment letter and the Elliott equity financing commitment letter for the purpose of enforcing the obligations of Veritas Sponsor and the Elliott Sponsors, respectively, and, subject to the terms and conditions of the equity financing commitment letters, has the ability to obtain a decree or order for injunctive relief or specific performance of Parent’s obligations to enforce each equity financing commitment letter if (i) all of the conditions to Parent’s obligation to consummate the transactions contemplated by the merger agreement have been satisfied or, to the extent permitted by applicable law, waived in accordance with the merger agreement (other than those conditions that by their nature are only capable of being satisfied at the closing date, but provided that such conditions are capable of being satisfied if the closing were to occur on such date and the date on which the closing would occur if such remedy were granted), as more fully described in the section entitled “The Agreement and Plan of Merger — Conditions to the Merger,” beginning on page 114, (ii) the debt financing (as defined below) (including any alternative financing) has been funded in accordance with the terms thereof, or is capable of being funded in accordance with the terms thereof at the closing if the equity financing is funded, (iii) Parent and Sub have failed to consummate the closing by the date by which closing is required to have occurred pursuant to the merger agreement and (iv) the Company has irrevocably confirmed to Parent in writing that it is ready, willing and able to consummate the closing and if such specific performance is granted and if the debt financing is funded, then the closing would occur, in each case subject to the conditions and limitations described in the sections entitled “The Agreement and Plan of Merger — Effect of Termination” beginning on page 117 and “The Agreement and Plan of Merger — Miscellaneous — Specific Performance” beginning on page 119.
Debt Financing
Sub has entered into an amended and restated commitment letter, dated as of March 4, 2021 (which we refer to as the “debt commitment letter”), with Barclays Bank PLC, Credit Suisse AG (acting through any of its affiliates or branches as it deems appropriate), Credit Suisse Loan Funding LLC, PSP Investments Credit II USA LLC, Bank of Montreal, BMO Capital Markets Corp., KKR Capital Markets LLC and KKR Corporate Lending (CA) LLC, KKR Credit Advisors (US) LLC, on behalf of itself, certain of its affiliates and its or their managed funds and accounts, Mizuho Bank, Ltd., Royal Bank of Canada, RBC Capital Markets, LLC, Truist Bank, Truist Securities, Inc. and BSOF Master Fund L.P., BSOF Master Fund II L.P. and Blackstone Alternative Credit Advisors LP, on behalf of funds and accounts managed by it or its affiliates (collectively, we refer to as the “debt commitment parties”). Pursuant to and subject to the terms and conditions of the debt commitment letter, the debt commitment parties committed to provide, among other things, (i) a $2,175 million senior secured first lien credit facility consisting of: (a) a $1,475 million term loan B facility (which we refer to as the “First Lien Term B Facility”); (b) a $300 million term loan C facility (which we refer to as the “First Lien Term C Facility”); (c) a $175 million letter of credit facility (which we refer to as the “First Lien LC Facility”) and (d) a $225 million revolving credit facility (which we refer to as the “First Lien Revolving Facility”) and (ii) a $325 million senior secured second lien term loan facility (which we refer to as the “Second Lien Term Facility”) (which we refer to collectively as the “debt financing”). The proceeds will be used as follows:
•
The proceeds of the First Lien Term B Facility will be used on the closing date (i) to pay costs in connection with the transaction contemplated by the merger agreement, (ii) to pay a portion of the merger consideration, (iii) to refinance the Company’s existing credit agreement and (iv) to the extent of any remaining amounts, for working capital and other general corporate purposes.

•
The proceeds of the First Lien Term C Facility will be used on or after the closing date to support the issuance of letters of credit and/or bank guarantees that support general corporate obligations of Parent, Sub, their subsidiaries and joint ventures.

•
The proceeds of the First Lien LC Facility may be used to support general corporate obligations of Parent, Sub, their subsidiaries and joint ventures.

•
The First Lien Revolving Facility may be used for certain specified purposes on the closing date and, after the closing date, for working capital and other general corporate purposes.

•
The proceeds of the Second Lien Term Facility will be used on the closing date (i) to pay costs in connection with the transaction contemplated by the merger agreement, (ii) to pay a portion of the merger consideration, (iii) to refinance the Company’s existing credit agreement and (iv) to the extent of any remaining amounts, for working capital and other general corporate purposes.

The debt commitment letter terminates automatically on the earliest to occur of (A) five (5) business days after the outside date, (B) the date on which Sub elects in writing to terminate the debt commitment letter, (C) the consummation of the merger, and (D) the date of the valid termination of the merger agreement in accordance with its terms. To the knowledge of the Company, as of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made as a result of the debt financing described in this proxy statement not being available.
The completion of the merger is not conditioned upon Parent’s or Sub’s receipt of financing.

Preferred Equity Financing
Sub has entered into a preferred equity commitment letter, dated as of March 4, 2021 (which we refer to as the “preferred equity commitment letter”), by and among PSP Investments Credit USA LLC, KKR Credit Advisors (US) LLC, on behalf of itself, certain of its affiliates and its or their managed funds and accounts, and BSOF Master Fund L.P., BSOF Master Fund II L.P. and Blackstone Alternative Credit Advisors LP (collectively, we refer to as the “preferred investors”). Pursuant to and subject to the terms and conditions of the preferred equity commitment letter, the preferred investors committed to fund $250 million of preferred equity (which we refer to collectively as the “preferred equity financing”).
The preferred equity commitment letter terminates automatically on the earliest to occur of (A) five business days after the outside date, (B) the date on which Sub elects in writing to terminate the preferred equity commitment letter, (C) the date the merger agreement is terminated in accordance with its terms, (D) the date of termination in full of the commitments under the debt commitment letter or (E) the execution of definitive documentation for the preferred equity financing. To the knowledge of the Company, as of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made as a result of the preferred equity financing described in this proxy statement not being available.
The completion of the merger is not conditioned upon Parent’s or Sub’s receipt of financing.
Limited Guarantees
The Company has entered into a limited guarantee, dated as of February 7, 2021, with the Veritas Sponsor (which we refer to as the “Veritas limited guarantee”). The Company has also entered into a limited guarantee, dated as of February 7, 2021, with the Elliott Sponsors (which we refer to as the “Elliott limited guarantee”). In the aggregate, the Sponsors guarantee their respective portion of the due and punctual payment to the Company of the Parent termination fee of $113,635,760 if and when due under the merger agreement, any interest on the Parent termination fee and the reasonable costs and expenses incurred by the Company in any proceeding for collecting the Parent termination fee if and where due and payable by Parent pursuant to the merger agreement, certain reimbursement and indemnification obligations specified in the merger agreement that may be owed by Parent pursuant to the merger agreement, with 51% of the foregoing payment being guaranteed by the Veritas Sponsor and 49% being guaranteed by the Elliott Sponsors. The limited guarantees are binding on the respective Sponsors until the complete and indefeasible payment and satisfaction in full of Parent’s guaranteed obligations under the merger agreement.
For additional detail regarding the termination of the limited guarantees, see the section entitled “The Agreement and Plan of Merger — Limited Guarantees” beginning on page 113.
U.S. Federal Income Tax Consequences of the Merger
The following is a summary of the U.S. federal income tax consequences of the merger to beneficial owners of Company common stock who receive cash for their shares of Company common stock in the merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a beneficial owner of shares in light of such beneficial owner’s particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate or gift taxation). This summary only addresses shares of Company common stock held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (which we refer to as the “Code”) (generally, property held for investment). This summary does not address the U.S. federal income tax consequences to holders of shares who demand appraisal rights under Section 262 of the DGCL. This summary does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. This summary also does not address tax considerations applicable to any holder of shares that may be subject to special treatment under the U.S. federal income tax laws, including:
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a bank, insurance company or other financial institution;

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a tax-exempt organization or governmental organization;

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a retirement plan or other tax-deferred account;

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a partnership, an S corporation or other entity treated as a pass-through entity for U.S. federal income tax purposes (or an investor in such an entity);

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a mutual fund;

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a real estate investment trust or regulated investment company;

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a personal holding company;

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a dealer or broker in stocks and securities or currencies;

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a trader in securities that elects mark-to-market treatment;

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a holder of shares subject to the alternative minimum tax provisions of the Code;

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a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

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a U.S. holder (as described below) that has a functional currency other than the U.S. dollar;

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a “controlled foreign corporation,” “passive foreign investment company” or corporation that accumulates earnings to avoid U.S. federal income tax;

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a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction;

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a U.S. expatriate or a former citizen or long-time resident of the United States; or

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a non-U.S. holder (as described below) that held (actually or constructively) more than five percent of the outstanding shares of Company common stock at any time during the five-year period ending on the closing date.

This summary is based on the Code, the Treasury regulations promulgated under the Code and rulings and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the shares. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (which we refer to as the “IRS”) with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.
THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF SHARES OF COMPANY COMMON STOCK. WE URGE BENEFICIAL OWNERS OF SHARES TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY, INCLUDING POSSIBLE CHANGES IN SUCH LAWS OR TREATIES.
For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Company common stock that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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an estate that is subject to U.S. federal income tax on its income regardless of its source.

We use the term “non-U.S. holder” to mean a beneficial owner of Company common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns shares of Company common stock and receives cash for its shares of Company common stock in the merger, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding shares of Company common stock should consult such partner’s tax advisor regarding the tax consequences to it of receiving cash for its shares of Company common stock in the merger.
U.S. Holders
General.   A U.S. holder’s receipt of cash in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. holder who receives cash in exchange for shares of Company common stock in the merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares exchanged. If a U.S. holder acquired a share by purchase, the U.S. holder’s adjusted tax basis in the share generally will be equal to the amount the U.S. holder paid for the share, less any returns of capital that the U.S. holder might have received with regard to the share. Gain or loss will be determined separately for each block of shares of Company common stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the shares is more than one year at the effective time. Long-term capital gain recognized by individuals and other non-corporate persons that are U.S. holders generally is subject to tax at a reduced rate of U.S. federal income tax. There are limitations on the deductibility of capital losses.
Information Reporting and Backup Withholding.   A U.S. holder may be subject to information reporting with respect to the U.S. holder’s receipt of cash in exchange for shares of Company common stock pursuant to the merger. In addition, all payments to which a U.S. holder would be entitled pursuant to the merger will be subject to backup withholding at the statutory rate unless such holder (i) is a corporation or other exempt recipient (and, when required, properly demonstrates this fact), or (ii) provides a taxpayer identification number (which we refer to as a “TIN”) and certifies, under penalty of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not otherwise establish exemption should complete and sign the IRS Form W-9 in order to provide the information and certification necessary to avoid backup withholding and possible penalties. If a U.S. holder does not provide a correct TIN, such U.S. holder may be subject to backup withholding and penalties imposed by the IRS.
Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely and appropriate manner. If backup withholding results in an overpayment of tax, a U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.
Non-U.S. Holders
General.   A non-U.S. holder’s receipt of cash for shares of Company common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
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the non-U.S. holder is an individual who was present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are met; or

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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States.

Gain described in the first bullet point above generally will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), net of applicable U.S.-source losses from sales or exchanges of other capital assets recognized by such non-U.S. holder during the taxable year even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Non-U.S. holders are urged to consult their tax advisors as to any applicable tax treaties that might provide for different rules.
Information Reporting and Backup Withholding.   Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise properly establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of cash to a non-U.S. holder pursuant to the merger that is effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a U.S. person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment effected outside the United States by such a broker if it has certain relationships within the United States. A non-U.S. holder must generally submit an IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely and appropriate manner. If backup withholding results in an overpayment of tax, a non-U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. Non-U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption. Copies of information returns that are filed with the IRS may also be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES OF COMPANY COMMON STOCK. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Regulatory Approvals
Hart-Scott-Rodino Antitrust Improvements Act of 1976
On February 11, 2021, the Company and Parent filed their respective notification and report forms under the HSR Act with the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) and the United States Federal Trade Commission (which we refer to as the “FTC”), which triggered the start of the HSR Act waiting period. On March 15, 2021, the applicable waiting period under the HSR Act expired.
German Act Against Restraints of Competition of 1958
On February 19, 2021, the Company and Parent submitted the applicable filing to the FCO. Under the German Act Against Restraints of Competition of 1958, as amended, the merger cannot be completed until the merger is notified to the FCO and the FCO has either cleared the merger or the applicable decision deadline has expired. On March 11, 2021, the FCO provided antitrust clearance for the merger.
Regulatory Conditions to Completion of the Merger
At any time before or after the effective time, the DOJ, the FTC, antitrust or investment screening authorities outside of the United States or U.S. state attorneys general could take action under applicable antitrust laws or investment screening laws, including seeking to enjoin the completion of the merger, conditionally approving the merger upon the divestiture of the Company’s or Parent’s assets or the termination of existing relationships and contractual rights, subjecting the completion of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws or investment screening laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust or investment screening grounds will not be made or, if such a challenge is made, that it would not be successful.
Completion of the merger is conditioned on the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act, approval by the FCO, the receipt of certain consents or approvals under applicable investment screening laws (or the expiration or termination of any applicable waiting period thereunder), and the absence of any order or law prohibiting, making illegal, voiding, enjoining or otherwise preventing the consummation of the merger.
We currently expect to obtain during the second calendar quarter of 2021 all antitrust, investment screening and other regulatory approvals that are required for the completion of the merger; however, we cannot guarantee when any such approvals will be obtained or that they will be obtained at all.
Litigation Related to the Merger
Lawsuits challenging the merger were filed on March 10, 2021 and March 22, 2021 in the United States District Court for the Southern District of New York and March 16, 2021 and March 17, 2021 in the United States District Court for the Eastern District of New York. The lawsuits, each filed as an individual action by a purported stockholder of the Company, are captioned as Stein v. Cubic Corporation, et al., 1:21-cv-02091 (S.D.N.Y.), Wilkerson v. Cubic Corporation, et al., 1:21-cv-02469 (S.D.N.Y.), Martin v. Cubic Corporation, et al., 1:21-cv-01389 (E.D.N.Y) and Nilsson v. Cubic Corporation, et al., 1:21-cv-01423 (E.D.N.Y). The lawsuits allege that the preliminary proxy statement filed on March 8, 2021, relating to the transactions contemplated by the merger agreement, omitted material information in violation of Sections 14(a) and 20(a) of the Exchange Act and certain rules promulgated thereunder, rendering the preliminary proxy statement false and misleading. The lawsuits name as defendants the Company and its directors and seek, among other relief, an order enjoining completion of the merger, rescinding the merger in the event it is consummated, and damages. We have not yet responded to any of these complaints. We believe that the lawsuits are without merit. However, there can be no assurance that we will prevail in the lawsuits. Additionally, similar lawsuits may be filed between the date of this filing and the stockholder meeting.
Rights Plan Amendment
Concurrently with the entry into the merger agreement, the Company adopted Amendment No. 1, dated as of February 7, 2021 (which we refer to as the “rights agreement amendment”) to the Rights Agreement, dated as of September 20, 2020, by and between the Company and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation, as rights agent (which we refer to as the “rights agreement”). The rights agreement amendment provides, among other things, that none of the approval, execution, delivery or performance of the merger agreement, the voting agreement or any other contract or instrument contemplated by the foregoing, the announcement of the merger agreement or any of the transactions contemplated thereby or the consummation or announcement of the consummation of the merger or any of the other transactions contemplated by the merger agreement or the transactions contemplated by the voting agreement, in each case, in and of themselves, shall (i) result in the exercise of any rights issued under the rights agreement, (ii) constitute a “qualifying offer” (as defined in the rights agreement), (iii) cause any of Parent, Sub, the Elliott Sponsors or their respective “related persons” (as defined in the rights agreement) (each of which we refer to as a “parent exempt person”) to be deemed to be or to become an “acquiring person” (as defined in the rights agreement) or related person of an acquiring person under the rights agreement, (iv) cause any parent exempt person to be deemed to be or to become a “beneficial owner” (as defined in the rights agreement) of, or to “beneficially own” (as defined in the rights agreement) or have “beneficial ownership” (as defined in the rights agreement) of, any securities or (v) cause any officer, director or employee of any parent exempt person to be deemed or to become the “beneficial owner” (as defined in the rights agreement) of any securities that are “beneficially owned” (as defined in the rights agreement) by a parent exempt person. The rights agreement and the rights issued thereunder shall terminate immediately prior to the effective time, but only upon the occurrence of the effective time.
The rights agreement amendment also provides that, if for any reason the merger agreement is terminated in accordance with its terms, the rights agreement amendment will be of no further force and effect and the rights agreement shall remain exactly the same as it existed immediately prior to the execution of the rights agreement amendment.
The foregoing summary of the rights agreement amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the rights agreement amendment attached hereto as Annex F and incorporated herein by reference.

THE AGREEMENT AND PLAN OF MERGER
Explanatory Note Regarding the Merger Agreement
The material provisions of the merger agreement summarized below and elsewhere in this proxy statement are qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A, which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.
The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Company, Parent or Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of the Company, in the public filings that the Company makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section entitled “Where You Can Find More Information,” beginning on page 133.
The representations, warranties and covenants made in the merger agreement by the Company, Parent and Sub are qualified and subject to important limitations agreed to by the Company, Parent and Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the primary purposes of (i) establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue to a specified degree, due to a change in circumstance or otherwise, and (ii) allocating risk between the parties to the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases are qualified by the disclosure letter delivered by the Company in connection with the merger agreement (which we refer to as the “Company disclosure letter”), which such disclosures are not reflected in the text of the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may or may not have been included in this proxy statement.
Date of the Merger Agreement
The merger agreement was executed by the Company, Parent and Sub on February 7, 2021 (which we refer to as the “date of the merger agreement”).
The Merger
The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and the applicable provisions of the DGCL, at the effective time, Sub will be merged with and into the Company, the separate corporate existence of Sub will thereupon cease and the Company will continue as the surviving corporation of the merger. As a result of the merger, the Company, as the surviving corporation, will succeed to and assume all of the rights and obligations of Sub and the Company in accordance with the DGCL, as a wholly owned subsidiary of Parent.
Closing; Effective Time of the Merger
The closing will take place (a) on the third business day after each of the conditions set forth in the merger agreement are satisfied or, to the extent permitted by applicable law, waived by the party entitled to waive such condition (other than those conditions that, by their terms, are only capable of being satisfied on the closing date, but subject to the satisfaction or, if permitted by applicable law, waiver of such conditions by the party entitled to waive such conditions; it being understood that the occurrence of the closing shall remain subject to the continued satisfaction or waiver of such conditions as of the closing); however, the closing shall not occur, and Parent and Sub shall have no obligation to effect the closing, prior to April 8, 2021 or (b) at another date or place agreed to in writing by the parties to the merger agreement.

Concurrently with the closing, the Company will file a certificate of merger with respect to the merger with the Secretary of State of the State of Delaware in the form attached to the merger agreement and as required by, and executed in accordance with, the DGCL. The merger shall become effective on the date and at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed upon by the parties to the merger agreement and set forth in the certificate of merger.
Organizational Documents; Directors and Officers
The merger agreement provides that, at the effective time, (i) the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the effective time, will be amended and restated in the form of the amended and restated certificate of incorporation attached to the merger agreement until thereafter amended in accordance with applicable law and the applicable provisions of the amended and restated certificate of incorporation of the surviving corporation, and (ii) the bylaws of Sub, as in effect immediately prior to the effective time, shall be the bylaws of the surviving corporation (except that references to the name of Sub will be replaced by references to the name of the surviving corporation), in each case, until thereafter amended in accordance with applicable law and the applicable provisions of the amended and restated certificate of incorporation and the bylaws of the surviving corporation.
Additionally, the merger agreement provides that the board of directors of the surviving corporation effective as of, and immediately following, the effective time will consist of the members of the board of directors of Sub immediately prior to the effective time. At the closing, the Company will use reasonable best efforts to deliver the resignations of each of the directors and officers of the Company and its subsidiaries that have been requested by Parent under the merger agreement. Furthermore, from and after the effective time, the officers of the Company at the effective time will be the officers of the surviving corporation. Each such director will hold office in accordance with the amended and restated certificate of incorporation and the bylaws of the surviving corporation, and each such officer will hold office in accordance with the amended and restated certificate of incorporation and the bylaws of the surviving corporation.
Merger Consideration
Outstanding Company Common Stock
At the effective time, except as described below, each share of Company common stock, including each restricted share (as defined below), issued and outstanding immediately prior to the effective time (other than (i) shares of Company common stock that are held in the treasury of the Company, (ii) shares of Company common stock owned of record by the Company, (iii) shares of Company common stock owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party), (iv) shares of Company common stock that are beneficially held or owned of record by any subsidiary of the Company and (v) shares of Company common stock held by stockholders who have not voted in favor of, or consented to the adoption of, the merger agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the DGCL concerning the right of holders of shares to require appraisal of their shares (such shares referred to in clauses (i)-(v), we refer to as “excluded shares”)) will be cancelled and automatically converted into the right to receive $70.00 in cash, without interest, subject to required tax withholding under applicable law.
Company-Owned and Parent-Owned Company Common Stock
At the effective time, all shares of Company common stock that are held in the treasury of the Company or owned of record by any of the Company and all shares of Company common stock owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case, shares of Company common stock held on behalf of a third party) will be cancelled and retired and will cease to exist, with no payment being made with respect thereto. Any shares of Company common stock that are beneficially held or owned of record by any subsidiary of the Company shall be converted into a proportionate number of shares of the surviving corporation.

Sub Capital Stock
At the effective time, each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the effective time will be automatically converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.
Merger Consideration Adjustment
If, prior to the effective time, the number of outstanding shares of Company common stock has been changed into a different number of shares pursuant to a reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date and payment date within the period between the date of the merger agreement and the effective time, the merger consideration shall be appropriately adjusted to provide holders of shares the same economic effect as contemplated by the merger agreement.
Dissenting Shares
All Company common stock that is issued and outstanding immediately prior to the effective time and held by a person who did not vote in favor of or consent to the adoption of the merger agreement and who properly demanded appraisal of such shares and complied in all respects with all the applicable provisions of the DGCL (which we refer to as “dissenting shares”) will not be converted into the right to receive the merger consideration, but will be converted into the right to receive fair value of such shares as determined pursuant to the procedures set forth in Section 262 of the DGCL. If such dissenting stockholder withdraws its demand for appraisal or fails to perfect or otherwise loses or waives its right of appraisal, in any case pursuant to the DGCL, its shares will be deemed to be converted as of the effective time into the right to receive the merger consideration, without interest and subject to any required tax withholding in accordance with applicable law.
The merger agreement provides that the Company will give Parent prompt written notice of any written demands for appraisal of shares of Company common stock received by the Company, withdrawals of such demands and any other instruments served on the Company pursuant to Section 262 of the DGCL and applicable law in respect of dissenting shares, and Parent will have the opportunity to direct and control all negotiations and proceedings with respect to such demands for appraisal pursuant to Section 262 of the DGCL. The Company will not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, such demands.
Rights Agreement
The merger agreement provides that, pursuant to the rights agreement amendment, (a) the execution, delivery and performance of the merger agreement will not cause or result in the exercise of any new rights (as defined below) and (b) immediately prior to the effective time (but only if the effective time shall occur), (i) all issued and outstanding rights exercisable to purchase shares of Series A Junior Participating Preferred Stock, without par value, issuable under the rights agreement (which we refer to as “rights”), will expire in their entirety without any consideration payable for or in respect of such rights, and (ii) the rights agreement will terminate.
Treatment of Outstanding Equity Awards and Equity Plans
Restricted Stock Units
The merger agreement provides that, immediately prior to the effective time, each outstanding RSU award, including each award of performance-based RSUs, will be fully vested and cancelled and each holder of any such cancelled RSU award will be entitled to receive a payment in cash of an amount equal to the product of (A) the number of RSUs subject to such RSU award, multiplied by (B) the merger consideration, without interest, less any required tax withholding in accordance with the terms of the merger agreement. The merger agreement provides that, in the case of an RSU award that is subject to performance-based vesting conditions, the number of RSUs deemed to have been earned will be equal to the target number of RSUs subject to such RSU award multiplied by the greater of (x) 100% and (y) the total stockholder return multiplier applicable to such RSU award (up to a maximum of 125% of the target number of RSUs), calculated as of the closing date and using the closing date as the applicable measurement date, in each case in accordance with the applicable terms of such RSU award immediately prior to the effective time. Following the effective time, no such RSU award that was outstanding immediately prior to the effective time will remain outstanding, and each former holder of any such RSU award will cease to have any rights with respect to such RSU award, except the right to receive the consideration as described in this paragraph. Subject to the terms and conditions set forth in the merger agreement, the consideration described in this paragraph payable to each former holder of an RSU award will be paid through the surviving corporation’s payroll to such former holder as soon as practicable following the effective time (but in any event not later than the first regularly scheduled payroll date following the day that is ten business days following the effective time), net of any required tax withholding in accordance with the terms of the merger agreement.
Restricted Shares
The merger agreement provides that, as of immediately prior to the effective time, each restricted share will be fully vested and cancelled and each holder of any such cancelled restricted share will be entitled to receive a payment in cash of an amount equal to the merger consideration, without interest, less any required tax withholding in accordance with the terms of the merger agreement. Following the effective time, no such restricted share that was outstanding immediately prior to the effective time will remain outstanding, and each former holder of any such restricted share will cease to have any rights with respect to such restricted share, except the right to receive the consideration as described in this paragraph. Subject to the terms and conditions set forth in the merger agreement, the consideration described in this paragraph payable to each former holder of a restricted share will be paid through the surviving corporation’s payroll to such former holder as soon as practicable following the effective time (but in any event not later than the first regularly scheduled payroll date following the day that is ten business days following the effective time), net of any taxes required to be withheld.
Company Stock Plans and Employee Stock Purchase Plan
The merger agreement provides that (i) as of the effective time, the Company will terminate the equity incentive plan and will ensure that no further rights with respect to shares of Company common stock or any other awards will be outstanding under the equity incentive plan and (ii) as of immediately prior to the effective time, the ESPP will be terminated. As of the date of the merger agreement, no new Offering Period (as defined in the ESPP) will commence. Prior to the effective time, the Company will (A) cause the Exercise Date (as defined in the ESPP) with respect to any Offering Period that would otherwise occur on or after the effective time, if any, to occur no later than five business days prior to the date on which the effective time occurs, (B) make any pro rata adjustments that may be necessary to reflect the shortened Offering Period, but otherwise treat such shortened Offering Period as a fully effective and completed Offering Period for all purposes pursuant to the ESPP, and (C) cause the exercise (as of no later than five business days prior to the effective time) of each outstanding purchase right pursuant to the ESPP. On such Exercise Date, if any, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company common stock in accordance with the terms of the ESPP and will cause the remaining accumulated but unused payroll deductions to be distributed to the relevant participants without interest as promptly as practicable following such exercise date. Shares of Company common stock purchased under the ESPP will be exchanged for the merger consideration.
Exchange Procedures
The merger agreement provides that at or prior to the effective time, Parent will deposit with Broadridge Corporate Issuer Solutions, Inc. or another U.S.-based nationally recognized financial institution designated by Parent and reasonably acceptable to the Company (which we refer to as the “paying agent”), for the benefit of the holders of shares of Company common stock (other than excluded shares and restricted shares) to receive the merger consideration, an amount in cash sufficient to pay the aggregate merger consideration to which Company stockholders will become entitled in connection with the merger (such aggregate amount of cash which we refer to as the “exchange fund”). In the event the exchange fund will be insufficient to make the payments of the merger consideration, Parent is required to promptly deposit, or cause to be deposited, an amount of cash by wire transfer of immediately available funds with the paying agent in an amount sufficient to make such payments.

As promptly as practicable after the effective time and in any event not later than the second business day following the effective time, Parent is required to cause the paying agent to mail to each holder of record of a stock certificate whose shares of Company common stock were converted into the right to receive the merger consideration pursuant to the merger agreement: (i) a letter of transmittal in customary form (agreed to by Parent and the Company prior to the effective time), which will specify that delivery will be effected, and risk of loss and title to the stock certificates will pass, only upon delivery of the stock certificates (or affidavits of loss in lieu thereof) to the paying agent, and (ii) instructions for effecting the surrender of the stock certificates in exchange for payment of the merger consideration. Upon surrender of any stock certificates (or affidavits of loss in lieu thereof) for cancellation to the paying agent, if applicable, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such stock certificates, the holder of such stock certificates will be entitled to receive in exchange therefor the portion of the aggregate merger consideration into which the shares formerly represented by such stock certificates were converted pursuant to the merger agreement, and the stock certificates so surrendered will forthwith be canceled. In the event of a transfer of ownership of Company common stock that is not registered in the transfer records of the Company, payment may be made and merger consideration may be issued to a person other than the person in whose name the stock certificate so surrendered is registered, if such stock certificate will be properly endorsed or will otherwise be in proper form for transfer, as reasonably determined by the paying agent and Parent, and the person requesting such payment will either pay to the paying agent any transfer and other similar taxes required by reason of the payment of the merger consideration to a person other than the registered holder of the stock certificate so surrendered or will establish to the reasonable satisfaction of the paying agent that such taxes either have been paid or are not required to be paid.
Any holder of non-certificated shares of Company common stock represented by book-entry whose shares were converted into the right to receive the merger consideration at the effective time pursuant to the merger agreement will not be required to deliver a stock certificate or an executed letter of transmittal to the paying agent to receive the merger consideration that such holder is entitled to receive pursuant to the merger agreement. In lieu thereof, each such registered holder of non-certificated shares of Company common stock represented by book-entry will automatically upon the effective time be entitled to receive, and the surviving corporation will cause the paying agent to pay and deliver as promptly as reasonably practicable after the effective time (but in no event more than two business days thereafter), the merger consideration for each non-certificated shares of Company common stock represented by book-entry and such shares will forthwith be cancelled. Payment of the merger consideration with respect to non-certificated shares of Company common stock represented by book-entry will only be made to the person in whose name such shares are registered.
No interest will be paid or accrue on any portion of the merger consideration payable in respect of any stock certificate (or affidavit of loss in lieu thereof) or non-certificated share of Company common stock represented by book-entry.
You should not send in your stock certificate(s) with your proxy card. A letter of transmittal with instructions for the surrender of stock certificates will be mailed to stockholders holding certificated shares of Company common stock if the merger is completed.
Lost, Stolen and Destroyed Stock Certificates
If any stock certificate will have been lost, stolen or destroyed, upon the making of an affidavit in form and substance reasonably acceptable to the paying agent of that fact by the person claiming such stock certificate to be lost, stolen or destroyed, the paying agent or the surviving corporation, as applicable, will issue in exchange for such lost, stolen or destroyed stock certificate the portion of the aggregate merger consideration into which the shares formerly represented by such stock certificate were converted pursuant to the merger agreement. However, Parent, the surviving corporation or the paying agent may, in its reasonable discretion and as a condition precedent to the payment of such merger consideration, require the owner of such lost, stolen or destroyed stock certificate to provide a bond in a customary amount and upon such terms and as may be reasonably required by Parent, the surviving corporation or the paying agent, as applicable, as indemnity against any claim that may be made Parent, the paying agent or the surviving corporation with respect to such stock certificate.

Representations and Warranties
The Company, on the one hand, and Parent and Sub, on the other hand, have each made representations and warranties to each other in the merger agreement. The representations and warranties referenced below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to Company stockholders and may be subject to limitations agreed upon by the parties to the merger agreement, including being qualified by the Company’s disclosures filed with or furnished to the SEC, confidential disclosures made by the Company to Parent and Sub in the Company disclosure letter and confidential disclosures made by Parent to the Company in the disclosure letter delivered by the Parent in connection with the merger agreement (which we refer to as the “Parent disclosure letter”). The representations and warranties contained in the merger agreement should not be relied upon as characterizations of the actual state of facts or conditions of the Company, Parent, Sub or any of their respective subsidiaries, affiliates or businesses. The representations and warranties of each of the parties to the merger agreement will expire at the effective time.
Representations and Warranties of the Company
The Company has made customary representations and warranties to Parent and Sub in the merger agreement regarding aspects of the Company’s business and operations and various other matters pertinent to the merger. The topics covered by the Company’s representations and warranties include, among others, the following:
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the organization, qualification to do business and good standing of the Company;

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the Company’s subsidiaries, including, among other things, the organization, qualification to do business, good standing, capital structure and absence of restrictions with respect to the capital stock of such subsidiaries;

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the capital structure, and the absence of restrictions or obligations with respect to the capital stock and other securities, of the Company;

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the Company’s authority to enter into, and, subject to receipt of the Company stockholder approval, consummate the transactions contemplated by the merger agreement, including the merger;

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the absence of conflicts with, or violations of, or consents required under, laws, organizational documents, material contracts or material permits, in each case as a result of the Company’s execution or delivery of the merger agreement or the performance by the Company of its covenants and obligations under, or the consummation by the Company of the transactions contemplated by, the merger agreement;

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the governmental and regulatory approvals required to complete the merger;

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the Company’s and its subsidiaries’ governmental permits and compliance with law;

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the Company’s SEC filings since September 30, 2017 and the financial statements contained in such filings;

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the information contained in this proxy statement;

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the Company’s and its subsidiaries’ systems of internal control over financial reporting and disclosure controls and procedures;

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the absence of any Company material adverse effect since September 30, 2020 and the absence of certain other changes or events since September 30, 2020;

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the absence of liabilities not disclosed in the Company’s financial statements or otherwise disclosed in the Company disclosure letter;

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the absence of pending or threatened suits, claims, actions, arbitrations, litigations, petitions, subpoenas, hearings, investigations or mediations;

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employee benefits matters related to the Company and its subsidiaries;

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employee and labor matters related to the Company and its subsidiaries;

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tax matters related to the Company and its subsidiaries;

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the Company’s and its subsidiaries’ owned and leased real property;

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environmental matters related to the Company and its subsidiaries;

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the Company’s and its subsidiaries’ intellectual property;

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contracts that would be required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, and other contracts related to the Company and its subsidiaries that are described in the material contracts representations and warranties in the merger agreement (which we refer to as “material contracts”);

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matters related to the Company’s and its subsidiaries’ contracts with governmental entities and bids with respect to contracts with governmental entities;

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privacy and data security matters related to the Company and its subsidiaries;

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anti-bribery and export compliance matters related to the Company and its subsidiaries;

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insurance coverage related to the Company and its subsidiaries;

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the opinions of the Company’s financial advisors;

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the inapplicability of takeover statutes to the merger;

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the vote of holders of Company common stock required to approve the merger;

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the absence of fees or commissions related to financial advisors, brokers, finders or investment bankers, other than those payable to the Company’s financial advisors in connection with the transactions contemplated by the merger agreement; and

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the absence of transactions between the Company or any of the subsidiaries of the Company and any affiliate of the Company or any subsidiary of the Company that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

Some of the Company’s representations and warranties are qualified by the concept of a “Company material adverse effect.” Under the terms of the merger agreement, a Company material adverse effect means any change, circumstance, event, condition, development, occurrence or effect (each of which, we refer to as an “effect”) that, individually or in the aggregate, when taken together with all other effects (i) has had or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition or continuing results of operations of the Company and the subsidiaries of the Company, taken as a whole, or (ii) does or would reasonably be expected to prevent the ability of the Company to consummate the merger (other than as a result of any material breach of merger agreement by Parent or Sub) and subject to certain limited exceptions. However, none of the following, and no effect arising out of or resulting from the following, shall constitute, or be taken into account in determining whether there has been, a Company material adverse effect under clause (i) of this paragraph:
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the entry into or the announcement or pendency of the merger agreement or the transactions contemplated by the merger agreement, the performance by the Company or its subsidiaries of the merger agreement or the transactions contemplated by the merger agreement, in each case, including (i) by reason of the identity of Parent, Sub or any of their respective affiliates, (ii) by reason of any public communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Company and its subsidiaries following the effective time and (iii) the impact of any of the foregoing on, including the disruption, loss or deterioration of, any of the Company’s or any of its subsidiaries’ relationships (contractual or otherwise) with its respective customers, suppliers, vendors, business partners or employees (except as applied to representations and warranties (in whole or in relevant part) made by the Company in the merger agreement, the purpose of which is to address the consequences resulting from, relating to or arising out of the entry into or the announcement or pendency of the merger agreement or the transactions contemplated by the merger agreement);

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any change in or effect affecting the economy or the financial, credit or securities markets in the United States or elsewhere in the world, including interest rates or exchange rates or any changes therein, or any change in or effect affecting any business or industries in which the Company and its subsidiaries operate;

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the suspension of trading in securities generally on NYSE;

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any change in any applicable law, including in connection with COVID-19, or GAAP or other applicable accounting rules or the authoritative interpretation of any of the foregoing, in each case occurring after the date of the merger agreement;

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any action taken by the Company or any of the Company’s subsidiaries that is expressly required by the merger agreement or taken with Parent’s express prior written consent, or the failure of the Company or its subsidiaries to take any action that is expressly prohibited by the merger agreement;

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the commencement, occurrence, continuation or escalation of any armed hostilities or acts of war, whether or not declared, or terrorism, or any escalation or worsening of acts of terrorism, armed hostilities or war;

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any proceeding made or brought by any current or former stockholders of the Company (or on their behalf or on behalf of the Company, but in any event only in their capacities as current or former stockholders of the Company) alleging breach of fiduciary duty or inadequate disclosure arising out of the merger agreement or the transactions contemplated by the merger agreement;

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the existence, occurrence, continuation or escalation of any acts of God, force majeure events, any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or weather-related events or any national, international or regional calamity or any civil unrest or any disease outbreak, pandemic or epidemic, including COVID-19 (and the effect of any action in response to COVID-19);

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any labor strike, slowdown, lockout or stoppage of employees of the Company and its subsidiaries pending or threatened, in each case resulting primarily from the entry into or announcement of the merger agreement; or

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any changes in the market price or trading volume of the Company common stock, any changes in recommendations or ratings with respect to the Company or any of its subsidiaries or any failure of the Company or any of its subsidiaries to meet any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other financial results or metrics for any period ending on or after the date of the merger agreement. The exceptions in this clause will not prevent or otherwise affect the effect underlying any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by the preceding clauses) from being taken into account in determining whether a material adverse effect has occurred, provided, that this clause will not be construed as implying that the Company is making any representation or warranty with respect to any internal or public projections, budgets, guidance, forecasts or estimates of revenues, earnings or other financial results or metrics for any period.

However, with respect to the exceptions described in the second, third, fourth, sixth and eighth bullets above, such effects will be taken into account to the extent they materially and disproportionately adversely affect the Company and its subsidiaries, taken as a whole, compared to other companies operating in the same industries in which the Company and its subsidiaries operate.
Representations and Warranties of Parent and Sub
Parent and Sub made customary representations and warranties to the Company in the merger agreement, in each case, subject to customary qualifications and limitations and disclosed set forth in the Parent disclosure letter, including representations and warranties relating to the following:
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the organization and good standing of Parent and Sub;

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each of Parent’s and Sub’s authority to enter into and consummate the transactions contemplated by the merger agreement;

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the absence of conflicts with, or violations of, or consents required under, laws, organizational documents or contracts and permits to which Parent or Sub is a party, in each case as a result of

Parent’s and Sub’s execution or delivery of the merger agreement or the performance by Parent and Sub of their respective covenants and obligations under, or the consummation by Parent and Sub of the transactions contemplated by, the merger agreement;
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the governmental and regulatory approvals required to complete the merger;

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the information contained in this proxy statement;

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the absence of pending or threatened litigation and outstanding orders which would reasonably be expected to prevent or materially delay the merger;

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the ownership of Sub by Parent;

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Sub’s lack of operating activities;

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the equity financing commitment letters and the equity financing;

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the debt commitment letter and the debt financing;

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the limited guarantees;

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the solvency of Parent, certain affiliates of Parent, the surviving corporation and each subsidiary of the surviving corporation at and immediately following the effective time;

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the absence of fees or commissions related to brokers, finders or investment bankers in connection with the transactions contemplated by the merger agreement;

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other than the debt commitment letter, the equity financing commitment letters and the voting agreement, the absence of certain contracts or commitments to enter into a contract between Parent, Sub or any of their respective affiliates, on the one hand, and any director, officer, employee, the specified stockholders or any other stockholder of the Company, on the other hand;

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the absence of ownership of shares of Company common stock by Parent, Sub or any of their respective affiliates or associates;

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the absence of certain foreign ownership and control, including with respect to the governance and operations of Parent; and

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the absence of competition with the Company and its subsidiaries that would reasonably be expected to materially delay or prevent the merger.

Covenants Regarding Conduct of Business by the Company Prior to the Merger
Under the merger agreement, the Company agreed that, until the earlier of the effective time or the termination of the merger agreement in accordance with its terms, except as expressly set forth in the Company disclosure letter, as expressly contemplated or required by any provision of the merger agreement or as required by applicable law (including directives or guidelines by a governmental entity in connection with COVID-19), unless Parent otherwise agrees in writing (which agreement may not be unreasonably withheld, delayed or conditioned), the Company will use commercially reasonable efforts to, and will cause each of its subsidiaries to use commercially reasonable efforts to, conduct its operations in all material respects in the ordinary course of business and use commercially reasonable efforts to maintain and preserve intact in all material respects to the extent within its control its business organization and maintain current relationships with significant customers, suppliers and distributors and other persons with whom the Company and its subsidiaries has material business relations.
Further, the Company agreed that, until the earlier of the effective time or the termination of the merger agreement in accordance with its terms, except as expressly set forth in the Company disclosure letter, as expressly contemplated or required by the merger agreement, as required by applicable law (including directives or guidelines by a governmental entity in connection with COVID-19) or as Parent may agree in writing (which agreement may not be unreasonably withheld, delayed or conditioned), the Company will not, and will not permit its subsidiaries to:
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amend the amended and restated certificate of incorporation or amended and restated bylaws of the Company or the equivalent organizational or governing documents of any subsidiary of the Company;

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except as required by any contract between the Company and any wholly owned subsidiary of the Company or among any wholly owned subsidiaries of the Company, issue, sell or grant (or authorize any of the foregoing) any equity securities in the Company or any subsidiary of the Company, or securities convertible into, or exchangeable or exercisable for, any such equity securities, or any rights of any kind to acquire any such equity securities or such convertible or exchangeable securities, other than (i) the issuance of Company common stock upon the vesting of RSU awards outstanding as of the date of the merger agreement or otherwise permitted to be granted pursuant to the terms of the merger agreement, or pursuant to the terms of the ESPP; (ii) the issuance of securities by a subsidiary of the Company to the Company or another subsidiary of the Company; or (iii) the issuance of any rights (or securities with respect to such rights) pursuant to the terms and in accordance with the rights agreement, subject to the terms and conditions of the merger agreement;

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adjust, split, combine, subdivide, change, exchange, amend the terms of, recapitalize or reclassify any capital stock or other equity security of the Company or any subsidiary of the Company;

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other than in the ordinary course of business, sell, pledge, assign, mortgage, transfer, lease, license, incur or create a lien (other than permitted liens) or otherwise encumber or dispose of any material property, assets, business or rights of the Company or any of its subsidiaries, except (i) sales or dispositions made in connection with any transaction between or among the Company and any wholly owned subsidiary of the Company or between or among any wholly owned subsidiaries of the Company; (ii) for the purpose of disposing of obsolete or worthless assets; or (iii) in the case of liens, as required in connection with any indebtedness (as defined in the merger agreement) permitted to be incurred by the merger agreement;

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declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of the Company, whether payable in cash, stock, property or a combination thereof, other than (i) dividends by the Company to the Company’s stockholders in an amount not to exceed $5,000,000 in the aggregate in any six (6)-month period (and, in any event, not more than $10,000,000 in the aggregate prior to the closing), in an amount per share and with record dates and payment dates substantially consistent with those in fiscal year 2020; (ii) as between the Company and any wholly owned subsidiary of the Company or between or among wholly owned subsidiaries of the Company; and (iii) the issuance of any rights (or securities with respect to such rights) pursuant to the terms and in accordance with the rights agreement, subject to the terms and conditions of the merger agreement;

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other than (i) in respect of subsidiaries of the Company or (ii) in connection with the payment of related withholding taxes, by net exercise or by tendering of shares (or tax withholdings on the vesting or payment of RSU awards or restricted shares, as applicable), reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of the Company’s equity securities or any options, warrants, securities or other rights exercisable for or convertible into any such equity securities;

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merge, consolidate or form a joint venture with or acquire stock or other equity interests in any person, other than between the Company and a wholly owned subsidiary of the Company or among wholly owned subsidiaries of the Company, or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any subsidiary of the Company;

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make or offer to make any material acquisition of a business, including by merger, consolidation or acquisition of stock or assets, other than any acquisitions for consideration that is individually not in excess of $5,000,000, or in the aggregate not in excess of $10,000,000 (which we refer to as “permitted acquisitions”);

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make or commit to make any capital expenditures other than those which do not, in the aggregate, exceed one-hundred and twenty percent (120%) of the aggregate amounts reflected in the Company’s 2021 capital expenditure budget previously made available to Parent;

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incur any indebtedness (as defined in the merger agreement) for borrowed money, or in respect of hedges or other derivatives (including guarantees of obligations thereunder), or issue any debt securities, or assume or guarantee the obligations of any person (other than a subsidiary of the

Company) for borrowed money, except (i) in connection with refinancings of existing indebtedness, (ii) for surety and performance bonds (and related guarantees) in the ordinary course of business not to exceed $10,000,000 in excess of the “bond pipeline” set forth in the Company disclosure letter, (iii) in respect of currency or interest rate hedges entered into by the Company or any subsidiary of the Company to hedge its currency or interest rate risks arising in the ordinary course of business and not for speculative purposes, (iv) in connection with permitted acquisitions, (v) indebtedness under any credit facility of the Company in existence as of the date of the merger agreement (including, for the avoidance of doubt, letters of credit under such existing credit facilities) in the ordinary course of business, (vi) for any guarantee of the Company of indebtedness of the subsidiaries of the Company or guarantee by the subsidiaries of the Company of indebtedness of the Company or any of the subsidiaries of the Company or (vii) with respect to any indebtedness not in accordance with clauses (i) through (vi) for any indebtedness not to exceed $15,000,000 in the aggregate outstanding at any one time;
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make any loans, advances or capital contributions to, or investments in, any other person other than (i) any loans, advances or capital contributions less than $5,000,000 in the aggregate made in the ordinary course of business consistent with past practice, (ii) loans, advances or capital contributions to the Company or any direct or indirect wholly owned Subsidiary of the Company, (iii) advances for travel and other out-of-pocket expenses to officers, directors or employees of the Company or any subsidiary of the Company, consistent with past practice or (iv) extending payment terms granted to customers or clients or making advances to customers or clients in the ordinary course of business;

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(i) enter into any collective bargaining agreement, works council agreement or similar agreement or arrangement with any labor union, works council or other labor organization or employee representative body or (ii) recognize or certify any labor union, works council or other labor organization or employee representative body;

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except to the extent required by applicable law or the terms of any Company benefit plan or collective bargaining agreement in effect: (i) materially increase the compensation or benefits payable to any current or former employee, officer or director of the Company or any of the subsidiaries of the Company, other than in the ordinary course of business for any employee below the level of senior vice president consistent with past practice; (ii) grant any bonus or other incentive award, severance or termination pay to any employee or other service provider, other than in the ordinary course of business for any employee below the level of senior vice president; (iii) become a party to, establish, adopt, amend, commence participation in or terminate any Company benefit plan that is a health or welfare arrangement or any health or welfare arrangement that would have been a Company benefit plan had it been entered into prior to the date of the merger agreement, other than in the ordinary course of business without a material increase in the costs to the Company; (iv) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company benefit plan; (v) materially amend or modify any outstanding award under any Company benefit plan; (vi) hire or engage any person to be an employee or other service provider of the Company or any of the subsidiaries of the Company, other than (A) to fill a position that is open as of the date of the merger agreement or (B) in the ordinary course of business for any employee below the level of senior vice president; or (vii) terminate the employment of any employee for a reason other than a termination for cause, other than in the ordinary course of business for any employee below the level of senior vice president;

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intentionally waive or release any material noncompetition, non-solicitation, nondisclosure, noninterference, non-disparagement or other restrictive covenant obligation of any current or former employee or other service provider;

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make any material change in accounting policies, principles, practices or procedures (other than as required by GAAP or applicable law);

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engage in any transaction with, or enter into any agreement, arrangement or understanding with any affiliate of the Company or other person covered by Item 404 of Regulation S-K that would be expected to be material and adverse to the Company and the subsidiaries of the Company, taken as a whole;

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(i) make, change or rescind any material election in respect of taxes, (ii) file an amended tax return with respect to a material amount of taxes, (iii) extend or waive, or agree to extend or waive, any statute of limitation with respect to the assessment, determination or collection of any material amount of taxes (other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business), (iv) enter into a “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of applicable law in respect of taxes) with any governmental entity regarding any material tax liability or assessment, (v) settle, resolve, compromise or otherwise dispose of any material claim, audit, examination, investigation or proceeding relating to taxes or surrender a right to a material tax refund or (vi) change any material method of accounting for U.S. federal income or foreign tax purposes;
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except in the ordinary course of business, (i) materially amend, modify or terminate (except for terminations pursuant to the expiration of the existing term of any material contract of the Company or the “specified contract” (as defined in the merger agreement)) any material contract of the Company or the “specified contract” or waive, release or assign any material rights under any material contract of the Company or the “specified contract” or (ii) enter into any contract or agreement that, if in effect on the date of the merger agreement, that would have been a material contract of the Company had it been entered into prior to the date of the merger agreement;

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enter into any material real property lease or, except in the ordinary course of business, materially amend, materially modify or terminate any material real property lease;

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convene any special meeting of the Company’s stockholders other than the stockholder meeting (as described in the section entitled “The Agreement and Plan of Merger — Obligations with Respect to this Proxy Statement and the Special Meeting,” beginning on page 109) or any other meeting of the Company’s stockholders to consider a proposal that would reasonably be expected to impair, prevent or delay the merger; provided that the Company shall be permitted to, in the ordinary course, hold its annual meeting of stockholders for the election of directors and such other matters required to be brought before any such meeting under any applicable law;

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enter into any agreement, understanding or arrangement with respect to the voting of any capital stock or other equity interests of the Company (including any voting trust);

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(i) settle, release or forgive any claim, action, proceeding, investigation or inquiry, or make any commitment to a governmental entity, other than settlements that result solely in monetary obligations of the Company and subsidiaries of the Company of amounts equal to or less than $2,000,000 individually or $5,000,000 in the aggregate and not involving any material equitable relief or operating restrictions, or other obligations of the Company or any subsidiary of the Company and (ii) waive any material right with respect to any material claim held by the Company or any subsidiary of the Company;

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terminate or cancel any of the insurance policies, including allowing the policies to expire without renewing such policies or obtaining comparable replacement coverage, or prejudicing rights to insurance payments or coverage; or

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authorize, approve or enter into any contract or make any commitment or undertaking to do, any of the foregoing.

Restriction on Solicitation of Competing Proposals
The Company has agreed that it will, and will cause its subsidiaries and the Company’s directors, officers, and employees to, and will use reasonable best efforts to cause the Company’s managers, agents, professional advisors (including investment bankers, accountants, and legal counsel) and other advisors and representatives (which, together with any directors, officers and employees, we refer to as “representatives”) to, promptly cease any solicitations, discussions, communications or negotiations with any person and its representatives that may be ongoing with respect to any competing proposal (as described below) made by or on behalf of such person, promptly cease furnishing non-public information regarding the Company or any subsidiary of the Company to such person and its representatives with respect to any competing proposal to the person that made such competing proposal and its representatives, promptly request the return or destruction of all such non-public information with respect to a competing proposal made by or on behalf of such person, and promptly terminate all physical or electronic dataroom access previously granted to such person and its representatives. In addition, until the earlier of the effective time and termination of the merger agreement (if any), the Company has agreed that it will not, and will cause its subsidiaries and the Company’s directors, officers and employees not to, and will use reasonable best efforts to cause the other representatives of the Company not to, directly or indirectly:
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initiate, solicit, knowingly encourage or knowingly facilitate the submission of any competing proposal (as described below);

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furnish any non-public information regarding the Company or any subsidiary of the Company, or afford to any person access to the non-public business, properties, assets books or records of the Company or any subsidiary of the Company, to any third party that the Company knows is seeking to make, or has made, a competing proposal in connection with such competing proposal;

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enter into, engage in, continue or participate in any discussions or negotiations with any third party with respect to any competing proposal made by such third party, or otherwise knowingly cooperate with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any third party that the Company knows is seeking to make, or has made, a competing proposal in connection with such competing proposal;

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approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into, any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar definitive agreement relating to any competing proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (which we refer to as an “alternative acquisition agreement”); or

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agree, propose or resolve to take, or take, any of the actions prohibited by the foregoing.

Notwithstanding anything to the contrary, if the Company receives any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to a competing proposal from any third party, the Company may inform such third person that the Company is contractually prohibited from engaging in discussions with, or otherwise responding to, such third party in response thereto.
A “competing proposal” is defined in the merger agreement to mean any proposal or offer from any person, persons or group (other than Parent, Sub or any of their respective affiliates) relating to:
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any direct or indirect acquisition or purchase from the Company or any of its subsidiaries, in a single transaction or a series of transactions (whether or not concurrently and whether or not in connection with a single or multiple definitive agreements with such person, persons or group with respect to such transaction or series of transactions), of (i) 20% or more (based on the fair market value as of the date of such transaction or series of transactions) of assets (including capital stock of the Company’s subsidiaries, and by means of any merger, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction (or series of transactions) to which the Company or any subsidiary of the Company is a party) of the Company and the subsidiaries of the Company, taken as a whole, (ii) 20% or more of the outstanding shares of Company common stock or (iii) twenty percent (20%) or more (based on fair market value thereof as of the date of such transaction or series of transactions) of the consolidated business, revenues or net income of the Company and subsidiaries of the Company, taken as a whole;

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any tender offer or exchange offer that, if consummated, would result in any person, persons or group owning, directly or indirectly, 20% or more of the outstanding shares of Company common stock; or

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any merger, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction (or series of transactions) to which the Company or any of its subsidiaries is a party pursuant to which (i) any person, persons or group (or the stockholders of any such person(s)) would own, directly or indirectly, 20% or more of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, or (ii) the owners of outstanding shares of Company common stock immediately prior to such transaction (or series of transactions) would own less than 80% of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity.

Notwithstanding the non-solicitation provisions described above, if, at any time following the date of the merger agreement and prior to the earlier of the receipt of the Company stockholder approval or the termination of the merger agreement (and in no event after the Company obtains the Company stockholder approval), (i) the Company receives a bona fide written competing proposal from a person that did not result from a breach of the non-solicitation provisions described above (other than an immaterial and unintentional breach), and (ii) the Board or any committee thereof determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such competing proposal constitutes or would reasonably be expected to lead to a superior proposal (as described below) and that failure to take the actions described in the subsequent clauses (A) or (B) would be reasonably likely to be inconsistent with the fiduciary duties of the Board under applicable law, then the Company, its subsidiaries and the Company’s representatives may, subject to compliance with the applicable provisions of the merger agreement with respect to such competing proposal (other than immaterial or unintentional failures to comply), (A) furnish information, including with respect to the Company and its subsidiaries, to the person making such competing proposal and its representatives and (B) participate in discussions or negotiations with the person making such competing proposal and its representatives regarding such competing proposal; provided, however, the Company shall not disclose any non-public information regarding the Company to such person without the Company or the subsidiaries of the Company without first entering into an acceptable confidentiality agreement (as described below) with such person if such person is not already party to an acceptable confidentiality agreement. The Company has agreed that it will provide Parent and Sub any non-public information that is provided to any such person in connection with such competing proposal that was not previously made available to Parent or Sub reasonably promptly following the time it is provided to such person or, with respect to such information conveyed verbally, promptly (and, in any event, within 48 hours thereafter).
Additionally, the Company has agreed that it will promptly (and, in any event, within 24 hours) notify Parent of the Company’s or its representatives’ receipt of (i) any competing proposal or (ii) any request for non-public information in connection with any competing proposal (or that would reasonably be expected to lead to a competing proposal), in each case providing (i) the identity of such third party providing such competing proposal or requesting such non-public information and (ii) (A) a copy of such competing proposal or request, if in writing and (B) a written summary of the material terms of such competing proposal or request, if not made in writing, subject to certain limitations if required pursuant to an existing confidentiality agreement with such third party. Following such notice, the Company has agreed to keep Parent reasonably informed, on a current basis, of the status and terms of any such competing proposal and the status of any such discussions or negotiations related to the competing proposal, and promptly provide copies of all draft alternative acquisition agreements with respect to such competing proposal.
A “superior proposal” is defined in the merger agreement to mean any bona fide written competing proposal not made as a result of a breach of the non-solicitation provisions described above (other than an immaterial and unintentional breach) (with all percentages in the definition of “competing proposal” changed to “50%”) made by any person or persons or group on terms that the Board or any committee thereof determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, and considering such factors as the Board or any committee thereof considers to be appropriate, including the conditionality and the timing and likelihood of consummation of such proposal, that (i) if consummated, would result in a transaction or series of transactions that is or are more favorable from a financial point of view to the stockholders of the Company (in their capacity as such) than the transactions contemplated by the merger agreement, after taking into account any revisions, amendments or modifications to the terms of the merger agreement proposed, made or agreed to by Parent in accordance with Parent’s “matching rights” described below, and (ii) is reasonably likely to be completed, taking into account all financial, legal, regulatory and other aspects of such competing proposal.
An “acceptable confidentiality agreement” is defined in the merger agreement as a confidentiality agreement that contains confidentiality terms no less restrictive in any material respect on the relevant person that has made a competing proposal than those contained in the confidentiality agreement, dated October 8, 2020, by and between the Company and Veritas Capital Fund Management, L.L.C. (which we refer to as the “confidentiality agreement”).

Obligations of the Board with Respect to Its Recommendation
The merger agreement provides that, subject to certain exceptions described below, neither the Board nor any committee thereof will: (i) adopt, authorize, approve, recommend or otherwise declare advisable (or publicly propose or resolve to adopt, authorize, approve, recommend or otherwise declare advisable) any competing proposal or alternative acquisition agreement; (ii) withhold, withdraw, modify, amend, qualify or change (or publicly propose or resolve to withhold, withdraw, modify, amend, qualify or change), in a manner adverse to Parent, the recommendation by the Board to Company stockholders that Company stockholders adopt the merger agreement (which, such recommendation, we refer to as the “Board recommendation”); (iii) fail to include the Company recommendation in this proxy statement; (iv) approve or recommend, or publicly propose that the Company or any the subsidiaries enter into, an alternative acquisition agreement; (v) fail to recommend against or otherwise indicate that the Board is unable to take a position with respect to a tender offer or exchange offer for any equity securities of the Company that constitutes a competing proposal within ten (10) business days after the commencement of such tender offer or exchange offer (it being understood and agreed that, if and solely to the extent the Board (or any committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, the Company may, in connection with such recommendation against, state that it is continuing to negotiate with the person that made such competing proposal, and such statement shall not be considered a Board recommendation change (as described below)), (vi) following public announcement of a competing proposal, fail to reaffirm the Company recommendation within four (4) business days of receipt of a written request from Parent to do so if such competing proposal remains outstanding and not publicly rejected by the Company and is not the type of competing proposal described in clause (v) (provided that Parent may only request two such reaffirmations with respect to any competing proposal, unless the terms of such competing proposal have been modified in any material respect (it being understood that any change in the consideration thereof shall be deemed such a modification in any material respect), in which case such competing proposal shall be deemed a new competing proposal), (vii) agree or announce an intention to do any of the foregoing (any action set forth in the foregoing clauses (i) through (vi), we refer to as a “Board recommendation change”) or (viii) cause or allow the Company or any of its subsidiaries to enter into an alternative acquisition agreement.
Notwithstanding the obligations of the Board and its committees described above, at any time prior to the receipt of the Company stockholder approval, the Board or any committee thereof may make a Board recommendation change (and, if deemed advisable by the Board or any committee thereof, terminate the merger agreement in order to cause the Company to enter into an alternative acquisition agreement with respect to a superior proposal) if: (i)(A) a competing proposal that did not result from a breach of the non-solicitation provisions described above (other than an immaterial and unintentional breach) is made to the Company by a third party and (B) the Board or any committee thereof determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such competing proposal constitutes or would reasonably be expected to lead to a superior proposal and that the failure to make a Board recommendation change would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law; (ii) the Company provides Parent prior written notice of the Company’s intention to make a Board recommendation change, which notice will include (A) that the Company has received a written competing proposal that constitutes a superior proposal; (B) the material terms and conditions of the competing proposal (including the consideration offered therein and the identity of the person, persons or group making such competing proposal) and (C)(1) an unredacted copy of the alternative acquisition agreement with respect to such competing proposal, (2) unredacted copies of all other agreements to be entered into between the Company and the person making such competing proposal in connection with such competing proposal and (3) any financing arrangements to finance the competing proposal if the Board or any committee thereof determined such financing arrangements were material to its decision that the competing proposal was superior to the merger (subject to customary redactions) (which such notice we refer to as a “notice of superior proposal recommendation change”); (iii) prior to making such Board recommendation change or terminating the merger agreement in order to enter into the alternative acquisition agreement, as applicable, if requested by Parent, the Company has negotiated in good faith, and directed the applicable representatives of the Company to negotiate in good faith, with Parent during the three business days following the date of such notice of superior proposal recommendation change with respect to any changes to the terms of the merger agreement proposed by Parent in response thereto; and (iv) taking into account any changes to the terms of the merger agreement offered by Parent pursuant to clause (iii) above and any other information provided by Parent in response to such notice of superior proposal change of recommendation, the Board or any committee thereof has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that such competing proposal would continue to constitute a superior proposal and that the failure to make such Board recommendation change or terminate the merger agreement in order to enter into the alternative acquisition agreement would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law. Any amendment to the financial terms or any other material term or condition of such competing proposal (whether or not in response to any changes proposed by Parent pursuant to clause (iii) above) will require a new notice of superior proposal recommendation change and an additional two business day period from the date of such notice during which the terms of the Parent’s matching rights will apply in the same manner as set forth above.
In addition to a Board recommendation change in connection with a competing proposal, at any time prior to receipt of the Company stockholder approval, the Board or any committee thereof may make a Board recommendation change if (i) an intervening event (as defined below) occurs; (ii) the Company provides Parent prior written notice of the Company’s intention to make Board recommendation change in connection with such intervening event, which notice shall (A) set forth in reasonable detail information describing the intervening event and (B) state expressly that, subject to clause (iii) and clause (iv) below, the Board has determined that failure to make a Board recommendation change in connection with such intervening event would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; (iii) prior to making such Board recommendation change, if requested by Parent, the Company has negotiated, and directed the applicable representatives of the Company to negotiate, in good faith with Parent during the three business days following the date of such notice with respect to any changes to the terms of the merger agreement proposed by Parent in response thereto; and (iv) following the end of such notice period, the Board or any committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and after taking into account any changes to the terms of the merger agreement offered by Parent pursuant to clause (iii) above, that the failure to make a Board recommendation change would be reasonably likely to be inconsistent with the fiduciary duties of the Board under applicable law.
An “intervening event” is defined in the merger agreement to mean any material change, circumstance, event, condition, development, occurrence or effect or state of facts that (i) was not known to, or reasonably foreseeable by, the Board prior to the execution of merger agreement, which effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Board prior to the receipt of the Company stockholder approval and (ii) does not relate to a competing proposal; provided, however, that an “intervening event” shall not include (a) any competing proposal or other inquiry, offer or proposal that could lead to a competing proposal, (b) an effect resulting from a breach of the merger agreement by the Company or any of its subsidiaries, (c) changes in the price of the shares of Company common stock, in and of itself (provided, however, the underlying reasons for such changes may constitute an intervening event unless excluded by any other exclusion in this definition) or (d) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, however, the underlying reasons for such events may constitute an intervening event unless expressly excluded by any other exclusion in this definition).
Efforts to Complete the Merger
The merger agreement provides that (i) Parent will (and will cause Sub and each of its and their applicable subsidiaries and affiliates (which, in the case of Parent, for the avoidance of doubt shall include the Veritas Sponsor and the Elliott Sponsors) to) and, subject to the ability of Board to change its recommendation, the Company will (and will cause its subsidiaries to) use its respective reasonable best efforts to consummate the transactions contemplated by the merger agreement and to cause the conditions to the closing in the merger agreement to be satisfied. More specifically, Parent will (and will cause Sub and each of its and their applicable subsidiaries, affiliates, officers and directors to) and the Company will (and will cause each of its subsidiaries to) use its reasonable best efforts to (A) promptly obtain all material actions or nonactions, consents, permits, waivers, approvals, authorizations and orders from governmental entities or other persons necessary or, other than with respect to applicable investment screening laws, advisable in connection with the consummation of the transactions contemplated by the merger agreement, including certain contract consents set forth on the Company disclosure letter, (B) as promptly as practicable (and in any event within five (5) business days) after the date of the merger agreement with respect to the HSR Act filings described in clause (A) below, as soon as reasonably practicable (and in any event within 15 business days) with respect to the United States Federal Communications Commission (which we refer to as the “FCC”) applications described in clause (D) below and as soon as reasonably practicable (and in any event within 25 business days) after the date of the merger agreement (other than with respect to certain filings set forth on the Company disclosure letter, which shall be submitted as soon as reasonably practicable after the date of the merger agreement, if required) with respect to the remaining filings, notifications and applications (inclusive of drafts, where appropriate) described in clause (A), clause (B), clause (C) and clause (D), make and not withdraw (without the Company’s consent) all registrations, filings and applications with any governmental entity or other persons necessary or, other than with respect to applicable investment screening laws, advisable as required by law in connection with the consummation of the transactions contemplated by the merger agreement, including (A) the filings required of the parties to the merger agreement or their “ultimate parent entities” or “ultimate controlling persons” under the HSR Act or any other competition or antitrust laws, (B) certain filings required by the parties to the merger agreement under the investment screening laws set forth on the Company disclosure letter to the relevant governmental entity notwithstanding any refusal by the governmental entity to accept such without amendment or any further formal filings or notifications required, (C) a notification of pending changed conditions, including pending change of ownership pursuant to the requirements of the NISPOM, to the DCSA (each, as defined in the merger agreement), and any other notifications, notices or filings required by the DCSA or any other cognizant security agency and (D) applications to the FCC for consent to transfer control of, assign or cancel the permits of the Company and its subsidiaries issued under applicable law, (iii) promptly make any further filings pursuant to or in connection with the filings, registrations and applications described in clause (ii) that may be necessary or, other than with respect to applicable investment screening laws, advisable (provided that certain other filings under the investment screening laws set forth on the Company disclosure letter shall be filed within 10 business days if the parties to the merger agreement, acting reasonably, agree that such filing is required in accordance with the terms set forth in the Company disclosure letter), (iv) contest and defend all lawsuits or other legal, regulatory, administrative or other proceedings to which it or any of its affiliates is a party challenging or affecting the merger agreement or the consummation of the transactions contemplated by the merger agreement, in each case until the issuance of a final, non-appealable order with respect to each such proceeding, (v) seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to the merger agreement to consummate the merger, in each case until the issuance of a final, non-appealable order with respect thereto, (vi) seek to resolve any objection or assertion by any governmental entity challenging the merger agreement or the transactions contemplated thereby, and (vii) execute and deliver any additional instruments necessary or advisable to consummate the merger.
The merger agreement also provides that Parent will take, and will cause Sub, and each of its and their applicable subsidiaries to take, any and all actions necessary or advisable in order to avoid or eliminate each impediment to the consummation of the transactions contemplated in the merger agreement and to obtain all approvals and consents (including those under any applicable competition or antitrust laws or investment screening laws and that may be required by any governmental entity with competent jurisdiction) so as to enable the consummation of the transactions contemplated by the merger agreement as promptly as practicable, including operational restrictions or limitations on, and committing to or effecting, by consent decree, hold separate orders, trust or otherwise, the sale, license, disposition or holding separate of, such assets or businesses of Parent, Sub, the Company, the surviving corporation or any of their respective subsidiaries (and the entry into agreements with, and submission to decrees, judgments, injunctions or orders of the relevant governmental entity) as may be required or advisable to obtain such approvals or consents of such governmental entities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any orders that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by the merger agreement; provided that the consummation of such restrictions, limitations, hold separate orders, sales, licenses or other dispositions are conditioned upon the consummation of the transactions contemplated by the merger agreement. In addition, the Company may make, subject to (A) prior written consent of Parent and (B) the transactions contemplated by the merger agreement actually occurring, any undertakings as are required to obtain such approvals or consents of such governmental entities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any injunctions or other orders that would have the effect of preventing or materially delaying the consummation of the transactions contemplated by the merger agreement.

The merger agreement also provides, subject to certain limited exceptions, that none of the Company, Parent or Sub, directly or indirectly, through one or more of their respective affiliates or otherwise, will acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in or otherwise making any investment in, or by any other manner, any person or portion thereof, or otherwise acquire or agree to acquire or make any investment in any assets, or agree to any commercial or strategic relationship with any person, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger, consolidation, investment or commercial or strategic relationship would reasonably be expected to prevent or materially delay the merger or the satisfaction of certain conditions to the closing in the merger agreement.
Without limiting the generality of the obligations described above, each party to the merger agreement agreed that it will:
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give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any governmental entity with respect to the merger;

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keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding; and

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promptly inform the other parties of any communication to or from the FTC, the DOJ or any other governmental entity regarding the merger.

Each party to the merger agreement agreed that it will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or to be submitted to any governmental entity in connection with the transactions contemplated by the merger agreement.
The merger agreement also requires that, in accordance with applicable law, the Company and Parent will within five (5) calendar days following the effective time prepare and file with the United States Department of State Directorate of Defense Trade Controls a notification of a change in ownership as required by applicable law.
Obligations with Respect to this Proxy Statement and the Special Meeting
The Company agreed to, as promptly as reasonably practicable following the date of the merger agreement, prepare and file (and, in any event, use reasonable best efforts to file within 20 business days after the date of the merger agreement) with the SEC a preliminary proxy statement containing the Board recommendation to be sent to the Company stockholders in connection with the special meeting of the Company stockholders, held for the purpose of voting on, among other things, the approval and adoption of the merger agreement (including any adjournments or postponements thereof) (which we refer to as the “stockholder meeting”). Parent is required to reasonably cooperate with the Company in the preparation of such proxy statement, among other things. The parties to the merger agreement are required to use their respective reasonable best efforts to have the proxy statement cleared by the SEC as promptly as reasonably practicable after filing with the SEC.
The Company is further required to after the proxy statement is cleared by the SEC for mailing to Company stockholders (or the date the proxy statement may be mailed to stockholders), as promptly as reasonably practicable (and in the case of clauses (i) and (ii) below, the Company is required to use reasonable best efforts to, within ten calendar days after such clearance, unless the parties to the merger agreement otherwise agree in writing) (i) file the proxy statement in its definitive form with the SEC (which shall include the Board recommendation), (ii) cause the definitive proxy statement to be mailed after the date of such clearance and (iii) in accordance with applicable law and the Company’s governing documents, establish a record date for, duly call, give notice of, convene and hold the stockholder meeting. Pursuant to the terms of the merger agreement, the Company agreed that the Board would recommend that the Company's stockholders adopt the merger agreement and include the Board recommendation in the proxy statement, and the Company is required to use its reasonable best efforts to solicit from Company stockholders proxies in favor of the adoption of the merger agreement and to secure the Company stockholder approval at the stockholder meeting.

Access to Information
From the date of the merger agreement to the effective time, pursuant to the terms of the merger agreement, the Company agreed that it will, and will cause each of its subsidiaries and their respective directors, officers and employees to, and shall use reasonable best efforts to cause their other respective representatives to: (i) provide to Parent and Sub and their respective representatives, and the financing sources and their respective representatives, reasonable access during normal business hours in such a manner as not to unreasonably interfere with the operation of any business conducted by the Company or any of its subsidiaries, (a) to the books, records and tax returns and contracts thereof and (b) to the officers, employees, properties, offices and other facilities of the Company ; and (ii) furnish promptly such information concerning the business, properties, contracts, personnel, assets and liabilities of the Company and its subsidiaries as Parent or its representatives may reasonably request. However, the Company will not be required to (or to cause any of its subsidiaries or any of their respective representatives to) afford such access or furnish such information to the extent that the Company reasonably believes in good faith, after consultation with its outside legal counsel (except with respect to clause (C)), that doing so would (A) result in the loss of attorney-client privilege; (B) violate any confidentiality obligations of the Company or any of its subsidiaries to any third party or otherwise breach, contravene or violate any then effective contract to which the Company or any of its subsidiaries is party; (C) result in a competitor of the Company or any of its subsidiaries receiving information that is competitively sensitive; (D) breach, contravene or violate any applicable law (including the HSR Act or any other competition or antitrust law or investment screening law); or (E) solely with respect to access provided pursuant to clause (i) above, jeopardize the health and safety of any Company employee in light of COVID-19 or any action in response to COVID-19; provided that, with respect to clauses (A) through (E) above, the Company will use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in any such loss (including loss of attorney-client privilege), violation, receipt, breach or jeopardy, as applicable.
Director and Officer Indemnification and Insurance Information
Pursuant to the merger agreement, from and after the effective time, the surviving corporation shall (and Parent is obligated to cause the surviving corporation to), to the fullest extent permitted by applicable law and the Company’s governing documents, indemnify, defend and hold harmless each indemnified party against (i) all indemnified liabilities to the extent that they are based on or arise out of the fact that such person is or was a director, officer, employee or fiduciary under benefit plans or performed services at the request of the Company or any of its subsidiaries, and (ii) all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement, whether asserted or claimed prior to, at or after the effective time, and including any reasonable and documented expenses incurred in enforcing such person’s rights. In the event of any such indemnified liability (whether or not asserted before the effective time), the surviving corporation will pay the reasonable and documented fees and expenses of counsel selected by the indemnified parties promptly after statements therefor are received, and otherwise advance to such indemnified party upon request, to the fullest extent permitted under applicable law, reimbursement of documented expenses reasonably incurred (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable law).
Also, the Company will be permitted to, prior to the effective time (and, if the Company fails to do so, Parent will cause the surviving corporation to), obtain and fully pay the premium for the D&O insurance that (i) is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy existing on the date of the merger agreement and (ii) expressly covers Parent and the surviving corporation as a successor in interest; provided, however, the Company shall not be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance. If the Company and the surviving corporation for any reason fail to obtain such “tail” insurance policy as of the effective time, the surviving corporation will, and Parent will cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the effective time the D&O insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the merger agreement, or the surviving corporation will, and Parent will cause the surviving corporation to, purchase comparable D&O insurance for such six year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the merger agreement. However, the Company shall not expend, and Parent and the surviving corporation shall not be required to expend for such policies, an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance. Additionally, if the premium for such insurance coverage exceeds such amount, the surviving corporation shall obtain a policy with the greatest coverage reasonably available for a cost not exceeding such amount.
In addition, for not less than six years following the effective time, Parent shall cause the surviving corporation to maintain provisions in the organizational documents of the surviving corporation and its subsidiaries with respect to exculpation, indemnification and advancement of expenses that are no less favorable than the analogous provisions contained in the organizational documents of the Company and its subsidiaries in effect immediately prior to the effective time. The contractual indemnification rights of the directors and officers of the Company will be assumed by the surviving corporation and will continue in full force and effect in accordance with their terms following the effective time.
Employee Benefits
Under the merger agreement, for a period of twelve months following the closing date, Parent has agreed to provide, or cause its subsidiaries (including the surviving corporation) to provide, each Company employee who continues to remain employed with the Company or the subsidiaries of the Company (each, we refer to as a “continuing employee”) with (i) a base salary or base wage rate that is no less favorable than the base salary or base wage rate provided to such employee immediately prior to the effective time, (ii) a target annual cash incentive compensation opportunity that is no less favorable than the target annual cash incentive compensation opportunity (excluding equity and equity-based compensation) provided by the Company or any subsidiary of the Company to such continuing employee immediately prior to the closing, (iii) severance payments and benefits that are no less favorable than the severance payments and benefits available to or provided by the Company or any subsidiary of the Company to such continuing employee immediately prior to the effective time, and (iv) employee benefits (other than severance, incentive compensation, equity compensation, defined benefit pension benefits and retiree health and welfare benefits) that are substantially comparable in the aggregate to the employee benefits (other than severance, incentive compensation, equity compensation, defined benefit pension benefits and retiree health and welfare benefits) provided by the Company or any subsidiary of the Company to such continuing employee immediately prior to the effective time. During the twelve months following the closing date, Parent may, or may cause its subsidiaries (including the surviving corporation) to, in their sole discretion, provide some or all continuing employees with equity or equity-based compensation opportunities. Notwithstanding the foregoing or any provision contained in the merger agreement to the contrary, neither Parent nor any of its subsidiaries (including the surviving corporation) will be obligated to continue to employ any continuing employee for any specific period of time following the closing date, subject to applicable law.
In addition, from and after the effective time, Parent will cause the surviving corporation to assume, honor and continue all of the Company’s and the Company subsidiaries’ employment, collective bargaining, severance, retention and termination plans, policies, programs, agreements and arrangements (including any change in control or severance agreements between the Company or any subsidiary of the Company and any Company employee), including with respect to any payments, benefits, or rights arising as a result of the merger, whether alone or in combination with any other event.
Under the employee benefit plans of Parent and its subsidiaries (including the surviving corporation) with respect to continuing employees, for purposes of determining eligibility to participate, benefit accrual and vesting, gratuities, severance and similar benefits (but not for purposes of defined benefit pension benefit or retiree health and welfare benefit accruals), Parent will ensure that such plan, program or arrangement will credit such continuing employees’ service earned with the Company or its subsidiaries on or prior to the closing date as service with Parent or any of its subsidiaries (including the surviving corporation), so long as such recognition would not result in any duplication of benefits. Parent has further agreed to, or to cause its subsidiaries (including the surviving corporation) to (i) waive any waiting periods and actively at work or evidence of insurability requirements and any limitations on eligibility, enrollment, and benefits relating to any preexisting medical conditions of continuing employees and their eligible dependents, (ii) maintain or establish benefit plans that provide for health and welfare benefits and in which continuing employees will be eligible to participate as of the closing date, and (iii) recognize for purposes of annual deductible and out of pocket limits under employee benefit plans of Parent that provide health benefits, any deductible, coinsurance, copayments and out of pocket expenses paid by such continuing employees and their respective dependents under any Company employee benefit plans during the calendar year in which the closing date occurs (to the extent that such continuing employees participate in Parent employee benefit plans in such same calendar year). Parent has further agreed to, or to cause its subsidiaries (including the surviving corporation) to, maintain or establish a defined contribution plan that is intended to be tax-qualified and which Company employees primarily providing services in the United States will be eligible to participate as of the closing date, subject to satisfaction of eligibility provisions of such defined contribution plan.
Financing
The consummation of the merger is not conditioned upon Parent’s or Sub’s receipt of financing. However, under the merger agreement, Parent and Sub are obligated to, and, as applicable shall cause their affiliates (including any affiliate of Parent that becomes a borrower or issuer of any portion of the debt financing as part of any replacement commitment facility (which we refer to as a “finance affiliate”)) and representatives to, use their reasonable best efforts to obtain the financing on the terms and conditions described in the debt commitment letter and equity financing commitment letters at or prior to the closing. If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter, Parent and Sub (and, if applicable, any finance affiliate) are obligated to use their reasonable best efforts to arrange for and obtain any such portion from alternative sources on terms and not materially less favorable to Parent and Sub (and, if applicable any finance affiliate) than those contemplated by the debt commitment letter as promptly as practicable following the occurrence of such event. Parent and Sub (and, if applicable, any finance affiliate) will not permit any amendment, replacement or modification to be made to, or any waiver of any material provision or remedy under, the debt commitment letter or equity financing commitment letters or the definitive agreements relating to the financing without the prior written consent of the Company, unless such amendment, modification, replacement or waiver does not and would not reasonably be expected to (A) reduce the aggregate amount of the financing thereunder (including by changing the amount of fees to be paid or original issue discount thereof), (B) impose any new or additional condition, or otherwise amend, modify or expand any condition, to the receipt of any portion of the financing, in each case, in a manner that would reasonably be expected to delay or prevent the closing or make the funding of any portion of the financing less likely to occur or (C) adversely impact the ability of Parent, Sub or any finance affiliate to enforce its rights against any other party to the debt commitment letter or equity commitment letters, the ability of Parent or Sub to consummate the transactions contemplated by the merger agreement or the likelihood of the consummation of the transactions contemplated by the merger agreement; provided that (I) Parent and Sub (and, if applicable, any finance affiliate) may amend the debt commitment letter and equity financing commitment letters or the definitive agreements relating to the financing to add lenders, lead arrangers, bookrunners, syndication agents or any person with similar roles or titles who have not executed the debt commitment letter as of the of the merger agreement and (II) Parent and Sub (and, if applicable, any finance affiliate) may enter into any replacement commitment facility in accordance with the terms of the debt commitment letter. Parent and Sub (and, if applicable, any finance affiliate) will use their reasonable best efforts to maintain in effect the debt commitment letter and equity commitment letters (including any definitive agreements with respect to debt financing) until the termination thereof in accordance with their respective terms.
Subject to certain exceptions, on or prior to the closing, the Company is obligated to, and must cause the subsidiaries of the Company to and instruct its and their respective representatives to, in each case, use reasonable best efforts to provide to Parent and Sub all customary cooperation or assistance as reasonably requested by Parent in connection with the arrangement of the debt financing, at Parent’s sole expense. Subject to limited exceptions, Parent has agreed to reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or any of its subsidiaries in connection with such cooperation, and to indemnify the Company, its subsidiaries and the representatives of the Company against losses incurred in connection with the financing and any information used in connection therewith.

Limited Guarantees
To induce the Company to enter into the merger agreement, each of the Veritas Sponsor and the Elliott Sponsors executed a limited guarantee, each dated as of February 7, 2021, in favor of the Company. Under each limited guarantee, subject to the limitations described therein, each Sponsor has guaranteed its respective portion of the following based on its pro rata ownership of Parent: the due and punctual payment to the Company of the Parent termination fee, any interest on the Parent termination fee and the reasonable costs and expenses incurred by the Company in any proceeding for collecting the Parent termination fee, and certain reimbursement and indemnification obligations specified in the merger agreement that may be owed by Parent pursuant to the merger agreement. The limited guarantees are binding on the respective Sponsors until the complete and indefeasible payment and satisfaction in full of Parent’s guaranteed obligations under the merger agreement. Each of the limited guarantees terminate at the earlier of:
•
the closing;

•
six (6) months following the termination of the merger agreement by either party after the outside date, by either party if a government entity adopts an order or law that permanently enjoins, restrains, makes illegal or otherwise permanently prohibits the consummation of the merger (and there has been an “antitrust failure” as defined in the merger agreement) or by the Company due to Parent’s breach or failure to perform under the merger agreement or Parent’s failure to consummate the merger, in each case pursuant to the merger agreement;

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the termination of the merger agreement pursuant to its terms other than by the Company as described above;

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any modification or amendment or waiver of the merger agreement (A) that affects the termination provisions of the merger agreement or (B) that could increase any liability of or impose any obligation on, or adversely affect, any Sponsor in its capacity as guarantor, without such Sponsor’s prior written consent; and

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except as otherwise provided in the limited guarantees, if the Company brings a claim against such Sponsor (or its affiliates other than Parent) or a non-recourse party, claims a provision of a limited guarantee is unenforceable, or that the Sponsor owes more than the maximum permitted liability as set forth in the limited guarantees.

Other Covenants and Agreements
Under the merger agreement, the Company and Parent have made certain other covenants to, and agreements with, each other regarding various other matters, including:
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preparation of this proxy statement;

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operating activities of Sub during the period from the date of the merger agreement to the earlier of the effective time or the date (if any) on which the merger agreement is terminated pursuant to its terms;

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public statements and disclosure concerning the merger agreement and the transactions contemplated by the merger agreement;

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state anti-takeover or other similar laws;

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the Company’s taking actions as may be reasonably necessary or advisable to ensure that the dispositions of equity securities of the Company (including derivative securities) by any officer or director of the Company who is subject to Section 16 of the Exchange Act pursuant to the merger are exempt under Rule 16b-3 under the Exchange Act;

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control of the defense of litigation brought by Company stockholders and any other third-party litigation against the Company or its directors, officers or other representatives arising out of or relating to the merger;

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the Company using reasonable best efforts to obtain and deliver to Parent at or prior to the closing customary payoff letters in connection with the repayment of indebtedness under the Company’s existing credit agreement and, to the extent timely requested by Parent, certain other indebtedness, and any related definitive agreements;
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director resignations; and

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stock exchange de-listing and de-registration matters.

Conditions to the Merger
Conditions to Each Party’s Obligations
The Company’s, Parent’s and Sub’s respective obligations to effect the merger are subject to the satisfaction (or, to the extent permitted by applicable law, mutual waiver by the Company and Parent) of the following conditions:
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the Company having received the Company stockholder approval;

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any applicable waiting period (or any extensions thereof) applicable to the merger under the HSR Act having expired or terminated and certain regulatory consents, filings or approvals having been obtained or made, or the applicable waiting periods having expired or been terminated, with respect to certain foreign competition and investment screening laws; and

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no governmental entity of competent jurisdiction having issued, enacted, promulgated, adopted or entered any order or law that prohibits, makes illegal, void, enjoins or otherwise prevents the consummation of the merger.

Conditions to Parent’s and Sub’s Obligations
The obligations of Parent and Sub to effect the merger are also subject to the satisfaction or, to the extent permitted by applicable law, waiver by Parent at or prior to the closing of each of the following additional conditions:
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each of the Company’s representations and warranties contained in the merger agreement (other than those representations and warranties related to (i) the organization, qualification to do business and good standing of the Company and its subsidiaries; (ii) the capital structure of the Company and subsidiaries of the Company that are “significant subsidiaries” (as defined in the merger agreement); (iii) the Company’s authority to enter into, and, subject to Company stockholder approval, consummate the transactions contemplated by the merger agreement; (iv) the absence of a Company material adverse effect; (v) the opinions of financial advisors; (vi) the vote of holders of Company common stock required to approve the merger; and (vii) the absence of broker’s, finder’s or investment banker’s fees, other than those payable to the Company’s financial advisors in connection with the transactions contemplated by the merger agreement), without regard to materiality or Company material adverse effect qualifiers contained within such representations and warranties, being true and correct as of the date of the merger agreement and as of the closing as though made on and as of the closing, except for any failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company material adverse effect (except to the extent expressly made as of a specific date, in which case as of such specific date);

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each of the Company’s representations and warranties contained in the merger agreement related to (i) the organization, qualification to do business and good standing of the Company and its subsidiaries; (ii) the capital structure of subsidiaries of the Company that are “significant subsidiaries” (as defined in the merger agreement); (iii) the Company’s authority to enter into, and, subject to Company stockholder approval, consummate the transactions contemplated by the merger agreement; (iv) the opinions of financial advisors; (v) the vote of holders of Company common stock required to approve the merger; and (vi) the absence of broker’s, finder’s or investment banker’s fees, other than those payable to the Company’s financial advisors in connection with the transactions contemplated by the merger agreement, being true and correct in all material respects as of the date of the merger agreement and as of the closing as though made on and as of the closing (except to the extent expressly made as of a specific date, in which case as of such specific date);

•
each of the Company’s representations and warranties contained in the merger agreement related to the capital structure of the Company (and not any of its subsidiaries), being true and correct in all respects (other than de minimis inaccuracies) as of the date of the merger agreement and as of the closing as though made on and as of the closing (except to the extent expressly made as of a specific date, in which case as of such specific date);

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the Company’s representation and warranty contained in the merger agreement related to the absence of a Company material adverse effect being true and correct in all respects as of the date of the merger agreement and as of the closing as though made on and as of the closing (except to the extent made as of a specific date, in which case as of such specific date);

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the Company having performed or complied with, in all material respects, all obligations and covenants as required to be performed or complied with by the Company under the merger agreement at or prior to the closing;

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there having not occurred an effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company material adverse effect since the date of the merger agreement; and

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Parent having received a certificate signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions described above.

Conditions to the Company’s Obligations
The obligations of the Company to effect the merger are also subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company at or prior to the closing of each of the following additional conditions:
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each of the representations and warranties of Parent and Sub contained in the merger agreement, without regard to materiality qualifiers contained within such representations and warranties, being true and correct in all material respects as of the date of the merger agreement and as of the closing as though made on and as of the closing (except to the extent such representations and warranties are expressly made as of a specific date, in which case as of such specific date), other than failures to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated by, or perform their respective obligations under, the merger agreement or materially delay the consummation of the transactions contemplated by the merger agreement or the performance by Parent or Sub of their respective obligations under the merger agreement;

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each of Parent and Sub having performed or complied with, in all material respects, all obligations and covenants as required to be performed or complied with by Parent or Sub under the merger agreement at or prior to the closing; and

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the Company having received a certificate signed on behalf of Parent and Sub by an executive officer of each of Parent and Sub as to the satisfaction of the conditions described above.

Termination of the Merger Agreement
Termination Rights Exercisable by the Company and Parent
The merger agreement may be terminated at any time prior to the effective time, whether before or after receipt of the Company stockholder approval, by either the Company or Parent:
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by mutual written consent of Parent and the Company;

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if the merger is not consummated on or before the outside date; provided, however, that Parent or the Company, as the case may be, is not permitted to terminate the merger agreement for failure to consummate the merger by the outside date if the material breach by such person of any of its respective representations, warranties, covenants or obligations contained in the merger agreement has been the proximate cause of, or primarily resulted in, the failure to consummate the merger by the outside date;

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if the Company did not obtain the Company stockholder approval upon a vote taken at the stockholder meeting, including any adjournments or postponements thereof; or

•
if any governmental entity of competent jurisdiction issues, enacts, promulgates, adopts or enters any order or law that permanently enjoins, restrains, makes illegal or otherwise permanently prohibits the consummation of the merger, and such law or order becomes final and non-appealable, if applicable; provided that Parent or the Company, as the case may be, shall not be permitted to terminate the merger agreement if either Parent or Sub (in the case of termination by Parent) or the Company (in the case of termination by the Company) has failed in any material respect to comply with those provisions of the merger agreement described under “The Agreement and Plan of Merger — Efforts to Complete the Merger” or has breached its representations, warranties, covenants or obligations contained in the merger agreement and such failure or breach has been the proximate cause of, or primarily resulted in, such law or order.

Termination Rights Exercisable by the Company
In addition to the termination rights set forth above, the Company may also terminate the merger agreement:
•
if, at any time prior to the receipt of the Company stockholder approval, the Board or any committee thereof effects a Board recommendation change in accordance with the terms of the merger agreement in order to accept a superior proposal and enter into an alternative acquisition agreement with respect thereto; but only if the Company has complied in all respects with its non-solicitation obligations and obligations with respect to accepting a superior proposal under the merger agreement (in each case, other than any non-compliance that was both immaterial and unintentional), pays Parent a termination fee of $45,454,304 (which we refer to as the “Company termination fee”), and substantially concurrently with such termination enters into an alternative acquisition agreement to consummate such superior proposal;

•
if (i) Parent or Sub breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case such that an applicable condition to the merger described above would not be satisfied, (ii) the Company has delivered to Parent written notice of such breach or failure to perform, and (iii) either such breach or failure to perform is not capable of cure or, if curable, such breach or failure is not cured prior to the earlier of (A) 30 days following the date of delivery of such written notice to Parent and (B) the date that is three business days prior to the outside date; provided, however, that such right to terminate the merger agreement is not available if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case such that an applicable condition to the merger described above would not be satisfied; and

•
if (i) all of the applicable conditions to the merger described above (other than those conditions that by their nature are only capable of being satisfied at the closing date, provided, that such conditions would have been satisfied if the closing were to occur on such date) have been and continue to be satisfied or, to the extent permitted by applicable law, waived; (ii) if Parent and Sub have failed to close the merger on the date on which the closing is required to have occurred pursuant to the merger agreement and, thereafter, the Company has notified Parent in writing that the Company is ready, willing and able to consummate the closing on the date of such notice and throughout the immediately subsequent three-business day period; and (iii) Parent and Sub have failed to consummate the closing within three business days following the receipt of such written notice.

Termination Rights Exercisable by Parent
In addition to the termination rights set forth above, Parent may also terminate the merger agreement:
•
if, at any time prior to the Company’s receipt of the Company stockholder approval, if the Company or the Board effects a Board recommendation change; and

•
if (i) the Company breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case such that an applicable condition to the merger described above would not be satisfied, (ii) Parent has delivered to the Company written notice of such breach or failure to perform, and (iii) either such breach or failure to perform is not capable of cure or, if curable, such breach or failure is not cured prior to the earlier of (A) 30 days following the date of delivery of such written notice to the Company and (B) the date that is three business days prior to the outside date; provided, however, that such right to terminate the merger agreement is not available if Parent or Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, in any case such that an applicable condition to the merger described above would not be satisfied.
Effect of Termination
If the merger agreement is terminated by the Company or Parent, the merger agreement will become void and there will be no liability or obligations on the part of Parent, Sub or the Company or their affiliates or representatives, except that the following obligations would survive such termination:
•
All information provided in connection with Parent and Sub’s right in the merger agreement to access information and facilities of the Company and the subsidiaries of the Company remaining subject to the terms of the confidentiality agreement;

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Parent’s agreement to indemnify and hold harmless the Company, its subsidiaries and the representatives of the Company from and against any and all liabilities, losses, claims, costs, expenses, interest, awards, judgment and penalties suffered or incurred by them in connection with the financing;

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the restrictions on the Company and Parent with respect to public announcements;

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the parties’ agreement regarding costs and expenses incurred in connection with the merger agreement and the merger;

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the respective obligations of Company and Parent to pay a termination fee (as applicable);

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the obligations under the limited guarantees (to the extent applicable) and the confidentiality agreement in accordance with their respective terms;

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the terms of certain miscellaneous provisions; and

•
any liabilities for any and all damages suffered by Parent or Sub prior to the termination of the merger agreement as a result of the intentional breach by the Company, subject to a damages cap.

Expenses; Termination Fees
Except as otherwise provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such expense.
The Company has agreed to pay Parent the Company termination fee:
•
if (A) the merger agreement is validly terminated (1) by Parent or the Company as described in the second bullet in the section entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by the Company and Parent,” above or (2) by Parent as described in the second bullet in the section entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Parent” above, (B) following the execution of the merger agreement and prior to the termination of the merger agreement, a competing proposal was publicly disclosed (or otherwise publicly communicated) or made known to the Company or the Board, and was not withdrawn prior to such termination and (C) concurrently with or within twelve (12) months after such termination of the merger agreement, (1) the Company has entered into a definitive agreement to effect any competing proposal (regardless of when made or the counterparty thereto) with an aggregate equity purchase price (after giving effect to any reductions thereof for indebtedness (as defined in the merger agreement) or similar adjustments) greater than the aggregate merger consideration to be paid under the merger agreement or (2) any competing proposal is consummated (regardless of when made or the counterparty thereto), then the Company shall pay to Parent or its designee the Company termination fee (I) if the person with which the Company enters into such definitive agreement to effect, or consummate, such competing proposal is the same person or an affiliate of the person who made the competing proposal described in clause (B) of this bullet, then concurrently with the earlier of (a) the date of execution of any such definitive agreement and (b) the consummation of such competing proposal or (II) if the person with which the Company enters into such definitive agreement to effect, or consummate, such competing proposal is not the person or an affiliate of the person who made the competing proposal described in described in clause (B) of this bullet, then the date of the consummation of such competing proposal; provided that for purposes of this bullet, all percentages in the definition “competing proposal” above are changed to “50%.”
•
if (A) the merger agreement is validly terminated by Parent or the Company as described in the third bullet in the section entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by the Company and Parent” above, (B) following the execution of the merger agreement and prior to the termination of the merger agreement, a competing proposal was publicly disclosed (or otherwise publicly communicated) or made known to the Company or the Board and (C) concurrently with or within twelve (12) months after such termination of the merger agreement, (1) the Company has entered into a definitive agreement to effect any competing proposal (regardless of when made or the counterparty thereto) with an aggregate equity purchase price (after giving effect to any reductions thereof for indebtedness (as defined in the merger agreement) or similar adjustments) greater than the aggregate merger consideration to be paid under the merger agreement or (2) any competing proposal is consummated (regardless of when made or the counterparty thereto), then the Company shall pay to Parent or its designee the Company termination fee (I) if the person with which the Company enters into such definitive agreement to effect, or consummate, such competing proposal is the same person or an affiliate of the person who made the competing proposal described in clause (B) of this bullet, then concurrently with the earlier of (a) the date of execution of any such definitive agreement and (b) the consummation of such competing proposal or (II) if the person with which the Company enters into such definitive agreement to effect, or consummate, such competing proposal is not the person who made the competing proposal described in clause (B) of this bullet, then the date of the consummation of such competing proposal; provided that for purposes of this bullet, all percentages in the definition “competing proposal” above are changed to “50%.”

•
if Parent validly terminates the merger agreement as described in the first bullet in the section entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by Parent” above, then the Company shall pay to Parent or its designee the Company termination fee within two (2) business days following the date of such termination; or

•
if the Company validly terminates the agreement as described in the first bullet in the section entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by the Company” above, then the Company shall pay to Parent or its designee the Company termination fee concurrently with such termination.

Parent has agreed to pay the Company the Parent termination fee, and the Parent termination fee shall be payable within two (2) business days following the date of termination:
•
if the merger agreement is validly terminated and there exists an “antitrust failure” (as defined in the merger agreement);

•
if the Company or Parent validly terminates the merger agreement as described in the second bullet in the section entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by the Company and Parent” above at a time when the Company had the right to terminate in accordance with the second or third bullets in the section entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by the Company,” above;

•
if the Company validly terminate the merger agreement as described in the third bullet in the section entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by the Company,” above; or

•
if the Company validly terminate the merger agreement as described in the second bullet in the section entitled “The Agreement and Plan of Merger — Termination of the Merger Agreement — Termination Rights Exercisable by the Company,” above.

While the Company termination fee and the Parent termination fee are generally the parties’ sole and exclusive remedies under the merger agreement in the event of termination of the merger agreement, in the event (i) the

Company fails to pay the Company termination fee when expressly required pursuant to the merger agreement and Parent commences suit which results in a final, non-appealable judgment against the Company for the Company termination fee, or any portion thereof, then the Company shall pay reasonable and documented costs and expenses incurred in connection therewith, together with interest on the Company termination fee, (ii) Parent fails to pay the Parent termination fee when expressly required pursuant to the merger agreement and the Company commences suit which results in a final, non-appealable judgment against Parent for the Parent termination fee, or any portion thereof, then Parent shall pay reasonable and documented costs and expenses incurred in connection therewith, together with interest on the Parent termination fee, and (iii) if Parent or Sub has suffered damages as a result of an intentional breach of the merger agreement by the Company, Parent or Sub may bring a claim for such damages up to the “damages cap” (as defined in the merger agreement).
Miscellaneous
Specific Performance
The parties to the merger agreement are entitled to an injunction, specific performance or other equitable relief to prevent breaches of the merger agreement and to seek to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled under law or equity. However, the Company is only entitled to an injunction or specific performance of Parent’s obligations to cause the equity financing to be funded and to consummate the merger in the event that each of the following conditions has been satisfied: (i) all of the applicable conditions to the merger have been satisfied or, to the extent permitted by applicable law, waived (other than those conditions that by their nature are only capable of being satisfied on the closing date, provided, that such conditions are capable of being satisfied if the closing were to occur on such date and the date on which the closing would occur if the remedy herein were granted); (ii) the debt financing (or any alternative financing in accordance with the merger agreement) has been funded or is capable of being funded at the closing if the equity financing is funded at the closing; (iii) Parent and Sub have failed to consummate the closing on the date by which the closing is required to have occurred pursuant to the merger agreement and (iv) the Company has irrevocably confirmed in writing to Parent that it is ready, willing and able to consummate the closing and if such specific performance is granted and if the debt financing is funded, then the closing would occur.
Amendment of the Merger Agreement
The merger agreement may be further amended by the parties to the merger agreement at any time before or after receipt of the Company stockholder approval (but prior to the consummation of the merger) by an instrument in writing signed on behalf of each of the parties, except with respect to certain provisions of the merger agreement if an amendment thereof is in any material respect adverse to the debt commitment parties, in which case the prior written consent of the debt commitment parties is required. However, after receipt of the Company stockholder approval, there may not be any amendment of the merger agreement that requires further approvable by the stockholders of the Company without the further approval of such stockholders.
Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury
The merger agreement and all legal actions and proceedings arising out of or relating to the merger agreement are governed by Delaware law. However, any legal action or proceeding against the debt commitment parties in any way relating to the merger agreement or the transactions contemplated by the merger agreement is governed by New York law. Each of the parties to the merger agreement has irrevocably agreed that any legal action or proceeding arising out of or relating to the merger agreement brought by any other party or its successors or assigns will be brought and determined in the Court of Chancery and any state appellate court therefrom within the State of Delaware (unless such court will decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware). Notwithstanding the foregoing, actions against the debt commitment parties must generally be brought exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). In addition, each of the parties to the merger agreement has irrevocably and unconditionally waived any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to the merger agreement or the merger.

APPRAISAL RIGHTS
Under Delaware law, holders of shares of Company common stock are entitled to appraisal rights in connection with the merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL. If the merger is completed, holders of record of shares of Company common stock who continuously hold shares through the effective time who did not vote in favor of the merger and who otherwise complied with the applicable statutory procedures under Section 262 of the DGCL will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex D. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares of Company common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to demand and perfect appraisal rights. Stockholders should carefully review the full text of Section 262 of the DGCL as well as the information discussed below. Stockholders should assume that the Company will take no action to perfect any appraisal rights of any stockholder.
Under the DGCL, if the merger is effected, holders of shares of Company common stock who (i) did not cast their vote in favor of the merger, (ii) follow the procedures set forth in Section 262 of the DGCL and (iii) do not thereafter properly withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case, in accordance with the DGCL, will be entitled to have such shares appraised by the Court of Chancery and to receive payment of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by such court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of the shares of Company common stock as determined by the Court of Chancery could be based upon considerations other than, or in addition to, the merger consideration of $70.00 per share. Stockholders should recognize that the “fair value” could be greater than, less than or the same as the merger consideration of $70.00 per share and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under the DGCL.
Under Section 262 of the DGCL, the Company is required not less than 20 days before the special meeting to vote on the merger to notify each of the holders of Company common stock who are entitled to appraisal rights that appraisal rights are available for any or all of such shares, and is required to include in such notice a copy of Section 262 of the DGCL. This proxy statement constitutes a formal notice of appraisal rights under Section 262 of the DGCL. Any holder of shares of Company common stock who wishes to exercise such appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL.
Any stockholder wishing to exercise appraisal rights should consider consulting legal counsel before attempting to exercise such rights.
If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL set forth in Annex D to this proxy statement and consider consulting your legal advisor. If you fail to timely and properly comply with the requirements of Section 262 of the DGCL, your appraisal rights may be lost. To exercise appraisal rights with respect to your shares of Company common stock, you must:
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NOT vote your shares of Company common stock in favor of the merger;

•
deliver to the Company a written demand for appraisal of your shares before the taking of the vote on the proposal to adopt the merger agreement at the special meeting, as described further below under “— Written Demand by the Record Holder”;

•
continuously hold your shares of Company common stock through the effective time; and

•
otherwise comply with the procedures set forth in Section 262 of the DGCL.

Written Demand by the Record Holder
All written demands for appraisal should be addressed to Cubic Corporation, 9233 Balboa Avenue, San Diego, California 92123, Attention: Corporate Secretary. Such demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of such stockholder’s shares. Under Section 262 of the DGCL, a proxy or vote against the merger does not constitute such a demand.
The written demand for appraisal must be executed by or for the record holder of shares, fully and correctly, as such holder’s name appears on the stock records of the Company. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).
A beneficial owner of shares of Company common stock held in “street name” who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of the shares. If the shares are held through a brokerage firm, bank or other nominee who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record stockholder. Any beneficial owner who wishes to exercise appraisal rights and holds shares through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the record stockholder. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the record holder of the shares, which may be a central securities depository nominee if the shares have been so deposited.
Filing a Petition for Appraisal
Within 120 days after the effective time, but not thereafter, the surviving corporation (which, in this case, will be the Company), or any holder of shares of Company common stock who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Court of Chancery, with a copy served on the Company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all holders who did not adopt the merger and properly demanded appraisal of such shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all dissenting stockholders. The Company is under no obligation to, and has no present intention to, file a petition, and holders should not assume that the Company will file a petition or that it will initiate any negotiations with respect to the fair value of shares of Company common stock. Accordingly, it is the obligation of the holders of shares of Company common stock to initiate all necessary action to perfect their appraisal rights in respect of the shares within the period prescribed in Section 262 of the DGCL.
Within 120 days after the effective time, any holder of shares of Company common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the requirement that a demand for appraisal must be made by or on behalf of the record owner of shares, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person’s own name, file a petition for appraisal or request from the surviving corporation the statement described in this paragraph.
Upon the filing of such petition by any such holder of shares, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Register in Chancery of the Court of Chancery (which we refer to as the “Delaware Register in Chancery”) a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Court of Chancery may order the Delaware Register in Chancery to provide notice of the time and place fixed for the hearing on the petition be mailed to the surviving corporation and all of the stockholders shown on the verified list. Such notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication determined by the Court of Chancery. The costs of these notices are borne by the surviving corporation.
After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal for their shares of Company common stock and who hold shares represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and, if any such stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to that stockholder. Pursuant to Section 262 of the DGCL, assuming that immediately prior to the merger shares of Company common stock continue to be listed on the NYSE, the Court of Chancery will dismiss the appraisal proceedings as to all holders of shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal rights exceeds 1% of the outstanding shares of Company common stock eligible for appraisal, or (ii) the value of the merger consideration provided in the merger for such total number of shares exceeds $1,000,000.
Determination of Fair Value
After the Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Court of Chancery will determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time.
In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger[.]” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering appraisal should be aware that the fair value of their shares of Company common stock as so determined could be more than, the same as or less than the merger consideration of $70.00 per share and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262 of the DGCL. Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery. Neither Parent nor the Company anticipates offering more than the merger consideration to any stockholder exercising appraisal rights, and Parent and the Company reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the fair value of a share of Company common stock is less than the merger consideration.
Upon application by the surviving corporation or by any holder of shares of Company common stock entitled to participate in the appraisal proceeding, the Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any holder of shares of Company common stock whose name appears on the verified list and, if such shares are represented by certificates and if so required, who has submitted such stockholder’s certificates of stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. The Court of Chancery will direct the payment of the fair value of the shares of Company common stock, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. Payment will be so made to each such stockholder, in the case of holders of uncertificated stock, forthwith, and, in the case of holders of shares represented by certificates, upon the surrender to the surviving corporation of such stockholder’s certificates. The Court of Chancery’s decree may be enforced as other decrees in such Court may be enforced.
The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares of Company common stock entitled to appraisal. In the absence of an order, each party bears its own expenses.
Any stockholder who has duly demanded appraisal rights for shares of Company common stock in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote such shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company common stock as of a date or time prior to the effective time.
At any time within 60 days after the effective time, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder may withdraw such stockholder’s demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time, stockholders’ rights to appraisal shall cease, and all holders of shares of Company common stock will be entitled to receive the merger consideration. Inasmuch as the Company has no obligation to file such a petition and has no present intention to do so, any holder of shares of Company common stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to the Company a written withdrawal of its demand for appraisal and acceptance of the merger consideration, except that (i) any such attempt to withdraw made more than 60 days after the effective time will require written approval of the Company and (ii) no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just. Notwithstanding the foregoing, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder’s demand for appraisal and accept the terms offered upon the merger within 60 days after the effective time.
If you wish to exercise your appraisal rights, you must not vote your shares of Company common stock in favor of the merger, and you must comply with the procedures set forth in Section 262 of the DGCL. If you fail to take any required step in connection with the exercise of appraisal rights, it will result in the termination or waiver of your appraisal rights.

The foregoing summary of the rights of Company stockholders to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by Company stockholders desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires adherence to the applicable provisions of the DGCL. A copy of Section 262 of the DGCL is included as Annex D to this proxy statement.

MARKET PRICE AND DIVIDEND DATA
The Company common stock is traded on the NYSE under the symbol “CUB.” As of the close of business on March 18, 2021, there were 31,752,933 shares of the Company common stock outstanding and entitled to vote, held by approximately 472 holders of record. The following table presents the high and low sales prices of the Company common stock for the period indicated, as reported on the NYSE:
	High	Low
Fiscal Year 2019
First quarter ended December 31, 2018	$73.82	$50.61
Second quarter ended March 31, 2019	$65.77	$52.42
Third quarter ended June 30, 2019	$64.80	$53.08
Fourth quarter ended September 30, 2019	$74.02	$62.76
Fiscal Year 2020
First quarter ended December 31, 2019	$75.20	$56.36
Second quarter ended March 31, 2020	$70.50	$30.86
Third quarter ended June 30, 2020	$53.13	$31.01
Fourth quarter ended September 30, 2020	$61.53	$39.97
Fiscal Year 2021
First quarter ended December 31, 2020	$67.40	$55.84
Second quarter ending March 31, 2021 (through March 25, 2021)	$76.10	$60.00
The following table presents the closing per share sales price of the Company common stock, as reported on the NYSE on February 5, 2021, the last full trading day prior to the public announcement of the merger agreement, and on March 25, 2021, the last full trading day prior to the date of this proxy statement:
Date	Closing per Share Sales Price
February 5, 2021	$63.29
March 25, 2021	$74.65
You are encouraged to obtain current market prices of the Company common stock in connection with voting your shares. Following the merger, there will be no further market for the Company common stock, and the Company common stock will be delisted from the NYSE and deregistered under the Exchange Act.
The Board declared a regular semi-annual dividend on February 22, 2021 in the amount of $0.135 per share of Company common stock, payable on March 12, 2021 to stockholders of record as of March 2, 2021. The merger agreement prohibits declaring, setting aside, making or paying any other dividend or other distribution with respect to the capital stock of the Company, other than (a) dividends by the Company to the Company’s stockholders in an amount not to exceed $5,000,000 in the aggregate in any six-month period (and, in any event, not more than $10,000,000 in the aggregate prior to the closing), in an amount per share and with record dates and payment dates substantially consistent with those in fiscal year 2020, (b) as between the Company and any wholly owned subsidiary of the Company or between or among wholly owned subsidiaries of the Company, and (c) the issuance of any rights pursuant to the terms and in accordance with the rights agreement, subject to the terms and conditions of the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of March 18, 2021 (unless otherwise indicated below) for:
•
each person, or group of affiliated persons, known to us to own beneficially 5% or more of outstanding Company common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated below and under applicable community property laws, we believe that the beneficial owners identified in this table have sole voting and investment power with respect to all shares shown below.
For the purpose of calculating the percentage of shares beneficially owned by any stockholder, this table lists applicable percentage ownership based on 31,752,933 shares of Company common stock outstanding as of March 18, 2021.
Unless otherwise indicated below, the address for each named director and executive officer is c/o Cubic Corporation, 9233 Balboa Avenue, San Diego, California 92123.
Name of Beneficial Owner	Shares Beneficially Owned	Percent Owned
Principal Stockholders
BlackRock, Inc.(1)	5,086,039	16.0%
The Vanguard Group(2)	3,216,195	10.1%
State Street Corporation(3)	1,814,133	5.7%
Directors and Named Executive Officers
Bradley H. Feldmann(4)	107,094.0568	*
Michael R. Twyman(5)	37,781	*
Jeffrey B. Lowinger	10,250	*
Maureen Breakiron-Evans(6)	14,340	*
Anshooman Aga(7)	18,659.8318	*
David F. Melcher	10,369.8767	*
Bruce G. Blakley(8)	12,251.2300	*
Steven J. Norris	8,801	*
Grace G. Lee	15,395	*
Janice M. Hamby	8,158	*
Michael Knowles	6,194	*
Prithviraj Banerjee	4,373	*
Denise L. Devine	2,838	*
Carolyn A. Flowers	3,213	*
All directors and executive officers as a group (16 persons)	280,027.3544	*

*
Less than 1%

(1)
As of December 31, 2020, based on information set forth on Form 13F filed with the SEC on February 5, 2021. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
As of December 31, 2020, based solely on information set forth on Form 13F filed with the SEC on February 12, 2021. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)
As of December 31, 2020, based solely on information set forth on Form 13F filed with the SEC on February 16, 2021. The address of State Street Corporation is One Lincoln Street, Boston, MA 02111.

(4)
Includes 33 shares held in the Feldmann Family Trust dated 04/20/12. Mr. Feldmann shares voting and investment powers over such shares as one of the two co-trustees of such trust and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 5,114.973 shares held in Mr. Feldmann’s IRA, and 1,547.0838 shares held indirectly through Mr. Feldmann’s 401(k).

(5)
Based solely on information set forth in Mr. Twyman's Form 4 filed with the SEC on March 13, 2020.

(6)
Includes 7,615 shares held in the James L. Evans & Maureen Breakiron-Evans Trust. Ms. Breakiron-Evans has voting and investment power over such shares as the trustee of such trust, and disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(7)
Includes 251.8318 shares held indirectly through Mr. Aga’s 401(k).

(8)
Includes 12,250 shares held in the Blakley Living Trust dated 2/9/16. Mr. Blakley has voting and investment power over such shares as the trustee of such trust, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 1.23 shares held indirectly through Mr. Blakley’s IRA account.

THE VOTING AGREEMENT
The summary of the material provisions of the voting agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the voting agreement, a copy of which is attached to this proxy statement as Annex E and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you.
In connection with the execution of the merger agreement, the Elliott Sponsors entered into a voting agreement with the Company. The specified stockholders in the aggregate beneficially owned approximately 4.7% of the Company’s outstanding common stock as of the close of business on the record date. In the event any specified stockholder acquires record ownership or beneficial ownership of Company common stock after the execution of the voting agreement, such additional shares shall automatically become subject to the voting agreement. The shares of Company common stock subject to the voting agreement are referred to in this section as “covered shares.”
Voting Provisions
Under the voting agreement, the specified stockholders agreed to vote or cause to be voted all covered shares (i) in favor of the approval of the merger agreement and the merger; (ii) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the merger agreement on the date on which such meeting is held; (iii) against approval of any proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to, in competition with, or inconsistent with the merger agreement, the merger or the transactions contemplated by the merger agreement, in each case, unless otherwise consented to in writing by the Company or following a Board recommendation change; and (iv) in favor of any other matter or action necessary or appropriate to or in furtherance of the consummation merger agreement or the transactions contemplated thereby.
The specified stockholders have also agreed to be present in person or by proxy at any meeting of the Company’s stockholders or otherwise cause the covered shares to be counted as present for purposes of establishing a quorum, and to cast, or cause to be cast, a vote with respect to the covered shares in accordance with such procedures relating thereto so as to ensure that such vote is duly counted.
Restrictions on Transfer
Pursuant to the voting agreement, each specified stockholder agreed that, during the term of the voting agreement, it will not (i) sell, pledge, encumber (other than encumbrances permitted under the voting agreement), exchange, assign, grant an option with respect to, transfer, tender or otherwise dispose of covered shares or any interest in such covered shares (including by merger, by testamentary disposition, by gift, by operation of law or otherwise), (ii) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent or execute any written consent in or with respect to any or all of the covered shares that is inconsistent with the voting agreement (other than any written consent executed in accordance with the voting agreement), (iii) create or permit to exist any liens, other than liens (x) arising under or imposed by applicable law or pursuant to the voting agreement, the merger agreement or the transactions contemplated thereby, or any “permitted transfers” (as defined in the voting agreement) or (y) that are not material to the specified stockholders’ performance of their respective obligations under the voting agreement, (iv) deposit any covered shares into a voting trust or enter into a voting agreement or arrangement or understanding that is inconsistent with the voting agreement, or (v) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iv), in each case, other than as explicitly set forth in and permitted by the voting agreement.

Waiver of Appraisal Rights; Termination
Under the voting agreement, the specified stockholders waived and may not assert any statutory rights to demand appraisal of the covered shares in connection with the merger.
The voting agreement terminates and expires upon the earliest of: (i) such date and time as the merger shall become consummated in accordance with the terms and provisions of the merger agreement, (ii) the valid termination of the merger agreement in accordance with the termination provisions of the merger agreement and (iii) the termination of the voting agreement by the mutual written consent of the parties.

OTHER MATTERS
Other Matters for Action at the Special Meeting
As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS
If the merger is consummated, the Company will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed, the Company would hold an annual meeting of stockholders in 2021.
To be submitted for inclusion in the proxy statement for any 2021 annual meeting of stockholders, stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by the Corporate Secretary of the Company no later than September 19, 2020. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2021 annual meeting any stockholder proposal that may be omitted from the proxy materials of the Company under applicable regulations of the Exchange Act in effect at the time such proposal is received.
Our bylaws provide that for a proposal to be properly brought by a stockholder before the annual meeting of stockholders to be held during calendar year 2021, notice of such proposal must be received by the Company at is principal executive officers not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. As a result, notice of any stockholder proposal with respect to the 2021 annual meeting of stockholders submitted pursuant to these provisions of our bylaws, and containing the information required by our bylaws, must have been delivered to the Corporate Secretary of the Company no later than September 19, 2020.
Stockholder proposals and nominations should be sent to:
Cubic Corporation
c/o Corporate Secretary
9233 Balboa Avenue
San Diego, CA 92123

HOUSEHOLDING OF PROXY MATERIAL
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy statements to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of this proxy statement. If you would like to opt out of this practice for future mailings and receive separate proxy statements for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate copy of proxy statements without charge by sending a written request to Cubic Corporation, 9233 Balboa Avenue, San Diego, California 92123, Attention: Corporate Secretary. The Company will promptly send additional copies of the proxy statements upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of proxy statements can request delivery of a single copy of proxy statements by contacting their broker, bank or other intermediary or sending a written request to Cubic Corporation at the address above.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•
the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which was filed with the SEC on November 18, 2020, and which was amended on Form 10-K/A, which was filed with the SEC on January 28, 2021;

•
the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2020, which was filed with the SEC on February 8, 2021; and

•
the Company’s Current Reports on Form 8-K filed with the SEC on October 16, 2020, February 8, 2021 (only with respect to the Current Report on Form 8-K filed under Items 8.01 and 9.01), February 9, 2021, March 16, 2021 and March 22, 2021.

Copies of any of the documents we file with the SEC may be obtained free of charge either on our website, by contacting our Corporate Secretary at Cubic Corporation, 9233 Balboa Avenue, San Diego, California 92123, Attention: Corporate Secretary or by calling (858) 277-6780.
If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 26, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

EXECUTION VERSION
ANNEX A — AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER
among
ATLAS CC ACQUISITION CORP.,
ATLAS MERGER SUB INC.
and
CUBIC CORPORATION
Dated as of February 7, 2021

Annex I Defined Terms
Exhibit A Form of Company Rights Agreement Amendment
Exhibit B Form of Voting Agreement
Exhibit C Form of Certificate of Merger
Exhibit D Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

This AGREEMENT AND PLAN OF MERGER, dated as of February 7, 2021 (this “Agreement”), is made by and among Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), Atlas Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Sub”), and Cubic Corporation, a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Annex I and other capitalized terms used in this Agreement are defined in the Sections where such terms first appear.
RECITALS
WHEREAS, the respective boards of directors (or equivalent) of Parent, Sub and the Company have each unanimously approved and declared advisable the merger of Sub with and into the Company (the “Merger” and, together with the other transactions contemplated by this Agreement, the “Transactions”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), whereby each issued and outstanding share of common stock, without par value per share, of the Company (the “Company Common Stock”), other than Excluded Shares, will be converted into the right to receive the Merger Consideration;
WHEREAS, the board of directors of Parent has (a) approved this Agreement and the Transactions upon the terms and subject to the conditions set forth in this Agreement and (b) adopted and approved this Agreement, the Merger and the consummation by Parent of the Transactions, including the Merger;
WHEREAS, the board of directors of each of the Company (the “Company Board”) and Sub have (a) approved the Merger upon the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the Merger are in the best interests of such corporation and its stockholders, (c) declared advisable the execution, delivery and performance of this Agreement and the consummation by the Company of the Transactions and (d) on the terms and subject to the conditions as set forth in this Agreement, resolved to recommend that its stockholders adopt this Agreement in accordance with the DGCL;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, (a) The Veritas Capital Fund VII, L.P., a Delaware limited partnership, and Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (the “Guarantors”), are each entering into a limited guarantee in favor of the Company pursuant to which the Guarantors are guaranteeing certain of Parent’s and Sub’s payment obligations under this Agreement (the “Limited Guarantees”) and (b) Parent has delivered the Financing Commitment Letters to the Company;
WHEREAS, immediately prior to the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Sub to enter into this Agreement, the Company is entering into an amendment to that certain Rights Agreement, dated as of September 20, 2020, by and between the Company and Broadridge Corporate Issuer Solutions, Inc. (the “Company Rights Agreement” and, such amendment thereto, the “Company Rights Agreement Amendment”), in the form attached hereto as Exhibit A, pursuant to which, among other things, (a) the approval, execution, delivery and performance of this Agreement will not cause or result in the grant of any new Rights (as defined herein) and (b) immediately prior to the Effective Time (but only if the Effective Time shall occur), (i) the Rights previously granted under the Company Rights Agreement, including the preferred stock purchase rights issuable thereunder, shall expire in their entirety, without any consideration payable thereof or in respect thereof, and (ii) the Company Rights Agreement will terminate;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, a certain stockholder of the Company named therein (the “Specified Stockholder”) has entered into an agreement with the Company substantially in the form attached as Exhibit B (the “Voting Agreement”), pursuant to which, among other things, the Specified Stockholder has agreed to vote all of the Shares which such Specified Stockholder has the right to so vote at the Company Stockholders Meeting in favor of, and to otherwise support, this Agreement and the Transactions, including the Merger, subject to the terms and conditions therein; and
WHEREAS, each of Parent, Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
THE MERGER
Section 1.01   The Merger.   Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Sub will be merged with and into the Company, whereupon the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”), and all the property, rights, immunities, powers, privileges and franchises of Sub and the Company will vest in the Surviving Corporation, and all of the debts, liabilities, duties, restrictions and obligations of the Company and Sub will become the debts, liabilities, duties, restrictions and obligations of the Surviving Corporation, in each case, in accordance with Section 259 of the DGCL.
Section 1.02   Closing.   The closing of the Merger (the “Closing”) will take place (a) on the third (3rd) Business Day following the date on which each of the conditions set forth in ARTICLE VI is satisfied or, to the extent permitted by applicable Law, waived by the party entitled to waive such condition (other than those conditions that by their terms are only capable of being satisfied on the Closing Date, but subject to the satisfaction or, if permitted by applicable Law, waiver of such conditions by the party entitled to waive such conditions; it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver (and continued satisfaction or waiver) of such conditions as of the Closing) by the exchange of electronic signatures and documents at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603; provided, however, that the Closing shall not occur, and Parent and Sub shall have no obligation to effect the Closing, prior to April 8, 2021 (the “Inside Date”) (for example, the Closing would occur on the Inside Date if the terms above in this Section 1.02(a) had been (and remain) satisfied or, to the extent permitted by applicable Law, waived); or (b) at another date or place agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the “Closing Date.” Parent shall be deemed to have received the Required Information as of the date of such filing to the extent any such financial statements have been filed and are publicly available electronically at www.sec.gov (or a successor web site thereto).
Section 1.03   Effective Time.   Concurrently with the Closing, the Company shall file a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit C (the “Certificate of Merger”) and as required by, and executed in accordance with, the applicable provisions of the DGCL. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such other date and time as is agreed between the parties and specified in the Certificate of Merger (such date and time, the “Effective Time”).
Section 1.04   Organizational Documents, Directors and Officers of the Surviving Corporation.
(a)   Organizational Documents.   At the Effective Time, (i) subject to Section 5.09, the Company Charter, as in effect immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of Parent, Sub or the Company, be amended and restated so as to read in its entirety in the form set forth in Exhibit D, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law and the applicable provisions of the amended and restated certificate of incorporation of the Surviving Corporation, and (ii) the bylaws of Sub, as in effect immediately prior to the Effective Time, shall, without further action on the part of Parent, Sub or the Company, be the bylaws of the Surviving Corporation (except that references to the name of Sub shall be replaced by references to the name of the Surviving Corporation), in each case, until thereafter amended in accordance with applicable Law and the applicable provisions of the certificate of incorporation and the bylaws of the Surviving Corporation.
(b)   Directors.   Subject to applicable Law, the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.
(c)   Officers.   From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.
ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK
Section 2.01   Conversion of Securities.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any capital stock of the Company or Sub:
(i)   Conversion of Company Common Stock.   Each Share (including each Restricted Share) issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, shall be cancelled and extinguished and automatically converted into the right to receive $70 in cash, without interest, subject to deduction for any required withholding Tax required to be withheld therefrom under applicable Law, in accordance with Section 2.05 (the “Merger Consideration”), and all of such Shares shall cease to be outstanding, shall cease to exist, and each certificate representing a Share (a “Certificate”) or a non-certificated Share represented by book-entry (“Book-Entry Shares”) that formerly represented any of the Shares (other than Excluded Shares) shall thereafter be cancelled and cease to have any rights with respect thereto, except the right to receive the Merger Consideration without interest thereon, subject to deduction for any required withholding Tax required to be withheld therefrom under applicable Law, in accordance with Section 2.05.
(ii)   Cancellation or Conversion of Company-Owned Shares and Parent-Owned Shares.   All Shares that are held in the treasury of the Company or owned of record by the Company and all Shares owned of record by Parent, Sub or any of their respective Subsidiaries (other than, in each case, Shares held on behalf of a third party) shall be cancelled and retired and shall cease to exist, with no payment being made with respect thereto. Any Shares that are beneficially held or owned of record by any Company Subsidiary shall be converted into a proportionate number of shares of the Surviving Corporation.
(iii)   Capital Stock of Sub.   Each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. At the Effective Time, all shares of common stock of Sub shall constitute the only outstanding shares of common stock of the Surviving Corporation, and all certificates representing such shares of common stock of Sub, if any, shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted, in each case in accordance with the immediately preceding sentence.
(b)   Merger Consideration Adjustment.   Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the number of outstanding Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date and payment date within said period, the Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.01(b) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement.
Section 2.02   Exchange of Certificates; Payment for Shares.
(a)   Paying Agent.   Prior to the Effective Time, Parent shall designate Broadridge Corporate Issuer Solutions, Inc. or another U.S.-based nationally recognized financial institution reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the benefit of the holders of Shares (other than Excluded Shares and Restricted Shares) to receive the Merger Consideration to which such holders shall become entitled pursuant to this Agreement. Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, by wire transfer of immediately available funds, an amount in cash sufficient to pay the Aggregate Common Stock Consideration (such aggregate amount of cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall be for the benefit of the holders of Shares that are entitled to receive the Merger Consideration. For purposes of determining the aggregate amount to be so deposited, Parent shall assume that no stockholder of the Company shall perfect any right to appraisal of such stockholder’s Shares. In the event the Exchange Fund is insufficient to make the payments contemplated by this ARTICLE II, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent, by wire transfer of immediately available funds, an amount in cash such that the Exchange Fund becomes sufficient to make such payments. Funds made available to the Paying Agent shall be invested by the Paying Agent, as directed by Parent, in short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America with maturities of no more than thirty (30) days, pending payment thereof by the Paying Agent to the holders of Shares pursuant to this ARTICLE II; provided that no investment of such deposited funds shall relieve Parent, the Surviving Corporation or the Paying Agent from promptly making the payments required by this ARTICLE II, and following any losses from any such investment, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent by wire transfer of immediately available funds, for the benefit of the holders of Shares, an amount in cash equal to the amount of such losses, which additional funds will be held and disbursed in the same manner as funds initially deposited with the Paying Agent to make the payments contemplated by this ARTICLE II. Any interest or income produced by such investments will be payable to Sub or Parent, as Parent directs. Parent or Sub, as Parent directs, shall be treated as the owner of the Exchange Fund for all Tax reporting purposes, and any interest or other income earned from the Exchange Fund shall be treated as the income of Sub or Parent, as applicable. The Paying Agent shall report such interest or other income as required by applicable Law. Parent shall direct the Paying Agent to hold the Exchange Fund for the benefit of the persons entitled to Merger Consideration in accordance with Section 2.01 and to make payments from the Exchange Fund in accordance with this Section 2.02. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to this Section 2.02, except as expressly provided for in this Agreement.
(b)   Procedures for Surrender.
(i)   Certificated Shares.   As promptly as practicable after the Effective Time (but in no event later than the second (2nd) Business Day following the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose Shares were converted into the right to receive the Merger Consideration pursuant to this Agreement (A) a letter of transmittal in customary form (agreed to by Parent and the Company prior to the Effective Time), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.02(e)) to the Paying Agent; and (B) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of any Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.02(e)) for cancellation to the Paying Agent, if applicable, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive in exchange therefor the portion of the Aggregate Common Stock Consideration into which the Shares formerly represented by such Certificates were converted pursuant to Section 2.01, and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made and Merger Consideration may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or is otherwise in proper form for transfer, as reasonably determined by the Paying Agent and Parent, and the person requesting such payment either pays to the Paying Agent any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate so surrendered or establishes to the reasonable satisfaction of the Paying Agent that such Taxes either have been paid or are not required to be paid.

(ii)   Book-Entry Shares.   Any holder of Book-Entry Shares converted into the right to receive the Merger Consideration pursuant to this Agreement shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this ARTICLE II. In lieu thereof, each registered holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and the Surviving Corporation shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time (but in no event more than two (2) Business Days thereafter) the Merger Consideration for each Book-Entry Share. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered.
(iii)   No interest shall be paid or accrue on any portion of the Merger Consideration payable upon surrender of any Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.02(e)) or in respect of any Book-Entry Share.
(c)   Transfer Books; No Further Ownership Rights in Shares.   As of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. The Merger Consideration paid in accordance with the terms of this ARTICLE II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, any Certificates formerly representing Shares (or affidavits of loss in lieu thereof in accordance with Section 2.02(e)) or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(d)   Termination of Exchange Fund; Abandoned Property; No Liability.   At any time following the first (1st) anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) not disbursed to or claimed by holders of Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the Merger Consideration payable in respect of their Shares in accordance with the procedures set forth in Section 2.02(b), without interest. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Share for Merger Consideration properly delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. To the fullest extent permitted by applicable Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, such Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.
(e)   Lost, Stolen or Destroyed Certificates.   If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to the Paying Agent) of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent or the Surviving Corporation, as applicable, shall issue in exchange for such lost, stolen or destroyed Certificate the portion of the Aggregate Common Stock Consideration into which the Shares formerly represented by such Certificate were converted pursuant to Section 2.01(a)(i); provided, however, that each of Parent, the Surviving Corporation or the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificate to provide a bond in a customary amount and upon such terms and as may be reasonably required by Parent, the Surviving Corporation or the Paying Agent, as applicable, as indemnity against any claim that may be made Parent, the Paying Agent or the Surviving Corporation with respect to such Certificate.
Section 2.03   Treatment of Outstanding Equity Awards.
(a)   Treatment of Restricted Stock Units.   Immediately prior to the Effective Time, (i) each outstanding award of restricted stock units (“RSUs”) with respect to Shares, including each award of performance-based restricted stock units granted pursuant to a Company Stock Plan (whether or not including a market-based vesting condition) (each, an “RSU Award”) shall be fully vested and (ii) each RSU Award shall be cancelled and, in exchange therefor, each holder of any such cancelled RSU Award shall be entitled to receive, in consideration of the cancellation of such RSU Award and in settlement therefor, a payment in cash of an amount equal to the product of (A) the number of restricted stock units subject to such RSU Award, multiplied by (B) the Merger Consideration, without interest (such amounts payable hereunder, the “RSU Payments”) (less any required Tax withholdings as provided in Section 2.05). In the case of an RSU Award that is subject to performance-based vesting conditions, the number of RSUs deemed to have been earned shall be equal to the target number of RSUs subject to such RSU Award multiplied by the greater of (x) 100% and (y) the total stockholder return multiplier applicable to such RSU Award (up to a maximum of 125% of the target number of RSUs), calculated as of the Closing Date and using the Closing Date as the applicable measurement date, in accordance with the applicable terms of such RSU Award immediately prior to the Effective Time. Following the Effective Time, no such RSU Award that was outstanding immediately prior to the Effective Time shall remain outstanding, and each former holder of any such RSU Award shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.03(a) in exchange for such RSU Award in accordance with this Section 2.03(a). Subject to Section 2.03(e) and the requirements of Section 409A of the Code, the consideration payable under this Section 2.03(a) to each former holder of an RSU Award that was outstanding immediately prior to the Effective Time shall be paid through the Surviving Corporation’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than the first regularly scheduled payroll date following the day that is ten (10) Business Days following the Effective Time), net of any Taxes withheld pursuant to Section 2.05.
(b)   Treatment of Restricted Shares.   Immediately prior to the Effective Time, (i) each Restricted Share shall be fully vested and (ii) in accordance with Section 2.01(a)(i), each Restricted Share shall be cancelled and, in exchange therefor, each holder of any such cancelled Restricted Share shall be entitled to receive, in consideration of the cancellation of such Restricted Share and in settlement therefor, a payment in cash of an amount equal to the Merger Consideration, without interest (such amounts payable hereunder, the “Restricted Share Payments”) (less any required Tax withholdings as provided in Section 2.05). Following the Effective Time, no such Restricted Share that was outstanding immediately prior to the Effective Time shall remain outstanding, and each former holder of any such Restricted Share shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in Section 2.01(a)(i) in exchange for such Restricted Share in accordance with Section 2.01(a)(i) and this Section 2.03(b). Subject to Section 2.03(e), the consideration payable under Section 2.01(a)(i) to each former holder of a Restricted Share that was outstanding immediately prior to the Effective Time shall be paid through the Surviving Corporation’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than the first regularly scheduled payroll date following the day that is ten (10) Business Days following the Effective Time), net of any Taxes withheld pursuant to Section 2.05.
(c)   Termination of Company Stock Plan.   As of the Effective Time, the Company, the Company Board and the Executive Compensation Committee of the Company Board, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.03, to terminate the Company Stock Plan and to ensure that no further rights with respect to Shares or any other awards shall be outstanding thereunder.
(d)   Treatment of Company Stock Purchase Plan.   The provisions of Section 2.03(a) and Section 2.03(b) shall not apply to any rights under the Company Stock Purchase Plan. With respect to the Company Stock Purchase Plan, as soon as practicable following the date of this Agreement, the Company Board (or a committee thereof) shall adopt resolutions or take other actions as may be required to provide that no further Offering Period (as defined in the Company Stock Purchase Plan) will commence pursuant to the Company Stock Purchase Plan after the date hereof. Prior to the Effective Time, the Company will take all action that may be necessary to, effective upon the consummation of the Merger, (i) cause the Exercise Date (as defined in the Company Stock Purchase Plan) with respect to any Offering Period that would otherwise occur on or after the Effective Time, if any, to occur no later than five (5) Business Days prior to the date on which the Effective Time occurs; (ii) make any pro rata adjustments that may be necessary to reflect the shortened Offering Period, but otherwise treat such shortened Offering Period as a fully effective and completed Offering Period for all purposes pursuant to the Company Stock Purchase Plan; and (iii) cause the exercise (as of no later than five (5) Business Days prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the Company Stock Purchase Plan. On such exercise date, if any, referred to in clause (iii) of the preceding sentence, the Company will apply the funds credited as of such date pursuant to the Company Stock Purchase Plan within each participant’s payroll withholding account to the purchase of whole Shares in accordance with the terms of the Company Stock Purchase Plan and will cause the remaining accumulated but unused payroll deductions to be distributed to the relevant participants without interest as promptly as practicable following such exercise date. Immediately prior to and effective as of the Effective Time, the Company will terminate the Company Stock Purchase Plan.
(e)   Parent Funding.   At the Effective Time, Parent shall deposit, or cause to be deposited, with the Surviving Corporation cash in the amount sufficient to make the payments required under Section 2.03(a) and Section 2.03(b), and Parent shall cause the Surviving Corporation to make the payments required under Section 2.03(a) and Section 2.03(b) at the time required under Section 2.03(a) and Section 2.03(b), as applicable, or at such later time as necessary to avoid a violation of, or adverse tax consequences under, Section 409A of the Code. Parent shall cause the Surviving Corporation to pay the applicable RSU Payments to the holders of RSUs and the applicable Restricted Share Payments to holders of Restricted Shares, in each case, subject to Section 2.05.
Section 2.04   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person who is entitled to appraisal rights under Section 262 of the DGCL and has complied with all the provisions of the DGCL concerning the right of holders of Shares to require appraisal of such Shares (such shares, “Dissenting Shares” and, each holder of Dissenting Shares, a “Dissenting Stockholder”) shall not be converted into the right to receive the Merger Consideration as described in Section 2.01(a)(i), but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the procedures set forth in Section 262 of the DGCL. If such Dissenting Stockholder withdraws such Dissenting Stockholder’s demand for appraisal or fails to perfect or otherwise loses such Dissenting Stockholder’s right of appraisal with respect to such Shares, in any case pursuant to the DGCL, such Shares shall be deemed not to be Dissenting Shares and shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration for each such Share, without interest and subject to any Tax withholding pursuant to Section 2.05, and the Surviving Corporation shall remain liable for payment of such amount for such Shares. The Company shall give Parent (a) prompt written notice of any written demands for appraisal of Shares received by the Company, withdrawals of such demands and any other instruments served on the Company pursuant to Section 262 of the DGCL and applicable Law in respect of Dissenting Shares and (b) the opportunity to direct and control all negotiations and Proceedings with respect to demands for appraisal pursuant to Section 262 of the DGCL. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.
Section 2.05   Withholding Taxes.   Each of Parent, the Surviving Corporation, the Paying Agent and their respective affiliates shall be entitled to deduct and withhold from the consideration otherwise payable to any person with respect to the Transactions such Tax amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, any regulation promulgated thereunder by the United States Department of the Treasury (a “Treasury Regulation”) or any other applicable state, local or foreign Tax Law. To the extent that Tax amounts are so withheld by the Surviving Corporation, Parent, the Paying Agent or any of their respective affiliates, as the case may be, such withheld Tax amounts (a) shall be remitted by the Surviving Corporation, Parent, the Paying Agent or their respective affiliates, as applicable, to the applicable Governmental Entity, and (b) to the extent so remitted shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made by the Surviving Corporation, Parent, the Paying Agent or their respective affiliates, as the case may be.
Section 2.06   Company Rights Agreement.   Pursuant to the Company Rights Agreement Amendment, (a) the approval, execution, delivery and performance of this Agreement will not cause or result in the exercise of any new Rights and (b) immediately prior to the Effective Time (but only if the Effective Time shall occur), (i) all issued and outstanding rights exercisable to purchase shares of Series A Junior Participating Preferred Stock, without par value (the “Series A Preferred Stock”), under the Company Rights Agreement (the

“Rights”), will expire in their entirety without any consideration payable therefor or in respect thereof, and no consideration or payment shall be delivered in exchange therefor or in respect thereof, and (ii) the Company Rights Agreement will terminate.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed in the Company SEC Documents publicly filed or furnished on or after September 30, 2018, up to immediately prior to the date of this Agreement, other than disclosures in the “Risk Factors” section of any such filings and any forward-looking statements contained in any such filings that are cautionary, predictive or forward-looking in nature; provided that nothing disclosed in any such Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Sections 3.01 (Organization and Qualification; Subsidiaries), 3.02 (Capitalization), 3.03 (Authority), 3.04 (No Conflict; Required Filings and Consents), 3.23 (Opinions of Financial Advisors), 3.24 (Takeover Statutes), 3.25 (Vote Required) or 3.26 (Brokers); or (b) as disclosed in corresponding sections or subsections of the separate disclosure letter that has been delivered by the Company to Parent prior to the execution of this Agreement, including the documents attached to, or incorporated by reference in, such disclosure letter (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent and Sub as follows:
Section 3.01   Organization and Qualification; Subsidiaries.
(a)   The Company and each Significant Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each Company Subsidiary (other than each Significant Subsidiary) is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated, organized, validly existing or in good standing, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and each Company Subsidiary has all requisite power and authority to carry on its business as it is now being conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification or licensing, except where the failure to be so qualified, in good standing or licensed, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b)   Prior to the date of this Agreement, the Company has made available to Parent or otherwise filed with the SEC true and complete copies of (i) the Amended and Restated Certificate of Incorporation of the Company (as amended, restated, supplemented or otherwise modified, the “Company Charter”), (ii) the Amended and Restated Bylaws of the Company (as amended, restated, supplemented or otherwise modified, the “Company Bylaws”), (iii) the Company Rights Agreement and (iv) the certificate of incorporation and bylaws (or comparable organizational documents) of each of the Company Subsidiaries, in each case, as may have been amended and as in effect on the date hereof. Each of the organizational documents described in clauses (i) through (iv) of the preceding sentence are in full force and effect, and neither the Company nor any of the Company Subsidiaries is in violation of any provisions thereof, except for any failure to be in full force and effect or any violation of any provisions thereof, in each case, that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Section 3.01(c)(i) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of each Company Subsidiary, together with its jurisdiction of incorporation or organization, form of organization, authorized equity interests, issued and outstanding equity interests and the holder(s) thereof. Neither the Company nor any of the Company Subsidiaries owns any capital stock or voting securities of, or securities convertible into or exchangeable for shares of capital stock or voting securities of, or other equity interests in, or has any direct or indirect equity participation or similar interest in, or any interest convertible or exchangeable or exercisable for, any capital stock or voting securities of, or any other equity interests in, any person, except for as set forth on Section 3.01(c)(ii) of the Company Disclosure Letter and except for marketable securities and equity interests that in the aggregate have a fair market value less than $5,000,000. Except as set forth on Section 3.01(c)(ii) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is party to any Contract in connection with a joint venture or equity investment in any other person that requires the Company or such Company Subsidiary to make capital contributions or capital investments in any such other person or any of its Subsidiaries or make loans to any such person, which obligations in the aggregate are in excess of $5,000,000.
(d)   As of the date hereof or after the date hereof as expressly permitted by this Agreement or as otherwise expressly agreed to by Parent after the date hereof, the Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Securities of each of the Company Subsidiaries, other than those set forth on Section 3.01(d) of the Company Disclosure Letter, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws or applicable foreign Laws), and all of such outstanding shares of capital stock or other Equity Securities have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or other similar rights and were issued in accordance with applicable Law.
(e)   Except as set forth on Section 3.01(e) of the Company Disclosure Letter, as of the date hereof or after the date hereof as expressly permitted by this Agreement or as otherwise expressly agreed to by Parent after the date hereof, there are no outstanding, existing or such other agreements to grant, extend or enter into any (i) options, warrants, calls, subscriptions, rights of first refusal, rights of first offer, agreements, convertible or exchangeable securities, restricted stock units, restricted stock, stock appreciation rights, “phantom” stock rights, performance units, equity-based compensation, or other similar rights, agreements or commitments of any character to which the Company or any Company Subsidiary is a party, obligating the Company or any Company Subsidiary to issue, transfer or sell any shares of capital stock or other Equity Security in the Company or any Company Subsidiary or securities or obligations convertible into or exchangeable for such shares or Equity Securities relating to or based on the value of the Equity Securities of the Company or any Company Subsidiary, or giving any person a right to subscribe for or acquire from the Company or any Company Subsidiary any Equity Securities of the Company or any Company Subsidiary, and no securities or obligations (contingent or otherwise) evidencing such rights are authorized, issued or outstanding, (ii) obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any capital stock or Equity Securities of the Company or any Company Subsidiary or (iii) voting trusts or similar agreements or understandings to which the Company or a Company Subsidiary is a party with respect to the voting or registration of the capital stock of the Company or any Company Subsidiary or any other Equity Security of the Company or any Company Subsidiary.
Section 3.02   Capitalization.
(a)   The authorized capital stock of the Company consists of 50,000,000 Shares and 5,000,000 shares of the Company’s preferred stock, without par value per share (“Company Preferred Stock”). As of the close of business on February 4, 2021 (the “Specified Date”), (i) 31,748,390 Shares were issued and outstanding (including 118,151 Restricted Shares), all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive or other similar rights, and, to the extent owned directly or indirectly by the Company, owned free and clear of any Liens (other than Permitted Liens), (ii) 50,000 shares of Company Preferred Stock designated as Series A Preferred Stock were authorized, (iii) no shares of Company Preferred Stock (including Series A Preferred Stock) were issued and outstanding, and (iv) 9,030,995 Shares were held in treasury. As of the date hereof or after the date hereof as expressly permitted by this Agreement or as otherwise expressly agreed to by Parent after the date hereof, no Company Subsidiary owns any Shares or any shares of Company Preferred Stock. Except as provided in the second sentence of this Section 3.02(a) as of the date hereof and except for Shares that after the date hereof become reserved for issuance or subject to issuance as permitted under this Agreement or the Company Rights Agreement or as agreed to by Parent, the Company has no Shares reserved for, or subject to, issuance.

(b)   As of the close of business on the Specified Date, 718,970 shares of Company Common Stock were issuable in respect of outstanding RSU Awards, assuming a target level of performance under performance-based awards, and not more than 5,500 shares of Company Common Stock would be issuable under the Company Stock Purchase Plan assuming a Company Common Stock price equal to the Merger Consideration and no additional payroll deductions are made following the date hereof. As of the close of business on the Specified Date, the Company had no Shares or Company Preferred Stock reserved for issuance, except for (i) the shares reserved for issuance pursuant to the outstanding RSU Awards described above, (ii) an additional 1,049,909 Shares reserved for additional grants of awards pursuant to the Company Stock Plan, (iii) 424,903 Shares reserved for issuance pursuant to the Company Stock Purchase Plan and (iv) 50,000 shares of Series A Preferred Stock were reserved for issuance pursuant to the Company Rights Agreement.
(c)   As of the date hereof or after the date hereof as expressly permitted by this Agreement or as otherwise expressly agreed to by Parent after the date hereof, except with respect to (i) the RSU Awards referred to in Section 3.02(b) and the related award agreements, (ii) purchase rights under the Company Stock Purchase Plan and (iii) obligations under the Company Rights Agreement, there are no outstanding or existing agreements to which the Company or any Company Subsidiary is a party to grant, extend or enter into any (A) options, warrants, calls, subscriptions, rights of first refusal, rights of first offer, agreements, convertible or exchangeable securities, restricted stock units, restricted stock, stock appreciation rights, “phantom” stock rights, performance units, equity-based compensation or other similar rights, agreements or commitments of any character to which the Company or any Company Subsidiary is a party obligating the Company or any Company Subsidiary to issue, transfer or sell any shares of capital stock or other Equity Security in the Company or any Company Subsidiary or securities or obligations convertible into or exchangeable for such shares or Equity Securities relating to or based on the value of the Equity Securities of the Company or any Company Subsidiary, or giving any person a right to subscribe for or acquire from the Company or any Company Subsidiary any Equity Securities of the Company or any Company Subsidiary and no securities or obligations (contingent or otherwise) evidencing such rights are authorized, issued or outstanding, (B) obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any capital stock or Equity Securities of the Company or any Company Subsidiary or (C) voting trusts or similar agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting or registration of the capital stock of the Company or any Company Subsidiary or any other Equity Security of the Company or any Company Subsidiary. Since the close of business on the Specified Date through the date hereof, the Company has not issued any shares of Company Common Stock or other class of Equity Security (other than Shares in respect of RSU Awards and the Company Stock Purchase Plan).
(d)   There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any Company Subsidiary entitling the holder thereof to vote (or convertible into, or exchangeable for, securities entitling the holder thereof to vote) on any matter on which stockholders of the Company or any Company Subsidiary may vote.
Section 3.03   Authority.
(a)   The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and all other agreements and instruments contemplated hereby, to perform its obligations hereunder and thereunder and, subject to receipt of the Company Stockholder Approval and assuming the accuracy of the representations and warranties contained in Section 4.12, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company Board and, other than the Company Stockholder Approval and with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Transactions. This Agreement has been, and any other agreements or documents to be delivered pursuant hereto by the Company or any Company Subsidiary will be, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement, and such other agreements and instruments, as applicable, by Parent and Sub and assuming the accuracy of the representations and warranties contained in Section 4.12) this Agreement constitutes, and when executed and delivered such other agreements and instruments will constitute, the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a Proceeding at law or in equity (the “Bankruptcy and Equity Exception”).
(b)   The Company Board, at a meeting duly called and held, has (i) approved the Merger upon the terms and subject to the conditions set forth in this Agreement, (ii) determined that this Agreement and the Merger are in the best interests of the Company and its stockholders, (iii) declared advisable the execution, delivery and performance of this Agreement and, subject to receiving the Company Stockholder Approval, the consummation by the Company of the Transactions, including the Merger, and (iv) on the terms and subject to the conditions set forth in this Agreement, resolved to recommend that its stockholders adopt this Agreement and approved the inclusion of the Company Recommendation in the Proxy Statement, in each case, by resolutions duly and unanimously adopted, which resolutions, subject to Section 5.03, have not been subsequently rescinded, withdrawn or modified.
Section 3.04   No Conflict; Required Filings and Consents.
(a)   Assuming the accuracy of the representations and warranties contained in Section 4.12, none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions do or will (i) conflict with, breach, constitute a default under or violate any provision of (A) the Company Charter or Company Bylaws or (B) any equivalent organizational or governing documents of (1) any Significant Subsidiary or (2) any Company Subsidiary (other than a Significant Subsidiary); (ii) assuming that all consents, approvals and authorizations described in Section 3.04(b) have been obtained and all filings and notifications or similar actions described in Section 3.04(b) have been made, and any waiting periods thereunder have terminated or expired, and subject to obtaining the Company Stockholder Approval, conflict with or violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, termination fee, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to any Company Material Contract or any material Company Permit, except, with respect to clauses (i)(B)(2), (ii) and (iii), for (A) any such consents, approvals and authorizations, the failure to obtain which, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (B) any such conflicts, violations, breaches, losses, defaults, termination fees, terminations, rights of termination, vesting, amendment, acceleration or cancellation or creation of Liens that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b)   None of the execution, delivery or performance of this Agreement by or on behalf of the Company or the consummation by the Company of the Transactions will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing, declaration or registration with or notification to, any Governmental Entity with respect to the Company or any Company Subsidiary or any of their respective properties or assets, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under the HSR Act or any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, “Antitrust Laws”) or Investment Screening Laws, (iii) compliance with the applicable requirements of the Securities Act or the Exchange Act, (iv) filings as may be required under the rules and regulations of the NYSE, (v) compliance with any applicable federal or state securities or “blue sky” Laws, (vi) the Required Statutory Approvals, (vii) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of Parent or any of its affiliates and (viii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
Section 3.05   Permits; Compliance with Laws.
(a)   The Company and each Company Subsidiary is in possession of all authorizations, consents, licenses, permits, certificates, certifications, concessions, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity (each, a “Permit”) necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted and perform its Contracts or as may be required under applicable Law (the “Company Permits”), except where the failure to possess any Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Section 3.05(a) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of each material Company Permit.
(b)   Each Company Permit is, and since September 30, 2017 has been, valid and in full force and effect and has not been suspended, revoked, cancelled or adversely modified, and is not and has not been the subject of a written notice or Proceeding threatening (or to the knowledge of the Company, has not received a threat) to suspend, revoke, cancel or adversely modify any such Company Permit, except where any of the foregoing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there has not been any event, condition or circumstance that would preclude any Company Permit from being renewed in the ordinary course (to the extent that such Company Permit is renewable by its terms), except where the failure thereof to be renewed has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the holder of each Company Permit is, and since September 30, 2017 has been, in compliance with such Company Permit and has fulfilled and performed all of its obligations in all respects with respect thereto, (ii) no event has occurred which, with or without notice or the lapse of time or both, would constitute a default or violation of any Company Permit, and (iii) the Company has not received any written notice of a violation of any Company Permit. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since September 30, 2017, neither the Company nor any of the Company Subsidiaries has received written notice or communication of any noncompliance or alleged noncompliance with any Company Permits.
(c)   Since September 30, 2017, the Company and each of the Company Subsidiaries has been in compliance with all Laws applicable to the Company, the Company Subsidiaries and their respective businesses and activities and with all Orders to which the Company or the Company Subsidiaries are subject, in each case, except for such noncompliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no investigation or audit by any Governmental Entity with respect to the Company or any Company Subsidiary is pending, nor has any Governmental Entity indicated to the Company or any Company Subsidiary an intention to conduct any such investigation or audit, except as would not be material to the Company and Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any officer or employee of the Company or any Company Subsidiary, is, or since September 30, 2017 has been, suspended or debarred from doing business with any Governmental Entity, or declared non-responsible or ineligible for contracting with or for any Governmental Entity, or proposed by a Governmental Entity for debarment, except for such suspension, debarment, declarations or proposals with respect to officers or employees that would not be material to the Company and Company Subsidiaries, taken as a whole.
(d)   The Company and the Company Subsidiaries and their respective officers, directors, managers and employees collectively hold all security clearances necessary for the operation of their business and performance of their Contracts, where applicable, as presently conducted, except where the failure to have any such clearance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
Section 3.06   Company SEC Documents; Company Financial Statements.   Since September 30, 2017, the Company has filed with or otherwise furnished to (as applicable) on a timely basis the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents and related exhibits required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC since September 30, 2017 and those filed or furnished subsequent to the date of this Agreement, in each case as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (a) did not contain, or if not yet filed or furnished will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied, or if not yet filed or furnished will comply, as to form in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, in each case as in effect on the date each such document was or will be filed with or furnished to the SEC. None of the Company Subsidiaries is currently required to file any forms, reports, registrations, statements or other documents with the SEC. As of the date of this Agreement, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents, and, to the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. The Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act (and the rules and regulations promulgated thereunder) and the applicable listing and corporate governance rules and regulations of the NYSE. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the consolidated Company Subsidiaries (including, in each case, any notes thereto) included in or incorporated by reference into the Company’s filings included in the Company SEC Documents (collectively, the “Company Financial Statements”) (i) were, or if not yet filed or furnished will be, except as may be indicated in the notes thereto, prepared in accordance with GAAP (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis during the periods involved except, in the case of unaudited statements, as permitted by SEC rules and regulations and (ii) present fairly, or if not yet filed or furnished will present fairly, in all material respects, the financial position of the Company and the consolidated Company Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments that were not or will not be material in amount or effect). No executive officer of the Company has failed, in the last two (2) years, to make the certifications required of such executive officer under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document, except as disclosed in certifications filed with such Company SEC Document.
Section 3.07   Information Supplied.   The Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at any time the Proxy Statement is amended or supplemented, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or the Company Subsidiaries or other information supplied by the Company for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to such portions thereof that relate to Parent and Sub and to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent or Sub or any of their Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement.
Section 3.08   Internal Controls and Disclosure Controls.   The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. Such system of internal control over financial reporting is designed to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
Section 3.09   Absence of Certain Changes.
(a)   Except as otherwise expressly contemplated by this Agreement, from September 30, 2020, through the date of this Agreement, (i) the businesses of the Company and the Company Subsidiaries have been conducted in all material respects in the ordinary course of business (other than modifications to the conduct of business required by, or determined by the Company to be advisable and reasonably necessary in response to, COVID-19 Measures), and (ii) neither the Company nor any Company Subsidiary has undertaken any action that if proposed to be taken after the date of this Agreement would require Parent’s consent under Section 5.01 (other than Section 5.01(b), Section 5.01(i), Section 5.01(m), Section 5.01(r) or Section 5.01(s)).
(b)   Since September 30, 2020 to the date of this Agreement, there has not been any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.
Section 3.10   Undisclosed Liabilities.   Neither the Company nor any of the Company Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) whether or not required by GAAP to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto, other than liabilities or obligations (a) reflected or reserved against in the audited consolidated balance sheet of the Company as of September 30, 2020 or in the notes thereto included in the Company SEC Documents, (b) incurred in the ordinary course of business since September 30, 2020, which are not, individually or in the aggregate, material in amount or nature, (c) incurred under this Agreement or incurred in connection with the Transactions or otherwise disclosed in Section 3.10 of the Company Disclosure Letter, (d) that have been fully discharged or paid in full prior to the date of this Agreement or the Closing, as applicable or (e) that otherwise, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
Section 3.11   Litigation.   There is no suit, claim, action, arbitration, litigation, petition, subpoena, hearing, investigation, mediation or other similar legal proceeding by or before any Governmental Entity or any arbitrator or mediator (collectively, “Proceeding”) involving the Company or any Company Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees in their capacities as such, either pending or, to the knowledge of the Company, threatened, other than those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. There are no outstanding Legal Disputes between the Company or any Company Subsidiary, on the one hand, and any Governmental Entity, on the other hand, arising under or relating to any Government Contract or Government Bid that, individually or in the aggregate, have had, or would reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding Order that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect. As of the date hereof, there is no pending Proceeding to which the Company or any Company Subsidiary is a party seeking to prevent, hinder, impair, modify, delay or challenge the Merger or any of the other Transactions.
Section 3.12   Employee Benefits.
(a)   Section 3.12(a) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of each material “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to ERISA) and each material equity, “phantom” equity or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensatory or benefit plan, program, policy or arrangement, including any form or standard terms of employment, consulting or independent contractor agreement, in each case, maintained by, contributed to, required to be contributed to or sponsored by the Company or any Company Subsidiary, other than (i) any plan, policy, program or arrangement which is required to be maintained by applicable Law without discretion and (ii) any employment agreement or offer letter with an employee which provides for a base salary less than or equal to $200,000 and for which a form employment agreement for the jurisdiction materially similar to the individual agreement has been provided and which does not provide for severance in excess of statutorily required minimums (other than a contractual notice period) or any special incentive arrangement (other than one-off arrangements under which there is no outstanding liability) (clauses (i) and (ii), together, the “Unlisted Company Benefit Plans”) (each, whether or not material, and including the Unlisted Company Benefit Plans, a “Company Benefit Plan”). With respect to each material Company Benefit Plan, the Company has made available to Parent a true and correct copy of, if applicable, (A) each such Company Benefit Plan and all amendments thereto (or a written summary thereof with respect to any such Company Benefit Plan not reduced to writing); (B) each trust agreement or insurance contract relating to each such Company Benefit Plan; (C) the most recent summary plan description and any material modifications thereto; (D) the most recent annual reports (Form 5500) filed with the Internal Revenue Service (“IRS”) or equivalent; and (E) the most recent determination or opinion letter issued by the IRS with respect to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code.
(b)   (i) Each Company Benefit Plan has been established and administered in material compliance with its terms and all applicable Laws, including ERISA and the Code, (ii) there are no Proceedings (other than for routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan and (iii) each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS as to its qualified status or has timely filed an application for a favorable determination letter, or may rely upon an opinion letter for a prototype or volume submitter plan and, to the knowledge of the Company, circumstances do not exist that are likely to result in the loss of the qualification of such plan under Section 401(a) of the Code.
(c)   Except as set forth on Section 3.12(c) of the Company Disclosure Letter, none of the Company Benefit Plans provides health benefits after retirement or other termination of employment, other than (i) as required by Law, (ii) coverage or benefits the full cost of which is borne by the employee or former employee (or any beneficiary of the employee or former employee) or (iii) coverage or benefits provided through the end of the month in which the retirement or other termination of employment occurs.
(d)   At no time during the six (6)-year period prior to the date of this Agreement has the Company, any Company Subsidiary or any of their respective ERISA Affiliates maintained, contributed to, been required to contribute to or had any obligations or liabilities under (i) any employee benefit plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” within the meaning of Section (3)(37) of ERISA, (iii) any “multiple employer plan” as defined in Section 413(c) of the Code or (iv) any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.
(e)   Except as set forth on Section 3.12(e) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions would reasonably be expected to, either alone or in combination with any other event, (i) result in any material payment (whether in cash, in property, or in the form of benefits) becoming due to any employee of the Company or any of the Company Subsidiaries, (ii) materially increase any benefits under any Company Benefit Plan, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefits or (iv) result in payments (whether in cash, in property, or in the form of benefits) that would not be deductible under Section 280G of the Code.

(f)   Each Company Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated and administered in material compliance with Section 409A of the Code and any proposed and final guidance under Section 409A of the Code. Neither the Company nor any of the Company Subsidiaries has any obligation to provide, and no Company Benefit Plan or other agreement provides, any individual with the right to a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.
(g)   All Company Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements in all material respects, (ii) if they are intended to qualify for special tax treatment, meet the requirements for such treatment in all material respects and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions in all material respects. Each Company Subsidiary with employees in the United Kingdom complies with its pension automatic enrollment obligations under the UK Pensions Act 2008, and no Indebtedness will be due or payable under section 75 of the UK Pensions Act 1995 or no material additional contributions will be due or payable to a Company Benefit Plan in the UK that is a defined benefit pension plan (other than usual employer contributions or pursuant to an existing schedule of contributions or contributions to the Company section of the Transport for London pension fund not exceeding on aggregate five percent (5%) of each participating employee’s pensionable salary) as a result of the Transactions.
Section 3.13   Employees and Labor.
(a)   The Company has made available to Parent a true and correct copy of an anonymized list of all employees of the Company and the Company Subsidiaries as of the date of this Agreement, together with each such employee’s respective work location, job title, base salary or hourly rate, as applicable, target bonus, hire date and (if applicable) exempt/non-exempt status.
(b)   Except as set forth on Section 3.13(b) of the Company Disclosure Letter, (i) the Company and the Company Subsidiaries are not and, since September 30, 2018, have not been, party to, or bound by, any collective bargaining agreement, works council agreement or similar agreement or arrangement with any labor union, works council or other labor organization or employee representative body, and (ii) no employees of the Company or any of the Company Subsidiaries are represented by any labor union, works council, other labor organization or employee representative body with respect to their terms and conditions of employment with the Company or any of the Company Subsidiaries. There is no labor strike, organized work slowdown or lockout or, to the knowledge of the Company, any threat thereof, against the Company or any Company Subsidiary. To the knowledge of the Company, there are no union organizing activities pending or threatened, and no union, works council or other labor organization or group of employees of the Company or any Company Subsidiary has made a demand for recognition or certification or filed any petition or commenced a representation Proceeding before the National Labor Relations Board or any other labor relations tribunal or Governmental Entity.
(c)   To the knowledge of the Company, and except as would not be material to the Company and Company Subsidiaries, taken as a whole, (i) since September 30, 2018, no employee has transferred to the Company or any Company Subsidiary pursuant to the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 (as amended) or equivalent transfer regulations, and (ii) there are no employees who transferred to the Company or any Company Subsidiaries at any time by operation of Law and who prior to such transfer participated in a defined benefit pension scheme that made provision for benefits other than related to old age, invalidity or on death where such benefits transferred to the Company or the applicable Company Subsidiary.
(d)   To the knowledge of the Company, as of the date hereof, no employee of the Company or any Company Subsidiary is in violation of any material term of any agreement that contains non-disclosure, non-competition or other restrictive covenant obligations (i) in favor of the Company or any Company Subsidiary or (ii) in favor of a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or any Company Subsidiary or (B) to the knowledge or use of trade secrets or proprietary information.

(e)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since September 30, 2018, (i) the Company and the Company Subsidiaries have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that has come due and payable to their respective current or former employees and independent contractors under applicable Law, Contract or policy; (ii) each individual classified by the Company or any Company Subsidiary as an independent contractor has been properly classified as such under applicable Law; and (iii) each employee classified as exempt from overtime under the Fair Labor Standards Act has been properly classified under applicable Law.
(f)   Since September 30, 2018, no allegations of sexual harassment or discrimination have been made against any officer or director of the Company or any Company Subsidiary, or against any employee of the Company or any Company Subsidiary at the level of Vice President or above, except as would not be material to the Company and the Company Subsidiaries, taken as a whole.
(g)   Since September 30, 2018, neither the Company nor any Company Subsidiary has conducted any “mass layoff” or “plant closing” (each as defined under the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable state Law).
(h)   Except as would not result in material liability for the Company or the Company Subsidiaries, taken as a whole, (i) the Company and the Company Subsidiaries have complied with the requirements of applicable COVID-19 Measures, (ii) neither the Company nor any Company Subsidiary has received a formal written complaint by or on behalf of a current or former employee alleging that the Company or any Company Subsidiary has failed to comply with applicable COVID-19 Measures, and (iii) no Proceedings have been brought, or to the knowledge of the Company threatened, against the Company or any Company Subsidiary alleging a failure to comply with applicable COVID-19 Measures
(i)   Except as would not result in material liability for the Company and the Company Subsidiaries, taken as a whole, the Company and the Company Subsidiaries have complied with all applicable requirements under Executive Order 11246.
Section 3.14   Tax Matters.
(a)   The Company and each Company Subsidiary has timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it and all such filed Tax Returns are correct, complete and accurate, and has timely paid all Taxes (whether or not shown on any Tax Return) that are or were due and payable or otherwise subject to collection action by a Governmental Entity, subject in each case to such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. All Taxes which the Company or any Company Subsidiary has been required by Law to withhold or to collect for payment on or prior to the date hereof have been duly withheld and collected and have been timely paid to the appropriate Governmental Entity, subject to such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b)   There is no audit, examination, investigation or other Proceeding pending or, to the knowledge of the Company, threatened with respect to Taxes for which the Company or any Company Subsidiary may be liable that, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No claim, deficiency or assessment with respect to Taxes has been asserted in writing or, to the knowledge of the Company, otherwise contemplated or proposed, against the Company or any Company Subsidiary which (i) individually or in the aggregate, would constitute a Company Material Adverse Effect if required to be paid by the Company or any Company Subsidiary and (ii) has not been fully paid or adequately reserved in the Company Financial Statements.
(c)   Neither the Company nor any Company Subsidiary has any liability for Taxes of another person (other than the Company or a Company Subsidiary) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law) as a result of filing Tax Returns on a consolidated, combined or unitary basis with such person, or as a transferee or successor, by Contract (including any Tax matters, Tax allocation, Tax sharing, Tax indemnification, or similar Contract, but excluding any such Contracts not primarily related to Taxes) or otherwise, which liability, individually or in the aggregate, would constitute a Company Material Adverse Effect.
(d)   Since September 30, 2018, neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.
(e)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no written claim has been made by any Governmental Entity in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns or pay Tax that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction, other than any such claims that have been fully resolved or for which adequate reserves have been established in accordance with GAAP in the Company Financial Statements.
(f)   There are no Liens for Taxes upon any property or assets of the Company or any Company Subsidiary except for Permitted Liens.
(g)   Neither the Company nor any Company Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(h)   No tolling, extension or waiver of the statute of limitation period applicable to any material Tax Return of the Company or any Company Subsidiary has been granted or is currently in effect, other than in connection with automatic extensions of the due date for filing a Tax Return obtained in the ordinary course of business.
(i)   Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary will be required to include amounts in income, or exclude or reduce items of deduction, in a taxable period for which a Tax Return has not yet been filed as a result of any (i) change in or improper use of any method of accounting pursuant to Section 481 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Tax Law) prior to the Closing Date, (ii) “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Tax Law) executed prior to the Closing, (iii) installment sale or open transaction made or entered into prior to the Closing, (iv) prepaid amount received or deferred revenue accrued prior to the Closing, (v) intercompany transaction consummated on or prior to the Closing Date, as described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Tax Law), (vi) application of Section 965 of the Code (and no amounts will be required to be paid by the Company and or any Company Subsidiary pursuant to Section 965(h) of the Code), or (vii) stimulus or relief obtained pursuant to any COVID-19 Legislation.
(j)   Neither the Company nor any Company Subsidiary has requested or has been issued any material private letter rulings, technical advice memoranda or similar agreements or rulings in respect of Taxes with any Governmental Entity.
(k)   Neither the Company nor any Company Subsidiary has requested, applied for or sought any material Tax-related relief, assistance or benefit from any Governmental Entity under any COVID-19 Legislation.
Section 3.15   Properties.
(a)   Section 3.15(a) of the Company Disclosure Letter sets forth a complete and correct list as of the date of this Agreement of the street address of each real property owned by the Company or any Company Subsidiary (collectively, the “Owned Real Property”) and the fee owner of such Owned Real Property. Except as would not reasonably be expected to materially impair the operations of the Company and the Company Subsidiaries, taken as a whole, all buildings, structures, fixtures, building systems and equipment included in the Owned Real Property (i) are in reasonably good condition and repair in all material respects, subject to reasonable wear and tear, (ii) have access to public roads or valid easements for such ingress and egress and (iii) have access to water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection and drainage and other utilities, in each case as sufficient to enable the Owned Real Property to continue to be used and operated in the manner currently being used by the Company and the Company Subsidiaries, and (iv) none of the improvements or any portion thereof are dependent for its access, use or operation (including to fulfill any municipal or governmental requirement) on any land, building, improvement or other property interest which is not included in the Owned Real Property, including, without limitation, its appurtenances.
(b)   Section 3.15(b) of the Company Disclosure Letter sets forth a complete and correct list as of the date of this Agreement of the street address of each real property leased by the Company or any Company Subsidiary (collectively, the “Leased Real Property” and each Contract pursuant to which the Company or a Company Subsidiary leases any Leased Real Property, a “Real Property Lease”).
(c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, the Company or a Company Subsidiary has (i) good fee simple title to all Owned Real Property and (ii) a valid leasehold estate in or right to use all Leased Real Property, in each case free and clear of all Liens except for Permitted Liens.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the occupancies and uses of the Owned Real Property and Leased Real Property by the Company (or a Company Subsidiary, as appropriate), as well as the development, construction, management, maintenance, servicing and operation of the Owned Real Property and Leased Real Property by the Company (or a Company Subsidiary, as appropriate), comply in all material respects with all applicable Laws, and (ii) Substantial Completion of the Facility (as such terms are defined in the Synthetic Lease) has occurred.
(e)   The Company has delivered or made available to Parent complete and accurate copies of each Real Property Lease that is pertaining to any Leased Real Property that is material to the operations of the Company and the Company Subsidiaries, taken as a whole. Except as would not reasonably be expected to materially impair the operations of the Company and the Company Subsidiaries, taken as a whole, no default or breach by the Company or any of the Company Subsidiaries, nor (to the knowledge of the Company) any event with respect to the Company or any of the Company Subsidiaries that, with notice or the passage of time, would result in a default or breach, has occurred under any Real Property Lease and, to the knowledge of Company, no default or breach, nor any event that with notice or the passage of time would result in a default or breach, by any other contracting parties has occurred thereunder. Other than as set forth in Section 3.15(e) of the Company Disclosure Letter, (i) no consent by the landlord under any Real Property Lease is required in connection with the consummation of the Transactions that, if not obtained, would materially impair the operations of the Company and Company Subsidiaries, taken as a whole, and (ii) except in connection with any COVID-19 Measures, none of the Company or any of the Company Subsidiaries has vacated or abandoned any of the Leased Real Properties or given notice of its intent to do the same. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) the improvements used in connection with any Leased Real Property are, in all material respects, in good condition and repair and adequate to operate such facilities as currently used, and (B) to the knowledge of the Company, there are no facts or conditions affecting such improvements that would reasonably be expected to interfere in any significant respect with the current use, occupancy or operation thereof.
Section 3.16   Environmental Matters.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   the Company and each Company Subsidiary is in compliance with those Environmental Laws applicable to their respective operations (including possessing and complying with any required Environmental Permits), and there are no administrative or judicial Proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary and none of the Company or any Company Subsidiary has received any unresolved written notice, demand, letter or claim, in any case, alleging that the Company or such Company Subsidiary is in violation of, or liable under, any Environmental Law, and there are no facts, conditions or circumstances that would reasonably be expected to form the basis of any such written notice, demand, letter or claim;

(ii)   neither the Company nor any Company Subsidiary has received any written notice of, and neither the Company nor any Company Subsidiary has caused the spill or other release of any Hazardous Substances at, on or under the Owned Real Property or the Leased Real Property that would reasonably be expected to result in liability under Environmental Laws on the part of the Company or any Company Subsidiary;
(iii)   neither the execution of this Agreement nor the consummation of the Transactions will require any notification to or consent of any Governmental Entity or the undertaking of any investigations or remedial actions of any Owned Real Property or Leased Real Property pursuant to any Environmental Law; and
(iv)   the Company has delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any reports, data, investigations, audits, assessments (including Phase I environmental site assessments and Phase II environmental site assessments), notices or claims, studies, analyses, tests or monitoring in the possession of or reasonably available to the Company or any of the Company Subsidiaries pertaining to (A) any unresolved claims against the Company or any Company Subsidiary under Environmental Law; (B) any Hazardous Substances in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of the Company Subsidiaries that would reasonably be expected to result in liability under Environmental Laws on the part of the Company or any Company Subsidiary; or (C) allegations of noncompliance with applicable Environmental Laws by the Company or any Company Subsidiary that would reasonably be expected to result in liability under Environmental Laws on the part of the Company or any Company Subsidiary.
Section 3.17   Intellectual Property.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries own or have the right to use all Intellectual Property and Intellectual Property Rights that are material to the business of the Company and the Company Subsidiaries as currently conducted (the “Company Intellectual Property”). Section 3.17(a) of the Company Disclosure Letter contains a list of all registrations and applications for registration of Company Intellectual Property that are owned by the Company or any Company Subsidiary. The Company or a Company Subsidiary is the sole legal and beneficial and, as applicable, record owner of all Company Intellectual Property set forth on Section 3.17(a) of the Company Disclosure Letter, free and clear of all Liens other than Permitted Liens, and to the knowledge of the Company all such Company Intellectual Property is valid, subsisting and enforceable (excluding applications for registration of such Company Intellectual Property). No material Company Intellectual Property owned or purportedly owned by the Company or any Company Subsidiary is subject to any outstanding Proceeding restricting the use thereof by the Company or any Company Subsidiary or restricting the licensing thereof by the Company or any Company Subsidiary to any other person that would, or would reasonably be expected to, be material to the Company and the Company Subsidiaries, taken as a whole.
(b)   To the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any other person, except for any such infringement, misappropriation or other violation that would not, and would not reasonably be expected to, be material to the Company and the Company Subsidiaries, taken as a whole.
(c)   Since September 30, 2018, neither the Company nor any of the Company Subsidiaries is the subject of any pending or, to the knowledge of the Company, threatened claim alleging the conduct of the business by the Company or any of the Company Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of any other person, except for any such infringement, misappropriation or other violation that would not, and would not reasonably be expected to, be material to the Company and the Company Subsidiaries, taken as a whole.
(d)   To the knowledge of the Company, no other person has infringed, misappropriated or otherwise violated any Intellectual Property Rights owned by the Company or any of the Company

Subsidiaries since September 30, 2018, except for any such infringement, misappropriation or other violation as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   Except as would not, and would not reasonably be expected to, be material to the Company and Company Subsidiaries, taken as a whole, all use and distribution of software and open source materials by the Company or any Company Subsidiary is in material compliance with all open source licenses applicable thereto. Neither the Company nor any Company Subsidiary has used any copyleft materials in a manner that requires any software or products, or any portion thereof, included in the Company Intellectual Property that is owned by the Company or any Company Subsidiary to be subject to copyleft licenses in a manner that would require the public disclosure of any source code for software that is owned by the Company or any Company Subsidiary.
(f)   Any person who has developed any material Intellectual Property or Intellectual Property Rights on behalf of the Company or any Company Subsidiary has executed a written agreement pursuant to which such person assigns all such Intellectual Property Rights to the Company or such Company Subsidiary, as applicable, except for any failure that would not, and would not reasonably be expected to, be material to the Company and the Company Subsidiaries, taken as a whole.
Section 3.18   Company Material Contracts.
(a)   All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed, and, as of the date hereof, no such Contract has been amended or modified, except as set forth in Section 3.18(a) of the Company Disclosure Letter. All such filed Contracts shall be deemed to have been made available to Parent.
(b)   Section 3.18(b) of the Company Disclosure Letter sets forth a true and complete list, and the Company has made available to Parent (or publicly filed as exhibits to the Company SEC Documents) true, correct and complete copies (as amended through the date of this Agreement), of each Contract to which the Company or any of the Company Subsidiaries is a party or by which it is bound or to which any of their respective assets are subject (other than any of the foregoing solely among the Company and any of the wholly owned Company Subsidiaries), as of the date of this Agreement, that:
(i)   is a partnership, joint venture or similar arrangement that is material to the Company and the Company Subsidiaries, taken as a whole;
(ii)   (A) provides for the creation, incurrence, assumption or guarantee of Indebtedness of the Company or any Company Subsidiary in an aggregate principal amount in excess of $10,000,000 (except for any such Indebtedness between the Company and any wholly owned Company Subsidiary or between wholly owned Company Subsidiaries, guarantees by the Company of Indebtedness of any of the wholly owned Company Subsidiaries and guarantees by any of the wholly owned Company Subsidiaries of Indebtedness of the Company or any other wholly owned Company Subsidiary) or (B) except as set forth in clause (A) relates to any outstanding letters of credit, bankers’ acceptances, performance bonds, surety bonds or guarantees in an aggregate principal amount in excess of $10,000,000 individually or in the aggregate;
(iii)   grants any rights of first refusal, rights of first negotiation, rights of first offer or other similar rights to any person with respect to the sale of any Owned Real Property or of any material assets, rights or properties of the Company or any of the Company Subsidiaries;
(iv)   that is material to the Company or any Company Subsidiary and (A) restricts the Company or any Company Subsidiary from competing with any person, (B) obligates the Company or any of the Company Subsidiaries to conduct business with any third party on an exclusive basis, (C) limits or purports to limit either the type of lawful business in which the Company or any of the Company Subsidiaries may engage or the manner or locations in which any of them may so engage in any business (except to the extent such limitations relate to compliance with applicable Law or restrictions on interactions with Sanctioned Persons or countries subject to sanctions) or (D) contains (1) “most favored nation,” “most favored customer,” “most favored supplier” or similar covenants to the counterparty of such Contract or (2) requirements provisions (committing a person to provide or purchase the quantity of goods or services required by another person);
(v)   provides for the acquisition or disposition of any business (or substantial portion thereof) or division of any person (including equity interests) (whether by merger, sale of stock, sale of assets or otherwise) that (A) has not yet been consummated or (B) pursuant to which any material earn-out, deferred or contingent payment or indemnification obligations remain outstanding (excluding obligations to indemnify directors and officers pursuant to acquisition agreements or, in the case of Contracts pursuant to which the Company or any Company Subsidiary sold an asset or business, obligations to indemnify for liabilities related to businesses retained by the Company or any Company Subsidiary or, in the case of Contracts pursuant to which the Company or any Company Subsidiary purchased assets or businesses, obligations to indemnify for liabilities related to such acquired business or assets);
(vi)   provides for the settlement of any litigation (A) pursuant to which the Company or any Company Subsidiary has outstanding payment obligations in excess of $2,000,000 or (B) that materially affects the conduct of the Company’s or any Company Subsidiary’s businesses, taken as a whole;
(vii)   is (A) a license agreement pursuant to which the Company or any Company Subsidiary is licensed by a third party to use any Intellectual Property or Intellectual Property Rights for which the Company or any Company Subsidiary is required to make annual payments in excess of $2,000,000 (other than any “commercially available off-the-shelf software package,” or other software licensed pursuant to a software “shrink wrap,” “click wrap” or “click-through” license) or (B) an agreement pursuant to which a third party has licensed any Intellectual Property or Intellectual Property Rights owned by the Company or any Company Subsidiary (other than non-exclusive licenses in the ordinary course of business) that is material to the Company and the Company Subsidiaries, taken as a whole;
(viii)   pursuant to which the Company or any Company Subsidiary provides services to a customer (including any Governmental Entity) and the Company or any Company Subsidiary has received in excess of $25,000,000 in fees during the period beginning on September 30, 2019 and ending on September 30, 2020 or the Company or any Company Subsidiary reasonably expects to receive in excess of $25,000,000 during the period beginning on September 30, 2020 and ending on September 30, 2021;
(ix)   is a vendor Contract pursuant to which the Company or any Company Subsidiary paid in excess of $5,000,000 for goods or services during the period beginning on September 30, 2019 and ending on September 30, 2020 or the Company or any Company Subsidiary reasonably expects to pay in excess of $5,000,000 for goods and services during the period beginning on September 30, 2020 and ending on September 30, 2021;
(x)   is a Contract for Leased Real Property providing for annual base rent payments of $1,000,000 or more or is a Contract for the lease of personal property providing for annual payments of $2,000,000 or more;
(xi)   is a collective bargaining agreement, works council agreement or similar agreement or arrangement with any labor union, works council or other labor organization or employee representative body;
(xii)   by its express terms precludes the Company from paying dividends or other distributions to stockholders by the Company or any Company Subsidiary; or
(xiii)   is a Contract that would be required to be filed as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or disclosed on a Current Report on Form 8-K that has been or would be required to be filed or incorporated by reference in the Company SEC Documents.
Each Contract described in Section 3.18(a) and Section 3.18(b), other than this Agreement, is referred to in this Agreement as a “Company Material Contract.”

(c)   Neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Company Material Contract, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary, except where such breach or default, individually or together with other such breaches or defaults, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default, individually or together with other such breaches or defaults, has had, or would reasonably be expected to have, a Company Material Adverse Effect. Each Company Material Contract, including any Contract entered into after the date of this Agreement that would have been a Company Material Contract if entered into prior to the date of this Agreement, is (or if entered into after the date of this Agreement, will be) a valid and legally binding obligation of the Company or a Company Subsidiary that is a party thereto and, to the knowledge of the Company, the other parties thereto, subject to the Bankruptcy and Equity Exception, and is in full force and effect, except for such failures as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, during the past twelve (12) months (i) there have been no claims or disputes pending or, to the knowledge of the Company, threatened under any Company Material Contract that remain unresolved, and (ii) neither the Company nor any of the Company Subsidiaries has received written notice from any other party to a Company Material Contract that such other party intends to terminate, cancel, fail to renew or renegotiate (or otherwise materially change) the terms of any such Company Material Contract.
Section 3.19   Government Contracts.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the Company and the Company Subsidiaries, taken as a whole, since January 1, 2017, with respect to each Government Contract and each Government Bid:
(i)   all representations and certifications, including claims for payment, executed by the Company and any Company Subsidiary were current, accurate and complete as of their effective date;
(ii)   there has been no termination, suspension, stop work order, cost disallowance, withholding, recoupment, cure notice, or show cause notice in effect, nor, to the knowledge of the Company, has any Governmental Entity threatened to issue a termination, suspension, stop work order, cost disallowance, withholding, recoupment, cure notice, or show cause notice;
(iii)   there have been no disputes between the Company or any of the Company Subsidiaries, on the one hand, and any Governmental Entity or other person, on the other hand;
(iv)   the Company and the Company Subsidiaries have complied with all such Contract provisions and applicable Laws, including such Contract provisions and applicable Laws related to interactions with persons representing or employed by a Governmental Entity, conflicts of interest, gifts or gratuities;
(v)   neither the Company nor any Company Subsidiary has made, or to the knowledge of the Company, been required to make, any disclosures to any Governmental Entity with respect to any alleged irregularity, misstatement or omission;
(vi)   to the knowledge of the Company, none of the Company, any Company Subsidiary, or any officer or employee of the Company or any Company Subsidiary has been under administrative, civil or criminal investigation, indictment or information by a Governmental Entity (except for routine security investigations by the DCSA or any CSA) that could reasonably be expected to lead to (A) liability to the Company or any Company Subsidiary, (B) ineligibility of the Company or any Company Subsidiary to perform Government Contracts or (C) the suspension or revocation of any facility or personnel security clearance required by the Company or any Company Subsidiary for the performance of any Government Contract; and

(vii)   no disclosure has been made, with respect to any alleged bribes, directly or indirectly, irregularity, misstatement or omission by the Company or any Company Subsidiary arising under or relating to a Government Contract, and to the knowledge of the Company, no such disclosure is required to be made.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the Company and the Company Subsidiaries, taken as a whole, to the knowledge of the Company, there are no audits or investigations completed or underway by any Governmental Entity with respect to any Government Contract or Government Bid.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the Company and the Company Subsidiaries, taken as a whole, the Company and each of the Company Subsidiaries possess all facility security clearances and national security authorizations, and their respective employees possess all personnel security clearances, required to perform the Government Contracts. Section 3.19(c) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all such facility security clearances and national security authorizations. Since January 1, 2017, to the knowledge of the Company, the Company and the Company Subsidiaries have complied in all material respects with all applicable national security obligations, including those specified in the NISPOM. To the knowledge of the Company, there is no proposed or threatened termination or revocation of any facility security clearance, national security authorization or personnel security clearance or any existing condition, situation or set of circumstances that could reasonably be expected to result in the termination or revocation of any facility security clearance, national security authorization or personnel security clearance.
(d)   Neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Government Contract and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary, except where such breach or default, individually or together with other such breaches or defaults, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. As of the date hereof, there has been no action or inaction by the Company or any Company Subsidiary, or any of their officers or employees, which would give the relevant Governmental Entity cause to bring a claim under or in connection with any indemnity given by the Company or Company Subsidiary under the Government Contract to which it is a party, except where such claim or indemnity would not be material and adverse to the Company and Company Subsidiaries, taken as a whole.
Section 3.20   Privacy and Data Security.
(a)   The Company and each of the Company Subsidiaries have a privacy policy regarding the collection and use of personally identifiable information (the “Company Privacy Policy”), true, correct and complete copies of which as in effect on the date hereof have been made available to Parent prior to the date of this Agreement. Except as would not be material to the Company and Company Subsidiaries, taken as a whole, since January 1, 2018, the Company and each of the Company Subsidiaries have been in compliance in all material respects with the Company Privacy Policy and Privacy Requirements regarding the collection, use, processing, storage, and disclosure (collectively, “Processing” or “Process”) of any personally identifiable information, personal data or non-public information (collectively, “Personal Information”).
(b)   Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the execution, delivery and performance of this Agreement will not violate any Privacy Requirements. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, no claims are pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to the Processing of Personal Information.
(c)   Since September 30, 2018, neither the Company nor any of the Company Subsidiaries has experienced a material Security Incident.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since September 30, 2018, the Company and each of the

Company Subsidiaries have implemented, maintained and complied with an information security program that includes reasonable and appropriate physical, administrative and technical safeguards and policies designed to protect the confidentiality and integrity of the IT Assets and the information the IT Assets process, store or transmit.
Section 3.21   Anti-Bribery and Export Compliance.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) for the past five (5) years, the Company and the Company Subsidiaries (and, to the knowledge of the Company, their respective officers, directors, employees or agents in their capacity as such) have complied with all applicable Anti-Bribery Laws or Export Laws; (ii) for the past five (5) years, neither the Company nor any Company Subsidiary has (A) received written or other formal notice of any actual, alleged, apparent or potential violation of any applicable Anti-Bribery Law or Export Law, (B) been a party to or the subject of any pending (or to the knowledge of the Company, threatened) civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, indictments, informations, suspensions, proceedings, demand letters, settlements, enforcement actions, debarments or, to the knowledge of the Company, any audit or investigation, by or before any Governmental Entity (including receipt of any subpoena) related to any actual, alleged or potential violation of any applicable Anti-Bribery Law or Export Law or (C) made any voluntary disclosure to any Governmental Entity regarding any applicable Anti-Bribery Law or Export Law; and (iii) for the past five (5) years, neither the Company nor any Company Subsidiary (nor, to the knowledge of the Company, any of their respective officers, directors or employees) has offered, paid, authorized or promised to pay anything of value, regardless of form, to any person for the purpose of influencing any act or decision of such person or securing an improper advantage to assist the Company or the Company Subsidiaries in obtaining or retaining business.
(b)   Except as would not be material to the Company and Company Subsidiaries, taken as a whole, the Company, each of the Company Subsidiaries and, to the knowledge of the Company, their respective officers, directors, employees and agents (acting in their capacity as such), have not established or maintained, or are not maintaining, any unlawful fund of corporate monies or other properties, or used or are using any corporate funds for any illegal contributions, gifts, entertainment, travel or other unlawful expenses, in breach of any applicable Anti-Bribery Law.
(c)   For the past five (5) years, the Company and each of the Company Subsidiaries have instituted and maintained procedures and controls which are reasonably designed to be adequate (and otherwise comply with applicable Law) to ensure that the Company and each Company Subsidiary is and will continue to be in compliance with all applicable Anti-Bribery Laws and Export Laws.
(d)   For the purpose hereof, “Anti-Bribery Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, all Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions and all other applicable Laws relating to bribery, corruption or kick-backs. For purposes hereof, “Export Laws” means (i) all Laws administered by the U.S. Treasury Department Office of Foreign Assets Control, all applicable sanctions Laws or embargoes imposed or administered by the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union or any of its Member States, and all anti-boycott Laws administered by the U.S. Department of State, Department of Commerce or the Department of the Treasury, and (iii) all Laws applicable to the trade, import, export, re-export, or transfer of items, including information, data, goods and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and the applicable export control laws and regulations of the United Kingdom or the European Union.
(e)   Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any of their respective directors, officers or employees are Sanctioned Persons.
Section 3.22   Insurance.   Section 3.22 of the Company Disclosure Letter contains a list of all Insurance Policies as of the date of this Agreement, true and complete copies of which (or, to the extent such policies are not available, policy binders) have been made available to Parent. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all Insurance Policies are in full force and effect and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent or as is required by applicable Law, regulation or Contract, and all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date), (b) neither the Company nor any Company Subsidiary is in material breach of or default under any of the Insurance Policies, (c) neither the Company nor any Company Subsidiary has taken any action or failed to take any action (including with respect to the giving of due and timely notice of any claim or occurrence) which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or material modification of any of the Insurance Policies, (d) since September 30, 2018, insurance policies providing materially similar insurance coverage as that provided by the Insurance Policies have been in effect, and (e) no policy limits of any of the Insurance Policies have been exhausted or materially eroded or reduced. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2017, the Company has not received any written notice of termination or cancellation or denial of coverage with respect to any of the Insurance Policies.
Section 3.23   Opinions of Financial Advisors.   On or prior to the date of this Agreement, each of J.P. Morgan Securities LLC and Raymond James & Associates, Inc. has rendered to the Company Board its respective oral opinion to be confirmed in its written opinion to the effect that, as of the date of such written opinion and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by holders of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. True, correct and complete executed copies of the written opinions described in the preceding sentence will be delivered to Parent solely for information purposes promptly (and in any event within twenty-four (24) hours) after the receipt thereof by the Company.
Section 3.24   Takeover Statutes.   Assuming the accuracy of the representations and warranties contained in Section 4.12, (a) the Company Board has taken all necessary action such that (i) the restrictions imposed on business combinations by Section 203 of the DGCL are inapplicable to this Agreement and (ii) neither the execution, delivery and performance of this Agreement, nor the consummation of the Merger and the Transactions will cause or result in (A) the grant or issuance of any new Rights under the Company Rights Agreement or (B) any Rights previously granted under the Company Rights Agreement to become exercisable and (b) no other “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law (a “Takeover Statute”) or any anti-takeover provision in the Company Charter or Company Bylaws is applicable to the Company, the Shares, this Agreement, the Merger or the Transactions. Except with respect to the Company Rights Agreement, there is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company is subject, party or otherwise bound.
Section 3.25   Vote Required.   Assuming the accuracy of the representation contained in Section 4.12, the only vote of the holders of Shares (and any capital stock of the Company) required to adopt this Agreement or approve the Transactions is the adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote in accordance with the DGCL (the “Company Stockholder Approval”).
Section 3.26   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based on arrangements made by or on behalf of the Company or any of the Company Subsidiaries, other than J.P. Morgan Securities LLC and Raymond James & Associates, Inc.
Section 3.27   Affiliate Arrangements.   Since September 30, 2018, there have been no transactions, or series of related transactions, agreements, Contracts, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, in each case, between the Company or any of the Company Subsidiaries, on the one hand, and any director, officer or other affiliate of the Company or any of the Company Subsidiaries, or any entity in which any such person has a direct or indirect material interest, on the other hand, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act (except for amounts due as normal salaries and bonuses and in reimbursement of expenses in the ordinary course of business) (each, an “Affiliate Arrangement”) and have not been disclosed in the Company SEC Documents.

Section 3.28   Acknowledgement of No Other Representations or Warranties.   EXCEPT AS PROVIDED IN THIS ARTICLE III OR IN ANY CERTIFICATE TO BE DELIVERED BY THE COMPANY IN CONNECTION WITH THIS AGREEMENT, NEITHER THE COMPANY NOR ANY OTHER PERSON ON BEHALF OF THE COMPANY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPANY OR ANY OF THE COMPANY SUBSIDIARIES. THE COMPANY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS OR WARRANTIES EXPLICITLY SET FORTH IN ARTICLE IV, AND IN THE FINANCING COMMITMENT LETTERS AND THE LIMITED GUARANTEES, NEITHER PARENT NOR SUB (OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES) MAKES OR HAS MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY WITH RESPECT TO PARENT OR ITS SUBSIDIARIES (INCLUDING SUB).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
Except as disclosed in corresponding sections or subsections of the separate disclosure letter that has been delivered by Parent to the Company prior to the execution of this Agreement, including the documents attached to, or incorporated by reference in, such disclosure letter (the “Parent Disclosure Letter”), Parent and Sub each represent and warrant to the Company as follows:
Section 4.01   Organization.   Each of Parent and Sub (a) is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (b) has requisite corporate or other legal entity, as the case may be, power and authority to carry on its business as it is now being conducted, except where any such failure to be so organized, existing, in good standing or have such power or authority, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the ability of Parent or Sub to consummate the Transactions.
Section 4.02   Authority.   Each of Parent and Sub has the requisite corporate or other legal entity power and authority to execute, deliver and perform this Agreement and all other agreements and instruments contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by them of the Transactions have been duly authorized by all necessary corporate or other legal entity action on the part of Parent and Sub, and no other corporate or other legal entity proceedings on the part of Parent or Sub are necessary to authorize the execution, delivery and performance by Parent and Sub of this Agreement or the consummation by Parent or Sub of the Transactions other than the approval of this Agreement by Parent in its capacity as the sole stockholder of Sub (which approval shall occur immediately following the execution of this Agreement). This Agreement has been, and any other agreements or documents to be delivered pursuant hereto by Parent or Sub will be, duly and validly executed and delivered by Parent and Sub and (assuming the due authorization, execution and delivery of this Agreement of the other parties thereto) this Agreement constitutes, and when executed and delivered such other agreements and instruments will constitute, the valid and legally binding obligation of Parent and Sub enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception. The board of directors (or equivalent) of Parent has (a) approved this Agreement and the Transactions upon the terms and subject to the conditions set forth in this Agreement and (b) adopted and approved this Agreement, the Merger and the consummation by Parent of the Transactions, including the Merger, in each case, by resolutions duly and unanimously adopted, which resolutions have not been subsequently rescinded, withdrawn or modified. The board of directors of Sub has (i) approved the Merger upon the terms and subject to the conditions set forth in this Agreement, (ii) declared advisable the execution, delivery and performance of this Agreement and the consummation by Sub of the Transactions, including the Merger, (iii) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of Parent (as the sole stockholder of Sub) and Sub and (iv) on the terms and subject to the conditions set forth in this Agreement, resolved to recommend that Parent (as the sole stockholder of Sub) adopt this Agreement, in each case, by resolutions duly and unanimously adopted, which resolutions have not been subsequently rescinded, withdrawn or modified. The affirmative vote of the holders of the capital stock of Parent, or any of them, is not necessary to approve this Agreement or consummate any of the Transactions.
Section 4.03   No Conflict; Required Filings and Consents.

(a)   None of the execution, delivery or performance of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Transactions do or will (i) conflict with, breach, constitute a default under or violate any provision of the certificate of incorporation, bylaws or any equivalent organizational or governing documents of Parent or Sub; (ii) assuming that all consents, approvals and authorizations described in Section 4.03(b) have been obtained and all filings and notifications or similar actions described in Section 4.03(b) have been made, and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Sub or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, termination fee, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of Parent or Sub pursuant to any Contract to which Parent or Sub is a party (or by which any of their respective properties or assets are bound) or any Permit held by it or them, except, with respect to clauses (ii) and (iii), for (A) any such consents, approvals and authorizations, the failure to obtain which, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the ability of Parent or Sub to consummate the Transactions and (B) any such conflicts, violations, breaches, losses, defaults, termination fees, terminations, rights of termination, vesting, amendment, acceleration or cancellation or creation of Liens that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the ability of Parent or Sub to consummate the Transactions.
(b)   None of the execution, delivery or performance of this Agreement by or on behalf of Parent or Sub or the consummation by Parent or Sub or any of their respective affiliates of the Transactions will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing, declaration or registration with or notification to, any Governmental Entity with respect to Parent or Sub or any of their respective properties or assets, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under any Antitrust Laws or Investment Screening Laws, (iii) compliance with the applicable requirements of the Securities Act or the Exchange Act, (iv) filings as may be required under the rules and regulations of the NYSE, (v) compliance with any applicable federal or state securities or “blue sky” Laws, (vi) the Required Statutory Approvals and (vii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the ability of Parent or Sub to consummate the Transactions.
Section 4.04   Information Supplied.   None of the information supplied or to be supplied by or on behalf of Parent or Sub or any of their respective affiliates expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at any time the Proxy Statement is amended or supplemented, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Sub with respect to such portions thereof that relate to the Company and the Company Subsidiaries and to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company or any of the Company Subsidiaries or any of their Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement.
Section 4.05   Litigation.   As of the date of this Agreement, there is no Proceeding to which Parent or any of its Subsidiaries is a party, either pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, other than those that would not reasonably be expected to prevent or materially delay the ability of Parent or Sub to consummate the Transactions. As of the date of this Agreement, none of Parent or any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to prevent or materially delay the ability of Parent or Sub to consummate the Transactions.

Section 4.06   Capitalization and Operations of Sub.   As of the date of this Agreement, the authorized share capital of Sub consists of 1,000 shares, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Sub is, and at the Effective Time will be, owned, directly or indirectly, by Parent. Sub was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incidental to its formation and pursuant to this Agreement and the Merger, the Financing and the other Transactions.
Section 4.07   Financing.
(a)   Parent has delivered to the Company true and complete copies of (i) the executed commitment letters, dated as of the date hereof (the “Equity Commitment Letters”), among Parent, Sub and the other parties thereto (the “Equity Financing Sources” and, together with the Debt Financing Sources, the “Financing Sources”), pursuant to which the Equity Financing Sources have committed, subject only to the terms thereof, to provide the cash and rollover equity financing described therein at the date and time at which the Closing is required to occur pursuant to Section 1.02 and to which the Company is an express third-party beneficiary (the “Equity Financing”), and (ii) an executed commitment letter (together with the term sheet and any other annexes, exhibits, schedules and other attachments thereto), dated as of the date hereof (as may be amended, restated, amended and restated, replaced, substituted, supplemented, waived or otherwise modified in accordance with Section 5.07 of this Agreement (including in connection with any Second Lien Giveaway or Replacement Commitment Facility), the “Debt Commitment Letter” and, together with the Equity Commitment Letters, the “Financing Commitment Letters”) from the Debt Financing Sources listed therein, pursuant to which the Debt Financing Sources party thereto from time to time have committed, on the terms and subject only to the conditions set forth therein, to provide the Debt Financing. Parent has also delivered to the Company true and complete copies of any fee letter relating to the Debt Commitment Letter (with only the fee amounts, pricing terms, pricing caps, flex provisions and certain other customary economic provisions (none of which individually or in the aggregate would reduce the amount of the Debt Financing or adversely affect the availability or conditionality of the Debt Financing or prevent or delay the Closing) redacted) (any such fee letter, as may be amended, restated, amended and restated, replaced, substituted, supplemented, waived or otherwise modified in accordance with Section 5.07, a “Fee Letter”).
(b)   Assuming the Financing is funded in accordance with the terms of the Financing Commitment Letters and that each of the conditions set forth in Section 6.01 and Section 6.03 is satisfied at the Closing, Parent and Sub will have sufficient available funds to fund all of the amounts required to be provided by Parent or Sub for the consummation of the Transactions on the terms contemplated by this Agreement and to satisfy the obligations of Parent and Sub under this Agreement when due, including (i) the payment of the Aggregate Merger Consideration and the amounts payable pursuant to Section 2.03, (ii) the payment of all costs and expenses of the Transactions (including any obligations of the Surviving Corporation and the Company Subsidiaries) which become due or payable by the Surviving Corporation or any Company Subsidiary in connection with, or as a result of, the Transactions and (iii) the repayment or refinancing of Indebtedness of the Company and the Company Subsidiaries required by the Debt Commitment Letter (collectively, the “Financing Purposes”).
(c)   As of the date hereof, all of the Financing Commitment Letters are in full force and effect and have not been withdrawn, terminated or rescinded (or contemplated to be withdrawn, terminated or rescinded) or contemplated to be amended, supplemented or modified (other than, in the case of the Debt Commitment Letter, any amendment to add lenders, lead arrangers, bookrunners, syndication agents or any person with similar roles or titles who have not executed the Debt Commitment Letter as of the date hereof (including in connection with any Second Lien Giveaway)) in any respect. Each of the Financing Commitment Letters, in the form delivered to the Company, is a legal, valid and binding obligation of Parent and Sub and/or any Finance Affiliate (and, to the knowledge of Parent, the other parties thereto) and is enforceable against Parent and Sub and/or any Finance Affiliate (and to the knowledge of Parent, the other parties thereto) in accordance with its terms, subject to the Bankruptcy and Equity Exception. As of the date hereof, to the knowledge of Parent, there is no fact or occurrence existing on the date hereof that would or would reasonably be expected to cause the Financing Commitment Letters to be ineffective. There are no side letters or other Contracts relating to the

Financing Commitment Letters (except for (i) any Fee Letters or (ii) any other customary engagement letters or other agreements which do not impact the conditionality, availability or aggregate amount of the Financing). As of the date hereof, to the knowledge of Parent, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Sub under any term of the Financing Commitment Letters. Assuming that each of the conditions set forth in Section 6.01 and Section 6.03 is satisfied at the Closing, neither Parent nor Sub has reason to believe that it, any Finance Affiliate, any Equity Financing Source or any Debt Financing Source would be unable to satisfy on a timely basis any term or condition of the Financing Commitment Letters required to be satisfied by it. Parent and Sub have fully paid (or caused to be fully paid) any and all commitment fees or other fees required by the Financing Commitment Letters to be paid on or before the date of this Agreement. As of the date of this Agreement, there are no conditions precedent to the obligations of the Financing Sources or other contingencies related to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in the Financing Commitment Letters.
(d)   Neither Parent nor Sub has, directly or indirectly, entered into any exclusivity, lock-up or other similar agreement, arrangement or binding understanding with any bank, investment bank or other potential provider of debt or equity financing, or provider of surety or performance bonds (or similar bonds), that prohibits such provider from providing or seeking to provide any services or financing, including debt or equity financing, to any third party in connection with a transaction relating to the Company or the Company Subsidiaries (including in connection with the making of any Competing Proposal) in connection with the Transactions.
Section 4.08   Limited Guarantees.   Concurrently with the execution of this Agreement, Parent and Sub have caused the Guarantors to deliver the Limited Guarantees, dated as of the date hereof, to the Company. The Limited Guarantees are in full force and effect and have not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. Each Limited Guarantee is a legal and valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception. No event has occurred which, with or without notice, lapse of time or both, could constitute a default or breach on the part of the applicable Guarantor under each Limited Guarantee.
Section 4.09   Solvency.   Assuming that (a) the conditions to the obligation of Parent and Sub to consummate the Merger have been satisfied or, to the extent permitted by applicable Law, waived and (b) (i) the most recent financial statements included in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K filed by the Company with the SEC present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at the end of the periods covered thereby and the consolidated results of operations of the Company and its consolidated Subsidiaries for the periods covered thereby in accordance with GAAP and (ii) the Company has satisfied the condition in Section 6.02(a), then at and immediately following the Effective Time and after giving effect to all of the Transactions, including the funding of the Financing and the Financing Purposes, any Finance Affiliate, Parent, the Surviving Corporation and each Subsidiary of the Surviving Corporation, will be Solvent. Parent and Sub are not entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors of any Finance Affiliate, Parent, Sub, the Company, any Company Subsidiary or any affiliates thereof.
Section 4.10   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based on arrangements made by or on behalf of Parent or any of its Subsidiaries, including Sub.
Section 4.11   Absence of Certain Arrangements.   Other than this Agreement, the Financing Commitment Letters and the Voting Agreement, as of the date of this Agreement, there are no Contracts or any commitments to enter into any Contract between Parent, Sub or any of their respective affiliates, on the one hand, and any director, officer, employee, the Specified Stockholder or any other stockholder of the Company, on the other hand, relating to the Transactions or the operations of the Surviving Corporation after the Effective Time. Other than the Voting Agreement, neither Parent nor any of its affiliates has entered into any Contract or any commitments to enter into any Contract pursuant to which (a) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (b) any third party has agreed to provide, directly or indirectly, as of the date hereof, any capital (other than pursuant to the Financing Commitment Letters) to Parent or the Company to finance in whole or in part any of the Financing Purposes or otherwise in connection with the Transactions or (c) any stockholder of the Company agrees to vote to adopt this Agreement or approve the Merger or agrees to vote against any Competing Proposal.
Section 4.12   Ownership of Company Common Stock.   None of Parent, Sub or any of their respective “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL. None of Parent, Sub or any of their affiliates beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder or is entitled to a contractual right to beneficially own (whether or not subject to the passage of time or other contingencies)), as of the date hereof, or will at any time prior to the Closing Date beneficially own (or, except pursuant to this Agreement or the Equity Commitment Letters, be entitled to a contractual right to beneficially own (whether or not subject to the passage of time or other contingencies)), any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Company Subsidiary, or is a party as of the date hereof, or will at any time prior to the Closing Date become a party, to any Contract, arrangement or understanding (other than this Agreement or the Equity Commitment Letters) for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Company Subsidiary.
Section 4.13   Foreign Ownership and Control.
(a)   No foreign government, agency of a foreign government or representative of a foreign government, no business enterprise or other entity organized, chartered or incorporated under the Laws of any country other than the United States or its territories, nor any person who is not a citizen or national of the United States (each a “Foreign Interest” in accordance with the NISPOM), (i) directly or indirectly will own or have beneficial ownership (defined as the power to vote or direct the voting of a security or to impose or direct the disposition of a security) sufficient to elect, or is otherwise entitled to representation on (including in any observer capacity), the governing board of Parent, or (ii) has (or following the Merger will have) the power, direct or indirect, whether or not exercised, and whether or not exercisable through the ownership of Parent, by contractual arrangements or other means, to determine, direct or decide matters affecting the management or operations of Parent.
(b)   As a result of the Transactions, no “foreign person,” whether affiliated as a limited partner or otherwise, will obtain through Parent, whether directly or indirectly, or otherwise as a result of the Transactions, any of the following: (i) “control” of the Company; (ii) access to any “material nonpublic technical information” of the Company; (iii) membership or observer rights on the Company Board or the right to nominate an individual to a position on the Company Board; or (iv) any “involvement (other than through voting of shares) in substantive decision” making of the Company regarding (A) “the use, development, acquisition, or release of any of critical technologies,” (B) “the management, operation, manufacture, or supply of covered investment critical infrastructure” or (C) the “use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens maintained or collected by” the Company. Unless otherwise specified, all terms in this Section 4.13(b) in quotation marks are defined as those terms are defined in Section 721 the Defense Production Act of 1950, as amended, including all implementing regulations thereof.
(c)   To the knowledge of Parent, neither Parent nor any of its affiliates is subject to ownership, control or influence from a Foreign Interest (as defined in the NISPOM) that would preclude the Company from maintaining, upon the consummation of the transactions contemplated by this Agreement, its facility security clearances under the NISPOM.
Section 4.14   Regulatory Matters(a).   As of the date hereof, to the knowledge of Parent, none of Parent, Sub, the Specified Stockholder or any of their respective affiliates competes with the Company or any Company Subsidiary in any line of business or offers any product or service that competes with any product or service offered by the Company or any Company Subsidiary that would reasonably be expected to materially delay or prevent the consummation of the Transactions. As of the date hereof, to the knowledge of Parent, none of Parent, Sub, the Specified Stockholder or any of their respective affiliates are involved in negotiations or otherwise evaluating the acquisition of all or more than 5% of any business that competes with the

Company or any Company Subsidiary in any line of business or offers any product or service that competes with any product or service offered by the Company or any Company Subsidiary that would reasonably be expected to materially delay or prevent the consummation of the Transactions.
Section 4.15   Acknowledgement of No Other Representations or Warranties.   EACH OF PARENT AND SUB ACKNOWLEDGES THAT IT HAS CONDUCTED ITS OWN INDEPENDENT INVESTIGATION AND ANALYSIS OF THE BUSINESS, OPERATIONS, ASSETS, LIABILITIES, RESULTS OF OPERATIONS, CONDITION (FINANCIAL OR OTHERWISE) AND PROSPECTS OF THE COMPANY AND THE COMPANY SUBSIDIARIES AND THAT IT AND ITS REPRESENTATIVES HAVE RECEIVED REASONABLE ACCESS TO THE BOOKS AND RECORDS OF THE COMPANY AND THE COMPANY SUBSIDIARIES THAT IT AND ITS REPRESENTATIVES HAVE DESIRED OR REQUESTED TO REVIEW FOR SUCH PURPOSE AND THAT IT AND ITS REPRESENTATIVES HAVE BEEN AFFORDED THE OPPORTUNITY TO MEET WITH THE MANAGEMENT OF THE COMPANY AND THE COMPANY SUBSIDIARIES AND TO DISCUSS THE BUSINESS, OPERATIONS, ASSETS, LIABILITIES, RESULTS OF OPERATIONS, CONDITION (FINANCIAL OR OTHERWISE) AND PROSPECTS OF THE COMPANY AND THE COMPANY SUBSIDIARIES. EXCEPT AS PROVIDED IN THIS ARTICLE IV OR IN ANY CERTIFICATE TO BE DELIVERED BY PARENT OR SUB IN CONNECTION WITH THIS AGREEMENT AND IN THE FINANCING COMMITMENT LETTERS AND THE LIMITED GUARANTEES, NEITHER PARENT NOR SUB NOR ANY OTHER PERSON ON BEHALF OF PARENT OR SUB MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO PARENT OR ANY OF ITS SUBSIDIARIES (INCLUDING SUB). EACH OF PARENT AND SUB ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPLICITLY SET FORTH IN ARTICLE III, NEITHER THE COMPANY NOR ANY OF THE COMPANY SUBSIDIARIES (OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES) MAKES OR HAS MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY WITH RESPECT TO THE COMPANY OR ANY OF THE COMPANY SUBSIDIARIES.
ARTICLE V
COVENANTS
Section 5.01   Conduct of Business by the Company Pending the Merger.   The Company agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except as expressly set forth in Section 5.01 of the Company Disclosure Letter, as expressly contemplated or required by any other provision of this Agreement or as required by applicable Law (including any COVID-19 Measures), unless Parent otherwise agrees in writing (which agreement shall not be unreasonably withheld, delayed or conditioned), the Company will, and will cause each Company Subsidiary to, use commercially reasonable efforts to conduct its operations in all material respects in the ordinary course of business and use commercially reasonable efforts to maintain and preserve intact in all material respects to the extent within its control its business organization and maintain current relationships with significant customers, suppliers and distributors and other persons with whom the Company or any Company Subsidiary has material business relations. Without limiting the foregoing, and as an extension thereof, except as expressly set forth in Section 5.01 of the Company Disclosure Letter, as expressly contemplated or required by this Agreement or as required by applicable Law (including any COVID-19 Measures), the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):
(a)   amend the Company Charter or the Company Bylaws or the equivalent organizational or governing documents of any Company Subsidiary;
(b)   except as required by any Contract between the Company and any wholly owned Company Subsidiary or among any wholly owned Company Subsidiaries, issue, sell or grant (or authorize any of the foregoing) any Equity Securities in the Company or any Company Subsidiary, or securities convertible into, or exchangeable or exercisable for, any such Equity Securities, or any rights of any kind to acquire any such Equity Securities or such convertible or exchangeable securities, other than (i) the issuance of Shares upon the vesting of RSU Awards outstanding as of the date hereof or otherwise permitted to be granted hereunder as required in accordance with the terms thereof, or pursuant to the terms of the Company Stock Purchase Plan; and (ii) the issuance of securities by a Company Subsidiary to the Company or another Company Subsidiary; or (iii) the issuance of any Rights (or securities with respect to such Rights) pursuant to the terms and in accordance with the Company Rights Agreement, subject to the terms and conditions of this Agreement;
(c)   adjust, split, combine, subdivide, change, exchange, amend the terms of, recapitalize or reclassify any capital stock or other Equity Security of the Company or any Company Subsidiary;
(d)   other than in the ordinary course of business, sell, pledge, assign, mortgage, transfer, lease, license, incur or create a Lien (other than Permitted Liens) or otherwise encumber or dispose of any material property, assets, business or rights of the Company or any Company Subsidiary, except (i) sales or dispositions made in connection with any transaction between or among the Company and any of the wholly owned Company Subsidiaries or between or among the wholly owned Company Subsidiaries; (ii) for the purpose of disposing of obsolete or worthless assets; or (iii) in the case of Liens, as required in connection with any Indebtedness permitted to be incurred pursuant to Section 5.01(j);
(e)   declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of the Company, whether payable in cash, stock, property or a combination thereof, other than (i) dividends by the Company to the Company’s stockholders in an amount not to exceed $5,000,000 in the aggregate in any six (6)-month period (and, in any event, not more than $10,000,000 in the aggregate prior to the Closing), in an amount per share and with record dates and payment dates substantially consistent with those in fiscal year 2020, (ii) as between the Company and any wholly owned Company Subsidiary or between wholly owned Company Subsidiaries and (iii) the issuance of any Rights (or securities with respect to such Rights) pursuant to the terms and in accordance with the Company Rights Agreement, subject to the terms and conditions of this Agreement;
(f)   other than (i) in respect of Company Subsidiaries or (ii) in connection with the payment of related withholding Taxes, by net exercise or by tendering of shares (or Tax withholdings on the vesting or payment of RSU Awards or Restricted Shares, as applicable), reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of the Company’s Equity Securities or any options, warrants, securities or other rights exercisable for or convertible into any such Equity Securities;
(g)   merge, consolidate or form a joint venture with or acquire stock or other equity interests in any person, other than between the Company and a wholly owned Company Subsidiary or among wholly owned Company Subsidiaries, or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;
(h)   make or offer to make any material acquisition of a business (including by merger, consolidation, acquisition of stock or assets or otherwise), other than any acquisitions for consideration that is individually not in excess of $5,000,000, or in the aggregate not in excess of $10,000,000;
(i)   make or commit to make any capital expenditures other than those which do not, in the aggregate, exceed one-hundred and twenty percent (120%) of the aggregate amounts reflected in the Company’s 2021 capital expenditure budget, which has previously been made available to Parent;
(j)   incur any Indebtedness for borrowed money, or in respect of hedges or other derivatives (including guarantees of obligations thereunder), or issue any debt securities, or assume or guarantee the obligations of any person (other than a Company Subsidiary) for borrowed money, except (i) in connection with refinancings of existing Indebtedness, (ii) for surety and performance bonds (and related guarantees) in the ordinary course of business not to exceed $10,000,000 in excess of the “Bond Pipeline” set forth on Section 5.01(j) of the Company Disclosure Letter, (iii) in respect of currency or interest rate hedges entered into by the Company or any Company Subsidiary to hedge its currency or interest rate risks arising in the ordinary course of business and not for speculative purposes, (iv) in connection with transactions permitted pursuant to Section 5.01(h), (v) Indebtedness under any credit facility of the

Company in existence as of the date hereof (including, for the avoidance of doubt, letters of credit under such existing credit facilities) in the ordinary course of business, (vi) for any guarantee of the Company of Indebtedness of the Company Subsidiaries or guarantee by the Company Subsidiaries of Indebtedness of the Company or any of the Company Subsidiaries or (vii) with respect to any Indebtedness not in accordance with clauses (i) through (vi) for any Indebtedness not to exceed $15,000,000 in the aggregate outstanding at any one time;
(k)   make any loans, advances or capital contributions to, or investments in, any other person other than (i) any loans, advances or capital contributions less than $5,000,000 in the aggregate made in the ordinary course of business consistent with past practice, (ii) loans, advances or capital contributions to the Company or any direct or indirect wholly owned Subsidiary of the Company, (iii) advances for travel and other out-of-pocket expenses to officers, directors or employees of the Company or any Company Subsidiary consistent with past practice or (iv) extending payment terms granted to customers or clients or making advances to customers or clients in the ordinary course of business;
(l)   (i) enter into any collective bargaining agreement, works council agreement or similar agreement or arrangement with any labor union, works council or other labor organization or employee representative body or (ii) recognize or certify any labor union, works council or other labor organization or employee representative body;
(m)   except to the extent required by applicable Law or the terms of any Company Benefit Plan or collective bargaining agreement, (i) materially increase the compensation or benefits payable to any current or former employee, officer or director of the Company or any of the Company Subsidiaries, other than in the ordinary course of business for any employee below the level of Senior Vice President consistent with past practice; (ii) grant any bonus or other incentive award, severance or termination pay to any employee or other service provider, other than in the ordinary course of business for any employee below the level of Senior Vice President; (iii) become a party to, establish, adopt, amend, commence participation in or terminate any Company Benefit Plan that is a health or welfare arrangement or any health or welfare arrangement that would have been a Company Benefit Plan had it been entered into prior to this Agreement, other than in the ordinary course of business without a material increase in the costs to the Company; (iv) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plan; (v) materially amend or modify any outstanding award under any Company Benefit Plan; (vi) hire or engage any person to be an employee or other service provider of the Company or any of the Company Subsidiaries, other than (A) to fill a position that is open as of the date hereof or (B) in the ordinary course of business for any employee below the level of Senior Vice President; or (vii) terminate the employment of any employee for a reason other than a termination for cause, other than in the ordinary course of business for any employee below the level of Senior Vice President;
(n)   intentionally waive or release any material noncompetition, non-solicitation, nondisclosure, noninterference, non-disparagement or other restrictive covenant obligation of any current or former employee or other service provider;
(o)   make any material change in accounting policies, principles, practices or procedures, other than as required by GAAP or applicable Law;
(p)   engage in any transaction with, or enter into any agreement, arrangement or understanding with any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would be expected to be material and adverse to the Company and Company Subsidiaries, taken as a whole;
(q)   (i) make, change or rescind any material election in respect of Taxes, (ii) file an amended Tax Return with respect to a material amount of Taxes, (iii) extend or waive, or agree to extend or waive, any statute of limitation with respect to the assessment, determination or collection of any material amount of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), (iv) enter into a “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of applicable Law in respect of Taxes) with any Governmental Entity regarding any material Tax liability or assessment, (v) settle, resolve, compromise or otherwise dispose of any material claim, audit, examination, investigation or Proceeding relating to Taxes or surrender a right to a material Tax refund or (vi) change any material method of accounting for U.S. federal income or foreign Tax purposes;
(r)   except in the ordinary course of business, (i) materially amend, modify or terminate (except for terminations pursuant to the expiration of the existing term of any Company Material Contract or the Specified Contract) any Company Material Contract or the Specified Contract or waive, release or assign any material rights under any Company Material Contracts or the Specified Contract or (ii) enter into any Contract or agreement that, if in effect on the date of this Agreement, would constitute a Company Material Contract; provided that, for purposes of this Section 5.01(r), all references to “$25,000,000” in Section 3.18(b)(viii) will be deemed to be references to “$10,000,000”;
(s)   enter into any material Real Property Lease or, except in the ordinary course of business, materially amend, materially modify or terminate any material Real Property Lease;
(t)   convene any special meeting of the Company’s stockholders other than the Company Stockholders Meeting or any other meeting of the Company’s stockholders to consider a proposal that would reasonably be expected to impair, prevent or delay the consummation of the Transactions; provided that nothing in this clause shall prevent the Company from holding, in the ordinary course, its annual meeting of stockholders for the election of directors and such other matters that shall be required to be brought before any such meeting under any applicable Law;
(u)   enter into any agreement, understanding or arrangement with respect to the voting of any capital stock or other equity interests of the Company (including any voting trust);
(v)   (i) settle, release or forgive any claim, action, Proceeding, investigation or inquiry, or make any commitment to a Governmental Entity, other than settlements that result solely in monetary obligations of the Company and the Company Subsidiaries of amounts equal to or less than $2,000,000 individually or $5,000,000 in the aggregate and not involving any material equitable relief or operating restrictions, or other obligations of the Company or any of the Company Subsidiaries and (ii) waive any material right with respect to any material claim held by the Company or any of the Company Subsidiaries;
(w)   terminate or cancel any of the Insurance Policies, including allowing the policies to expire without renewing such policies or obtaining comparable replacement coverage, or prejudicing rights to insurance payments or coverage; or
(x)   authorize, approve or enter into any Contract or make any commitment or undertaking to do any of the foregoing.
Notwithstanding anything to the contrary in this Section 5.01 but subject to the express terms hereof, nothing contained in this Agreement shall give Parent or Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business operations.
Section 5.02   Agreements Concerning Parent and Sub.
(a)   During the period from the date of this Agreement through the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to the terms hereof, Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) and the Financing or as provided in or expressly contemplated by this Agreement.
(b)   Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Sub of, and the compliance by Sub with, all of the covenants, agreements, obligations and undertakings of Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Sub hereunder, subject to the terms hereof. Parent shall, immediately following execution of this Agreement, approve this Agreement in its capacity as sole stockholder of Sub in accordance with applicable Law and the certificate of incorporation and bylaws of Sub.

Section 5.03   Solicitation; Change of Company Recommendation.
(a)   Except as expressly permitted by this Section 5.03, from and after the execution of this Agreement, (i) the Company shall, and shall cause the Company Subsidiaries and the Company’s directors, officers and employees to, and shall use reasonable best efforts to cause the other Representatives of the Company to, (A) promptly cease any solicitations, discussions, communications or negotiations with any person and its Representatives that may be ongoing with respect to any Competing Proposal made by or on behalf of such person and (B) (1) promptly cease furnishing non-public information regarding the Company or any Company Subsidiary to such person and its Representatives with respect to any Competing Proposal to the person that made such Competing Proposal and its Representatives, (2) promptly request the return or destruction of all such non-public information that was previously furnished or made available to such person (and its Representatives) by or on behalf of the Company with respect to a Competing Proposal made by or on behalf such person and (3) promptly terminate all physical and electronic data room access previously granted to such person and its Representatives, and (ii) until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall not, shall cause the Company Subsidiaries and the Company’s directors, officers and employees not to, and shall use reasonable best efforts to cause any other Representative of the Company not to, directly or indirectly, (A) initiate, solicit, knowingly encourage or knowingly facilitate the submission of any Competing Proposal, (B) furnish any non-public information regarding the Company or any Company Subsidiary, or afford to any person access to the non-public business, properties, assets, books or records of the Company or any Company Subsidiary, to any third party that the Company knows is seeking to make, or has made, a Competing Proposal in connection with such Competing Proposal, (C) enter into, engage in, continue or participate in any discussions or negotiations with any third party with respect to any Competing Proposal made by such third party, or otherwise knowingly cooperate with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any third party that the Company knows is seeking to make, or has made, a Competing Proposal in connection with such Competing Proposal, (D) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into, any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar definitive agreement relating to any Competing Proposal or requiring the Company to abandon, terminate or fail to consummate the Transactions (an “Alternative Acquisition Agreement”) or (E) agree, propose or resolve to take, or take, any of the actions prohibited by the foregoing clauses (A) through (D); provided that, notwithstanding anything to the contrary in this Section 5.03(a), from and after the execution of this Agreement, if the Company receives any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to a Competing Proposal from any third party, the Company may inform such third person that the Company is contractually prohibited from engaging in discussions with, or otherwise responding to, such third party in response thereto.
(b)   Notwithstanding anything to the contrary contained in this Agreement but subject to the last sentence of this Section 5.03(b), if, at any time following the execution of this Agreement and prior to the earlier of the Company obtaining the Company Stockholder Approval or the termination of this Agreement (and in no event after the Company obtains the Company Stockholder Approval), (i) the Company has received a bona fide written Competing Proposal from a person after the date of this Agreement that did not result from a breach of Section 5.03(a) (other than an immaterial and unintentional breach), and (ii) the Company Board (or any committee thereof) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and the failure to take any of the following actions would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law, then the Company, the Company Subsidiaries and the Company’s Representatives may, subject to compliance with the applicable provisions of this Section 5.03 with respect to such Competing Proposal (other than immaterial or unintentional failures to comply), (A) furnish information, including with respect to the Company and the Company Subsidiaries, to the person making such Competing Proposal and its Representatives and (B) participate in discussions or negotiations with the person making such Competing Proposal and its Representatives in connection with such Competing Proposal; provided, however, that the Company shall not disclose any material non-public information regarding the Company or the Company Subsidiaries pursuant to the foregoing without first entering into an Acceptable Confidentiality Agreement with such person if such person is not already party to an Acceptable Confidentiality Agreement with the Company. The Company shall provide Parent and Sub any non-public information that is provided to any such person in connection with such Competing Proposal that was not previously made available (whether prior to or after the execution of this Agreement) to Parent or Sub reasonably promptly following the time it is provided to such person or, with respect to such information conveyed verbally, promptly (and, in any event, within forty-eight (48) hours thereafter).
(c)   The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent of the Company’s (or its Representatives’) receipt of (i) any Competing Proposal or (ii) any request for non-public information in connection with any Competing Proposal (or that would reasonably be expected to lead to a Competing Proposal), in each case providing, in connection with such notice, (i) the identity of such third party providing such Competing Proposal or requesting such non-public information and (ii) (A) a copy of such Competing Proposal or request, if in writing and (B) a written summary of the material terms of such Competing Proposal or request, if oral (or not otherwise made in writing); provided, however, that the Company may redact the identity, identifying information or other information that the Company is specifically and expressly prohibited from disclosing pursuant to an existing confidentiality agreement between the Company and such third party. The Company shall thereafter shall keep Parent reasonably informed, on a current basis, of the status and terms of any such Competing Proposal and the status of any such discussions or negotiations related thereto and promptly provide copies of all draft Alternative Acquisition Agreements with respect to such Competing Proposal (subject to any redactions described in the preceding sentence).
(d)   Except as set forth in Section 5.03(e) or Section 5.03(f), from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, neither the Company Board nor any committee thereof will (i) adopt, authorize, approve, recommend or otherwise declare advisable (or publicly propose or resolve to adopt, authorize, approve, recommend or otherwise declare advisable) any Competing Proposal or Alternative Acquisition Agreement, (ii) withhold, withdraw, modify, amend, qualify or change (or publicly propose or resolve to withhold, withdraw, modify, amend, qualify or change), in a manner adverse to Parent, the Company Recommendation, (iii) fail to include the Company Recommendation in the Proxy Statement, (iv) approve or recommend, or publicly propose that the Company or any of its Subsidiaries enter into, an Alternative Acquisition Agreement, (v) fail to recommend against or otherwise indicate that the Company Board is unable to take a position with respect to a tender offer or exchange offer for any Equity Securities of the Company that constitutes a Competing Proposal within ten (10) Business Days after the commencement of such tender offer or exchange offer (it being understood and agreed that, if and solely to the extent the Company Board (or any committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law, the Company may, in connection with such recommendation against, state that it is continuing to negotiate with the person that made such Competing Proposal, and such statement shall not be considered a Change of Company Recommendation), (vi) following public announcement of a Competing Proposal, fail to reaffirm the Company Recommendation within four (4) Business Days of receipt of a written request from Parent to do so if such Competing Proposal remains outstanding and not publicly rejected by the Company and is not the type of Competing Proposal described in clause (v) (provided that Parent may only request two (2) such reaffirmations with respect to any Competing Proposal, unless the terms of such Competing Proposal have been modified in any material respect (it being understood that any change in the consideration thereof shall be deemed such a modification in any material respect), in which case such Competing Proposal shall be deemed a new Competing Proposal), (vii) agree or announce an intention to do any of the foregoing (any action set forth in the foregoing clauses (i) through (vi), a “Change of Company Recommendation”) or (viii) cause or allow the Company or any of the Company Subsidiaries to enter into an Alternative Acquisition Agreement.
(e)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to receipt of the Company Stockholder Approval, the Company Board (or any committee thereof) may make a Change of Company Recommendation (and, if deemed advisable by the Company Board (or any committee thereof), terminate this Agreement, in accordance with Section 7.01(d), in order to cause the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal) if:
(i)   (A) a Competing Proposal that did not result from a breach of Section 5.03(a) (other than an immaterial and unintentional breach) is made to the Company by a third party and (B) the Company Board (or any committee thereof) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Competing Proposal constitutes a Superior Proposal and that failure to make a Change of Company Recommendation would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law;
(ii)   the Company provides Parent prior written notice of the Company’s intention to make a Change of Company Recommendation (a “Notice of Superior Proposal Change of Recommendation”), which notice shall include (A) that the Company has received a written Competing Proposal that constitutes a Superior Proposal, (B) the material terms and conditions of the Competing Proposal (including the consideration offered therein and the identity of the person, persons or group making such Competing Proposal) and (C) (1) an unredacted copy of the Alternative Acquisition Agreement, (2) unredacted copies of all other agreements to be entered into between the Company and the person making such Competing Proposal in connection with such Competing Proposal and (3) any financing arrangements to finance the Competing Proposal if the Company Board (or any committee thereof) determined such financing arrangements were material to its decision that the Competing Proposal was superior to the Merger (subject to redactions to the same extent as contemplated by Section 4.07) (it being agreed that neither the delivery of the Notice of Superior Proposal Change of Recommendation by the Company, in and of itself, nor the public announcement that the Company Board (or any committee thereof) has provided such notice, if and solely to the extent the Company determines in good faith, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with applicable Law, shall constitute a Change of Company Recommendation);
(iii)   prior to making such Change of Company Recommendation in accordance with Section 5.03(e) or terminating this Agreement in accordance with Section 7.01(d) in order to enter into the Alternative Acquisition Agreement, as applicable, if requested by Parent, the Company has negotiated, and directed the applicable Representatives of the Company to negotiate, in good faith with Parent during the three (3) Business Days (as may be extended by two (2) Business Days solely as required by clause (iv) below) following the date of such Notice of Superior Proposal Change of Recommendation with respect to any changes to the terms of this Agreement proposed by Parent in response thereto; and
(iv)   taking into account any changes to the terms of this Agreement offered by Parent pursuant to clause (iii) above and any other information provided by Parent in response to such Notice of Superior Proposal Change of Recommendation, the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Competing Proposal would continue to constitute a Superior Proposal and that the failure to make such Change of Company Recommendation or to terminate this Agreement in accordance with Section 7.01(d), as applicable, would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law; provided that any amendment to the financial terms or any other material term or condition of such Competing Proposal (whether or not in response to any changes proposed by Parent pursuant to clause (iii) above) shall require a new Notice of Superior Proposal Change of Recommendation and an additional two (2) Business Day-notice period from the date of such notice during which the terms of clause (iii) above and this clause (iv) shall apply mutatis mutandis (other than the number of Business Days).
(f)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to receipt of the Company Stockholder Approval, the Company Board (or any committee thereof) may make a Change of Company Recommendation if:
(i)   an Intervening Event occurs;

(ii)   the Company provides Parent prior written notice of the Company’s intention to make a Change of Company Recommendation (a “Notice of Intervening Event Change of Recommendation”), which notice shall (A) set forth in reasonable detail information describing the Intervening Event and (B) state expressly that, subject to clause (iii) and clause (iv) below, the Company Board has determined that failure to make a Change of Company Recommendation in connection with such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law (it being agreed that neither the delivery of the Notice of Intervening Event Change of Recommendation by the Company nor any public announcement that the Company Board is considering making a Change of Company Recommendation shall, in and of itself, constitute a Change of Company Recommendation);
(iii)   prior to making such Change of Company Recommendation in accordance with Section 5.03(f), if requested by Parent, the Company has negotiated, and directed the applicable Representatives of the Company to negotiate, in good faith with Parent during the three (3) Business Days following the date of such Notice of Intervening Event Change of Recommendation (the “Intervening Event Change of Recommendation Notice Period”), with respect to any changes to the terms of this Agreement proposed by Parent in response thereto; and
(iv)   following the end of the Intervening Event Change of Recommendation Notice Period, the Company Board (or any committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and after taking into account any changes to the terms of this Agreement offered by Parent pursuant to clause (iii) above, that the failure to make a Change of Company Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law.
(g)   Nothing contained in this Section 5.03 or elsewhere in this Agreement shall prohibit the Company from (i) disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (provided that such disclosure does not constitute a Change of Company Recommendation) or (ii) making any legally required disclosure to the stockholders of the Company if the Company Board (or any committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be inconsistent with applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board (or any committee thereof) of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Company Recommendation).
Section 5.04   Preparation of the Proxy Statement; Company Stockholders Meeting.
(a)   As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file (and the Company shall use reasonable best efforts to file within twenty (20) Business Days of the date of this Agreement) a preliminary Proxy Statement with the SEC. Subject to Section 5.03, the Proxy Statement shall include the Company Recommendation. Parent shall reasonably cooperate with the Company in the preparation of the Proxy Statement, and shall furnish all such reasonable information concerning it, Sub, the Guarantors and any of their respective affiliates that is necessary or appropriate in connection with the preparation of the Proxy Statement, and provide such other assistance, as may be reasonably requested in the connection with the preparation, filing and distribution of the Proxy Statement. The parties shall use their respective reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing, including by providing responses to any comments received on the Proxy Statement by the SEC or its staff. Prior to filing or mailing the Proxy Statement or any related documents (or in each case, any amendment or supplement thereto other than filings under the Exchange Act related to a Change of Company Recommendation made in accordance with this Agreement) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent and its Representatives with a reasonable opportunity to review and comment on such document (including drafts thereof) or response in advance (including the proposed final version of such document or response) to the extent not prohibited by applicable Law and (ii) consider in good faith any comments on, or additions, deletions or changes to, such document or response provided by or on behalf of Parent or Sub. The Company shall notify Parent promptly of the receipt of any comments to the Proxy Statement from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all comments and correspondence between the Company and the SEC or its staff with respect to the Proxy Statement or the Transactions.
(b)   If, at any time prior to the Company Stockholders Meeting, any information relating to the Company or Parent, Sub, the Guarantors or any of their respective affiliates is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall as promptly as practicable notify the other party. Following such notification, the Company shall file with the SEC an appropriate amendment or supplement describing such information as promptly as reasonably practicable after Parent has had a reasonable opportunity to review and comment thereon in accordance with Section 5.04(a), and, to the extent required by applicable Law, the Company shall disseminate such amendment or supplement to the stockholders of the Company.
(c)   Subject to Section 5.03, the Company shall, after the Proxy Statement is cleared by the SEC (or the date the Proxy Statement may be mailed to stockholders pursuant to the applicable rules of the Exchange Act) for mailing to the Company’s stockholders, as promptly as reasonably practicable (and in the case of clauses (i) and (ii) below, the Company shall use reasonable best efforts to, within ten (10) calendar days after such clearance, unless the parties agree in writing otherwise) (i) file the Proxy Statement in its definitive form with the SEC (which Proxy Statement shall include the Company Recommendation), (ii) cause the definitive Proxy Statement to be mailed after the date of such clearance and (iii) in accordance with applicable Law, the Company Charter and the Company Bylaws, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment or postponement thereof to the extent made in accordance with the terms of this Agreement, the “Company Stockholders Meeting”) for the purpose of seeking the Company Stockholder Approval; provided that the Company shall not be required to establish a record date or mail the Proxy Statement at dates or times inconsistent with the timeframe for holding the Company Stockholders Meeting. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting. In no event shall the record date of the Company Stockholders Meeting be changed (A) without Parent’s prior written consent in the event such record date would result in the Company Stockholders Meeting being within ten (10) Business Days of the Outside Date or (B) in all other circumstances, without prior consultation with Parent, in each case of clauses (A) and (B), unless required by applicable Law.
(d)   Notwithstanding any provision of this Agreement to the contrary, the Company may, in its reasonable discretion, adjourn, recess or postpone the Company Stockholders Meeting, (i) to the extent necessary, in the judgment of the Company Board, to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting, (ii) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or to the extent that at such time the Company reasonably believes it is necessary to solicit additional proxies sufficient to allow the receipt of the Company Stockholder Approval at the Company Stockholders Meeting or (iii) to the extent the Company determines in good faith that failure to do so would be inconsistent with the Company’s obligations under applicable Law. Subject to Section 5.03, the Company Board shall recommend that the Company’s stockholders adopt this Agreement (the “Company Recommendation”) and include the Company Recommendation in the Proxy Statement, and the Company shall, unless there has been a Change of Company Recommendation or this Agreement has been terminated in accordance with its terms, use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and to secure the Company Stockholder Approval at the Company Stockholders Meeting. The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive

Proxy Statement. The Company agrees to use reasonable efforts to (A) provide Parent, on a timely basis, with the daily written voting reports the Company receives concerning proxy solicitation results for each of the ten (10) Business Days prior to the then-scheduled Company Stockholders Meeting and (B) give written notice to Parent one (1) Business Day prior to the Company Stockholders Meeting and on the day of, but prior to, the Company Stockholders Meeting of the status of the Company Stockholder Approval.
(e)   Notwithstanding any Change of Company Recommendation pursuant to Section 5.03(f), the Company shall nonetheless submit this Agreement to the holders of Shares for adoption at the Company Stockholders Meeting in accordance with the terms of this Agreement, unless this Agreement has been terminated in accordance with ARTICLE VII prior to the Company Stockholders Meeting.
Section 5.05   Access to Information.   From the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary and their respective directors, officers and employees to, and shall use reasonable best efforts to cause their other respective Representatives to, (a) provide to Parent and Sub and their respective Representatives, and the Financing Sources and their respective Representatives, reasonable access, during normal business hours in such a manner as not to unreasonably interfere with the operation of any business conducted by the Company or any Company Subsidiary, (i) to the books, records and Tax Returns and Contracts thereof and (ii) to officers, employees, properties, offices and other facilities of the Company; provided that any access described in this clause (ii) shall be under the coordination, direction and supervision of the executive officers of the Company (including as to dates and times of meetings); and (b) furnish promptly such information concerning the business, properties, Contracts, personnel, assets and liabilities of the Company and Company Subsidiaries as Parent or its Representatives may reasonably request; provided, however, that the Company shall not be required to (or to cause any Company Subsidiary or any of their respective Representatives to) afford such access or furnish such information to the extent that the Company reasonably believes in good faith, after consultation with its outside legal counsel (except with respect to clause (iii)), that doing so would (i) result in the loss of attorney-client privilege; (ii) violate any confidentiality obligations of the Company or any Company Subsidiary to any third person or otherwise breach, contravene or violate any then effective Contract to which the Company or any Company Subsidiary is party; (iii) result in a competitor of the Company or any Company Subsidiary receiving information that is competitively sensitive; (iv) breach, contravene or violate any applicable Law (including the HSR Act or any other Antitrust Law or any Investment Screening Law); or (v) solely with respect to access provided pursuant to clause (a) above, jeopardize the health and safety of any employee of the Company or the Company Subsidiaries in light of COVID-19 or any COVID-19 Measures; provided that, with respect to clauses (i) through (v) above, the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in any such loss (including loss of attorney-client privilege), violation, receipt, breach or jeopardy, as applicable. Notwithstanding anything herein to the contrary, Parent and Sub shall not, and shall cause their respective Representatives acting on their behalf not to, contact any customer, partner, vendor, supplier or employee of the Company or any of the Company Subsidiaries in connection with the Merger or the Transactions without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Parent and Sub acknowledge and agree that such contact shall be arranged and supervised by Representatives of the Company. All information provided or furnished to Parent, Sub or any of their respective Representatives or the Financing Sources or their Representatives pursuant to this Section 5.05 shall be subject to the terms of the Confidentiality Agreement. During any visit to the business or property sites of the Company or any of the Company Subsidiaries, each of Parent and Sub shall, and shall cause their directors, officers and employees to, and shall direct their other respective Representatives accessing such properties to, comply in all material respects with all applicable Laws and all of the Company’s and the Company Subsidiaries’ safety and security procedures. Notwithstanding anything to the contrary contained in this Section 5.05, from the date of this Agreement to the Effective Time, none of Parent, Sub or any of their respective affiliates shall conduct, without the prior written consent of the Company (such consent to not be unreasonably withheld, conditioned or delayed), any invasive environmental investigation at any real property owned or leased by the Company, and in no event may Parent, Sub or any of their respective affiliates conduct any environmental investigation that includes any sampling or other intrusive investigation of air, surface water, groundwater or soil at or in connection with any of such real property.
Section 5.06   Appropriate Action; Consents; Filings.

(a)   Parent shall (and shall cause Sub and each of its and their applicable Subsidiaries and affiliates (which, in the case of Parent, for the avoidance of doubt, shall include the Guarantors and the Equity Financing Sources) to) and, subject to Section 5.03 and this Section 5.06, the Company shall (and shall cause each of the Company Subsidiaries to), use its respective reasonable best efforts to consummate the Transactions and to cause the conditions set forth in ARTICLE VI to be satisfied in accordance with the terms hereof. Without limiting the generality of the foregoing, Parent shall (and shall cause Sub and each of its and their applicable Subsidiaries, affiliates, officers and directors to) and, subject to Section 5.03 and this Section 5.06, the Company shall (and shall cause each of the Company Subsidiaries to) use its reasonable best efforts to (i) promptly obtain all material actions or nonactions, consents, Permits (including Environmental Permits), waivers, approvals, authorizations and orders from Governmental Entities or other persons necessary or, other than with respect to Investment Screening Laws, advisable in connection with the consummation of the Transactions, including the Contract consents set forth on Section 5.06(a)(i) of the Company Disclosure Letter, (ii) as promptly as practicable (and in any event within five (5) Business Days) after the date of this Agreement with respect to the HSR Act filings described in clause (A) below, as soon as reasonably practicable (and in any event within fifteen (15) Business Days) with respect to the FCC applications described in clause (D) below and as soon as reasonably practicable (and in any event within twenty-five (25) Business Days) after the date of this Agreement (other than with respect to the filing set forth on Section 5.06(a)(ii) of the Company Disclosure Letter, which shall be submitted as soon as reasonably practicable after the date of this Agreement, if required) with respect to the remaining filings, notifications and applications (inclusive of drafts, where appropriate) described in clause (A), clause (B), clause (C) and clause (D), make and not withdraw (without the Company’s consent) all registrations, filings and applications with any Governmental Entity or other persons necessary or, other than with respect to Investment Screening Laws, advisable as required by Law in connection with the consummation of the Transactions, including (A) the filings required of the parties hereto or their “ultimate parent entities” or “ultimate controlling persons” under the HSR Act or any other Antitrust Law, (B) the filings required by the parties hereto under the Investment Screening Laws set forth on Section 6.01(b)(ii)(B) of the Company Disclosure Letter (labeled as “Non-Contingent”) (and for this purpose the parties shall be deemed to have made any required filings upon first providing any filing, pre-filing, notification, pre-notification or draft of such (including where it is customary to provide a draft prior to formal filing or notification) to the relevant Governmental Entity notwithstanding any refusal by the Governmental Entity to accept such without amendment or any further formal filings or notifications required), (C) a notification of pending changed conditions, including pending change of ownership pursuant to the requirements of the NISPOM, to the DCSA, and any other notifications, notices or filings required in connection with the Required Statutory Approvals and (D) applications to the FCC for consent to transfer control of, assign or cancel the Company Permits issued under the Communications Laws, (iii) promptly make any further filings pursuant to or in connection with the filings, registrations and applications described in clause (ii) that may be necessary or, other than with respect to Investment Screening Laws, advisable (provided that filings under the Investment Screening Laws set forth on Section 6.01(b)(ii)(B) of the Company Disclosure Letter (labeled as “Contingent”) shall be filed within ten (10) Business Days if the parties hereto, acting reasonably, agree that such filing is required in accordance with the terms set forth in Section 6.01(b)(ii)(B) of the Company Disclosure Letter (and for this purpose the parties shall be deemed to have made any required filings upon first providing any filing, pre-filing, notification, pre-notification or draft of such (including where it is customary to provide a draft prior to formal filing or notification) to the relevant Governmental Entity notwithstanding any refusal by the Governmental Entity to accept such without amendment or any further formal filings or notifications required)), (iv) contest and defend all lawsuits or other legal, regulatory, administrative or other Proceedings to which it or any of its affiliates is a party challenging or affecting this Agreement or the consummation of the Transactions, in each case until the issuance of a final, non-appealable Order with respect to each such Proceeding, (v) seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to consummate the Transactions, in each case until the issuance of a final, non-appealable Order with respect thereto, (vi) seek to resolve any objection or assertion by any Governmental Entity challenging this Agreement or the Transactions, and (vii) execute and deliver any additional instruments necessary or advisable to consummate the Transactions.
(b)   In furtherance of the obligations set forth in Section 5.06(a) and notwithstanding any limitations therein or elsewhere in this Agreement, (i) Parent shall promptly take (and shall cause Sub and each of its and their applicable Subsidiaries to take) any and all actions necessary or advisable in order to avoid or eliminate each and every impediment to the consummation of the Transactions and obtain all approvals and consents, including approvals and consents under any Antitrust Laws or Investment Screening Laws that may be required by any foreign or U.S. federal, state or local Governmental Entity, in each case with competent jurisdiction, so as to enable the parties hereto to consummate the Transactions as promptly as practicable, including operational restrictions or limitations on, and committing to or effecting, by consent decree, hold separate orders, trust or otherwise, the sale, license, disposition or holding separate of, such assets or businesses of Parent, Sub, the Company, the Surviving Corporation or any of their respective Subsidiaries (and the entry into agreements with, and submission to decrees, judgments, injunctions or orders of the relevant Governmental Entity) as may be required or advisable to obtain such approvals or consents of such Governmental Entities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any Orders that would otherwise have the effect of preventing or materially delaying the consummation of the Transactions; provided that the consummation of such restrictions, limitations, hold separate orders, sales, licenses or other dispositions are conditioned upon the consummation of the Transactions; and (ii) the Company may make, subject to (A) prior written consent of Parent and (B) the condition that the Transactions actually occur, any undertakings (including undertakings to accept operational restrictions or limitations or to make sales or other dispositions; provided that such restrictions, limitations, sales or other dispositions are conditioned upon the consummation of the Transactions) as are required to obtain such approvals or consents of such Governmental Entities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decrees, judgments, injunctions or orders that would otherwise have the effect of preventing or materially delaying the consummation of the Transactions.
(c)   Subject to the matters set forth in Section 5.06(c) of the Parent Disclosure Letter, none of the Company, Parent nor Sub, directly or indirectly, through one or more of their respective affiliates or otherwise, shall, following the date hereof, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in or otherwise making any investment in, or by any other manner, any person or portion thereof, or otherwise acquire or agree to acquire or make any investment in any assets, or agree to any commercial or strategic relationship with any person, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger, consolidation, investment or commercial or strategic relationship would reasonably be expected to prevent or materially delay the Merger or satisfaction of the conditions set forth in Section 6.01 or Section 6.03.
(d)   Without limiting the generality of anything contained in this Section 5.06, each party hereto shall (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation or Proceeding by or before any Governmental Entity with respect to the Transactions; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, or Proceeding; and (iii) promptly inform the other parties of any communication to or from the FTC, the Antitrust Division or any other Governmental Entity regarding the Merger. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or to be submitted to any Governmental Entity in connection with the Transactions. Subject to the rights and obligations of Parent and the rights and obligations of the Company elsewhere in this Agreement, Parent shall control the strategy for obtaining all consents, approvals or waivers necessary to satisfy the conditions set forth in Section 6.01(b), including by directing the timing, nature and substance of any filings, forms, statements, commitments, submissions and communications in connection therewith, as well as the manner in which to contest or otherwise respond, by litigation or otherwise, to objections to, or proceedings or other actions challenging, such consents, approvals or waivers. In addition, except as may be prohibited by any Governmental Entity or by any applicable Law, in connection with any such request, inquiry, investigation, action or Proceeding, each party hereto will permit authorized Representatives of the other parties, to the extent permitted by the applicable Governmental Entity, to be present at each meeting or conference relating to such request, inquiry, investigation, action or Proceeding and to have access to and be consulted in connection with, and to the extent reasonably practicable, provided the opportunity to review in advance, any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation or Proceeding. Notwithstanding anything to the contrary in this Section 5.06, no party hereto shall be in violation of this Agreement by virtue of providing information that is competitively sensitive to one another on an “outside counsel only” or other basis designed to ensure compliance with applicable Law (including the HSR Act or any other Antitrust Law or any Investment Screening Law).
(e)   If required by applicable Law, the Company and Parent will (i) as promptly as practicable following the Effective Time (and in any event within five (5) calendar days following the Effective Time), prepare and file with the United States Department of State Directorate of Defense Trade Controls (“DDTC”) any notifications pursuant to 22 C.F.R. § 122.4(a) and (ii) as promptly as practicable after the Effective Time (and in any event within fifteen (15) Business Days after the Effective Time), file with DDTC all required notifications pursuant to 22 C.F.R. § 122.4(c).
(f)   If Parent or any of its affiliates, directly or indirectly, enters into a definitive agreement with respect to the matter set forth on Section 5.06(c) of the Parent Disclosure Letter and, in connection therewith, Parent or such affiliate receives a request for additional information and documentary material pursuant to the HSR Act in connection with such matter, the Company shall, to the extent reasonably requested by Parent, use commercially reasonable efforts to make available information and personnel in connection with such request; provided that (i) notwithstanding the foregoing, in no event shall a breach of this Section 5.06(f) constitute a breach for purposes of determining the satisfaction of the condition in Section 6.02(b) and (ii) the matter set forth on Section 5.06(c) of the Parent Disclosure Letter shall not be considered a “Transaction” pursuant to this Agreement for purposes of this Agreement.
(g)   This Section 5.06 does not govern the obligations of Parent and Sub to obtain the Financing (which are instead governed by Section 5.07).
Section 5.07   Financing.
(a)   Parent and Sub shall, and, as applicable, shall cause their affiliates (including any Finance Affiliate) and representatives to, use their reasonable best efforts and do all things necessary or advisable to obtain the Financing at or prior to the Closing, on the terms and conditions (including any related “flex” provisions) described in the Financing Commitment Letters (for purposes of this Section 5.07, the Financing Commitment Letters and the Debt Commitment Letter shall include any Fee Letter), including using reasonable best efforts to (i) enter into definitive agreements with respect to the Debt Financing on the terms and conditions (including any related flex provisions) contemplated by the Debt Commitment Letter (the “Definitive Debt Financing Agreements”), (ii) satisfy on a timely basis all terms and conditions, including with respect to the payment of any fees, applicable to Parent, Sub or any Finance Affiliate obtaining the Financing set forth in the Financing Commitment Letters and the Definitive Debt Financing Agreements that are within their control, (iii) consummate and cause the Financing Sources to consummate the Financing at or prior to the Closing and (iv) enforce their rights under the Financing Commitment Letters and the Definitive Debt Financing Agreements. Prior to the Closing, Parent and Sub (and, if applicable, any Finance Affiliate) shall not agree to any amendments, replacements or modifications to, or grant any waivers of, any condition or other material provision under the Financing Commitment Letters or the definitive agreements relating to the Financing without the prior written consent of the Company, unless such amendment, modification, replacement or waiver does not and would not reasonably be expected to (A) reduce the aggregate amount of the Financing thereunder (including by changing the amount of fees to be paid or original issue discount thereof), (B) impose any new or additional condition, or otherwise amend, modify or expand any condition, to the receipt of any portion of the Financing, in each case, in a manner that would reasonably be expected to delay or prevent the Closing or make the funding of any portion of the Financing (or satisfaction of any condition to obtaining any portion of the Financing) less likely to occur or (C) adversely impact the ability of Parent, Sub or any Finance Affiliate to enforce its rights against any other party to any Financing Commitment Letter, the ability of Parent or Sub to consummate the Transactions or the likelihood of the consummation of the Transaction; provided that (I) Parent and Sub (and, if applicable, any Finance Affiliate) may amend the Financing Commitment Letters or the definitive agreements relating to the financing to add lenders, lead arrangers, bookrunners, syndication agents or any person with similar roles or titles who have not executed the Debt Commitment Letter as of the date hereof (including in connection with any Second Lien Giveaway) and (II) Parent and Sub (and, if applicable, any Finance Affiliate) may enter into any Replacement Commitment Facility; provided, further, that any consent of the First Lien Lead Arrangements required in connection with any such Replacement Commitment

Facility have been obtained and shall be promptly provided to the Company. Parent and Sub (and, if applicable, any Finance Affiliate) shall use their reasonable best efforts to maintain in effect the Financing Commitment Letters (including any Definitive Debt Financing Agreements) until the termination thereof in accordance with their respective terms. Any commitment letter and any associated fee letters governing any Replacement Commitment Facility are referred to, respectively, as a “Replacement Facility Commitment Letter” and a “Replacement Facility Fee Letter.” Neither Parent or Sub (or, if applicable, any Finance Affiliate) shall release or consent to the termination of the obligations of the Debt Financing Sources under the Debt Commitment Letter or the Definitive Debt Financing Agreements other than with respect to the Second Lien Term Facility solely in connection with any Second Lien Giveaway or Replacement Commitment Facility.
(b)   Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or any of its affiliates (which for purposes of this Agreement shall be deemed to include each direct or indirect investor or potential investor in Parent, or any of the Guarantor’s, Parent’s or any such investor’s financing sources or potential financing sources or other representatives acting at the direction of or on behalf of Parent, the Guarantor or such investor) engage any bank, investment bank or other potential provider of debt or equity financing, or provider of surety or performance bonds (or similar bonds) on an exclusive basis or otherwise on terms that prohibit or are designed to prevent such provider from providing or seeking to provide such services, financing or bonds to any person in connection with a transaction relating to the Company or the Company Subsidiaries in connection with the Transactions (including in connection with the making of any Competing Proposal); provided that Parent’s or any of its affiliates’ Debt Financing Sources may establish a “tree” system whereby separate groups or “trees” will be formed and dedicated to Parent in connection with the Transactions.
(c)   If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “flex” provisions) contemplated in the Debt Commitment Letter, Parent and Sub (and, if applicable, any Finance Affiliate) shall use their reasonable best efforts to, as promptly as practicable following the occurrence of such event, arrange and obtain financing in an amount sufficient to satisfy the Financing Purposes from the same or alternative sources, on terms and conditions (including any “flex” provisions) that are not materially less favorable to Parent and Sub (and, if applicable, any Finance Affiliate) in the aggregate than the Debt Financing contemplated by the Debt Commitment Letter in effect on the date hereof (after giving effect to any “flex” provisions in the Fee Letter) and that do not add new (or expand upon or adversely modify the) conditions precedent or contingencies to the funding of the Debt Financing on the Closing Date of the Financing as set forth in the Financing Commitment Letters in effect on the date hereof or otherwise adversely affect the ability or likelihood of Parent and Sub to timely consummate the Transactions. The new debt commitment letter and fee letter entered into in connection with such alternative financing are referred to, respectively, as a “New Debt Commitment Letter” and a “New Fee Letter.” In the event Parent or Sub (or, if applicable, any Finance Affiliate) enter into any such New Debt Commitment Letter or Replacement Facility Commitment Letter or documentation with respect to a Second Lien Giveaway, (i) Parent and Sub shall promptly provide the Company with true, correct and complete copies thereof (provided that any fee letters may be redacted with respect to any fee amounts, pricing terms, pricing caps, flex provisions and certain other customary economic provisions (none of which individually or in the aggregate would reduce the amount of the Debt Financing or adversely affect the availability or conditionality of the Debt Financing or prevent or materially delay the Closing)), (ii) any reference in this Agreement to the “Debt Financing” shall be deemed to include the debt financing contemplated by such New Debt Commitment Letter or Replacement Facility Commitment Letter, as applicable, (iii) any reference in this Agreement to the “Debt Commitment Letter” (and any definition incorporating the term “Debt Commitment Letter,” including the definition of Definitive Debt Financing Agreements) shall be deemed to include such New Debt Commitment Letter and any New Fee Letter or such Replacement Facility Commitment Letter and any Replacement Facility Fee Letter, as applicable, and (iv) any reference in this Agreement to the “Debt Financing Sources” (and any definition incorporating the term “Debt Financing Sources,” including the definition of Financing Sources) shall be deemed to include any financial institutions and other lenders party to such New Debt Commitment Letter or such Replacement Facility Commitment Letter, as applicable, from time to time.

(d)   Parent and Sub shall, upon reasonable request, keep the Company informed as promptly as practicable in reasonable detail of the status of their efforts to arrange and obtain the Financing and, upon reasonable request, provide the Company with drafts of the Definitive Debt Financing Agreements. Without limiting the generality of the foregoing, Parent shall (i) furnish the Company complete, correct and executed copies of any amendments to the Financing Commitment Letters promptly upon their execution (including in connection with any Second Lien Giveaway or Replacement Commitment Facility) (provided that any Fee Letters may be redacted with respect to any fee amounts, pricing terms, pricing caps, flex provisions and certain other customary economic provisions (none of which individually or in the aggregate would reduce the amount of the Debt Financing or adversely affect the availability or conditionality of the Debt Financing or prevent or delay the Closing)) and (ii) give the Company prompt written notice (A) of any default or breach (or any event that, with or without notice, lapse of time or both, would (or would reasonably be expected to) give rise to any default or breach) by any party under any of the Financing Commitment Letters or the definitive agreements relating to the Financing of which Parent or Sub becomes aware, (B) of any termination of any of the Financing Commitment Letters or any commitment provided thereunder, (C) of the receipt of any written notice from any person with respect to any (1) actual default, breach, termination or repudiation of any Financing Commitment Letter, any definitive agreement relating to the Financing or any provision of the Financing Commitment Letters or the definitive agreements relating to the Financing, in each case, by any party thereto, or (2) material dispute or disagreement between or among any parties to any Financing Commitment Letter or the definitive agreements relating to the Financing, and (D) if for any reason Parent or Sub believe in good faith that they (or, if applicable, any Finance Affiliate) will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitment Letters or the definitive agreements relating to the Financing. Parent and Sub shall provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical (but in any event within three (3) Business Days) after the date that the Company delivers a written request therefor to Parent.
(e)   Prior to the Closing, at Parent’s sole expense, the Company shall, and shall cause the Company Subsidiaries and instruct its and their respective Representatives to, in each case, use their reasonable best efforts to provide to Parent and Sub all customary cooperation or assistance as reasonably requested by Parent in connection with the Debt Financing; provided that the Company shall not be obligated to cooperate with any type of Debt Financing that is more burdensome to the Company than the first lien/second lien term loan credit facilities contemplated as the Debt Financing as of the date hereof (including any related “flex” provisions or any Second Lien Giveaway or Replacement Commitment Facility permitted pursuant to this Agreement). Without limiting the generality of the foregoing, such cooperation and assistance shall include using reasonable best efforts in (i) causing management of the Company, in each case, with appropriate seniority and expertise, to participate (including by teleconference or virtual meeting platforms) in a reasonable number of meetings, presentations, sessions and road shows with prospective lenders or rating agencies and rating agency and due diligence sessions, (ii) providing reasonable and customary assistance with the preparation of materials for rating agency presentations, bank information memoranda (including, to the extent necessary, an additional bank information memoranda that does not contain material non-public information), marketing materials, investor presentations (including road shows) and similar documents required in connection with the Debt Financing, including executing customary authorization letters in connection with the distribution of such materials, and providing reasonable cooperation with the due diligence efforts of the Debt Financing Sources to the extent reasonable and customary (and, to the extent applicable, subject to the limitations contained in Section 5.05), (iii) (A) to the extent timely requested by Parent, obtaining documents, including the Payoff Letters and (if applicable) customary lien release documentation, evidencing the repayment of the Payoff Indebtedness and any other Indebtedness reasonably requested by Parent (and Parent provides the funds therefor) of the Company and the Company Subsidiaries and the release of any related Liens and (B) promptly, and no later than three (3) Business Days prior to the Closing, providing all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, relating to the Company or any of the Company Subsidiaries, in each case as reasonably requested by Parent at least ten (10) Business Days prior to the Closing Date, (iv) furnishing Parent and Sub and the Debt Financing Sources with the Required Information, (v) reasonably assisting

Parent with Parent’s preparation of pro forma financial statements and other financial information required to be included in any materials referred to in clause (ii) above related to the Debt Financing (it being understood that the Company and the Company Subsidiaries shall not themselves be responsible for the preparation of such pro forma financial information), (vi) reasonably assisting Parent with Parent’s preparation of the Definitive Debt Financing Agreements, including cooperating to facilitate the pledging of, granting of security interests in and obtaining perfection of any Liens on, collateral in connection with the Debt Financing, and cause officers of the Company or the Company Subsidiaries who will be officers of the Company or the Company Subsidiaries after the Closing, as applicable, to execute and deliver certificates and other documents as may reasonably be requested by Parent or the Debt Financing Sources in connection with the Debt Financing (so long as such certificates and other documents will not be effective prior to the Closing), (vii) attempting to ensure that any syndication effort benefits from any existing lending and investment banking relationship of the Company, (viii) (A) reasonably cooperating with the amendment of or waivers pursuant to certain agreements governing existing Indebtedness and lease obligations of the Company and the Company Subsidiaries that are intended to remain outstanding following the Closing, including the Synthetic Lease and (B) at Parent’s request, reasonably cooperating with respect to Parent’s real estate optimization strategies to be effective at or after the Closing, including, with respect to both Owned Real Property and Leased Real Property, by (so long as any such cooperation does not violate the terms of any lease or sub-lease with respect to any such Leased Real Property) (1) providing third parties designated by Parent with access to such properties, (2) assisting in obtaining environmental, engineering and title reports and surveys and (3) assisting with negotiating and entering into agreements with respect to such properties; provided that no such amendment, waiver or agreement shall become effective prior to the Closing and Parent shall be responsible for all fees and expenses relating thereto, (ix) furnishing Parent and the Debt Financing Sources with such other customary financial statements and other information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent for the consummation of the Debt Financing and (x) at Parent’s request, reasonably cooperating in connection with negotiations with surety providers (A) to maintain in place surety bonds issued for the benefit of the Company or any Company Subsidiary that are intended to remain outstanding following the Closing, (B) to issue new surety bonds for the benefit of the Company or any Company Subsidiary and (C) to establish commitments for, and terms and conditions governing, the issuance of such new surety bonds; provided, however, that notwithstanding anything in this Section 5.07 or elsewhere in this Agreement to the contrary, (1) in no event shall the “reasonable best efforts” of the Company, any Company Subsidiaries or Representatives of the Company be deemed or construed to require such persons to, and such persons shall not be required to, provide such cooperation to the extent it would (a) interfere unreasonably with the business or operations of the Company or any of the Company Subsidiaries, or (b) require the Company or any Company Subsidiaries to take any action that would reasonably be expected to (I) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the Company Charter or Company Bylaws or other comparable organizational documents of the Company Subsidiaries and any applicable Laws, (II) cause any condition to the Closing set forth in this Agreement to fail to be satisfied or otherwise cause any breach of this Agreement that would provide Parent or Sub the right to terminate this Agreement or (III) result in any employee, officer or director of such person incurring any personal liability (as opposed to any liability in his or her capacity as an officer of such person) with respect to any matters related to the Financing, (2) neither the Company nor any Company Subsidiary shall be required to commit to take any action that is not contingent on Closing or that would be effective prior to the Effective Time, (3) (a) the Company Board shall not be required to approve or adopt any Financing or agreements related thereto (or any alternative financing) and (b) prior to the Closing, none of the Company Subsidiaries’ boards of directors (or equivalent bodies) shall be required to approve or adopt any Financing or agreements related thereto (or any alternative financing) under this clause (b) that would be effective prior to the Effective Time, (4) neither the Company nor any of the Company Subsidiaries or any of their respective representatives shall be required to execute or deliver any agreements, certificates, or instruments in connection with any Financing or any alternative financing (other than customary authorization letters) that would be effective prior to the Effective Time, (5) neither the Company nor any of the Company Subsidiaries shall be required to provide any legal opinions, and (6) neither the Company nor any Company Subsidiaries shall be required to pay any commitment or other similar fee or make any other payment (other than for reasonable out-of-pocket costs or expenses that are reimbursed by Parent as provided below in this Section 5.07(e)) or incur any other liability or provide or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Effective Time. The Company hereby consents to the use of its and the Company Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company or any of the Company Subsidiaries. Parent shall, promptly upon request by the Company, reimburse the Company for all documented and reasonable out-of-pocket costs and expenses incurred by the Company or any of the Company Subsidiaries in connection with such cooperation and shall indemnify and hold harmless the Company, the Company Subsidiaries and the Representatives of the Company from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Financing (including any action taken in accordance with this Section 5.07(e)) and any information utilized in connection therewith, in each case, except (i) any costs and expenses incurred in connection with the preparation of historical information provided in writing by the Company or the Company Subsidiaries specifically for use in connection therewith or (ii) to the extent any such cost or expense, liability, loss, damage, claim, interest, award, judgment or penalty results from the willful misconduct or gross negligence of the Company, the Company Subsidiaries or any of their respective Representatives.
(f)   Each of Parent and Sub acknowledges and agrees that neither the obtaining of the Financing or any alternative financing is a condition to the Closing, and reaffirms its obligation to consummate the Transactions irrespective and independently of the availability of the Financing or any alternative financing, subject to the applicable conditions set forth in Section 6.01 and Section 6.02.
(g)   Notwithstanding anything to the contrary, the Company shall not be deemed to have breached its obligations under Section 5.07(e) as it relates to the condition set forth in Section 6.02(b) unless the Debt Financing (or any alternative financing) has not been obtained solely as a result of the Company’s or any of the Company Subsidiaries’ Intentional Breach of their obligations under Section 5.07(e).
Section 5.08   Public Announcements.   The initial press release issued by Parent and the Company concerning this Agreement and the Transactions shall be a joint press release, the contents of which have received prior approval from both such parties, and thereafter Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions, including providing each other the opportunity to review and comment on such press release or any such public statement, and shall not issue any such press release or make any such public statement prior to such consultation, review and comment; provided that the restrictions set forth in this Section 5.08 shall not apply to any press release, public statement or other announcement issued or made, or proposed to be issued or made, by the Company (a) in connection with a Competing Proposal or any Change of Company Recommendation permitted in accordance with Section 5.03, (b) as may be required by applicable Law or by obligations pursuant to any listing agreement with any applicable national securities exchange or (c) that is consistent in all material respects with previous press releases, public disclosures or public statements made by a party hereto in accordance with this Section 5.08, in each case under this clause (c) to the extent such disclosure is still accurate. Nothing in this Section 5.08 shall limit the ability of the Company to make any internal announcements to its employees that are consistent in all material respects with the prior public disclosures regarding the Transactions made in accordance with this Section 5.08. Further, nothing in this Section 5.08 shall, but subject to the Confidentiality Agreement, prevent any affiliate of Parent that is a private equity or similar investment fund, or any manager or general partner of any such fund, from reporting or disclosing with respect to fundraising, marketing, informational or reporting activities, on a confidential basis, to its partners, investors, potential investors or similar parties, general information regarding this Agreement and the Transactions, in each case subject to customary obligations of confidentiality with respect to non-public information such as transaction value or other specific economic terms. For the avoidance of doubt, (i) any public filings providing notice to or seeking approval from any Governmental Entity made pursuant to Section 5.06 shall be governed by Section 5.06 and not this Section 5.08 and (ii) the foregoing shall not be deemed to limit any customary disclosure made by Parent, Sub and their respective affiliates to the Debt Financing Sources and rating agencies in connection with efforts or activities by Parent and Sub to obtain the Debt Financing or for a Rule 144A offering of debt securities (so long as such disclosure is in accordance with customary confidentiality practices for syndicated credit facilities or in connection with Rule 144A offerings).

Section 5.09   Directors & Officers Indemnification and Insurance.
(a)   Indemnification.   From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to), to the fullest extent permitted by applicable Law and the Company Charter, the Company Bylaws or similar organizational documents, in each case, as in effect on the date hereof, indemnify, defend and hold harmless each current or former director, officer or employee of the Company or any of the Company Subsidiaries, each fiduciary under benefit plans of the Company or any of the Company Subsidiaries and each such person who performed services at the request of the Company or any of the Company Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) to the extent that they are based on or arise out of the fact that such person is or was a director, officer, employee or fiduciary under benefit plans or performed services at the request of the Company or any Company Subsidiary (the “Indemnified Liabilities”), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the Transactions, whether asserted or claimed prior to, at or after the Effective Time, and including any reasonable and documented expenses incurred in enforcing such person’s rights under this Section 5.09. In the event of any such Indemnified Liability (whether or not asserted before the Effective Time), the Surviving Corporation shall pay the reasonable and documented fees and expenses of counsel selected by the Indemnified Parties promptly after statements therefor are received, and otherwise advance to such Indemnified Party upon request, to the fullest extent permitted under applicable Law, reimbursement of documented expenses reasonably incurred (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable Law).
(b)   Insurance.   The Company shall be permitted to, prior to the Effective Time, and if the Company fails to do so, Parent shall cause the Surviving Corporation to, obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six (6) years from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Insurance”) that (i) is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy existing on the date of this Agreement and (ii) expressly covers Parent and the Surviving Corporation as a successor in interest; provided, however, that in no event shall the Company be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policy as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for such six (6)-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement; provided, however, that in no event shall the Company expend, or Parent or the Surviving Corporation be required to expend for such policies, an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the premium for such insurance coverage exceeds such amount, the Surviving Corporation shall obtain a policy with the greatest coverage reasonably available for a cost not exceeding such amount.
(c)   Successors.   In the event the Surviving Corporation, Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, Parent shall, and shall cause the Surviving Corporation to, require such successors, assigns or transferees of the Surviving Corporation or Parent to assume the obligations set forth in this Section 5.09.

(d)   Continuation.   For not less than six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to ensure that the amended and restated certificate of incorporation and the bylaws (or other similar documents) of the Surviving Corporation and the certificate of incorporation and bylaws (or other similar documents) of each Company Subsidiary shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses for periods at or prior to the Effective Time than those set forth in the Company Charter, the Company Bylaws or the equivalent organizational documents of any Company Subsidiary as of the date hereof. The contractual indemnification rights, if any, in existence on the date of this Agreement with any of the directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms following the Effective Time.
(e)   Benefit.   The provisions of this Section 5.09 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each Indemnified Party’s heirs, executors or administrators, shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation, and shall not be amended in a manner that is adverse to any Indemnified Parties (including their successors, assigns and heirs) without the consent of the Indemnified Party (including their successors, assigns and heirs) affected thereby.
(f)   Non-Exclusivity.   The provisions of this Section 5.09 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise. Nothing in this Agreement, including this Section 5.09, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any of the Company Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 5.09 is not prior to, or in substitution for, any such claims under any such policies.
Section 5.10      Takeover Statutes.   The parties shall use reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to restrict or prohibit the Merger or the other Transactions and (b) if any Takeover Statute is or becomes applicable to restrict or prohibit any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize (to the greatest extent practicable) the effects of such Takeover Statute on such Transactions.
Section 5.11      Employee Matters.
(a)   For a period of twelve (12) months following the Closing Date (the “Continuation Period”), Parent shall, or shall cause its Subsidiaries (including the Surviving Corporation) to, provide each individual who is an employee of the Company or a Company Subsidiary (each, a “Company Employee”) who continues to remain employed with the Company or the Company Subsidiaries (each, a “Continuing Employee”) with (i) a base salary or base wage rate, as applicable, that is no less favorable than the base salary or base wage rate as in effect immediately prior to the Closing, (ii) a target annual cash incentive compensation opportunity that is no less favorable than the target annual cash incentive compensation opportunity (excluding equity and equity-based compensation) provided by the Company and the Company Subsidiaries to such Continuing Employee immediately prior to the Effective Time, (iii) severance payments and benefits that are no less favorable than the severance payments and benefits available to or provided by the Company and the Company Subsidiaries to such Continuing Employee immediately prior to the Effective Time, and (iv) employee benefits (other than severance, incentive compensation, equity compensation, defined benefit pension benefits and retiree health and welfare benefits) that are substantially comparable in the aggregate to the employee benefits (other than severance, incentive compensation, equity compensation, defined benefit pension benefits and retiree health and welfare benefits) provided by the Company and the Company Subsidiaries to such Continuing Employee immediately prior to the Effective Time. During the Continuation Period, Parent may, or may cause its Subsidiaries (including the Surviving Corporation) to, in their sole discretion, provide some or all Continuing Employees with equity or equity-based compensation opportunities. Notwithstanding any provision herein to the contrary, neither Parent nor any of its Subsidiaries (including the Surviving Corporation) shall be obligated to continue to employ any Continuing Employee for any specific period of time following the Closing Date, subject to applicable Law.

(b)   Without limiting the generality of Section 5.11(a), from and after the Effective Time, Parent shall cause the Surviving Corporation to assume, honor and continue all of the Company’s and the Company Subsidiaries’ employment, collective bargaining, severance, retention and termination plans, policies, programs, agreements and arrangements (including any change in control or severance agreements between the Company or any Company Subsidiary and any Company Employee), in each case, in accordance with their terms (including terms relating to the amendment or termination thereof) as in effect prior to the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Transactions (either alone or in combination with any other event).
(c)   To the extent that service is relevant for purposes of eligibility, benefit accrual and vesting (including, in order to calculate the amount of any paid time off and leave balance (including vacation and sick days), gratuities, severance and similar benefits, but not for purposes of defined benefit pension or retiree health and welfare benefit accruals) under any employee benefit plan, program or arrangement established or maintained by Parent or any of its Subsidiaries (including the Surviving Corporation) for the benefit of the Continuing Employees (the “Parent Plans”) following the Closing Date, Parent shall ensure that such plan, program or arrangement shall credit such Continuing Employees for service earned on and prior to the Closing Date with the Company and the Company Subsidiaries and any of their predecessors in addition to service earned with Parent or any of Parent’s affiliates (including the Surviving Corporation) after the Closing Date; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.
(d)   Following the Closing Date, Parent shall, or shall cause its Subsidiaries (including the Surviving Corporation) to (i) waive any waiting periods and actively at work or evidence of insurability requirements and any limitations on eligibility, enrollment and benefits relating to any preexisting medical conditions of Continuing Employees and their eligible dependents, (ii) maintain or establish, benefit plans that provide for health and welfare benefits and in which the Continuing Employees shall be eligible to participate as of the Closing Date, subject to satisfaction of eligibility provisions and after taking into account Section 5.11(c) and (iii) recognize, for purposes of annual deductible and out of pocket limits under its Parent Plans providing health benefits, any deductible, coinsurance, copayments and out of pocket expenses paid by such Continuing Employees and their respective dependents under Company Benefit Plans in the calendar year in which the Closing Date occurs to the extent such Continuing Employees participate in any such Parent Plans in such same calendar year.
(e)   Parent shall, or shall cause its Subsidiaries (including the Surviving Corporation) to, maintain or establish a defined contribution plan that is intended to be tax-qualified (the “Parent 401(k) Plan”) and in which the Company Employees primarily providing services in the United States shall be eligible to participate as of the Closing Date, subject to satisfaction of eligibility provisions and after taking into account Section 5.11(c).
(f)   Notwithstanding the foregoing, nothing contained herein shall (i) be treated as an amendment of any Company Benefit Plan or any other arrangement or create any rights or obligations except between the parties hereto, (ii) give any employee or former employee or any other individual associated therewith or any employee benefit plan or trustee thereof or any other third person any right to enforce the provisions of this Section 5.11 or entitle any person not a party to this Agreement to assert any claim hereunder, or (iii) obligate Parent, the Surviving Corporation or any of their affiliates to (A) maintain any particular benefit plan, except in accordance with the terms of such plan or (B) retain the employment of any particular employee.
Section 5.12   Expenses.   Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense. Parent shall, or shall cause the Surviving Corporation to, pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in ARTICLE II. Except as provided in Section 2.02(b)(i), all Transfer Taxes incurred in connection with the Transactions shall be paid when due by Parent, Sub or, after the Closing, the Surviving Corporation.
Section 5.13   Rule 16b-3 Matters.   Prior to the Effective Time, the Company shall take such actions as may be reasonably necessary or advisable to ensure that the dispositions of Equity Securities of the Company

(including derivative securities) by any officer or director of the Company who is subject to Section 16 of the Exchange Act pursuant to the Transactions are exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.14   Defense of Litigation.   The Company shall control and, to the extent reasonably practicable, promptly notify Parent of and keep Parent reasonably informed on a current basis with respect to any material developments regarding the defense of, any stockholder litigation or other litigation or Proceeding brought or threatened in writing against the Company or any of its directors, officers or other Representatives arising out of or relating to this Agreement or the Transactions; provided that the Company shall, subject to such limitations as outside legal counsel to the Company reasonably determines are necessary to protect any attorney-client (or similar) privilege of the Company, give Parent a reasonable opportunity (at Parent’s expense) to participate in (but not control) the defense or settlement of any such litigation or Proceeding; provided, further, that the Company shall not settle or offer to settle any such Proceeding without the prior written consent of Parent (which consent shall not be unreasonably withheld).
Section 5.15   Stock Exchange De-Listing and De-registration.   Prior to and following the Effective Time, the Company shall take all commercially reasonable actions necessary to cause the Shares and any other security issued by the Company or any of the Company Subsidiaries and listed on the NYSE to be de-listed from the NYSE and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.
Section 5.16   Payoff Letters and Lien Releases.   The Company shall use reasonable best efforts to obtain and deliver to Parent at or prior to the Closing customary payoff letters in connection with the repayment of Indebtedness under the Existing Credit Agreement and, to the extent timely requested by Parent, the other Payoff Indebtedness, and any related definitive agreements (the “Payoff Letters”), which Payoff Letters shall include language (a) stating that, upon receipt of the applicable payoff amount, such Indebtedness and all related loan documents shall be terminated (subject to customary reinstatement language and subject to the survival of provisions which by their express terms survive any such termination and with respect to any obligations in respect of any Backstopped/Rolled LCs), (b) providing that all Liens (if any) and all guarantees in connection therewith relating to the assets and properties of the Company or any Company Subsidiary securing such obligations shall be released and terminated upon the payment of the applicable payoff amount and (c) providing for the return of all possessory collateral (if any) in connection with such Indebtedness (to the extent reasonably practicable, on the Closing Date); provided that it is understood that at the Company’s election, any Payoff Letter in respect of the Existing Credit Agreement and any other Payoff Indebtedness (if applicable) shall require Parent to provide back-stop letters of credit and/or cash collateral (it being understood that Parent shall be entitled to choose between providing cash collateral or a back-stop for any particular letter of credit) in the amount required by such Payoff Letter, or at the option of the issuer of any such letter of credit, permit the letters of credit of such issuer thereunder to be “grand-fathered” into the Debt Financing and become outstanding obligations thereunder (any such letters of credit, the “Backstopped/Rolled LCs”); provided, further, that Parent shall be solely responsible for providing the funds for repayment of all amounts set forth in the Payoff Letters. Parent shall reasonably cooperate with the Company’s efforts under this Section 5.16.
Section 5.17   Resignations.   The Company shall use reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of all directors of the Company and the Company Subsidiaries designated by Parent in writing to the Company not less than three (3) Business Days prior to the Closing, if any.
ARTICLE VI
CONDITIONS TO THE MERGER
Section 6.01   Conditions to Obligations of Each Party to Effect the Merger.   The respective obligations of each party to effect the Merger shall be subject to the satisfaction (or to the extent permitted by applicable Law, mutual waiver by both the Company and Parent) at or prior to the Effective Time of each of the following conditions:
(a)   Company Stockholder Approval.   The Company shall have obtained the Company Stockholder Approval.

(b)   Antitrust and Governmental Entity Approvals.   (i) The waiting period (and any extensions thereof) applicable to the Merger under the HSR Act shall have expired or been terminated and (ii) any consents, filings or approvals under any other Antitrust Law set forth on Section 6.01(b)(ii)(A) of the Company Disclosure Letter or any Investment Screening Law set forth on Section 6.01(b)(ii)(B) of the Company Disclosure Letter shall have been obtained or made or the applicable waiting period shall have expired or been terminated.
(c)   No Injunction or Law.   No Governmental Entity of competent jurisdiction shall have issued, enacted, promulgated, adopted or entered any Order or Law that prohibits, makes illegal, void, enjoins or otherwise prevents the consummation of the Merger.
Section 6.02   Additional Conditions to Obligations of Parent and Sub.   The obligations of Parent and Sub to effect the Merger are also subject to the satisfaction (or to the extent permitted by applicable Law, waiver by Parent) at or prior to the Closing of each of the following additional conditions:
(a)   Representations and Warranties.   (i) Each of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company set forth in Section 3.01(a) (Organization and Qualification; Subsidiaries), Section 3.02 (Capitalization) (but for purposes of this clause (i), including Section 3.02(c) to the extent it relates to Company Subsidiaries other than Significant Subsidiaries), Section 3.03 (Authority), Section 3.09(b) (Absence of Certain Changes), Section 3.23 (Opinions of Financial Advisors), Section 3.25 (Vote Required), and Section 3.26 (Brokers)), without regard to materiality or Company Material Adverse Effect qualifiers contained within such representations and warranties, shall be true and correct as of the date hereof and as of the Closing as though made as of the Closing (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be true and correct on and as of such specific date), other than failures to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect; (ii) the representations and warranties contained in Section 3.01(a) (Organization and Qualification; Subsidiaries), Section 3.02(c) (Capitalization) (solely with respect to the capitalization of Company Subsidiaries that are Significant Subsidiaries and not with respect to any other Company Subsidiaries), Section 3.03 (Authority), Section 3.23 (Opinions of Financial Advisors), Section 3.25 (Vote Required) and Section 3.26 (Brokers) shall be true and correct in all material respects as of the date hereof and as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specific date); (iii) the representations and warranties contained in Section 3.02 (Capitalization) (solely with respect to the capitalization of the Company and not with respect to the capitalization of any Company Subsidiary) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date hereof and as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be true and correct in all respects (other than de minimis inaccuracies) on and as of such specific date); and (iv) the representation and warranty of the Company in Section 3.09(b) (Absence of Certain Changes) shall be true and correct in all respects as of the date hereof and as of the Closing as though made on and as of the Closing (except to the extent such representation and warranty is made as of a specific date, in which case as of such specific date).
(b)   Agreements and Covenants.   The Company shall have performed or complied with, in all material respects, all obligations and covenants required by this Agreement to be performed or complied with by the Company on or before the Closing.
(c)   No Company Material Adverse Effect.   Since the date of this Agreement, there has not been any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(d)   Officer’s Certificate.   Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions in Section 6.02(a), Section 6.02(b) and Section 6.02(c).

Section 6.03   Additional Conditions to Obligations of the Company.   The obligations of the Company to effect the Merger are also subject to the satisfaction (or to the extent permitted by applicable Law, waiver by the Company) at or before the Closing of each of the following additional conditions:
(a)   Representations and Warranties.   Each of the representations and warranties of Parent and Sub contained in this Agreement, without regard to materiality qualifiers contained within such representations and warranties, shall be true and correct in all material respects as of the date hereof and as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date), other than failures to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the ability of Parent and Sub to consummate the Transactions or perform their respective obligations under this Agreement or materially delay the consummation of the Transactions or the performance by Parent or Sub of their respective obligations under this Agreement.
(b)   Agreements and Covenants.   Each of Parent and Sub shall have performed or complied with, in all material respects, all obligations and covenants required by this Agreement to be performed or complied with by Parent and Sub, respectively, on or before the Closing.
(c)   Officers’ Certificate.   The Company shall have received a certificate signed on behalf of Parent and Sub by an executive officer of each of Parent and Sub as to the satisfaction of the conditions in Section 6.03(a) and Section 6.03(b).
Section 6.04   Frustration of Closing Conditions.   Neither the Company nor Parent or Sub may rely, either as a basis for not consummating the Merger or the other Transactions or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.01   Termination.   This Agreement may be terminated, in the case of clauses (a), (b), (e), (f) or (g) below, at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval or, in the case of clauses (c) or (d) below, at any time prior to receipt of the Company Stockholder Approval, as follows:
(a)   by mutual written consent of Parent and the Company;
(b)   by either Parent or the Company:
(i)   if the Merger is not consummated on or before November 7, 2021 (the “Outside Date”); provided, however, that Parent or the Company, as the case may be, shall not be permitted to terminate this Agreement pursuant to this Section 7.01(b)(i) if the material breach by Parent or Sub (in the case of termination by Parent) or the Company (in the case of termination by the Company) of any of its representations, warranties, covenants or obligations contained in this Agreement has been the proximate cause of, or primarily resulted in, the failure to consummate the Merger by such date;
(ii)   if, upon a vote taken at any duly held Company Stockholders Meeting (or any adjournment or postponement thereof) held to obtain the Company Stockholder Approval as contemplated by Section 5.04, the Company Stockholder Approval is not obtained (and shall not have been obtained at any adjournment or postponement thereof);
(iii)   if any Governmental Entity of competent jurisdiction issues, enacts, promulgates, adopts or enters any Order or Law that permanently enjoins, restrains, makes illegal or otherwise permanently prohibits the consummation of the Merger, and such Law or Order has become final and non-appealable, if applicable; provided that Parent or the Company, as the case may be, shall not be permitted to terminate this Agreement pursuant to this Section 7.01(b)(iii) if either Parent or Sub (in the case of termination by Parent) or the Company (in the case of termination by the Company)

has failed in any material respect to comply with its obligations under Section 5.06 or has breached its representations, warranties, covenants or obligations contained in this Agreement and such failure or breach has been the proximate cause of, or primarily resulted in, such Law or Order;
(c)   by Parent, at any time prior to the Company’s receipt of the Company Stockholder Approval, if the Company or the Company Board effects a Change of Company Recommendation;
(d)   by the Company, at any time prior to the receipt of the Company Stockholder Approval, if (i) the Company has received a Superior Proposal, (ii) the Company Board (or any committee thereof), as permitted by Section 5.03(e), has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Superior Proposal, (iii) the Company has complied in all respects with Section 5.03 in respect of such Superior Proposal (other than any non-compliance that was both immaterial and unintentional), (iv) the Company pays the Company Termination Fee in accordance with Section 7.02(b) and (v) substantially concurrently with such termination, the Company enters into an Alternative Acquisition Agreement to consummate such Superior Proposal;
(e)   by Parent, if (i) the Company breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, which breach or failure to perform would give rise to the failure of a condition contained in Section 6.02(a) or Section 6.02(b) to be satisfied; (ii) Parent has delivered to the Company written notice of such breach or failure to perform; and (iii) either such breach or failure to perform is not capable of cure or, if curable, such breach or failure is not cured prior to the earlier of (A) thirty (30) days following the date of delivery of such written notice to the Company and (B) the date that is three (3) Business Days prior to the Outside Date; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.01(e) if Parent or Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.03(a) or Section 6.03(b) would not be satisfied;
(f)   by the Company, if (i) Parent or Sub breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, which breach or failure to perform would give rise to the failure of a condition contained in Section 6.03(a) or Section 6.03(b) to be satisfied; (ii) the Company has delivered to Parent written notice of such breach or failure to perform; and (iii) either such breach or failure to perform is not capable of cure or, if curable, such breach or failure is not cured prior to the earlier of (A) thirty (30) days following the date of delivery of such written notice to Parent and (B) the date that is three (3) Business Days prior to the Outside Date; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.01(f) if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.02(a) or Section 6.02(b) would not be satisfied; or
(g)   by the Company, if (i) all of the conditions in Section 6.01 and Section 6.02 (other than those conditions that by their nature are only capable of being satisfied on the Closing Date; provided that those conditions would have been satisfied if the Closing were to occur on such date) have been and continue to be satisfied or, to the extent permitted by applicable Law, waived; (ii) if Parent and Sub have failed to close the Transactions pursuant to Section 1.02 on the date on which the Closing is required to have occurred in accordance therewith and, thereafter, the Company has notified Parent in writing that the Company is ready, willing and able to consummate the Closing on the date of such notice and throughout the immediately subsequent three (3)-Business Day period; and (iii) Parent and Sub have failed to consummate the Closing within three (3) Business Days following the receipt of such written notice.
Section 7.02   Effect of Termination.
(a)   In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective affiliates or Representatives, in either case; provided, however, that (i) no termination shall relieve any party hereto of its obligations under the third-to-last sentence of Section 5.05 (Access to Information) and Section 5.07(e) (Financing) in respect of Parent’s obligation to indemnify and reimburse the Company for damages and expenses, Section 5.08

(Public Announcements), Section 5.12 (Expenses), this Section 7.02 (Effect of Termination), Section 7.03 (Amendment), Section 7.04 (Waiver), Section 7.05 (Procedure for Termination, Amendment, Extension or Waiver) and ARTICLE VIII, each of which shall survive any termination, and (ii) the Limited Guarantees (to the extent applicable) and the Confidentiality Agreement shall each continue in full force and effect in accordance with their respective terms; provided, further, that no such termination shall relieve (A) the applicable party hereto from any obligation to pay, if applicable, the Company Termination Fee pursuant to Section 7.02(b) or the Parent Termination Fee pursuant to Section 7.02(c) (including any interest related thereto in accordance with Section 7.02(d)) or (B) the Company for any liability for any and all damages, costs, expenses, liabilities of any kind, in each case, suffered by Parent or Sub as a result of any Intentional Breach by the Company (“Damages”) resulting from such Intentional Breach by the Company prior to such termination; provided that in no event shall the Company be liable for any Damages greater than the Damages Cap. For purposes of this Agreement, the “Damages Cap” means an amount equal to the amount of the Parent Termination Fee less, if the Company Termination Fee has been paid or is payable, the amount of the Company Termination Fee; provided, further, that, for the avoidance of doubt, the Parent Costs and Interest shall not be subject to the Damages Cap and shall be recoverable by Parent or Sub.
(b)   Company Payments.
(i)   If (A) this Agreement is validly terminated (1) by Parent or the Company pursuant to Section 7.01(b)(i) (Outside Date) or (2) by Parent pursuant to Section 7.01(e) (Company Material Breach), (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement, a Competing Proposal was publicly disclosed (or otherwise publicly communicated) or made known to the Company or the Company Board, and was not withdrawn prior to such termination, and (C) concurrently with or within twelve (12) months after the date of any such termination, (1) the Company or any Company Subsidiary enters into a definitive agreement to effect any Competing Proposal (regardless of when made or the counterparty thereto) with an aggregate equity purchase price (after giving effect to any reductions thereof for Indebtedness or similar adjustments) greater than the Aggregate Merger Consideration or (2) any Competing Proposal is consummated (regardless of when made or the counterparty thereto), then the Company shall pay to Parent or its designee the Company Termination Fee (I) if the person with which the Company enters into such definitive agreement to effect, or consummates, such Competing Proposal is the same person or an affiliate of the person who made the Competing Proposal described in Section 7.02(b)(i)(B), then concurrently with the earlier of (a) the date of execution of any such definitive agreement and (b) the consummation of such Competing Proposal or (II) if the person with which the Company enters into such definitive agreement to effect, or consummates, such Competing Proposal is not the person or an affiliate of the person who made the Competing Proposal described in Section 7.02(b)(i)(B), then the date of the consummation of such Competing Proposal. For purposes of this Section 7.02(b)(i), all references to “twenty percent (20%)” and “eighty percent (80%)” in the definition of “Competing Proposal” will be deemed to be references to “fifty percent (50%).”
(ii)   If (A) this Agreement is validly terminated by Parent or the Company pursuant to Section 7.01(b)(ii) (Company Stockholder Approval), (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement, a Competing Proposal was publicly disclosed (or otherwise publicly communicated) or made known to the Company or the Company Board, and (C) concurrently with or within twelve (12) months after the date of any such termination, (1) the Company or any Company Subsidiary enters into a definitive agreement to effect any Competing Proposal (regardless of when made or the counterparty thereto) with an aggregate equity purchase price (after giving effect to any reductions thereof for Indebtedness or similar adjustments) greater than the Aggregate Merger Consideration or (2) any Competing Proposal is consummated (regardless of when made or the counterparty thereto), then the Company shall pay to Parent or its designee the Company Termination Fee (I) if the person with which the Company enters into such definitive agreement to effect, or consummates, such Competing Proposal is the same person or an affiliate of the person who made the Competing Proposal described in Section 7.02(b)(ii)(B), then concurrently with the earlier of (a) the date of execution of any such definitive agreement and (b) the consummation of such Competing Proposal or (II) if the person with which the Company enters into such definitive agreement to effect, or consummates, such Competing Proposal is not the person or an affiliate of the person who made the Competing Proposal described in Section 7.02(b)(ii)(B), then the date of the consummation of such Competing Proposal. For purposes of this Section 7.02(b)(ii), all references to “twenty percent (20%)” and “eighty percent (80%)” in the definition of “Competing Proposal” will be deemed to be references to “fifty percent (50%).”
(iii)   If this Agreement is validly terminated by Parent pursuant to Section 7.01(c) (Change of Company Recommendation) prior to the Company Stockholders Meeting, then the Company shall pay the Company Termination Fee to Parent or its designee, within two (2) Business Days following the date of such termination.
(iv)   If this Agreement is validly terminated by the Company pursuant to Section 7.01(d) (Superior Proposal), then the Company shall pay the Company Termination Fee to Parent or its designee substantially concurrently with such termination.
(c)   Parent Termination Fee.   If this Agreement is validly terminated (i) and there exists an Antitrust Failure, (ii) by the Company or Parent pursuant to Section 7.01(b)(i) (Outside Date) at a time when the Company had the right to terminate pursuant to Section 7.01(f) (Parent Material Breach) or Section 7.01(g) (Failure to Close), (iii) by the Company pursuant to Section 7.01(g) (Failure to Close) or (iv) by the Company pursuant to Section 7.01(f) (Parent Material Breach), then Parent shall promptly pay the Parent Termination Fee to the Company or its designee, within two (2) Business Days following the date of such termination.
For purposes of this Agreement, “Antitrust Failure” means (a) Parent or any of its affiliates, directly or indirectly, enters into a definitive agreement to effect the matter set forth on Section 5.06(c) of the Parent Disclosure Letter and (b) either (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(i) (Outside Date) and as of the time of termination (A) the conditions in Section 6.02 are or were capable of being satisfied on the date of termination of this Agreement, (B) the condition in Section 6.01(a) had been satisfied, (C) (1) the condition in Section 6.01(b) with respect to any of the Antitrust Laws set forth on Section 6.01(b)(ii)(A) of the Company Disclosure Letter had not been satisfied or (2) the condition in Section 6.01(c) with respect to Item 3 of Section 7.02(c) of the Company Disclosure Letter is not satisfied and (D) the condition in Section 6.01(c) is satisfied (except for any Law or Order relating to Select Antitrust Laws or Investment Screening Laws) or (ii) this Agreement is terminated by Parent pursuant to Section 7.01(b)(iii) (Law or Order) in connection with (x) any Law or Order relating to required approvals under the Select Antitrust Laws resulting in a failure of the condition set forth in Section 6.01(c), and such condition in Section 6.01(c) is otherwise satisfied but for any Law or Order relating to required approvals under Investment Screening Laws or (y) any Law or Order relating to required approvals under Investment Screening Laws, and such condition in Section 6.01(c) is otherwise satisfied except that there is also a Law or Order relating to required approvals under the Select Antitrust Laws resulting in a failure of such condition in Section 6.01(c), and as of the time of termination (A) the conditions in Section 6.02 are or were capable of being satisfied on the date of termination of this Agreement, (B) the condition in Section 6.01(a) had been satisfied and (C) the condition in Section 6.01(b) with respect to any of the Antitrust Laws set forth on Section 6.01(b)(ii)(A) of the Company Disclosure Letter has not been satisfied. For purposes of this Agreement, “Select Antitrust Laws” means the Antitrust Laws set forth on Section 7.02(c) of the Company Disclosure Letter.
(d)   Each of the Company, Parent and Sub acknowledges that (i) the agreements contained in this Section 7.02 are an integral part of the Transactions and (ii) without these agreements, Parent, Sub and the Company would not enter into this Agreement. In no event shall the Company be required to pay to Parent more than one Company Termination Fee pursuant to Section 7.02(b). In no event shall Parent be required to pay to the Company more than one Parent Termination Fee pursuant to Section 7.02(c). Except as provided in Section 7.02(a), the receipt of the Company Termination Fee (but only if payable pursuant to and in accordance with the terms of Section 7.02(b)) shall be the sole and exclusive monetary remedy for any and all losses or damages suffered or incurred by the Parent Related Parties and any other person against the Company, the Company’s Subsidiaries and affiliates and any of their respective former, current or future general or limited partners, stockholders, controlling persons, managers, members, directors, officers, employees, affiliates, Representatives, agents or any of their respective assignees or successors (collectively, “Company Related Parties”) in connection with this Agreement (and the termination hereof), the Merger and the other Transactions (and the abandonment thereof), any other matter forming the basis for such termination, or any other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, whether in equity or at law, in Contract, in tort or otherwise, and neither Parent nor Sub nor any other person shall be entitled to bring or maintain any Proceeding against the Company or any other Company Related Party arising out of this Agreement, the Equity Financing, the Debt Financing, the Merger or any matters forming the basis for such termination; provided, however, if the Company fails to pay the Company Termination Fee when expressly required pursuant to Section 7.02(b) and Parent commences suit which results in a final, non-appealable judgment against the Company for the Company Termination Fee, or any portion thereof, then the Company shall pay Parent its reasonable and documented costs and expenses (including attorney’s fees) in connection with such suit, together with interest on the Company Termination Fee at the prime rate (as published in the Wall Street Journal) in effect on the date such payment was required to be made through the date of payment (such costs, expenses and interest, the “Parent Costs and Interest”); provided, further, that if Parent or Sub has suffered Damages as a result of an Intentional Breach of this Agreement by the Company prior to termination of this Agreement, Parent or Sub may bring a claim for such Damages in an amount up to the Damages Cap. Except as provided in Section 7.02(a) (only as it relates to Section 5.07(e) therein), the receipt of the Parent Termination Fee (but only if payable pursuant to and in accordance with the terms of Section 7.02(c)) shall be the sole and exclusive monetary remedy for any and all losses or damages suffered or incurred by the Company and any other person against Parent, the Equity Financing Sources and any of their respective former, current or future general or limited partners, stockholders, controlling persons, managers, members, directors, officers, employees, affiliates, Subsidiaries, Representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling person, manager, member, director, officer, employee, affiliate, Representative, agent, assignee or successor of any of the foregoing (the “Parent Related Parties”) in connection with this Agreement (and the termination hereof), the Merger and the other Transactions (and the abandonment thereof), any other matter forming the basis for such termination, or any other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, and no Parent Related Party shall have any further liability for any or all losses suffered or incurred by the Company or any other person in connection with this Agreement (and the termination hereof), the Equity Financing, the Debt Financing, the Merger and the other Transactions (and the abandonment thereof) or any matter forming the basis for such termination regardless of whether any such termination or abandonment was as the result of an Intentional Breach by Parent or Sub, and neither the Company nor any other person shall be entitled to bring or maintain any Proceeding against Parent or any other Parent Related Party arising out of this Agreement, the Equity Financing, the Debt Financing, the Merger or any matters forming the basis for such termination; provided, however, if Parent fails to pay the Parent Termination Fee when expressly required pursuant to Section 7.02(c) and the Company commences suit which results in a final, non-appealable judgment against Parent for the Parent Termination Fee, or any portion thereof, then Parent shall pay the Company its reasonable and documented costs and expenses (including attorney’s fees) in connection with such suit, together with interest on the Parent Termination Fee at the prime rate (as published in the Wall Street Journal) in effect on the date such payment was required to be made through the date of payment. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that nothing in this Section 7.02 shall be deemed to affect their respective rights to specific performance under Section 8.10 in order to specifically enforce this Agreement; provided that under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance specifically to cause Parent to consummate the Merger and the Closing and, following the termination of this Agreement, any money damages, including all or any portion of the Parent Termination Fee. The parties acknowledge and agree that neither of (i) any payment of the Parent Termination Fee nor (ii) any payment of the Company Termination Fee, is a penalty but is rather liquidated damages in a reasonable amount that is intended to compensate the Company, Parent or Sub, as applicable, in the circumstances in which such fees are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the

Transactions; provided, however, that in the case of an Intentional Breach by the Company of this Agreement prior to termination of this Agreement, Parent and Sub shall be entitled to seek Damages in an amount up to the Damages Cap for Damages suffered as a result of such Intentional Breach.
Section 7.03   Amendment.   This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that (a) after receipt of the Company Stockholder Approval, there shall be made no amendment that by applicable Law or by the Company Charter or Company Bylaws requires further approval by the stockholders of the Company without the further approval of such stockholders and (b) no amendment shall be made to this Agreement after the Effective Time. Except as required by applicable Law, no amendment of this Agreement by the Company shall require the approval of the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto; provided that notwithstanding anything to the contrary set forth herein, clause (d) of Section 7.02, this proviso to this Section 7.03, Section 8.05, clause (d) of Section 8.06, Section 8.08 and Section 8.11 (and any related definitions to the extent a modification, waiver or termination of such definitions would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that is in any material respect adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources then party to the Debt Commitment Letter.
Section 7.04   Waiver.   At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach or inaccuracy of the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the covenants or conditions contained herein. Any extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 7.05   Procedure for Termination, Amendment, Extension or Waiver.   A termination of this Agreement pursuant to Section 7.01 shall, in order to be effective, require a notice thereof to the other parties hereto as contemplated by Section 8.02.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.01   Non-Survival.   None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Limited Guarantees, which shall survive in accordance with their terms) shall survive the Effective Time. Except for any covenant or agreement that by its terms contemplates performance after the Effective Time in whole or in part, none of the covenants and agreements of the parties contained in this Agreement shall survive the Effective Time.
Section 8.02   Notices.   All notices or other communications required or permitted hereunder shall be in writing, shall be sent by email of a .pdf attachment (providing confirmation of transmission), by reliable overnight delivery service (with proof of service) or by hand delivery, and shall be deemed to have been duly given (a) when delivered if delivered in person or when sent if sent by email (provided that read receipt or delivery confirmation of receipt of the email or telephonic confirmation of email is obtained), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by national overnight courier (with delivery confirmed by such courier’s records), in each case as follows (or at such other address for a party as shall be specified by like notice):
If to Parent or Sub:
Atlas CC Acquisition Corp.
c/o Veritas Capital Fund Management, L.L.C.
9 West 57th Street, 32nd Floor
New York, New York 10019
Attention: Benjamin Polk and James Dimitri
Email: bpolk@veritascapital.com; jdimitri@veritascapital.com with a copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention: Kenneth M. Wolff and June S. Dipchand
Email: kenneth.wolff@skadden.com; june.dipchand@skadden.com
If to the Company prior to the Effective Time:
Cubic Corporation
9333 Balboa Avenue
San Diego, CA 92123
Attention: Hilary L. Hageman
E-mail: hilary.hageman@cubic.com
with copies to (which shall not constitute notice):
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Brian J. Fahrney and Scott R. Williams
Email: bfahrney@sidley.com; swilliams@sidley.com
and
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center, 90 South Seventh Street
Minneapolis, Minnesota 55402
Attention: Michael A. Stanchfield and W. Morgan Burns
Email: mike.stanchfield@faegredrinker.com;
       morgan.burns@faegredrinker.com
Section 8.03   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible.
Section 8.04   Entire Agreement.   This Agreement (together with the Annexes, Exhibits, Company Disclosure Letter, Parent Disclosure Letter and the other documents delivered pursuant hereto), the Voting Agreement, the Limited Guarantees and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements, understandings, arrangements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement.
Section 8.05   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of applicable Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void; provided that Parent shall have the right to collaterally assign all or any portion of its rights, interests and obligations to any Debt Financing Source pursuant to terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning collateral in respect of the Debt Financing; provided that no such assignment materially delays or prevents the Closing or the Merger; provided, further, that (a) no assignment shall relieve the assigning party of any of its obligations hereunder and (b) no such assignment shall affect the obligations of (i) any person who has committed to provide Equity Financing under the applicable Equity Commitment Letter or (ii) the Guarantors under the Limited Guarantees, subject, in each case, to the terms thereof. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.06   Parties in Interest.   Except for (a) ARTICLE II, which, after the Closing, shall be for the benefit of any person entitled to payment in accordance with ARTICLE II, (b) Section 5.09, which, after the Closing, shall be for the benefit of each Indemnified Party and such Indemnified Party’s heirs, executors or administrators, (c) Section 7.02, which shall be for the benefit of the Company Related Parties and Parent Related Parties, and (d) clause (d) of Section 7.02, the proviso to Section 7.03, Section 8.05, clause (d) of this Section 8.06, Section 8.08 and Section 8.11, which shall be for the benefit of the Debt Financing Sources, each of whom, in each case, shall be an express third-party beneficiary of this Agreement, Parent, Sub and the Company hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement; provided that the persons named in clauses (a), (b), (c) and (d) of this sentence shall be entitled to enforce their rights under this Agreement to the extent applicable to such persons. The parties further agree that the rights of third-party beneficiaries under clauses (a) and (b) of the preceding sentence shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties may be subject to waiver by the parties hereto in accordance with Section 7.04 without notice or liability to any other person.
Section 8.07   Mutual Drafting; Interpretation; Headings.
(a)   Each party has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.
(b)   For purposes of this Agreement, whenever the context requires (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(c)   Except as otherwise indicated, all references in this Agreement to “Sections,” “Annexes” and “Exhibits,” are intended to refer to Sections of this Agreement and the Annexes and Exhibits to this Agreement.
(d)   All references in this Agreement to “$” are intended to refer to U.S. dollars unless otherwise specifically indicated.
(e)   The term “or” shall not be deemed to be exclusive.
(f)   The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.
(g)   The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(h)   Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(i)   Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
(j)   The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(k)   References to the term “made available” shall be deemed to have been satisfied by such document, data, information or other item having been made available in electronic data room hosted by Intralinks prior to 5:00 p.m. (Eastern Standard Time) on the date that is one (1) Business Day prior to the date of this Agreement.
(l)   The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that the Financing is the responsibility of Parent and Sub and not the Company or any Company Subsidiary and that (i) the Company makes no representations or warranties relating to the Financing (including whether the Company has authorized the Financing or whether any of the transactions contemplated by the Financing conflict with or violate any obligation of the Company or any Company Subsidiary or Contract to which the Company or any Company Subsidiary is a party), (ii) except for Section 5.07(e), none of the covenants of the Company in this Agreement require the Company to take any action relating to the Financing and (iii) for purposes of the representations and warranties and covenants and obligations of the Company hereunder, the Transactions shall not include the Financing.
Section 8.08   Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.
(a)   This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of, or related to this Agreement, the Transactions, or the actions of Parent, Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof that would require the application of the Laws of any other jurisdiction. Notwithstanding the foregoing, each party hereto agrees that any Proceeding of any kind or description, whether in law or in equity, in contract, tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to any Debt Commitment Letter, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to the principles of conflicts of Law thereof that would require the application of the Laws of any other jurisdiction.
(b)   Each of the parties irrevocably agrees that any Proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement or the Transactions. Each of the parties agrees not to commence any Proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described in this Agreement. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process, and the parties further waive any argument that such service is insufficient; provided that nothing in this Agreement will affect the rights of any party hereto to serve process on any other party hereto in any other manner permitted by Law. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in the State of Delaware, as described in this Agreement, for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) or (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Notwithstanding anything herein to the contrary, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim, or third-party claim of any kind or description, whether in Law or equity, whether in contract or tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement or any of the

Transactions, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ARISE UNDER THE DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF, THE DEBT FINANCING CONTEMPLATED THEREBY OR INVOLVING ANY DEBT FINANCING SOURCE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR UNDER THE DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF, THE DEBT FINANCING CONTEMPLATED THEREBY OR INVOLVING ANY DEBT FINANCING SOURCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.08(c).
Section 8.09   Counterparts.   This Agreement may be executed in two (2) or more counterparts, and by the different parties hereto in separate counterparts (which counterparts may be delivered in original or by electronic transmission in .pdf or similar electronic format), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf or similar electronic format shall be sufficient to bind the parties to the terms and conditions of this Agreement.
Section 8.10   Specific Performance.
(a)   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties acknowledge and agree that the parties shall be, subject to Section 8.10(c) (including the limitations therein), entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Subject to Section 8.10(c), the parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages or other remedy at law would provide an adequate remedy for any such breach.
(b)   Subject to Section 8.10(c), each of the parties agrees that, (i) the seeking of remedies pursuant to this Section 8.10 shall not in any way constitute a waiver by any party seeking such remedies of its right to seek any other form of relief that may be available to it under this Agreement, including under Section 7.02 (in accordance with the terms thereof), (ii) nothing set forth in this Agreement shall require a party to institute any Proceeding for (or limit a party’s right to institute any Proceeding for) specific performance under this Section 8.10 prior, or as a condition, to exercising any termination right under ARTICLE VII (and pursuing damages after such termination; provided that under no circumstances shall a party be permitted or entitled to receive both a grant of specific performance to cause the Closing and the Merger to occur and any, following the termination of this Agreement, money damages in connection with any such Proceeding), nor shall the commencement of any Proceeding seeking remedies pursuant to this Section 8.10 or anything set forth in this Section 8.10 restrict or limit a party’s right to terminate this Agreement in accordance with the terms of ARTICLE VII or pursue any other remedies under this Agreement that may be available then or thereafter and (iii) no party shall be required to post any bond or other security as a condition to institute any Proceeding for specific performance under this Section 8.10.

(c)   Notwithstanding Section 8.10(a), Section 8.10(b) or anything to the contrary contained in this Agreement, the Company shall be entitled to an injunction or specific performance, prior to the valid termination of this Agreement in accordance with ARTICLE VII, to cause the Equity Financing to be funded (or to cause Parent to cause the Equity Financing to be funded, including through initiating a Proceeding for an injunction or specific performance against Parent to cause and enforce funding under the express terms of the Equity Commitment Letters) and thereafter to cause the Closing to occur if, and only if, (i) all of the conditions set forth in Section 6.01 and Section 6.02 have been satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement (other than those conditions that by their nature are only capable of being satisfied on the Closing Date, but provided that such conditions are capable of being satisfied if the Closing were to occur on such date and the date on which the Closing would occur if the remedy herein were granted), (ii) the Debt Financing (including any alternative financing that has been obtained in accordance with Section 5.07) has been funded in accordance with the terms thereof, or is capable of being funded in accordance with the terms thereof at the Closing if the Equity Financing is funded, (iii) Parent and Sub have failed to consummate the Closing in accordance with Section 1.02 and (iv) the Company has irrevocably confirmed to Parent in writing that it is ready, willing and able to consummate the Closing and if such specific performance is granted pursuant to this Section 8.10 and if the Debt Financing is funded, then the Closing would occur.
Section 8.11   No Recourse to Debt Financing Sources.   Notwithstanding anything to the contrary contained herein, the Company agrees on behalf of itself and its affiliates and its and their Representatives that none of the Debt Financing Sources shall have any liability or obligation to the Company or any of its affiliates or its and their Representatives relating to this Agreement, any commitment letter, engagement letter or definitive financing document contemplated hereby or any of the transactions contemplated hereby or thereby (including with respect to the Debt Financing). The Company and its controlled affiliates hereby waive any and all rights or claims and causes of action (whether at law, in equity, in contract, in tort or otherwise) against the Debt Financing Sources that may be based upon, arise out of or relate to this Agreement, any commitment letter, engagement letter or definitive financing document contemplated hereby or any of the transactions contemplated hereby or thereby (including the Debt Financing or the Debt Commitment Letter), and each of Company and its controlled affiliates agrees not to commence or support an action against any Financing Source in connection with this Agreement or any commitment letter, engagement letter or definitive financing document contemplated hereby or any of the transactions contemplated hereby or thereby (including any action relating to the Debt Financing or the Debt Commitment Letter). In furtherance and not in limitation of the foregoing waiver, it is agreed that no Financing Source shall have any liability for any claims, losses, settlements, liabilities, damages, costs, expenses, fines or penalties to the Company or any of its controlled affiliates in connection with this Agreement or the Transactions. This Section 8.11 is intended to benefit and may be enforced by the Financing Sources and shall be binding on all successors and assigns of the Company.
* * * * * * * *

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.
ATLAS CC ACQUISITION CORP.
By:
/s/ Ramzi M. Musallam

Name:
Ramzi M. Musallam

Title:
President

ATLAS MERGER SUB INC.
By:
/s/ Ramzi M. Musallam

Name:
Ramzi M. Musallam

Title:
President

[Signature Page to Merger Agreement]

CUBIC CORPORATION
By:
/s/ Bradley H. Feldmann

Name:
Bradley H. Feldmann

Title:
Chairman, President and Chief
Executive Officer

[Signature Page to Merger Agreement]

Annex I
Defined Terms
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality terms no less restrictive in any material respect on the Company’s counterparty (and its affiliates and Representatives) than those contained in the Confidentiality Agreement; provided, however, that such agreement need not contain a standstill.
“affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first-mentioned person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership interests, by contract or otherwise.
“Aggregate Common Stock Consideration” means the product of the Merger Consideration and the number of Shares issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Restricted Shares).
“Aggregate Merger Consideration” means the sum of the Aggregate Common Stock Consideration, the aggregate RSU Payments and the aggregate Restricted Share Payments.
“Antitrust Division” means the Antitrust Division of the United States Department of Justice.
“Business Day” means any day, other than a Saturday or Sunday or a day on which banks are required or authorized by Law to close in New York, New York.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.
“Communications Laws” means the Communications Act of 1934, as amended, and any rules, regulations or published policies of the FCC.
“Company Material Adverse Effect” means any change, circumstance, event, condition, development, occurrence or effect (each, an “Effect”) that, individually or in the aggregate, when taken together with all other Effects, (x) has had or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition or continuing results of operations of the Company and the Company Subsidiaries, taken as a whole, or (y) does or would reasonably be expected to prevent the ability of the Company to consummate the Merger (other than as a result of any material breach of this Agreement by Parent or Sub and provided that, any Order or Law relating to Antitrust Laws or Investment Screening Laws, as may be applicable, prohibiting consummation of the Merger shall not, in and of itself, constitute a “Company Material Adverse Effect” per this clause (y)); provided, however, that none of the following, and no Effect arising out of or resulting from the following, shall constitute, or be taken into account in determining whether there has been, a “Company Material Adverse Effect” under the foregoing clause (x) (subject to the limitations set forth below): (a) the entry into or the announcement or pendency of this Agreement or the Transactions, the performance by the Company or any Company Subsidiary of this Agreement or the consummation of the Transactions, in each case, including (i) by reason of the identity of Parent, Sub or any of their respective affiliates, (ii) by reason of any public communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Company and the Company Subsidiaries following the Effective Time and (iii) the impact of any of the foregoing on, including the disruption, loss or deterioration of, any of the Company’s or any Company Subsidiary’s relationships (contractual or otherwise) with its respective customers, suppliers, vendors, business partners or employees; provided, however, that this clause (a) shall not apply with respect to the representations and warranties (in whole or in relevant part) made by the Company in this Agreement, the purpose of which is to address the consequences resulting from, relating to or arising out of the entry into or the announcement or pendency of this Agreement or the Transactions; (b) any change in or Effect affecting the economy or the financial, credit or securities markets in the United States or elsewhere in the world (including interest rates and exchange rates or any changes therein), or any change in or Effect affecting any business or industries in which the Company or any of the Company Subsidiaries operates; (c) the suspension of trading in securities generally on NYSE; (d) any change in applicable Law, including any COVID-19 Measures, or GAAP or other applicable accounting standards or the authoritative interpretation of any of the foregoing, in each case, occurring following the date hereof; (e) any action taken by the Company or any of the Company Subsidiaries that is expressly required by this Agreement or with Parent’s express prior written consent, or the failure of the Company or any Company Subsidiaries to take any action that is expressly prohibited by this Agreement; (f) the commencement, occurrence, continuation or escalation of any armed hostilities or acts of war (whether or not declared) or terrorism, or any escalation or worsening of acts of terrorism, armed hostilities or war; (g) any Proceeding made or brought by any current or former stockholders of the Company (or on their behalf or on behalf of the Company, but in any event only in their capacities as current or former stockholders of the Company) alleging breach of fiduciary duty or inadequate disclosure arising out of this Agreement or any of the Transactions; (h) the existence, occurrence, continuation or escalation of any acts of God, force majeure events, any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or weather-related events or any national, international or regional calamity or any civil unrest or any disease outbreak, pandemic or epidemic, including COVID-19 (and the Effect of any COVID-19 Measures related thereto); (i) any labor strike, slowdown, lockout or stoppage of Company Employees pending or threatened, in each case resulting primarily from the entry into or announcement of this Agreement; or (j) any changes in the market price or trading volume of the Shares, any changes in recommendations or ratings with respect to the Company or any of the Company Subsidiaries or any failure of the Company or any Company Subsidiary to meet any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other financial results or metrics for any period ending on or after the date of this Agreement (it being understood that the exceptions in this clause (j) shall not prevent or otherwise affect the Effect underlying any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (a) through (i)) from being taken into account in determining whether a Company Material Adverse Effect has occurred); provided that this clause (j) shall not be construed as implying that the Company is making any representation or warranty with respect to any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other financial results or metrics for any period; provided, further, that, with respect to clauses (b), (c), (d), (f) and (h), such Effects may be taken into account to the extent they materially and disproportionately adversely affect the Company and the Company Subsidiaries, taken as a whole, compared to other companies operating in the same industries in which the Company and the Company Subsidiaries operate.
“Company Stock Plan” means the Amended and Restated 2015 Incentive Award Plan.
“Company Stock Purchase Plan” means the Company Employee Stock Purchase Plan.
“Company Subsidiaries” means the Subsidiaries of the Company.
“Company Termination Fee” means an amount in cash equal to $45,454,304.
“Competing Proposal” means, other than the Transactions, any proposal or offer from any person, persons or group (other than Parent, Sub or any of their respective affiliates) relating to (a) any direct or indirect acquisition or purchase from the Company or the Company Subsidiaries, in a single transaction or a series of transactions (whether or not concurrently and whether or not in connection with a single or multiple definitive agreements with such person, persons or group with respect to such transaction or series of transactions), of (i) twenty percent (20%) or more (based on the fair market value thereof as of the date of such transaction or series of transactions) of assets (including capital stock of the Company Subsidiaries, and by means of any merger, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction (or series of transactions) to which the Company or any Company Subsidiary is a party) of the Company and the Company Subsidiaries, taken as a whole, (ii) twenty percent (20%) or more of the outstanding shares of Company Common Stock, or (iii) twenty percent (20%) or more (based on fair market value thereof as of the date of such transaction or series of transactions) of the consolidated business, revenues or net income of the Company and the Company Subsidiaries, taken as a whole, (b) any tender offer or exchange offer that, if consummated, would result in any person, persons or group owning, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Company Common Stock or (c) any merger, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction (or series of transactions) to which the Company or any Company Subsidiary is a party pursuant to which (i) any person, persons or group (or the shareholders of any such person(s)) would own, directly or indirectly, twenty percent (20%) or more of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the Transactions, or (ii) the owners of outstanding shares of Company Common Stock immediately prior to such transaction (or series of transactions) would own less than eighty percent (80%) of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the Transactions.
“Confidentiality Agreement” means the letter agreement regarding confidentiality between the Company and Veritas Capital Fund Management, L.L.C. dated October 8, 2020, including any amendments or side letters thereto.
“Contract” means any agreement, contract, subcontract, arrangement, undertaking, lease or sublease (whether for real or personal property), license, sublicense, power of attorney, note, bond, mortgage, indenture, deed of trust, loan or evidence of Indebtedness, guaranty, letter of credit, settlement agreement, franchise agreement, covenant not to compete, employment agreement, license or other legal commitment to which a person or entity is a party.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Legislation” means the Coronavirus Aid, Relief, and Economic Security (CARES) Act of 2020, Pub. L. 116-136; the Families First Coronavirus Response Act, Pub. L. No. 116-127; the Consolidated Appropriations Act, 2021, Pub. L. No. 116-260; and any other U.S., non-U.S., state or local stimulus fund or relief programs or Laws enacted by a Governmental Entity in connection with or in response to COVID-19.
“COVID-19 Measures” means any action, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety, layoff or redundancy requirements or similar Law, directive or guidelines by any Governmental Entity of competent jurisdiction over the Company or the Company Subsidiaries in connection with or in response to COVID-19 (but, in the case of discretionary items, only to the extent they are reasonable in light of the businesses of the Company or any Company Subsidiary and applied in good faith to the businesses of the Company or any Company Subsidiary), in each case, whether in place currently or adopted or modified following the date hereof.
“DCSA” means the Defense Counterintelligence and Security Agency of the United States Department of Defense (formerly, the Defense Security Service), or any successor thereto.
“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter (including (a) any “market flex” terms in the related fee letters and (b) any Second Lien Giveaway and/or any Replacement Commitment Facility).
“Debt Financing Sources” means each person, in its capacity as such, that has committed to provide or arrange or otherwise entered into agreements to provide all or any part of the Debt Financing or any alternative debt financing in connection with the Transactions (including any person providing commitments for the Second Lien Giveaway and/or any Replacement Commitment Facility), together with each affiliate thereof and each officer, director, employee, partner, trustee, controlling person, advisor, attorney, agent and Representative of each such entity or affiliate and their respective successors and assigns. Parent, Sub, the Guarantors, the Equity Financing Sources and their respective affiliates shall not be considered Debt Financing Sources.
“Environmental Laws” means all Laws that (a) regulate or relate to the protection or cleanup of the environment, occupational safety and health in respect of exposure to Hazardous Substances, or the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances or (b) impose liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief) or standards of care with respect to any of the foregoing.
“Environmental Permits” means any permit, registration, identification number, license or other authorization required under any applicable Environmental Law.
“Equity Securities” means, with respect to any person, (a) capital stock, limited liability company interests, membership interests, partnership interests, limited partnership interests or other equity securities of, or voting power in, such person, (b) any securities convertible into or exercisable or exchangeable for any such securities or interests described in clause (a) or (c) any right to acquire, whether by warrant, subscription agreement, option or otherwise, any of the securities or interests described in clauses (a) or (b).
“ERISA Affiliate” means any entity that, together with another entity, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Shares” means Shares to be cancelled or converted in accordance with Section 2.01(a)(ii) and Dissenting Shares.
“Existing Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement, dated as of March 27, 2020 (as amended by that certain First Amendment, dated as of July 2, 2020, and as may otherwise be amended, restated, supplemented or otherwise modified from time to time), by and among the Company, Cubic Transportation Systems, Inc., Cubic Defense Applications, Inc., JPMorgan Chase Bank, N.A. and the other lenders party thereto from time to time.
“FCC” means the United States Federal Communications Commission.
“Finance Affiliate” means any affiliate of Parent that becomes a borrower or issuer of any portion of the Debt Financing as part of any Replacement Commitment Facility.
“Financing” means the Debt Financing and the Equity Financing.
“FTC” means the United States Federal Trade Commission or any successor thereto.
“GAAP” means United States generally accepted accounting principles.
“Government Bid” means any bid, offer or proposal by the Company or any Company Subsidiary, which, if accepted or successful, would reasonably be expected to result in a Government Contract.
“Government Contract” means any contractual agreement of any kind, between the Company or any Company Subsidiary, on the one hand, and (a) any Governmental Entity, (b) any prime contractor of a Governmental Entity in its capacity as a prime contractor, or (c) any higher-tier subcontractor of a Governmental Entity in its capacity as a subcontractor, on the other hand.
“Governmental Entity” means any United States or foreign multinational, supra-national, national, federal, state, provincial, county, municipal or local government, governmental authority, regulatory or administrative body or agency, department, board, bureau, court, tribunal or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.
“Hazardous Substances” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation or for which liability or standards of care are imposed under any Environmental Law, including petroleum (including crude oil or any fraction thereof), asbestos, radioactive materials, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs) and polychlorinated biphenyls.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means, with respect to any person, without duplication (including, as applicable, the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest, fees, penalties, premiums and any other expense or breakage costs thereon), (a) all obligations for borrowed money or with respect to deposits or advances of any kind to such person; (b) all obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments; (c) all reimbursement obligations in respect of all drawn amounts owing under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments; (d) all obligations of such person to pay the deferred purchase price of equity, property or services (other than trade accounts payable in the ordinary course of business of such person); (e) any liabilities in respect of currency or interest rate swaps, collars, caps, hedges or other derivatives; (f) all guarantees and arrangements having the economic effect of a guarantee of such person of any Indebtedness described in the foregoing clauses of this definition of any other person, other than a wholly owned Subsidiary of such person; and (g) all capitalized financing leases or financing synthetic lease obligations of such person (or lease obligations that should have been on the books and records or financial statements of such person as capitalized or synthetic lease obligations in accordance with GAAP), in each case, except for equipment and real estate leases of the type referred to as “operating leases” prior to the adoption of Financial Accounting Standards Board Accounting Standards Update 2016-02.
“Insurance Policies” means all material insurance policies and arrangements held by or for the benefit of the Company, any Company Subsidiary or the business, assets or properties owned, leased or operated by the Company or any Company Subsidiary.
“Intellectual Property” means all works of authorship, software (including source code and object code), databases and data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, methods, processes, schematics, specifications, and other forms of technology.
“Intellectual Property Rights” means all intellectual property rights in any jurisdiction throughout the world, including any and all of the following: (a) trademarks and service marks, and the goodwill associated therewith; (b) copyrights, mask work rights and moral rights; (c) rights to use and protect confidential information (including know-how and trade secrets); (d) patents and utility models; (e) registrations and applications with respect to each of the foregoing, (f) database rights; and (g) internet domain name registrations.
“Intentional Breach” means, with respect to any agreement or covenant of a party in this Agreement, a deliberate action or omission taken or omitted to be taken by such party in material breach of such agreement or covenant that the breaching party takes (or fails to take) (a) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement or covenant or (b) which such breaching party should have known would result in a material breach of such agreement or covenant.
“Intervening Event” means a material Effect or state of facts that (a) was not known to, or reasonably foreseeable by, the Company Board prior to the execution of this Agreement, which Effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Company Board prior to the receipt of the Company Stockholder Approval and (b) does not relate to a Competing Proposal; provided, however, that an “Intervening Event” shall not include (i) any Competing Proposal or other inquiry, offer or proposal that could lead to a Competing Proposal, (ii) an Effect resulting from a breach of this Agreement by the Company or any of the Company Subsidiaries, (iii) changes in the price of the Shares, in and of itself (provided, however, the underlying reasons for such changes may constitute an Intervening Event unless excluded by any other exclusion in this definition) or (iv) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, however, the underlying reasons for such events may constitute an Intervening Event unless expressly excluded by any other exclusion in this definition).
“Investment Screening Laws” means any applicable U.S. or foreign Laws intended to screen, prohibit or regulate foreign investments on public interest or national security grounds, including Part 3 of the UK Enterprise Act 2002 or equivalent legislation.
“IT Assets” means any computers, computer software, firmware, middleware, servers and other operational and information technology, network and communications equipment owned, licensed or leased by the Company or any of the Company Subsidiaries.
“ITAR” means the U.S. Department of State’s International Traffic In Arms Regulations, codified at 22 C.F.R. parts 120-130.
“knowledge” means, in each case after reasonable inquiry, (a) with respect to the Company, the actual knowledge of the individuals listed in Section 1.1(A) of the Company Disclosure Letter and (b) with respect to Parent, the actual knowledge of the individuals listed in Section 1.1(A) of the Parent Disclosure Letter.
“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, Order, judgment, writ, award, injunction or decree, in each case, of any Governmental Entity.

“Legal Dispute” means a dispute that is reasonably likely to lead to a Proceeding.
“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, restriction, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, hypothecation, sublease, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law.
“NISPOM” means the National Industrial Security Program Operating Manual, DOD 5220.22-M, as amended.
“NYSE” means the New York Stock Exchange.
“Order” means any order, verdict, decision, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award, in each case, made, issued or entered by or with any Governmental Entity, whether preliminary, interlocutory or final.
“Parent Termination Fee” means an amount in cash equal to $113,635,760.
“Payoff Indebtedness” means (a) the Existing Credit Agreement, (b) that certain Uncommitted Facility Letter, dated December 13, 2017, by and between Cubic Transportation Systems Limited and BNP Paribas, London Branch, (c) that certain Continuing Agreement for Standby Letters of Credit, dated as of July 5, 2017, by and between Citibank, N.A. and the Company, (d) that certain Master Lease Agreement, dated October 2, 2020, by and between Mitsubishi UFJ Lease & Finance (U.S.A.) Inc. and the Company and (e) Master Lease Agreement Number: 50215-90000, dated September 2, 2020, by and between Banc of America Leasing & Capital, LLC and the Company.
“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Entities (i) not yet due and payable or (ii) the amount or validity of which is being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or that arise in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate Proceedings (except to the extent such Liens have arisen due to a breach or default by the Company or any Company Subsidiary under any applicable Contract), (c) Liens for which either title insurance coverage, bonding or an indemnification has been obtained, (d) easements whether or not shown by the public records, overlaps, encroachments and any matters not of record that would be disclosed by an accurate survey or a personal inspection of the property (other than such matters that, individually or in the aggregate, materially adversely impair the current use of the subject real property), (e) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (f) Liens imposed or promulgated by Law with respect to real property and improvements, including building codes and zoning regulations, (g) easements, rights of way, restrictions, covenants or other similar matters that are not material in amount or do not materially detract from the value or materially impair the existing use of the subject real property, (h) all matters and exceptions set forth in any title insurance policies or commitments, if any, made available to Parent prior to the date of this Agreement, (i) non-exclusive licenses of Intellectual Property granted in the ordinary course of business, (j) Liens that affect the underlying fee interest of any Leased Real Property that do not materially detract from the value or materially impair the existing use of the applicable Leased Real Property and (k) Liens that, individually or in the aggregate, do not materially interfere or materially impair the continued use and operation of, the assets to which they relate in the business of the Company and the Company Subsidiaries, taken as a whole.
“person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint stock company, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity of any kind (including any person as defined in Section 13(d)(3) of the Exchange Act).
“Privacy Requirements” means any and all applicable Laws, industry requirements, and Contracts relating to the Processing of Personal Information, including (a) each Law relating to the protection or processing of Personal Information that is applicable to the Company, including as applicable, the FTC Act, 15 U.S.C. § 45; the CAN-SPAM Act of 2003, 15 U.S.C. § 7701 et seq.; the Telephone Consumer Protection Act, 47 U.S.C. § 227; the Fair Credit Reporting Act, 15 U.S.C. 1681; the Electronic Communications Privacy Act, 18 U.S.C.

§§ 2510-22; the Stored Communications Act, 18 U.S.C. § 2701-12; the California Consumer Privacy Act, Cal. Civ. Code § 1798.100, et seq.; California Online Privacy Protection Act, Cal. Bus. & Prof. Code § 22575, et seq.; Massachusetts Gen. Law Ch. 93H, 201 C.M.R. 17.00; Cal. Civ. Code § 1798.82, N.Y. Gen. Bus. Law § 899-aa, et seq.; the European Union’s Directive on Privacy and Electronic Communications (2002/58/EC); the General Data Protection Regulation (2016/679); Laws requiring notification to any person or Governmental Entity in the event of a data breach; and all implementing regulations and requirements, and other similar Laws; (b) each Contract relating to the Processing of Personal Information applicable to the Company; and (c) each applicable rule, codes of conduct, or other requirement of self-regulatory bodies and applicable industry standards, including, to the extent applicable, the Payment Card Industry Data Security Standard.
“Proxy Statement” means the proxy statement on Schedule 14A to be sent to the Company’s stockholders in connection with the Company Stockholders Meeting, including any amendments or supplements thereto.
“Replacement Commitment Facility” has the meaning set forth in the Debt Commitment Letter as in effect on the date of this Agreement.
“Representatives” means, with respect to a person, such person’s directors, officers, managers, employees, agents, professional advisors (including investment bankers, accountants and legal counsel) and other advisors and representatives.
“Required Information” means the financial statements required by paragraph 6 of Annex III of the Debt Commitment Letter.
“Required Statutory Approvals” means (a) any consents, approvals, authorizations, permits, filings, registrations or notifications as may be required by the DCSA and, to the extent applicable, any other cognizant security agency (“CSA”), in connection with a notification of pending changed conditions, including pending change of ownership, pursuant to the requirements of the NISPOM and any other applicable CSA security regulations and (b) any notices to be provided to DDTC under 22 C.F.R. § 122.4(a), (b) and (c).
“Restricted Shares” means outstanding shares of Company Common Stock that have been issued as restricted stock, including awards of restricted stock granted pursuant to the Company Stock Plan.
“Sanctioned Person” means any person or Governmental Entity that is the target of applicable sanctions, specifically (a) any person designated on any list of sanctioned persons maintained by the government of the United States, including the Office of Foreign Assets Control or the U.S. Department of State, the United Nations, the European Union and any of its Member States, or Her Majesty’s Treasury of the United Kingdom, (b) any person located, organized or resident in a country or territory which is itself the subject or target of any U.S. comprehensive sanctions (that is, at the time of this Agreement, Crimea region of Ukraine, Cuba, Iran, North Korea and Syria), or (c) any person directly or indirectly owned or controlled by any such person identified in clause (a) or clause (b).
“SEC” means the United States Securities and Exchange Commission.
“Second Lien Giveaway” has the meaning set forth in the Debt Commitment Letter as in effect on the date of this Agreement.
“Second Lien Term Facility” has the meaning set forth in the Debt Commitment Letter as in effect on the date of this Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Incident” means any unauthorized access to or Processing of Personal Information or the information the IT Assets process, or any other data security incident requiring notification to any person or Governmental Entity under Privacy Requirements.
“Share” means a share of Company Common Stock, whether or not a Restricted Share.
“Significant Subsidiary” means each Company Subsidiary that constitutes a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act.

“Solvent” when used with respect to any person, means that, as of any date of determination, (a) the “present fair saleable value” of such person’s total assets exceeds the fair value of such person’s total “liabilities, including a reasonable estimate of the amount of all contingent and other liabilities,” as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, (b) such person will not have an unreasonably small amount of capital for the operation of the businesses in which it is or intends to be engaged, and (c) such person will be able to pay all of its liabilities (including contingent liabilities) as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay all of its liabilities (including contingent liabilities) as they mature” mean that such person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.
“Specified Contract” means the Contract set forth on Section 1.1(B) of the Company Disclosure Letter.
“Subsidiary” means, with respect to any person, any other person with respect to which the first person (a) has the voting power or such other right to elect a majority of the board of directors or other persons performing similar functions or (b) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a person that is not a corporation) or economic interest, in each case, directly or indirectly through one or more other persons.
“Superior Proposal” means any bona fide written Competing Proposal not made as a result of a breach of Section 5.03(a) (other than an immaterial and unintentional breach) (with all percentages in the definition of Competing Proposal changed to “fifty percent (50%)”) made by any person or persons or group on terms that the Company Board (or any committee thereof) determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, and considering such factors as the Company Board (or any committee thereof) considers to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), that (a) if consummated, would result in a transaction or series of transactions that is or are more favorable from a financial point of view to the stockholders of the Company (in their capacity as such) than the Transactions, after taking into account any revisions, amendments or modifications to the terms of this Agreement proposed, made or agreed to by Parent in accordance with Section 5.03(d) and (b) is reasonably likely to be completed, taking into account all financial, legal, regulatory and other aspects of such Competing Proposal.
“Synthetic Lease” means that certain Second Amended and Restated Participation Agreement, dated as of May 29, 2020, by and among the Company, Bankers Commercial Corporation, MUFG Union Bank, N.A., MUFG Bank, Ltd. and the rent assignees from time to time party thereto.
“Tax” and “Taxes” means any and all taxes of any kind, including federal, state, local or foreign net income, gross income, gross receipts, capital gains, estimated, windfall profit, branch profit, severance, property, production, ad valorem, excise, stamp, Transfer Taxes, franchise, employment, unemployment, payroll, withholding, social security (or similar, including FICA), disability, alternative or add-on minimum or any other tax, custom, duty, levy, tariff, impost, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax or additional amount, whether disputed or not, imposed by any Governmental Entity.
“Tax Return” means any return, report, form or similar statement with respect to any Tax including any election, information return, claim for refund, amended return or declaration of estimated Tax, including any statements, schedules or attachments thereto and any amendment thereof.
“Transfer Taxes” means all sales, use, value added, documentary, stamp duty, gross receipts, registration, transfer, transfer gain, conveyance, excise, recording, license and other similar taxes and fees, including any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Affiliate Arrangement	Section 3.27
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.03(a)
Anti-Bribery Laws	Section 3.21(d)
Antitrust Failure	Section 7.02(c)
Antitrust Laws	Section 3.04(b)
Backstopped/Rolled LCs	Section 5.16
Bankruptcy and Equity Exception	Section 3.03(a)
Book-Entry Shares	Section 2.01(a)(i)
Certificate	Section 2.01(a)(i)
Certificate of Merger	Section 1.03
Change of Company Recommendation	Section 5.03(d)
Closing	Section 1.02
Closing Date	Section 1.02
Company	Preamble
Company Benefit Plan	Section 3.12(a)
Company Board	Recitals
Company Bylaws	Section 3.01(b)
Company Charter	Section 3.01(b)
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company Employee	Section 5.11(a)
Company Financial Statements	Section 3.06
Company Intellectual Property	Section 3.17(a)
Company Material Contract	Section 3.18(b)(xiii)
Company Permits	Section 3.05(a)
Company Preferred Stock	Section 3.02(a)
Company Privacy Policy	Section 3.20(a)
Company Recommendation	Section 5.04(d)
Company Related Parties	Section 7.02(d)
Company Rights Agreement	Recitals
Company Rights Agreement Amendment	Recitals
Company SEC Documents	Section 3.06
Company Stockholder Approval	Section 3.25
Company Stockholders Meeting	Section 5.04(c)
Continuation Period	Section 5.11(a)
Continuing Employee	Section 5.11(a)
D&O Insurance	Section 5.09(b)
Damages	Section 7.02(a)
Damages Cap	Section 7.02(a)
DDTC	Section 5.06(e)

Term	Section
Debt Commitment Letter	Section 4.07(a)
Definitive Debt Financing Agreements	Section 5.07(a)
DGCL	Recitals
Dissenting Shares	Section 2.04
Dissenting Stockholder	Section 2.04
Effective Time	Section 1.03
Equity Commitment Letters	Section 4.07(a)
Equity Financing	Section 4.07(a)
Equity Financing Sources	Section 4.07(a)
ERISA	Section 3.12(a)
Exchange Fund	Section 2.02(a)
Export Laws	Section 3.21(d)
Fee Letter	Section 4.07(a)
Financing Commitment Letters	Section 4.07(a)
Financing Purposes	Section 4.07(b)
Financing Sources	Section 4.07(a)
Guarantors	Recitals
Indemnified Liabilities	Section 5.09(a)
Indemnified Parties	Section 5.09(a)
Indemnified Party	Section 5.09(a)
Inside Date	Section 1.02
Intervening Event Change of Recommendation Notice Period	Section 5.03(f)(iii)
IRS	Section 3.12(a)
Leased Real Property	Section 3.15(b)
Limited Guarantees	Recitals
Merger	Recitals
Merger Consideration	Section 2.01(a)(i)
New Debt Commitment Letter	Section 5.07(c)
New Fee Letter	Section 5.07(c)
Notice of Intervening Event Change of Recommendation	Section 5.03(f)(ii)
Notice of Superior Proposal Change of Recommendation	Section 5.03(e)(ii)
Outside Date	Section 7.01(b)(i)
Owned Real Property	Section 3.15(a)
Parent	Preamble
Parent 401(k) Plan	Section 5.11(e)
Parent Costs and Interest	Section 7.02(d)
Parent Disclosure Letter	Article IV
Parent Plans	Section 5.11(c)
Parent Related Parties	Section 7.02(d)
Paying Agent	Section 2.02(a)

Term	Section
Payoff Letters	Section 5.16
Permit	Section 3.05(a)
Personal Information	Section 3.20(a)
Proceeding	Section 3.11
Process	Section 3.20(a)
Processing	Section 3.20(a)
Real Property Lease	Section 3.15(b)
Replacement Facility Commitment Letter	Section 5.07(a)
Replacement Facility Fee Letter	Section 5.07(a)
Restricted Share Payments	Section 2.03(b)
Rights	Section 2.06
RSU Award	Section 2.03(a)
RSU Payments	Section 2.03(a)
RSUs	Section 2.03(a)
Sarbanes-Oxley Act	Section 3.06
Select Antitrust Laws	Section 7.02(c)
Series A Preferred Stock	Section 2.06
Specified Date	Section 3.02(a)
Specified Stockholder	Recitals
Sub	Preamble
Surviving Corporation	Section 1.01
Takeover Statute	Section 3.24
Transactions	Recitals
Treasury Regulation	Section 2.05
Unlisted Company Benefit Plans	Section 3.12(a)
Voting Agreement	Recitals

Exhibit C
FORM OF CERTIFICATE OF MERGER
[See Attached.]

CERTIFICATE OF MERGER
OF
ATLAS MERGER SUB INC.
INTO
CUBIC CORPORATION
Pursuant to Section 251 of the General
Corporation Law of the State of Delaware
Cubic Corporation, a Delaware corporation, does hereby certify:
FIRST:   The name and state of incorporation of each of the constituent corporations (the “Constituent Corporations”) to this merger are as follows:
Atlas Merger Sub Inc.                            Delaware
Cubic Corporation                               Delaware
SECOND:   An Agreement and Plan of Merger, dated as of February 7, 2021 (as the same may be amended, modified, restated or supplemented from time to time, the “Merger Agreement”), by and among Atlas CC Acquisition Corp., a Delaware corporation, and the Constituent Corporations, has been approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.
THIRD:   The name of the corporation surviving the merger is Cubic Corporation (the “Surviving Corporation”).
FOURTH:   The Amended and Restated Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth in Exhibit A attached hereto.
FIFTH:   The executed Merger Agreement is on file at an office of the Surviving Corporation, 9333 Balboa Avenue, San Diego, California 92123.
SIXTH:   A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.
[Signature Page Follows]

IN WITNESS WHEREOF, Cubic Corporation has caused this Certificate of Merger to be executed in its corporate name this [•] day of [•], 2021.
CUBIC CORPORATION
By:

Name:
Title:
[Signature Page to Certificate of Merger]

Exhibit A
Third Amended and Restated Certificate of Incorporation of the Surviving Corporation
[See Attached.]

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CUBIC CORPORATION
****
FIRST:   The name of the corporation (which is hereinafter referred to as the “Corporation”) is Cubic Corporation.
SECOND:   The address of the Corporation’s registered office in the State of Delaware is COGENCY GLOBAL INC., 850 New Burton Road, Suite 201, County of Kent, Dover, Delaware 19904. The name of its registered agent at such address is COGENCY GLOBAL INC.
THIRD:   The nature of the business or the purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).
FOURTH:   The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share.
FIFTH:
1.
   Liability.   No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director, as a director of the Corporation. Notwithstanding the foregoing sentence, a director of the Corporation shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

2.
   Indemnification.

a.   The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be more liberally amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Article Fifth of this Certificate of Incorporation, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the board of directors of the Corporation.
b.   The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.
c.   The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article Fifth or otherwise.
d.   If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
e.   The rights conferred on any person by this Article Fifth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the by-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.
f.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
g.   The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
h.   The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article Fifth shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.
i.   The provisions of this Article Fifth shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of this Certificate of Incorporation), in consideration of such person’s performance of such services, and pursuant to this Article Fifth the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article Fifth are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of this Certificate of Incorporation. With respect to any directors or officers of the Corporation who commence service following adoption of this Certificate of Incorporation, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article Fifth shall not (i) have any effect on the liability or alleged liability of, or adversely affect any right or protection hereunder of, any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) adversely affect any right or protection under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.
SIXTH:   Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article Sixth; provided, however, that any amendment or repeal of Article Sixth of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal.

Exhibit D
FORM OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CUBIC CORPORATION
(the “Certificate of Incorporation”)
[See Attached.]

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CUBIC CORPORATION
****
FIRST:   The name of the corporation (which is hereinafter referred to as the “Corporation”) is Cubic Corporation.
SECOND:   The address of the Corporation’s registered office in the State of Delaware is COGENCY GLOBAL INC., 850 New Burton Road, Suite 201, County of Kent, Dover, Delaware 19904. The name of its registered agent at such address is COGENCY GLOBAL INC.
THIRD:   The nature of the business or the purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).
FOURTH:   The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share.
FIFTH:
1.   Liability.   No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director, as a director of the Corporation. Notwithstanding the foregoing sentence, a director of the Corporation shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
2.   Indemnification.
a.   The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be more liberally amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Article Fifth of this Certificate of Incorporation, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the board of directors of the Corporation.
b.   The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.
c.   The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article Fifth or otherwise.
d.   If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
e.   The rights conferred on any person by this Article Fifth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the by-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.
f.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
g.   The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
h.   The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article Fifth shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.
i.   The provisions of this Article Fifth shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of this Certificate of Incorporation), in consideration of such person’s performance of such services, and pursuant to this Article Fifth the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article Fifth are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of this Certificate of Incorporation. With respect to any directors or officers of the Corporation who commence service following adoption of this Certificate of Incorporation, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article Fifth shall not (i) have any effect on the liability or alleged liability of, or adversely affect any right or protection hereunder of, any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) adversely affect any right or protection under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.
SIXTH:   Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article Sixth; provided, however, that any amendment or repeal of Article Sixth of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal.

ANNEX B — OPINION OF J.P. MORGAN SECURITIES LLC
February 7, 2021
The Board of Directors
Cubic Corporation
9333 Balboa Avenue
San Diego, CA 92123
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, no par value per share (the “Company Common Stock”), of Cubic Corporation (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Atlas CC Acquisition Corp. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of February 7, 2021 (the “Agreement”), among the Company, the Acquiror and its subsidiary Atlas Merger Sub Inc., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its affiliates and Excluded Shares (as defined in the Agreement), will be converted into the right to receive $70.00 per share in cash (the “Consideration”).
In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

B-1

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and certain portfolio companies of Veritas Capital Management, L.L.C. (“Veritas”), for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead bookrunner and joint lead arranger on the Company’s revolving credit facility and term loan in March 2020 and an amendment thereto in July 2020. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company and certain portfolio companies of Veritas, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or other material commercial or investment banking relationships with Elliott Management Corporation. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC.This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction.
This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
/s/ J.P. MORGAN SECURITIES LLC
J.P. MORGAN SECURITIES LLC

B-2

ANNEX C — OPINION OF RAYMOND JAMES & ASSOCIATES, INC.
February 7, 2021
Board of Directors
Cubic Corporation
9333 Balboa Avenue
San Diego, CA 92123
Members of the Board of Directors:
We understand that Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), Atlas Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Cubic Corporation, a Delaware corporation (“Cubic” or the “Company”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, (i) Merger Sub will be merged with an into Cubic (the “Merger”) with Cubic surviving the Merger and becoming a wholly-owned subsidiary of Parent, and (ii) each outstanding share of no par value Cubic common stock (“Cubic Common Stock”) issued and outstanding immediately prior to the Merger (other than Dissenting Shares, shares of Cubic Common Stock held in treasury and shares of Cubic Common Stock held by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub (collectively, and together with Cubic Common Stock owned by Elliott Management Corporation or any of its affiliates, the “Excluded Shares”)) will be automatically converted into the right to receive $70.00 in cash without interest and subject to lawful tax withholding (the “Merger Consideration”). The terms and conditions of the Merger are more completely described in the Merger Agreement, and any capitalized term used in this opinion letter and not defined herein has the meaning ascribed to such term in the Merger Agreement.
The Board of Directors of the Company (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Cubic Common Stock, other than holders of Excluded Shares, is fair from a financial point of view to such holders.
In connection with our review of the proposed Merger and the preparation of this Opinion, we have, among other things:
1.
reviewed the financial terms and conditions as stated in the February 4, 2021 draft of the Merger Agreement, such draft being the last draft of the Merger Agreement provided to us;

2.
reviewed certain information related to the historical condition and prospects of the Company, as made available to Raymond James by or on behalf of the Company, including, but not limited to, financial projections prepared by the management of the Company and approved for our use in rendering this Opinion including quarterly and annual projections (the “Projections”);

3.
reviewed certain information provided by management relative to the recent historical and projected near term financial performance of the Company;

4.
reviewed the Company’s audited and unaudited financial statements on file with the U.S. Securities and Exchange Commission for the Company fiscal years ended September 30, 2019 and 2020;

5.
reviewed certain other disclosure set forth in the Company’s recent public filings and certain other publicly available information regarding the Company;

6.
reviewed the financial and operating performance of the Company and those of other selected public companies that we deem to be relevant;

7.
considered the publicly available financial terms of certain transactions in the Company’s industries and others which we deemed to be relevant;

8.
reviewed the current and historical market prices and trading activities for the Cubic Common Stock,

and the current market prices and trading activities of the publicly traded securities of certain other companies that we deemed to be relevant;
9.
reviewed a certificate addressed to Raymond James from a member of senior management of the Company;

10.
discussed with members of the senior management of the Company certain information relating to the aforementioned including, without limitation, senior management’s assessment of the Company’s past and current financial condition and operations, and its future prospects, and any other matters which we have deemed relevant to our inquiry; and

11.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company to us, or otherwise reviewed by or discussed with us, and that it does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided by the Company to or otherwise reviewed by or discussed between us and the Company, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and good faith judgments of management of the Company on the date of this Opinion, and we have relied upon the Company to advise us promptly if any information previously provided by the Company to us became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us, and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations and (ii) all governmental, regulatory, and other notices and consents and approvals necessary for the consummation of the Merger will have been made or obtained, and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or the Company that would be material to our analyses or this Opinion.
Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of February 5, 2021 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect. As you are aware, there is significant uncertainty as to the potential direct and indirect business, financial, legal, economic and market implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, governments, regulatory agencies, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”), and the Pandemic Effects could have a material impact on our analyses and this Opinion.
We express no opinion as to the underlying business decision to effect the Merger, the relative merits of the Merger relative to any other strategic transaction which may be available to the Company, the process which was conducted by the Company to arrive at the decision to engage in the Merger, or the structure or tax consequences of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Cubic Common Stock other than holders of Excluded Shares. We were not requested to solicit, and we did not solicit, interest from other parties with respect to an acquisition of, or any other business combination with, the Company or any other alternative transaction to the Merger.
We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Merger. Furthermore, we express no opinion with respect to, and no opinion, counsel or interpretation is intended by Raymond James on, matters that require legal, regulatory, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained by the Board and the Company from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Merger.
In formulating our opinion, we have considered only what we understand to be the consideration to be received by the holders of the Cubic Common Stock (other than Excluded Shares) as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s officers, directors or employees, or class of such persons, whether relative to the consideration to be received by the holders of the Cubic Common Stock (other than Excluded Shares) or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) any term or aspect of the Merger or the Merger Agreement or any other agreement connected with the Merger other than the opinion expressly set forth in the last sentence of this Opinion, (2) the fairness of the Merger to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion and (3) the fairness of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Merger amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the price at which any Company security may trade at any time nor the effect of the Merger on the solvency or viability of the Company or Parent or its affiliates or the ability of the Company or Parent or its affiliates to pay their respective obligations when they come due.
The delivery of this opinion was approved by an opinion committee of Raymond James.
Raymond James will receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Merger or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.
In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Other than in connection with the Merger, Raymond James has not provided services to Parent or its affiliates, Merger Sub, the Company or any other party to the Merger in the previous two years and has not been paid any fees from or made an equity investment in such parties except as set forth on Schedule A to this Opinion. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Parent or its affiliates, Merger Sub, the Company and other participants in the Merger in the future, for which Raymond James may receive compensation.
It is understood that this letter is for the information of the Board of Directors of the Company (solely in each director’s capacity as such) in evaluating the proposed Merger and does not constitute a recommendation to the Board of Directors or any shareholder of the Company regarding how the Board or said shareholder should act or vote on the proposed Merger or any other matter. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be disclosed, reproduced, quoted, summarized, referred to at any time, in any manner, or used for any other purpose, nor shall any references to Raymond James or any of its affiliates be made, without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Merger that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement, along with a description that is reasonably satisfactory to us. In furnishing this opinion, we do not admit that this Opinion is a report or valuation used in connection with a registration statement.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Cubic Common Stock, other than holders of Excluded Shares, in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
RAYMOND JAMES & ASSOCIATES, INC.
Signature:   /s/ Raymond James & Associates, Inc.

SCHEDULE A
•
Elliott Management has had delivery-on-payment accounts with Raymond James for purposes of clearing securities transactions, for which Raymond James has received customary fees periodically.

•
An affiliate of Raymond James holds a less than one percent interest in a fund affiliated with Veritas Capital Management L.P.

•
Raymond James represented Pixia Corp., a subsidiary of Cubic Corporation, in its acquisition by Cubic Corporation, for which Raymond James received fees.

•
Cubic Corporation has a loan outstanding with Raymond James Bank, N.A., an affiliate of Raymond James, for which Raymond James Bank, N.A. has received fees.

ANNEX D — SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
§ 262. Appraisal rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

EXECUTION VERSION
ANNEX E — VOTING AGREEMENT
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of February 7, 2021, by and among Cubic Corporation, a Delaware corporation (the “Company”), and each person identified on Exhibit A attached hereto (collectively, the “Stockholders” and each a “Stockholder”).
WITNESSETH:
WHEREAS, Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), Atlas Merger Sub Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Sub”), and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Sub with and into the Company, with the Company continuing as the surviving company of such merger (the “Merger”), pursuant to which each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will automatically be converted into the right to receive the consideration set forth in the Merger Agreement, subject to the terms and conditions set forth therein.
WHEREAS, as of the date hereof, each Stockholder has Beneficial Ownership of the number of Shares set forth opposite such Stockholder’s name on Exhibit A attached hereto.
WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, each Stockholder (in such Stockholder’s capacity as such) has agreed to enter into this Agreement.
NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:
1.   Certain Definitions.   All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
(a)
“affiliate” shall mean, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first-mentioned person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership interests, by contract or otherwise.

(b)
“Beneficial Ownership” shall mean “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The terms “beneficially own”, “beneficially owned” and “beneficial owner” shall have a correlative meaning.

(c)
“Confidentiality Agreement” shall mean that certain Letter Agreement, dated October 10, 2020, by and between the Company and Elliott Investment Management L.P.

(d)
“Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger shall become consummated in accordance with the terms and provisions of the Merger Agreement, (ii) the valid termination of the Merger Agreement in accordance with Article VII of the Merger Agreement and (iii) the termination of this Agreement by the mutual written consent of the parties.

(e)
“person” shall mean an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity (including any person as defined in Section 13(d)(3) of the Exchange Act).

(f)
“Shares” shall mean, with respect to any Stockholder, (i) all shares of Company Common Stock of which such Stockholder has record ownership or Beneficial Ownership as of the date hereof, (ii) all rights, warrants or options to acquire, and securities convertible into or exchangeable for shares of, Company Common Stock of which such Stockholder has record ownership or Beneficial Ownership as of the date hereof, and (iii) all additional shares of Company Common Stock (and all additional rights, warrants or options to acquire, and securities convertible into or exchangeable for shares of, Company Common Stock) of which such Stockholder acquires record ownership or Beneficial Ownership after the date of this Agreement through the Expiration Date (in all cases, solely to the extent permitted by the Confidentiality Agreement), including, without limitation, upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, distribution, split-up or combination of the securities of the Company or upon any other change in the Company’s capital structure; provided, however, “Shares” shall exclude any cash-settled swap instruments to which a Stockholder does not have the right to control or direct the voting of the underlying shares of Company Common Stock.
(g)
“Transfer” shall mean, with respect to a Share, to directly or indirectly (i) sell, pledge, encumber (other than Permitted Encumbrances), exchange, assign, grant an option with respect to, transfer, tender or otherwise dispose of such Share or any interest in such Share (including by merger, by testamentary disposition, by gift, by operation of Law or otherwise), (ii) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent or execute any written consent in or with respect to any or all of the Shares that is inconsistent with this Agreement (other than any written consent executed in accordance with this Agreement), (iii) create or permit to exist any Liens, other than Liens (x) arising under or imposed by applicable Law or pursuant to this Agreement, the Merger Agreement (or the Transactions) or any Permitted Transfers or (y) that are not material to the Stockholders’ performance of their respective obligations under this Agreement ((x) and (y), together, the “Permitted Encumbrances”), (iv) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or understanding that is inconsistent with this Agreement, or (v) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iv).

2.   Transfer Restrictions.
(a)
From the date hereof until the Expiration Date, no Stockholder shall Transfer (or cause or permit the Transfer of) any of the Shares, or enter into any Contract or agreement relating thereto, except (i) with the Company’s prior written consent and in the Company’s sole discretion, (ii) Transfers between the Stockholders or entities under their control and Transfers between accounts holding the Shares or new accounts established and actually held and controlled by the Stockholders (so long as, for the avoidance of doubt, such Transfers do not reduce the aggregate Beneficial Ownership of the transferring Stockholder), or (iii) as contemplated by the Equity Commitment Letters or the transactions contemplated thereby; provided, that in the case of clause (ii) or clause (iii), if such Transfer is to an entity under the control of such Stockholder, such Stockholder shall cause such entity, at the time of and as a condition to such Transfer, to execute and deliver to the Company a joinder providing that such transferee shall agree to be bound as a Stockholder under this Agreement (each such exception, a “Permitted Transfer”). Any Transfer (other than a Permitted Transfer) of Shares in breach or violation of this Agreement shall be void and of no force or effect. For the avoidance of doubt, the fact that a Stockholder’s Shares may be loaned by such Stockholder as part of customary securities lending arrangements shall constitute a Permitted Transfer and actions taken in connection therewith shall constitute a Permitted Encumbrance, so long as such Stockholder is entitled to vote any such loaned Shares at any stockholder meeting of the Company held prior to the Expiration Date (including by recalling such loaned Shares prior to the record date for such meeting as necessary, following which record date the Stockholder may again loan any or all of such Stockholder’s Shares as part of customary securities lending arrangements). The Company hereby agrees to provide each Stockholder with at least twenty (20) calendar days’ advance notice of the record date for any stockholder meeting of the Company held before the Expiration Date.

(b)
In the event that any Stockholder acquires record ownership or Beneficial Ownership of Shares after the execution of this Agreement, such Stockholder shall promptly deliver to the Company a written notice indicating the number of such Shares acquired or received, and the number of Shares held by such Stockholder set forth on Exhibit A hereto will be deemed amended accordingly and such Shares shall automatically become subject to the terms of this Agreement.

3.   Agreement to Vote Shares.
(a)
At every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company, each Stockholder (in such Stockholder’s capacity as such) agrees to, unconditionally and irrevocably, or to cause the holder of record on any applicable record date to, vote all Shares that are then-owned by such Stockholder, and, in each case, entitled to vote or act by written consent, to the extent not voted by the person(s) appointed under the Proxy Statement:

(i)   in favor of the approval of the Merger Agreement and the Merger;
(ii)   in favor of the approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Merger Agreement on the date on which such meeting is held;
(iii)   against approval of any proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to, in competition with, or inconsistent with the Merger Agreement, the Merger or the Transactions, in each case, unless otherwise consented to in writing by the Company or following a Change of Company Recommendation; and
(iv)   in favor of any other matter or action necessary or appropriate to or in furtherance of the consummation Merger Agreement or the Transactions.
(b)
In the event that a meeting of the stockholders of the Company is held, the Stockholder (i) shall, or shall cause the holder of record of the Shares on any applicable record date to, be present in person or by proxy at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and (ii) shall cast, or cause to be cast, a vote with respect to its Shares in accordance with such procedures relating thereto so as to ensure that such vote is duly counted.

4.   No Adverse Act.   Each Stockholder agrees that prior to any Expiration Date, except as expressly provided or permitted by this Agreement, the Stockholder shall not, without the prior written consent of the Company in its sole discretion, (a) enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of Section 3 or this Section 4, or (b) take or permit any other action that would in any way (i) make any representation or warranty of such Stockholder herein untrue or incorrect (except in the case of Section 7(c) for Permitted Transfers) or (ii) restrict, limit, interfere, prevent or disable such Stockholder from performing its obligations under this Agreement. Each Stockholder agrees that such Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Proceeding, in law or in equity, in any court or before any Governmental Entity which (x) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (y) alleges that the execution and delivery of this Agreement by such Stockholder, either alone or together with any other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof.
5.   Agreement Not to Exercise Appraisal Rights.   Each Stockholder shall not exercise, and hereby irrevocably and unconditionally waives, any statutory rights (including under Section 262 of the DGCL) to demand appraisal of any Shares that may arise in connection with the Merger.
6.   Irrevocable Proxy.
(a)
Solely in the event of a failure by the applicable Stockholder to act in accordance with such

Stockholder’s obligations as to voting pursuant to Section 3, prior to the Expiration Date and without in any way limiting any Stockholder’s right to vote the Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval, each Stockholder irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution and including for purposes of Section 212 of the DGCL), for and in the name, place and stead of the Stockholder, to vote the Shares, or grant a consent or approval in respect of the Shares, in the manner contemplated by Section 3.
(b)
Each Stockholder hereby represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes such proxies.

(c)
Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest in consideration of the Company entering into this Agreement and the Merger Agreement and may be revoked only under the circumstances set forth in the last sentence of Section 6(d). If during the term of this Agreement for any reason the proxy granted herein is not irrevocable, then such Stockholder agrees that it shall vote its Shares in accordance with Section 3 above as instructed by the Company in writing. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable Law.

(d)
Each Stockholder shall, upon written request by the Company, as promptly as practicable execute and deliver to the Company a separate written instrument or proxy that embodies the terms of this irrevocable proxy set forth in this Section 6 and is otherwise reasonably acceptable to the Company and such Stockholder. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by such Stockholder, upon the Expiration Date and the Company may terminate any proxy granted pursuant to this Section 6 at any time at its sole discretion by written notice to such Stockholder.

(e)
The Company hereby acknowledges and agrees that the proxy set forth in this Section 6 shall not be exercised to vote, consent or act on any matter except as specifically contemplated by Section 3 above and the Company agrees not to exercise the proxy granted herein for any purpose other than the purposes described in Section 3.

7.   Representations and Warranties of the Stockholders.   Each Stockholder hereby represents and warrants, severally (and not jointly) solely with respect to such Stockholder, to the Company as follows:
(a)
Power; Organization; Binding Agreement.   Such Stockholder has full power and authority to execute and deliver this Agreement (including the irrevocable proxy granted pursuant to Section 6 of this Agreement), to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. Such Stockholder is duly organized, validly existing and in good standing (or equivalent) under the laws of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)
No Conflicts.   None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which such Stockholder is a party or by which the Stockholder may be bound, including any voting agreement or voting trust, (ii) violate any applicable Law or (iii) violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Stockholder.

(c)
Ownership of Shares.   Except as otherwise permitted in connection with Permitted Transfers,

such Stockholder (i) is the Beneficial Owner of the Shares set forth opposite such Stockholder’s name on Exhibit A, all of which are free and clear of any Liens (other than Permitted Encumbrances), and (ii) no person (other than such Stockholder and any person under the control of such Stockholder) has a right to acquire any of the Shares held by such Stockholder.
(d)
Voting Power.   Such Stockholder (or a person under the control of such Stockholder) has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the Shares held by such Stockholder (except as otherwise permitted in connection with Permitted Transfers), with no limitations, qualifications or restrictions on such rights (in each case other than Permitted Encumbrances), subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e)
Reliance by Company.   Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution, and delivery of this Agreement and the performance of such Stockholder’s obligations hereunder.

(f)
Consents and Approvals.   The execution, delivery and performance of this Agreement by such Stockholder, and the consummation by such Stockholder of the transactions contemplated hereby, do not and will not (i) conflict with or violate any Law that is applicable to such Stockholder or by which any of its assets or properties is subject or bound or (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract, in each case of (i) and (ii) except as would not prevent or delay the performance by the Stockholder of the Stockholder’s obligations under this Agreement in any material respect. The execution, delivery and performance by such Stockholder of this Agreement, and the consummation by the Stockholder of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Entity other than those filings that would not prevent or delay the performance by the Stockholder of the Stockholder’s obligations under this Agreement in any material respect.

(g)
Litigation.   As of the date hereof, there are no Proceedings pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its affiliates, or any Order to which such Stockholder or any of its affiliates is subject, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to prevent or delay the performance by the Stockholder of the Stockholder’s obligations under this Agreement in any material respect.

8.   Disclosure.   Each Stockholder shall permit the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company determines to be necessary or desirable in connection with the Merger and the Transactions, such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.
9.   No Ownership Interest.   Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to the Stockholders.
10.   Further Assurances.   Subject to the terms and conditions of this Agreement, upon request of the Company, each Stockholder shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement.
11.   Stop Transfer Instructions; Legend.   At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to instruct the Company’s transfer agent to put in place a stop transfer order with respect to all of the Shares of such Stockholder held of record (and that this Agreement places limits on the voting and transfer of such Shares). At the request of the Company, each certificate or other instrument, if any, representing any Shares shall bear a legend that such Shares are subject to the provisions of this Agreement.
12.   Termination.   This Agreement (including the irrevocable proxy granted pursuant to Section 6 of this Agreement), and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 12 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any intentional breach of this Agreement prior to such termination.
13.   Miscellaneous.
(a)
Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto.

(b)
Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

(c)
Amendments; Waiver.   Subject to applicable Law, this Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No waiver of any of the provisions of this Agreement shall be effective unless it is in writing signed by the party making such waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d)
Specific Performance.   The parties agree that irreparable damage would be caused to the Company in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties acknowledge and agree that the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(e)
Notices.   All notices or other communications required or permitted hereunder shall be in writing, shall be sent by email of a .pdf attachment (providing confirmation of transmission), by reliable overnight delivery service (with proof of service) or by hand delivery, and shall be deemed to have been duly given (i) when delivered if delivered in person or when sent if sent by email (provided, that read receipt or delivery confirmation of receipt of the email or telephonic confirmation of email is obtained), (ii) on the third (3rd) Business Day after dispatch by registered or certified mail or (iii) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

If to the Company:
Cubic Corporation
9333 Balboa Avenue
San Diego, CA 92123

Attention:
Bradley H. Feldmann

E-mail:
brad.feldmann@cubic.com

with a copy to:
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attention:
Brian J. Fahrney
Scott R. Williams

E-Mail:
bfahrney@sidley.com
swilliams@sidley.com

If to the Stockholders:
c/o Elliott Investment Management L.P.
Phillips Point, East Tower
777 South Flagler Drive, Suite 1000
West Palm Beach, FL 33401
Attention:
Jesse Cohn

E-mail:
jcohn@elliottmgmt.com

with a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention:
Richard J. Birns

E-mail:
rbirns@gibsondunn.com

(f)
No Third Party Beneficiaries.   The parties hereto agree that their respective representations, warranties and covenants (if any) set forth in this Agreement are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder.

(g)
Governing Law.   This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof that would require the application of the Laws of any other jurisdiction.

(h)
Consent to Jurisdiction; Waiver of Jury Trial.

(i)   Each of the parties irrevocably agrees that any Proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement. Each of the parties agrees not to commence any Proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described in this Agreement. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process, and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the courts in the State of Delaware, as described in this Agreement, for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.
(ii)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(H)(II).
(i)
Entire Agreement; Acknowledgement Regarding the Confidentiality Agreement.   This Agreement, the Confidentiality Agreement, the Equity Commitment Letter, the Limited Guarantee and the documents and instruments and other agreements contemplated herein constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement. The parties hereto acknowledge and agree that the execution and performance of this Agreement shall not itself terminate the Stockholders’ or any of their respective affiliates’ obligations under the Confidentiality Agreement.

(j)
Mutual Drafting; Interpretation.   Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and the Exhibits to this Agreement. The term “or” shall not be deemed to be exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(k)
Expenses.   All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expense.

(l)
Counterparts.   This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format or through other electronic means shall be sufficient to bind the parties to the terms and conditions of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.
CUBIC CORPORATION
By:
/s/ Bradley H. Feldmann

Name:
Bradley H. Feldmann

Title:
Chairman, President and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.
ELLIOTT ASSOCIATES, L.P.
By:
Elliott Investment Management L.P., as attorney-in-fact

By:
/s/ Elliot Greenberg

Name:
Elliot Greenberg

Title:
Vice President

ELLIOTT INTERNATIONAL, L.P.
By:
Hambledon, Inc., its general partner

By:
Elliott Investment Management L.P., as attorney-in-fact

By:
/s/ Elliot Greenberg

Name:
Elliot Greenberg

Title:
Vice President

[Signature Page to Voting Agreement]

EXHIBIT A
Stockholder	Shares
Elliott Associates, L.P.	450,000
Elliott International, L.P.	1,050,000

EXECUTION VERSION
ANNEX F — RIGHTS AGREEMENT AMENDMENT
AMENDMENT NO. 1 TO RIGHTS AGREEMENT
This AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT (this “Amendment”) is dated as of February 7, 2021 and amends that certain Rights Agreement, dated as of September 20, 2020 (the “Rights Agreement”), by and between Cubic Corporation, a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation, as rights agent (the “Rights Agent”). Capitalized terms used in this Amendment and not otherwise defined herein have the meaning given to such terms in the Rights Agreement.
RECITALS
WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of February 7, 2021 (the “Merger Agreement”), with Atlas CC Acquisition Corp., a Delaware corporation (“Parent”) and Atlas Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Sub”), pursuant to which, among other things, and subject to the terms and conditions of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) and among other things, (i) Sub will be merged with and into the Company (the “Merger”), whereupon the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”), (ii) each share of the Company Common Stock (as defined in the Merger Agreement) issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares (as defined in the Merger Agreement), shall be cancelled and extinguished and automatically converted into and the right to receive the Merger Consideration (as defined in the Merger Agreement) and (iii) all shares of Company Common Stock that are held in the treasury of the Company, owned of record by the Company or owned of record by Parent, Sub or any of their respective Subsidiaries (as defined in the Merger Agreement) (other than, in each case, shares held on behalf of a third party), shall be cancelled and retired and shall cease to exist, with no payment being made with respect thereto;
WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, a certain stockholder (the “Specified Stockholder”) of the Company is entering into a voting agreement (the “Voting Agreement”) with the Company pursuant to which, among other things, such Specified Stockholder has agreed to vote all of the Shares (as defined in the Merger Agreement) that such stockholder has the right to vote at the Company Stockholders Meetings (as defined in the Merger Agreement) in favor of, and to otherwise support, the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Transactions”);
WHEREAS, pursuant to, and in accordance with, Section 26 of the Rights Agreement, (i) the Company, by action of the board of directors of the Company (the “Board”), may at any time before any Person becomes an Acquiring Person, amend the Rights Agreement to make the Rights Agreement inapplicable to a particular transaction by which a Person (as defined in the Rights Agreement) might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of the Rights Agreement as they may apply with respect to any such transaction and (ii) any supplement or amendment that does not amend any section of the Rights Agreement in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent;
WHEREAS, prior to the execution and delivery of this Amendment, no Person has become an Acquiring Person;
WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 26 thereof, the Company has directed that the Rights Agreement should be amended and supplemented as set forth in this Amendment;
WHEREAS, prior to the execution and delivery of the Merger Agreement, pursuant to resolutions adopted on February 7, 2021 (the “Board Resolutions”), the Board adopted and approved the Merger Agreement and the Transactions; and

WHEREAS, pursuant to the Board Resolutions, and in connection with the Company’s entry into the Merger Agreement and the Voting Agreement, the Board has unanimously determined that an amendment to the Rights Agreement to exempt the Merger Agreement, the Voting Agreement and the Transactions, from application of the Rights Agreement is in the best interests of the Company and its stockholders.
NOW, THEREFORE, in consideration of the premises set forth herein, the Company hereby amends the Rights Agreement as follows:
1.   Amendment of the Rights Agreement.
1.1   Section 1 of the Rights Agreement is hereby amended by adding the following additional definitions, each to be included in alphabetical order with all other definitions contained in Section 1 of the Rights Agreement:
“Effective Time” has the meaning ascribed to such term in the Merger Agreement.
“Merger” has the meaning ascribed to such term in the Merger Agreement.
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 7, 2021, by and among Parent, Sub and the Company.
“Specified Stockholder” has the meaning ascribed to such term in the Merger Agreement.
“Sub” has the meaning ascribed to such term in the Merger Agreement.
“Transactions” has the meaning ascribed to such term in the Merger Agreement.
“Parent” has the meaning ascribed to such term in the Merger Agreement.
“Voting Agreement” has the meaning ascribed to such term in the Merger Agreement.
1.2   The following is added as a new Section 36 of the Rights Agreement:
“Section 36.   Exception for Merger Agreement and Voting Agreement.   Notwithstanding anything to the contrary in this Agreement, none of (i) the approval, execution, delivery or performance of the Merger Agreement, the Voting Agreement and/or any other contract or instrument contemplated by the Merger Agreement or the Voting Agreement, (ii) the announcement of the Merger Agreement or any of the Transactions, or (iii) the consummation or the announcement of the consummation of the Merger or any of the other Transactions or the transactions contemplated by the Voting Agreement, in each case, in and of themselves, shall (A) result in the occurrence of a Stock Acquisition Date, a Distribution Date or a Trigger Event, or in any way permit any Rights to be exercised pursuant to Sections 7.1, 11.1.2 or 13 or otherwise; (B) constitute a Qualifying Offer; (C) cause any of Parent, Sub, the Specified Stockholder or their respective Related Persons (each, a “Parent Exempt Person”) to be deemed to be or to become an Acquiring Person or Related Person of an Acquiring Person for any purpose in this Agreement; (D) cause any Parent Exempt Person to be deemed to be or to become a Beneficial Owner of, or to Beneficially Own or have Beneficial Ownership of, any securities; or (E) cause any officer, director or employee of any Parent Exempt Person to be deemed to be or to become, solely by reason of such Person’s status or authority as such, the Beneficial Owner of, or to Beneficially Own or have Beneficial Ownership of, any securities that are Beneficially Owned by a Parent Exempt Person, including in a fiduciary capacity. Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with the execution, delivery or performance of the Merger Agreement or the Voting Agreement, or the consummation of the Merger or any of the Transactions or the transactions contemplated by the Voting Agreement. Notwithstanding anything to the contrary in this Agreement, the Expiration Time shall be deemed to have occurred as of immediately prior to the Effective Time, but only if the Effective Time shall occur, and, at such time, without any further action by the Rights Agent, the Company, Parent, Sub or any current or former holder of Rights, this Agreement, the Rights, and any right to exercise the Rights, obligations or liabilities provided for hereunder shall terminate and be void and of no further force or effect, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.”
2.   No Other Amendment; Effect of Amendment.   Except as and to the extent expressly modified by this Amendment, the Rights Agreement and the exhibits thereto remain in full force and effect in all respects without any modification. In the event of a conflict or inconsistency between this Amendment and the Rights Agreement and the exhibits thereto, the provisions of this Amendment will govern. This Amendment will be deemed an amendment to the Rights Agreement and will become effective as of immediately prior to, and contingent upon, the execution and delivery of the Merger Agreement. If for any reason the Merger Agreement is terminated in accordance with its terms, then this Amendment shall, at such time, become null and void and be of no further force and effect, and the Rights Agreement shall remain the same as it existed immediately prior to the execution of this Amendment.
3.   Signature.   This Amendment may be executed by facsimile, PDF or other electronic means, and such signature shall for all purposes be deemed to be an original. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
4.   Severability.   If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment shall remain in full force and effect and shall in no way be affected impaired or invalidated; provided, however, that notwithstanding anything in this Amendment to the contrary, if any such term or provision is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Amendment would adversely affect the purpose or effect of this Amendment, the right of redemption set forth in Section 23 of the Rights Agreement shall be reinstated and shall not expire until the close of business on the 10th day following the date of such determination by the Board.
5.   Descriptive Headings.   Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
6.   Governing Law.   This Amendment shall be deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of laws of any jurisdiction other than such State.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed, as of the day and year first written above.
CUBIC CORPORATION
By:
/s/ Hilary Hageman

Name:
Hilary Hageman

Title:
Senior Vice President, General Counsel & Corporate Secretary

[Signature Page to Amendment No. 1 to Rights Agreement]

Preliminary Proxy Card - Subject to Completion, Dated March 8, 2021 CUBIC CORPORATION ATTN: ANGELA HARTLEY 9333 BALBOA AVESAN DIEGO, CA 92123 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CUB2021SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D38251-S19064 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D38252-S19064

CUBIC CORPORATION
Special Meeting of Stockholders
April 27, 2021 1:00 PM Eastern time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby acknowledge(s) receipt of the Proxy Statement and hereby appoint(s) Bradley H. Feldmann and Anshooman Aga, or either of them, as proxies, each with the power to act without the other and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Cubic Corporation that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of Cubic Corporation to be held at 1:00 PM Eastern time on April 27, 2021, virtually at www.virtualshareholdermeeting.com/CUB2021SM, and any adjournment or postponement thereof, with all the powers which the undersigned stockholder(s) would possess if present at the Special Meeting of Stockholders of Cubic Corporation.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side